   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998.
                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                 AERCO LIMITED
             (Exact name of Registrant as specified in its charter)

                            JERSEY, CHANNEL ISLANDS
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                      N/A
                    (I.R.S. Employer Identification Number)

                                 AERCO LIMITED
                              22 GRENVILLE STREET
                                   ST. HELIER
                                JERSEY, JE4 8PX
                                CHANNEL ISLANDS
                          ATTENTION: COMPANY SECRETARY
                              (01144 1534) 609 000
   (Address and telephone number of Registrant's principal executive offices)

                      ------------------------------------

                          CORPORATION SERVICE COMPANY
                               375 HUDSON STREET
                            NEW YORK, NY 10014-3666
                                 (212) 463-2700
           (Name, address and telephone number of agent for service)

                                    Copy to:

                              THOMAS J. REID, ESQ.
                             DAVIS POLK & WARDWELL
                              1 FREDERICK'S PLACE
                                LONDON EC2R 8AB
                                    ENGLAND

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM            MAXIMUM
          TITLE OF EACH CLASS                AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
    OF SECURITIES TO BE REGISTERED            REGISTERED         PER NOTE(1)     OFFERING PRICE(1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Notes due July 15, 2023................      $800,000,000           100%            $800,000,000         $222,400
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Information in this prospectus is not complete and maybe changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Issued       , 1998

                                  $800,000,000
                            Initial Principal Amount
                   Offer to Exchange Notes due July 15, 2023
              for Any and All Outstanding Notes due July 15, 2023
                                       of

                                 AerCo Limited
  The Exchange Offer will expire at 5:00 P.M., New York City time, on the 21st
   business day following the commencement of the Offer on            , 1998,
                                unless extended

                            ------------------------

     AerCo Limited is offering to exchange four subclasses of Notes due July 15, 2023 (the "New Notes") for each subclass of the issued and outstanding Notes due July 15, 2023 of AerCo Limited (the "Old Notes" and together with the New Notes, the "Notes"). The terms of the New Notes are identical to the Old Notes except that the New Notes will be registered under the Securities Act of 1933, as amended.

                            ------------------------

THE OLD NOTES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON JULY 15, 1998. THE
   NEW NOTES WILL BE LISTED ON THE LUXEMBOURG STOCK EXCHANGE WHEN THEY ARE
                                    ISSUED.

                            ------------------------

INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
  .

                            ------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS
    TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
     OFFENSE.

                            ------------------------

          , 1998

     AERCO HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") A REGISTRATION STATEMENT ON FORM F-4 (INCLUDING ALL AMENDMENTS, EXHIBITS AND SCHEDULES, THE "REGISTRATION STATEMENT") WITH RESPECT TO THE NEW NOTES. THIS PROSPECTUS IS PART OF THE REGISTRATION STATEMENT. WHEN THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AERCO WILL BECOME SUBJECT TO THE INFORMATION REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). AERCO WILL ALSO MAKE CERTAIN MONTHLY AND QUARTERLY REPORTS AVAILABLE TO HOLDERS OF THE NOTES. SEE "REPORTS TO NOTEHOLDERS" AND "AVAILABLE INFORMATION".

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS OF AERCO GROUP COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

     MARKET DATA AND CERTAIN INDUSTRY FORECASTS USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED IN THEM HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THAT THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION IS NOT GUARANTEED. SIMILARLY, SUCH INFORMATION, WHILE BELIEVED TO BE RELIABLE, HAS NOT BEEN INDEPENDENTLY VERIFIED, AND NONE OF AERCO, GPA, BABCOCK & BROWN OR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OF SUCH INFORMATION. AERCO, HOWEVER, IS RESPONSIBLE FOR THE CORRECT EXTRACTION AND REPRODUCTION OF SUCH INFORMATION IN THIS PROSPECTUS.

     UNLESS OTHERWISE STATED, ALL MONETARY AMOUNTS ARE EXPRESSED HEREIN IN UNITED STATES DOLLARS ("$"). VARIOUS PERCENTAGES SET OUT IN THIS PROSPECTUS HAVE BEEN ROUNDED AND ACCORDINGLY MAY NOT TOTAL EXACTLY.

     UNTIL           , 1999 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     No person has been authorized to give any information or to make any representations other than as contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by AerCo. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any Person in any jurisdiction in which it is unlawful for such Person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to its date.

     THE CONSENT OF THE JERSEY FINANCIAL SERVICES COMMISSION UNDER THE CONTROL OF BORROWING (JERSEY) ORDER 1958 (AS AMENDED) (THE "1958 ORDER") HAS BEEN OBTAINED TO THE ISSUE OF THE OLD NOTES AND NEW NOTES BY AERCO.

     WHEN THIS DOCUMENT IS CIRCULATED THERE WILL HAVE BEEN DELIVERED A COPY THEREOF TO THE REGISTRAR OF COMPANIES IN JERSEY IN ACCORDANCE WITH ARTICLE 6 OF THE COMPANIES (GENERAL PROVISIONS) (JERSEY) ORDER 1992 AND THE CONSENT OF THE REGISTRAR OF COMPANIES TO ITS CIRCULATION WILL HAVE BEEN GIVEN AND NOT WITHDRAWN. IT MUST BE DISTINCTLY UNDERSTOOD THAT, IN GIVING THESE CONSENTS, NEITHER THE REGISTRAR OF COMPANIES NOR THE JERSEY FINANCIAL SERVICES COMMISSION TAKES ANY RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF AERCO OR FOR THE CORRECTNESS OF ANY STATEMENTS MADE, OR OPINIONS EXPRESSED, WITH REGARD TO IT.

     AERCO HAS TAKEN ALL REASONABLE CARE TO CONFIRM THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS TRUE AND ACCURATE IN ALL MATERIAL RESPECTS AND THAT THERE ARE NO MATERIAL FACTS THE OMISSION OF WHICH WOULD MAKE MISLEADING ANY STATEMENT HEREIN, WHETHER OF FACT OR OPINION.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Summary.........................................       4
Summary Consolidated Financial Data.............      23
Risk Factors....................................      26
  Consequences of Failure to Exchange...........      26
  Risks Relating to AerCo and Certain Third
    Parties.....................................      26
  Aircraft Risks................................      30
  Lease Risks...................................      35
  Risk of Lessee Default........................      37
  Inability to Terminate Leases or Repossess
    Aircraft....................................      39
  Risks Relating to Payments on the Notes.......      40
  Capital Markets Risks.........................      41
  Certain Bankruptcy Considerations.............      41
  Certain Income Tax Risks......................      43
  Loss of Certain Irish Tax Benefits............      44
The Exchange Offer..............................      45
  Terms of the Exchange Offer; Period for
    Tendering Old Notes.........................      45
  Procedures for Tendering Old Notes............      45
  Acceptance of Old Notes for Exchange; Delivery
    of New Notes................................      47
  Interest on the New Notes.....................      47
  Book-Entry Transfer...........................      47
  Guaranteed Delivery Procedures................      47
  Withdrawal Rights.............................      48
  Certain Conditions to the Exchange Offer......      48
  Exchange Agent................................      49
  Fees and Expenses.............................      49
  Transfer Taxes................................      49
  Consequences of Failure to Exchange...........      49
The Parties.....................................      51
  AerCo.........................................      51
  GPA...........................................      52
  Babcock & Brown...............................      54
The Initial Aircraft, Related Leases and
  Collateral....................................      58
  The Refinancing of ALPS 94-1 and Acquisition
    of the Transferring Companies...............      58
  Appraisers' Reports...........................      58
  Portfolio Information.........................      59
  AerCo Portfolio Analysis......................      63
  Acquisition of Additional Aircraft............      63
  Initial Leases................................      64
  Indemnification and Insurance of the
    Aircraft....................................      66
  The Lessees...................................      68
The Commercial Aviation Industry................      74
  Demand for Aircraft...........................      74
  New Aircraft Supply...........................      75
  Used Aircraft Supply..........................      76
  Operating Leasing.............................      76
  Role of Government............................      76
  Technical Regulation..........................      77
Management of AerCo Group.......................      79
  Directors.....................................      79
  Beneficial Ownership of the Company...........      80
  The Servicer..................................      81
  Corporate Management..........................      87

                                                    PAGE
                                                    ----
Selected Consolidated Financial Data............      90
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................      93
  General.......................................      93
  Results of Operations -- Nine Months Ended
    March 31, 1998 Compared with Nine Months
    Ended March 31, 1997........................      93
  Results of Operations -- Year Ended June 30,
    1997 Compared with Year Ended June 30,
    1996........................................      96
  Results of Operations -- Year Ended June 30,
    1996 Compared with Year Ended June 30,
    1995........................................      98
  Financial Resources and Liquidity.............     100
Unaudited Pro-Forma Combined Financial
  Information...................................     103
Description of the Notes........................     110
  General.......................................     110
  Form..........................................     111
  Registration Requirements.....................     112
  Payments and Distributions....................     113
  Assumptions...................................     114
  Payment of Principal and Interest.............     122
  The Subclass D-1 Notes........................     149
  The Subclass E-1 Notes........................     150
  The Cash Management Agreement.................     151
  The Accounts..................................     151
Reports to Noteholders..........................     155
Available Information...........................     157
Book-Entry Registration, Global Clearance and
  Settlement....................................     158
  Book-Entry Registration; Deposit Agreement....     158
  Global Clearance and Settlement...............     159
  CUSIP, ISIN and Common Code Numbers...........     162
Tax Considerations..............................     163
  Irish Tax Considerations......................     163
  Irish Taxation of the AerCo Group.............     165
  Certain Jersey Tax Considerations.............     165
  United States Taxation........................     167
ERISA Considerations............................     169
Plan of Distribution............................     169
Legal Matters...................................     170
Experts.........................................     170
Index to Financial Statements...................     F-1
Independent Auditors' Report....................     F-2
Appendix 1. Index of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-5
Appendix 3. Monthly Gross Revenues Based on the
            Assumptions.........................     A-6
Appendix 4. Assumed Portfolio Values for the
            Initial Portfolio...................     A-8
Appendix 5. Class A Class Percentages...........    A-10
Appendix 6. Class B Class Percentages...........    A-13
Appendix 7. Class C Target Principal Balances...    A-16
Appendix 8. Class D Target Principal Balances...    A-19
Appendix 9. Pool Factors........................    A-22
Appendix 10. Extended Pool Factors..............    A-25

                                    SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the Notes and the financial statements (including the notes) appearing elsewhere in this Prospectus. There are capitalized terms in this Summary that we define elsewhere in the Prospectus. You should refer to the index in Appendix 1 to this Prospectus to find where these terms are defined.

TRANSACTION OVERVIEW

     AerCo. AerCo is a special purpose vehicle that owns, directly and indirectly through its subsidiaries, a portfolio of aircraft assets and related leases (the "PORTFOLIO"). Our portfolio of aircraft assets consists of 35 aircraft and the related leases.

     AerCo Assets. On July 15, 1998, we acquired the capital stock of Aircraft Lease Portfolio Securitization 94-1 Limited, a Jersey limited liability company ("ALPS 94-1"), and, as a result, we own a portfolio of 25 aircraft (the "ALPS AIRCRAFT") and the related leases. On July 15, 1998, we also acquired indirectly 10 aircraft (the "TRANSFERRING AIRCRAFT" and, together with the ALPS Aircraft, the "INITIAL AIRCRAFT") and the related leases from GPA by acquiring the capital stock of three wholly-owned subsidiaries of GPA Group plc ("GPA Group"). The Initial Aircraft had an aggregate appraised value of $951.97 million as of March 1, 1998. As of September 30, 1998, all 35 Initial Aircraft were on lease to 26 operators based in 18 countries.

     AerCo Notes. On July 15, 1998, we issued $800 million in aggregate principal amount of the Old Notes in four subclasses: Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1. The terms of the New Notes and the Old Notes are identical, except for transfer restrictions and registration rights and special interest provisions relating to the Old Notes.

     We also issued two additional subclasses of notes, the Subclass D-1 Notes and the Subclass E-1 Notes, to GPA.

     Servicer. Babcock & Brown Limited ("BABCOCK & BROWN") is the Servicer of the Initial Aircraft. The Servicer markets the Initial Aircraft for lease or sale. The Servicer also monitors whether our lessees are complying with the terms of their leases and performs other aircraft services for us.

     Additional Aircraft. We also intend to acquire additional aircraft assets (the "ADDITIONAL AIRCRAFT" and, together with the Initial Aircraft, the "AIRCRAFT") and any related leases ("ADDITIONAL LEASES") from various sellers, which may include GPA. In this Prospectus, we refer to the Initial Leases and any Additional Leases, together with leases that we may enter into in the future ("FUTURE LEASES"), as the "LEASES". Additional Aircraft may include aircraft, engines and companies with an ownership or leasehold interest in aircraft or engines. Additional Aircraft may also have a different servicer from Babcock & Brown. Under the Servicing Agreement, we have the option to appoint Babcock & Brown as servicer of Additional Aircraft on the same terms that apply to the Initial Aircraft.

     We will finance the acquisition of Additional Aircraft by issuing additional notes ("ADDITIONAL NOTES") in up to five classes: Class A; Class B; Class C; Class D; and Class E. Each class of Additional Notes may have one or more subclasses. In this Prospectus, we refer to the Additional Notes, the Notes, the Subclass D-1 Notes and the Subclass E-1 Notes as the "AERCO NOTES". Each class of Additional Notes will rank equally in right of payment of principal and interest with the same class of AerCo Notes then outstanding. We will be able to acquire Additional Aircraft and issue Additional Notes only if we meet various conditions in the Indenture. The main condition is that we must receive confirmation from the Rating Agencies that the acquisition will not result in the lowering or withdrawal of their current ratings of any subclass of AerCo Notes.

     Aircraft Dispositions. We may sell Aircraft pursuant to the exercise of Purchase Options that have been granted to lessees. Otherwise, we may sell Aircraft under the Indenture only if the sales proceeds meet target prices for the Aircraft and the sale does not cause us to breach the Indenture's portfolio concentration limits.

     We may also make more limited dispositions of aircraft ownership. We may make these more limited transfers with investors who wish to acquire the depreciation and other tax benefits that may be available to owners of aircraft under the laws of the investor's jurisdiction. These transactions may take many different forms and may be conducted in various different jurisdictions at different times. Our ability to sell the tax benefits related to an Aircraft is also subject to conditions in the Indenture. The main condition is that we must receive confirmation from the Rating Agencies that the sale will not result in the lowering or withdrawal of their current rating of any subclass of AerCo Notes.

     Subordination and Ranking. Under the Indenture, we must use the cash flows we receive from the Initial Leases first to pay taxes and obligations we owe to lessees and the Servicer, the Administrative Agent, the Cash Manager, the Swap Providers and our other Servicer Providers. We must then use the remaining cash flows to make payment of interest and principal due on the Notes according to the order of priority in the Indenture. You should refer to "-- Overview of Priority of Payments" and "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments" for a description of the order in which we must make interest and principal payments.

     Our Relationship with GPA. GPA Group and its subsidiaries own all of the Subclass D-1 Notes and the Subclass E-1 Notes. We have taken steps to structure our company and its subsidiaries so that they will be legally independent and distinct from GPA. If GPA Group or its affiliates become bankrupt or insolvent and these steps do not work, then a court could consolidate our assets with those of GPA or we could otherwise be affected by the bankruptcy or insolvency. In that case, we may not be able to make payments on the Notes.

     On June 5, 1998, GPA Group entered into a nonbinding memorandum of understanding with General Electric Capital Corporation ("GE CAPITAL") and GE Capital Aviation Services Limited ("GECAS") in relation to a number of matters. On August 21, 1998, GPA Group entered into definitive agreements with GE Capital and GECAS in relation to the matters addressed in the memorandum of understanding (the "1998 RESTRUCTURING"), including the restructuring of the option granted to GE Capital in 1996 to acquire at any time until October 29, 2001 not less than 90% of the ordinary share capital of GPA Group (the "EXISTING CALL RIGHT"). On November 4, 1998, GPA's ordinary shareholders approved the 1998 Restructuring. Upon completion of the 1998 Restructuring, GPA will conduct business under a new name, AerFi Group plc. The 1998 Restructuring will result in the restructuring of the Existing Call Right such that GE Capital will hold an option to acquire a passive interest of up to 24.90% in GPA Group. GPA will also transfer its Airplanes Group Class E Notes to GE Capital.

     In connection with the 1998 Restructuring, GPA Group entered into an Investment Agreement with TPG AerFi. Under the Investment Agreement, TPG AerFi will acquire an investment in GPA Group consisting of both newly issued and existing ordinary shares. See "The Parties -- GPA."

     Management of AerCo. A majority of our directors are independent of GPA. Under AerCo's governing documents, however, our directors must unanimously approve certain important transactions. We have no employees or executive officers. We therefore rely upon the Servicer, the Administrative Agent, the Cash Manager and other service providers to provide the services we need to operate our company.

     Insurance. Under the Leases, the Lessees must obtain customary insurance coverage for liabilities arising out of the operation of their Aircraft. The Lessees must also obtain customary coverage for damage to Aircraft and the replacement of spare parts. We also have a contingent liability insurance program to cover liability both in excess of the coverage provided by a Lessee's policy and where a Lessee's policy lapses for any reason.

THE EXCHANGE OFFER

Securities Offered.........  Up to $800,000,000 initial principal amount of New
                             Notes. The terms of the New Notes and the Old Notes are identical, except for transfer restrictions and registration rights and special interest provisions relating to the Old Notes.

The Exchange Offer.........  Subject to the terms and conditions that we describe in this Prospectus, we are offering to exchange $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes (the "EXCHANGE OFFER").

                             You should refer to "The Exchange Offer" for a description of the procedures for tendering the Old Notes.

Tenders, Expiration Date;
Withdrawal.................  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on           , unless we extend it.
                             At any time before the expiration date (the
                             "EXPIRATION DATE"), you may withdraw any Old Notes that you have tendered in the Exchange Offer. If we or the Exchange Agent do not accept any Old Notes that you have tendered, we or the Exchange Agent will return the Old Notes to you without expense as soon as is practicable after the Exchange Offer has expired or has been terminated.

Federal Income Tax
Consequences...............  Neither you nor our company will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your Old Notes. See "Certain U.S. Federal Income Tax Considerations."

Exchange Agent.............  Bankers Trust Company is serving as Exchange Agent
                             ("EXCHANGE AGENT") for the Exchange Offer.

CONSEQUENCES OF EXCHANGING OLD NOTES IN THE EXCHANGE OFFER

     Based upon interpretations contained in letters issued to third parties by the staff of the Commission, we believe that any holder of Old Notes (other than a broker-dealer, as set forth below, or any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, may resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act IF:

     - the holder acquires the New Notes in the ordinary course of its business;

       AND

     - the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes.

     If you wish to accept the Exchange Offer, you must represent to us in the Letter of Transmittal that the two conditions described above have been met.

     If you wish to accept the Exchange Offer, you must also make the following representations:

     - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the New Notes and that you do not intend to participate in the distribution.

     - If you are a broker-dealer who will not receive New Notes for your own account, you must represent that neither you nor any person for whom you receive the New Notes is participating in the distribution and that neither you nor any such person intends to participate in the distribution.

     - If you are a broker-dealer who will receive New Notes for your own account, you must represent that you acquired the Old Notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the New Notes. By making this acknowledgement and delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. We have agreed to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing. Unless we are requested, we do not intend to take any action to register or qualify the New Notes for resale in any such jurisdictions.

     If you do not exchange your Old Notes for New Notes in the Exchange Offer, your Old Notes will continue to be subject to the restrictions on transfer contained in the legend on the Old Notes. Please refer to "Risk Factors -- Consequences of Failure to Exchange."

THE NOTES

     The following table sets forth summary information regarding the Notes.

                              SUMMARY OF THE NOTES

                                              SUBCLASS A-1      SUBCLASS A-2      SUBCLASS B-1    SUBCLASS C-1
                                                  NOTES             NOTES             NOTES           NOTES
                                              -------------   -----------------   -------------   -------------
Aggregate Initial Principal Amount.........   $ 340,000,000   $     290,000,000   $  85,000,000   $  85,000,000
Ratings:
  DCR......................................              AA                  AA               A             BBB
  Moody's..................................             Aa2                 Aa2              A2              --
  Standard & Poor's........................              AA                  AA               A             BBB
Interest Rate..............................   LIBOR + 0.19%       LIBOR + 0.32%   LIBOR + 0.60%   LIBOR + 1.35%
Initial Loan to Value(1)...................           63.5%               63.5%           72.1%           80.6%
Initial Loan to Assumed First Year's Net
  Revenue(2)...............................            5.97x               5.97x           6.78x           7.59x
Assumed Interest Coverage Ratio(3).........            2.83x               2.83x           2.41x           2.01x
Assumed Debt Service Coverage Ratio(4).....            1.78x               1.78x           1.75x           1.75x
Expected Average Life (Years)..............             2.0                 3.8             7.7            10.5
Expected Final Payment Date................   July 15, 2000   December 15, 2005   July 15, 2013   July 15, 2013
Final Maturity Date........................   July 15, 2023       July 15, 2023   July 15, 2023   July 15, 2023

---------------

(1) "INITIAL LOAN TO VALUE" represents the initial aggregate principal amount of each subclass of Notes, plus the initial aggregate principal amount of any other subclass of Notes that ranks equally or senior in priority of payment ("INITIAL LOAN"), expressed as a percentage of (i) the aggregate Initial Appraised Value (as of March 1, 1998) of the Initial Aircraft plus $40 million, which is the amount of cash expected to be held by AerCo Group as part of the liquidity reserve amount (the "LIQUIDITY RESERVE AMOUNT"), less
     (ii) the amount of security deposits reimbursable to Lessees. The loan to value ratio will fluctuate and may be higher or lower than the Initial Loan to Value ratio. Acquisitions of Additional Aircraft and related issuances of Additional Notes are not subject to loan to value ratio conditions. An acquisition of Additional Aircraft may therefore result in an increase in loan to value ratios to levels in excess of the Initial Loan to Value percentages above.

(2) "INITIAL LOAN TO ASSUMED FIRST YEAR'S NET REVENUE" means the ratio of Initial Loan to AerCo Group's assumed Gross Revenue for the 12 months ending July 9, 1999 less AerCo Group's assumed leasing costs, Servicer fees, Administrative Agent fees, Cash Manager fees, and other general and administrative costs assumed to be incurred by AerCo Group in the 12 months ending July 9, 1999 in accordance with the Assumptions ("ASSUMED FIRST YEAR'S NET REVENUE"). See "Description of the Notes -- Assumptions". In calculating Assumed First Year's Net Revenue, we have assumed that AerCo Group's maintenance expenditures will exactly equal AerCo Group's maintenance reserve receipts from the Initial Lessees. However, actual net revenues may be significantly lower than assumed net revenues because, among other things, the amounts payable under the Leases may not be paid, and our expenses may be higher than assumed (including as a result of maintenance expenditures being greater than anticipated). The ratios in effect for actual periods may therefore be significantly lower than the ratios above.

(3) "ASSUMED INTEREST COVERAGE RATIO" means Assumed First Year's Net Revenue expressed as a ratio of First Year's Interest. "FIRST YEAR'S INTEREST" means (i) the interest assumed to be payable on each subclass of Notes and each subclass that ranks equally with such subclass in accordance with the Assumptions for the 12 months ending July 9, 1999 plus (ii) the interest and minimum principal payments assumed to be payable on each subclass of Notes that ranks senior in priority of payment to the relevant subclass of Notes in accordance with the Assumptions for the 12 months ending July 9, 1999. For the same reasons as discussed above in Note 2, the ratios in effect for actual periods may be significantly lower than the ratios set forth above. See "Description of the Notes -- Assumptions".

(4) "ASSUMED DEBT SERVICE COVERAGE RATIO" means Assumed First Year's Net Revenue expressed as a percentage of First Year's Interest and Minimum and Scheduled Principal. "FIRST YEAR'S INTEREST AND MINIMUM AND SCHEDULED PRINCIPAL" means (i) the interest and minimum and scheduled principal payments on each subclass of Notes in accordance with the Assumptions for the 12 months ending July 9, 1999 plus (ii) the interest and minimum and scheduled principal payments assumed to be payable on each subclass of Notes that ranks equally or senior in priority of payment with or to the relevant subclass of Notes in accordance with the Assumptions for the 12 months ending July 9, 1999. For the same reasons as discussed above in Note 2, the ratios in effect for actual periods may be significantly lower than the ratios set forth above. See "Description of the Notes -- Assumptions".

RATINGS OF THE NOTES

     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes. Under the Indenture, we can make interest and principal payments on each subclass of the Notes (i) only after we pay or provide in full for our Expenses and (ii) only to the extent that we have sufficient Available Collections after making any payments with a higher priority. Also, the Rating Agencies have not rated our ability to pay Step-Up Interest on any subclass of Notes or the full principal amount of any subclass on the Expected Final Payment Date for that subclass (as indicated in the table above). The ratings assigned to the Notes do not address the effect of any withholding tax that may be imposed on any payments under the Leases, the Notes or otherwise. See "Risk Factors -- Certain Income Tax Risks" and "Tax Considerations".

     A rating is not a recommendation to buy, sell or hold Notes since ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning Rating Agency. If any Rating Agency subsequently lowers, suspends or withdraws the rating it has assigned to a subclass of Notes, neither we nor anyone else has an obligation to obtain or provide any additional support or credit enhancement for the Notes.

                        THE INITIAL AIRCRAFT AND LESSEES

     The following pie charts summarize our exposure as of September 30, 1998 to various types of Initial Aircraft, Lessees, ages of Initial Aircraft, the regions and countries in which Lessees are based, and noise restrictions applying to the Initial Aircraft. We have calculated all percentages by reference to the Initial Appraised Value (as of March 1, 1998) of the Initial Aircraft.

[Exposure to Type of Aircraft]        [Exposure to Year of Aircraft Manufacture]

[Exposure to Region in which Lessees are Based] [Exposure to Individual Lessees]

[Exposure of Aircraft to Noise Restrictions]
                              [Exposure to Countries in which Lessees are Based]

                                PAYMENT FLOWS(1)

                            [CHART -- PAYMENT FLOWS]

---------------

(1) Assumes that we do not acquire any Additional Aircraft. See "Summary Description of the New Notes -- Acquisition of Additional Aircraft".

                        OVERVIEW OF PRIORITY OF PAYMENTS

     The following chart summarizes the order of priority of payments on the Notes, the Subclass D-1 Notes and the Subclass E-1 Notes and other obligations of AerCo as described in more detail in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

                  [Chart -- Overview of Priority of Payments]

                             OWNERSHIP STRUCTURE(1)

                         [CHART -- OWNERSHIP STRUCTURE]
---------------

(1) We may establish additional direct and indirect subsidiaries for the purpose of directly or indirectly leasing Aircraft from other AerCo subsidiaries and sub-leasing them to operators where commercial or other reasons make it desirable to do so.

(2) GPA may dispose of all or a portion of the Class D Notes and Class E Notes held by it.

(3) We may establish or acquire additional direct and indirect subsidiaries for the purpose of acquiring Additional Aircraft from various sellers, which may include GPA. Our acquisition of Additional Aircraft may take the form of (i) the acquisition of individual Additional Aircraft directly by AerCo or indirectly by one or more existing or newly-formed subsidiaries (including ALPS 94-1 and any of its subsidiaries) or (ii) the acquisition of the shares of one or more aircraft-owning subsidiaries of GPA or other sellers directly by AerCo or indirectly by one or more of its existing or newly-formed subsidiaries (including ALPS 94-1 and any of its subsidiaries).

                      SUMMARY DESCRIPTION OF THE NEW NOTES

AerCo......................  AerCo or the Company means AerCo Limited, a special purpose limited liability company incorporated under the laws of Jersey with its registered office located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands, telephone (+44-1534-609-000). See "The Parties -- AerCo" and
                             "Management of AerCo Group." AerCo will be resident in Ireland for tax purposes and will be entitled to certain corporate tax benefits for Shannon, Ireland certified companies.

AerCo Group................  AerCo and its subsidiaries, including ALPS 94-1 and the Transferring Companies. See "The Parties -- AerCo."

Payment Dates..............  We must pay interest monthly in arrears on the fifteenth day of each month (each a "PAYMENT
                             DATE"). If the fifteenth day of a month is not a Business Day, the relevant Payment Date will be the first following day which is a Business Day. "BUSINESS DAY" means a day on which (i) U.S. dollar deposits may be dealt in on the London inter-bank market and (ii) commercial banks and foreign exchange markets are open in New York, New York and London, England.

Record Date................  On each Payment Date, we will make payments of interest, principal and premium (if any) on each subclass of Notes to each holder of that subclass on the Record Date. The Record Date for each Payment Date is the close of business on the day that is 15 days prior to such Payment Date, whether or not such day is a Business Day. See "Description of the Notes -- Payments and Distributions."

Interest Accrual Period....  An Interest Accrual Period is each period that begins on a Payment Date and ends on (but excludes) the next Payment Date. The final Interest Accrual Period will end on but will exclude the Final Maturity Date (or, if earlier for any subclass of Notes, the date such subclass of Notes is paid in full). See "Description of the Notes -- Payments and Distributions."

Reference Date.............  For the purpose of calculating the interest rate payable on the Notes, Bankers Trust Company as Reference Agent will determine LIBOR for the relevant Interest Accrual Period on the Reference Date. The Reference Date for each Payment Date is the day that is two Business Days before the Payment Date on which such Interest Accrual Period begins. See "Description of the Notes -- Payment of Principal and Interest -- Reference Agency Agreement."

Calculation Date...........  Accrued interest will be calculated on outstanding principal balances (and other amounts on which we must pay interest) as of the Calculation Date. The Calculation Date for each Interest Accrual Period is the fourth Business Day immediately preceding the Payment Date on which the Interest Accrual Period begins.

Accrued Interest...........  Accrued interest (including Step-Up Interest) that, as a result of the allocation of Available
                             Collections, we do not pay on any Payment Date will bear interest at the then current interest rate of the relevant Notes.

Sources of Note Payments...  Our only source of payment for the Notes and our other obligations of AerCo Group will be:

                             - the payments made by the Lessees under the Leases

                             - proceeds from dispositions, if any, of our assets

                             - net payments, if any, under the Swap Agreements and our other hedging instruments

                             - interest earned on investments of cash in the Accounts and

                             - net cash proceeds received from the sale of Refinancing Notes.

                             We will make payments of interest, principal and premium (if any) only to the extent of amounts on deposit in the Collection Account on the Calculation Date relating to each Payment Date net of (i) Expenses (other than Permitted Accruals in respect of Modification Payments) then due and payable or reasonably anticipated to become due and payable during the next Interest Accrual Period (the "REQUIRED EXPENSE AMOUNT") and (ii) other amounts set forth in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments" (the "AVAILABLE COLLECTIONS").

Ratings of the Notes.......  The Subclass A-1, A-2 and B-1 Notes received ratings from Duff & Phelps Credit Rating Co.
                             ("DCR"), Moody's Investors Service, Inc.
                             ("MOODY'S") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S" and, together with DCR and Moody's, the "RATING AGENCIES") as described above. The Subclass C-1 Notes have been rated by DCR and Standard & Poor's. See "Description of the Notes -- General -- Ratings."

Listing....................  The Notes were listed on the Luxembourg Stock
                             Exchange on July 15, 1998. The New Notes will be listed subject only to notice of issuance. See "Listing and General Information."

Form.......................  The New Notes will be represented by Global Notes, each of which will be issued in bearer form only. The Notes of each subclass will be represented by a single Global Note. AerCo will deposit the Global Notes with Bankers Trust Company as Book-Entry Depositary pursuant to a deposit agreement dated as of July 15, 1998 (the "DEPOSIT AGREEMENT") between AerCo and the Book-Entry Depositary. For each subclass of New Notes, the Book-Entry Depositary will issue to DTC or its nominee a certificateless depositary interest representing the principal amount of the Global Note for such subclass. Beneficial interests in the CDIs ("BOOK-ENTRY INTERESTS") will be shown only on, and transfers of Book-Entry Interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants (including Euroclear and Cedel). In this Prospectus, we refer to the holders of Book-Entry Interests as "HOLDERS". No person who owns a Book-Entry Interest will have the right to receive a Definitive Note except under very limited circumstances. See "Description of the Notes -- Form" and "Book-Entry Registration, Global Clearance and Settlement."

Denominations..............  The Book-Entry Interests of each subclass will be available in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. See "Description of the Notes."

Status of Notes;
Security...................  The New Notes will be direct obligations of AerCo.
                             Neither the Trustee nor the Holders has any security interest, mortgage, charge or other similar interest in any of the Aircraft.

                             Under the Security Trust Agreement dated as of July 15, 1998 among AerCo and its subsidiaries, Bankers Trust Company, as Security Trustee (the "SECURITY TRUSTEE"), the Trustee and the service providers named therein and certain other related security agreements (collectively, the "SECURITY TRUST AGREEMENT"), the Security Trustee acquired a security interest in all of the issued and outstanding capital stock of ALPS 94-1, AerCo Ireland, AerCo Ireland II, AerCo USA and certain other subsidiaries. The Security Trustee also acquired a security interest, directly or indirectly, (i) in the interests of each AerCo Group member in the Leases and in leases within AerCo Group relating to the Aircraft, (ii) in any loans extended by AerCo to ALPS 94-1 and its other subsidiaries and (iii) in any cash (including investments made with such cash) contained in the Accounts other than the Tax Defeasance Account. In addition, AerCo has opened the Accounts (except the Tax Defeasance Account and, in the case of the other Accounts, where local legal or regulatory reasons do not permit) in the name of the Security Trustee.

Refinancing Notes..........  We will have the ability in certain circumstances to refinance the Notes by issuing new notes (the "REFINANCING NOTES"). Such Refinancing Notes will rank equally with the subclasses of refinanced Notes and will never rank higher in priority than the Class A Notes. See "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Indebtedness".

Principal Payments.........  We have determined the expected principal payments on the Notes based on certain assumptions (such assumptions, as set forth under "Description of the Notes -- Assumptions", the "ASSUMPTIONS"), including, (i) assumptions regarding the timing and amount of payments under the Initial Leases, (ii) assumptions regarding the terms of and payments under Future Leases and (iii) assumptions regarding our ability to refinance maturing Subclass A-1 Notes by issuing Refinancing Notes. It is highly likely that the Assumptions will not correspond to actual experience and as a result the actual principal payments received by the Holders are likely to vary from the expected principal payments in respect of such subclass of Notes. The actual maturity of any subclass of Notes is also likely to occur earlier or later than its Expected Final Payment Date. See "Description of the Notes -- Priority of Payments", "Risk Factors -- Risks Relating to Payments on the Notes" and "Risk Factors -- Capital Markets Risks".

Step-Up Interest...........  If we do not repay the Subclass A-1 Notes on or before their Expected Final Payment Date, the Subclass A-1 Notes will accrue interest thereafter at a rate equal to the stated interest rate therefor plus 0.50% per annum ("STEP-UP INTEREST"). We may also issue subclasses of Additional Notes and may issue Refinancing Notes that by their terms will accrue Step-Up Interest after their Expected Final Payment Date. Payments of Step-Up Interest will be subordinated to certain other obligations of AerCo, including payment of Scheduled Principal Payment Amounts with respect to the Notes and the Class D Notes. The Rating Agencies will not rate our ability to pay Step-Up Interest. See "Description of the Notes -- Payment of Principal and Interest -- Interest".

Redemption of the Notes....  Subject to the conditions described in "Description of the Notes -- Payment of Principal and Interest -- Redemption", we may redeem each subclass of Notes on any Payment Date (after giving effect to Available Collections), in whole or in part, at the Redemption Price plus accrued but unpaid interest. If we redeem any subclass of Notes in part, we will apply the Redemption Price to redeem the Notes in that subclass pro rata.

                             The "REDEMPTION PRICE" of the Subclass A-1,
                             Subclass A-2, Subclass B-1 and Subclass C-1 Notes will equal:

                             - the product of the applicable Redemption Premium set out below for such subclass and the outstanding principal balance (the "OUTSTANDING PRINCIPAL BALANCE") of the subclass being redeemed if we use funds other than Available Collections (including proceeds from Refinancing Notes and from third parties) to make the redemption.

                             - the Outstanding Principal Balance of the amount of the subclass of Notes being redeemed, without premium if we use Available Collections to make the redemption.

                                       REDEMPTION DATE                                           REDEMPTION PREMIUM
                                       ---------------                              ---------------------------------------------
                                                                                    SUBCLASS    SUBCLASS    SUBCLASS    SUBCLASS
                                                                                    A-1 NOTES   A-2 NOTES   B-1 NOTES   C-1 NOTES
                                                                                    ---------   ---------   ---------   ---------
                                       After July 15, 1998........................   100.50%     101.00%     101.50%     102.50%
                                       On or after July 15, 1999..................   100.25%     100.75%     101.25%     102.25%
                                       On or after July 15, 2000..................   100.00%     100.50%     101.00%     102.00%
                                       On or after July 15, 2001..................       --      100.25%     100.75%     101.75%
                                       On or after July 15, 2002..................       --      100.25%     100.50%     101.50%
                                       On or after July 15, 2003..................       --      100.25%     100.25%     101.25%
                                       On or after July 15, 2004..................       --      100.25%     100.25%     101.00%
                                       On or after July 15, 2005..................       --      100.00%     100.25%     100.75%
                                       On or after July 15, 2006..................       --          --      100.25%     100.50%
                                       On or after July 15, 2007..................       --          --      100.25%     100.25%
                                       On or after July 15, 2008..................       --          --      100.25%     100.25%
                                       On or after July 15, 2009..................       --          --      100.00%     100.25%
                                       On or after July 15, 2010..................       --          --          --      100.25%
                                       On or after July 15, 2011..................       --          --          --      100.00%

                             We may also redeem each subclass of Notes on any Payment Date, in whole, but not in part, without premium, if certain adverse tax events affecting AerCo occur. In that case, the Redemption Price will equal the Outstanding Principal Balance of the subclass being redeemed, plus accrued and unpaid interest. See "Description of the Notes -- Redemption".

Subclass D-1 Notes.........  We have also issued Subclass D-1 Notes in an aggregate principal amount of $80 million. The Subclass D-1 Notes are direct obligations of the Company under the Indenture and accrue interest for each Interest Accrual Period at the rate of 8.50% per annum, payable monthly in arrears on each Payment Date.

                             GPA Group acquired all of the Subclass D-1 Notes in a transaction exempt from the registration requirements of the Securities Act. In connection with the issuance of the Subclass D-1 Notes, AerCo granted to GPA Group registration rights with respect to the Subclass D-1 Notes for the purpose of reselling such notes under the Securities Act.

                             Payments of interest, principal and premium (if any) on the Subclass D-1 Notes rank junior in priority of payment to certain payments on the Notes, including the Minimum Principal Payment Amount on the Notes, and certain other obligations of the Company. See "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments" and "-- The Subclass D-1 Notes".

Subclass E-1 Notes.........  We have also issued the Subclass E-1 Notes in an aggregate principal amount of approximately $112 million. The Subclass E-1 Notes are direct obligations of the Company under the Indenture and accrue interest at an inflation-adjusted rate of 20% per annum. Interest on the Subclass E-1 Notes is payable in two separate amounts -- the "CLASS E NOTE PRIMARY INTEREST AMOUNT" (15% per annum to the extent of available cash flows) and the remaining accrued and unpaid interest on the Class E Notes (the "CLASS E NOTE ACCRUED INTEREST AMOUNT").

                             Payments of the Class E Note Primary Interest Amount rank junior in priority of payment to payments of interest and certain payments of principal, including the Minimum Principal Payment Amounts and the Scheduled Principal Payment Amounts, on the Notes and the Class D Notes. We cannot make any payment of the Class E Note Accrued Interest Amount or any principal or premium (if any) on the Subclass E-1 Notes until all amounts outstanding under the Notes and the Class D Notes have been repaid in full. GPA Group acquired 100% of the aggregate principal amount of the Subclass E-1 Notes in a transaction exempt from the registration requirements of the Securities Act. See "Description of the Notes -- Payments of Principal and Interest -- Priority of Payments" and -- The Subclass E-1 Notes".

Capital Stock..............  AerCo has an authorized share capital of 10,000 ordinary shares, $1 par value per share ("CAPITAL STOCK"), of which 20 shares have been issued. Juris Limited and Lively Limited, each a Jersey limited liability company, (together, the "NOMINEES"), hold 19 shares of the issued Capital Stock for the benefit of the trustees of AerCo Holding Trust, a charitable trust established under the laws of Jersey (the "CHARITABLE TRUST"). GPA Group holds the remaining share of issued Capital Stock (which amounts to a 5% interest in AerCo) in order to assist AerCo and certain of its subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies.

Appraised Value............  GPA has obtained from Aircraft Information
                             Services, Inc., BK Associates, Inc. and Airclaims Limited (the "APPRAISERS") three desktop appraisals (the "APPRAISALS") of the value of each of the Initial Aircraft as of March 1, 1998. The Appraisers ascertained the value of each Aircraft on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand. The Appraisers fully considered each Aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The Appraisers also adjusted this value to account for the maintenance status of each Aircraft (with certain assumptions as to use since the last reported status). Each value that the Appraisers ascertained for the Aircraft is a "BASE VALUE". None of the Appraisals attributes any value to the relevant Lease, the Maintenance Reserves, the Security Deposits or the Related Collateral (if any) related to the particular Aircraft.

                             The aggregate Initial Appraised Value of the
                             Portfolio as of March 1, 1998 was approximately $951.97 million. As used in this Prospectus, "INITIAL APPRAISED VALUE" means the average of the Base Values of each of the Aircraft, determined in the case of the Initial Aircraft as of March 1, 1998. In the case of any Additional Aircraft, the Initial Appraised Value will be determined as of a date not more than six months prior to the closing date for the issue of the relevant Additional Notes.

                             An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. The proceeds we receive upon a sale of any Aircraft are likely to be less than, and may be significantly less than, the Initial Appraised Value thereof. See "Risk Factors -- Aircraft Risks -- Risks of Decline in Appraised Values" and "The Initial Aircraft, Related Leases and Collateral -- Appraisers' Reports".

Leases.....................  As of September 30, 1998, the average remaining term to release, weighted by Initial Appraised Value (without giving effect to Purchase Options, early termination options or extension options), of the Initial Leases was approximately 33 months. All of the Initial Leases will expire under their terms on or prior to November 21, 2007. Therefore, we must re-lease all of the Initial Aircraft one or more times before the last Final Maturity Date (except for Aircraft that we sell before the Final Maturity Date). Each Initial Lease is an operating lease for a fixed term under which we retain title to the Aircraft and substantially all of the risks and rewards associated with ownership, including the residual value of the Aircraft (although, as of September 30, 1998, six of the Initial Leases contained, and a certain portion of the Future Leases may contain, Purchase Options). See "Risk Factors -- Lease Risks -- Inability to Re-Lease Aircraft on Favorable Terms", "Risk Factors -- Aircraft Risks -- Risk of Failed Deliveries", and "The Initial Aircraft, Related Leases and Collateral -- Initial Leases".

Related Collateral.........  AerCo Group holds (either directly or through its agents) (i) security deposits, including cash, letters of credit and commitment fees that serve as security, that the Lessee must pay or provide under the relevant Lease (collectively, "SECURITY DEPOSITS") and (ii) letters of credit, third party guarantees or bank guarantees or their cash equivalent required under the Initial Leases (collectively, "RELATED COLLATERAL").

Lessees....................  As of September 30, 1998, there were 26 lessees
                             (the "INITIAL LESSEES" and, together with the lessees under the Additional Leases and Future Leases, the "LESSEES") of the Initial Aircraft pursuant to the Initial Leases in 18 countries.

                             At September 30, 1998, one of the Lessees (Spanair) accounted for more than 10% of the Initial Aircraft by Initial Appraised Value (11.05%). As of the same date, Lessees (including Spanair) each accounted for more than 5% of the Initial Aircraft by Initial Appraised Value, representing in aggregate approximately 40.88% of the Initial Aircraft by Initial Appraised Value.

                             Certain Lessees are in a weak financial condition and some face or have recently faced serious financial difficulties. As of September 30, 1998, one Lessee (Canadian Airlines) was being allowed deferrals of Rental Payments and miscellaneous payments totaling approximately $0.90 million under the terms of a restructuring agreement entered into with ALPS 94-1. At September 30, 1998, $0.43 million of rent and maintenance payments and $0.30 million in respect of security deposits were outstanding with respect to another North American Lessee which has been in arrears since May 1998 (representing 3.28% of the Portfolio by Initial Appraised Value). In addition, Philippine Airlines, Inc. ("PAL") (representing 4.61% of the Portfolio by Initial Appraised Value), which has been in arrears since July 1998, has begun proceedings before the Philippines Securities and Exchange Commission for the purpose of rescheduling or restructuring its payment obligations to its creditors, including AerCo Group.

                             As of September 30, 1998, the total amount of Rental Payments, maintenance reserves and other miscellaneous amounts (net of agreed deferrals or other restructurings, default interest and certain cash in transit) in arrears was approximately $4.97 million (of which $3.90 million was in arrears for more than 30 days). See "Risk Factors -- Risks of Lessee Default" and "Risk Factors -- Aircraft Risks -- Risk of Failed Deliveries".

Collection Account;
Liquidity Reserve Amount...  The "COLLECTION ACCOUNT" is the account into which all Collections received by or on behalf of AerCo Group in the course of conducting its business, including payments made by Lessees under the Leases (including payments by Lessees of Additional Aircraft) are deposited. Except as noted below, we must maintain the Collection Account at a balance at least equal to the Liquidity Reserve Amount. Currently, the Liquidity Reserve Amount is $40 million plus the amount of Security Deposits. We currently fund the Liquidity Reserve Amount entirely with cash from the Collection Account. In the future, we may also fund the Liquidity Reserve Amount with amounts drawn under letters of credit or other credit facilities meeting certain eligibility requirements under the Indenture.

                             The purpose of the Liquidity Reserve Amount is to provide a source of liquidity for (i) AerCo Group's maintenance obligations, (ii) AerCo Group's obligation to repay Security Deposits, (iii) certain other contingencies in respect of the Aircraft and (iv) payments of interest and principal on the Notes. The balance of funds in the Collection Account, together with the amount available for drawing under any eligible credit facilities, may fall below the Liquidity Reserve Amount at any time. If this happens, we may continue to make all payments which rank prior to or equal with payments of the Minimum Principal Payment Amount on the Class D Notes and we may draw on any eligible credit facility to fund such payments. See "Description of the Notes -- The Accounts". As of October 9, 1998, the "MINIMUM LIQUIDITY RESERVE AMOUNT" was $40 million. The balance of funds in the Collection Account may fall below the Minimum Liquidity Reserve Amount at any time. If this happens, we may continue to pay (i) Expenses, (ii) interest on the most senior class of AerCo Notes then Outstanding to avoid an Event of

                             Default and (iii) Swap Payments. See "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

Expense Account............  The "EXPENSE ACCOUNT" is the account into which the
                             Cash Manager deposits the Required Expense Amount (other than certain Expenses transferred directly to payees from the Collection Account) on each Payment Date. See "Description of the Notes -- The Accounts".

Servicer...................  Babcock & Brown is the lease and aircraft manager and the re-leasing and marketing agent for the Initial Aircraft under the Servicing Agreement. We have the option to appoint Babcock & Brown as servicer of Additional Aircraft on the same terms that apply to the Initial Aircraft. Babcock & Brown has agreed to perform its services pursuant to the Servicing Agreement with a view towards maximizing the present value of the cash flows derived from the sale or lease of Initial Aircraft, subject to certain conditions. If a conflict of interest arises regarding Babcock & Brown's management, servicing or marketing of Initial Aircraft and other assets owned, managed, serviced or marketed by Babcock & Brown, Babcock & Brown has agreed to perform the services in good faith and without unreasonable discrimination. See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties -- Conflicts of Interest of Babcock & Brown".

Cash Manager...............  GPA Cash Manager II Limited, a wholly owned subsidiary of GPA Group ("GPA CASH MANAGER II"), acts as Cash Manager (the "CASH MANAGER") under a Cash Management Agreement, dated as of July 15, 1998, among AerCo and its subsidiaries, GPA Cash Manager II, GPA Group, the Trustee and the Security Trustee (the "CASH MANAGEMENT AGREEMENT"). The Cash Manager invests the funds held by AerCo Group in the Accounts other than the Tax Defeasance Account in certain prescribed investments on permitted terms.

Administrative Agent.......  GPA Administrative Services Limited, a wholly-owned subsidiary of GPA Group ("GPA ADMINISTRATIVE
                             SERVICES") acts as Administrative Agent (the
                             "ADMINISTRATIVE AGENT") under an Administrative Agency Agreement, dated as of July 15, 1998, among AerCo and its subsidiaries, GPA Group and the Administrative Agent (the "ADMINISTRATIVE AGENCY AGREEMENT"). The Administrative Agent provides corporate administrative, accounting and treasury services to AerCo Group. In addition, it monitors the performance of the Servicer (including the Servicer's compliance with the Servicing Agreement) and reports on such performance to AerCo. See "Management of AerCo Group -- Corporate Management".

Additional Aircraft........  Cash flows we derive from the Additional Aircraft, if any, and the related leases will be available to satisfy our obligations, including payments of interest, principal and premium, if any, on the Notes and any Additional Notes. There is no limit on the value of Additional Aircraft that we may acquire. For purposes of acquiring Additional Aircraft, three independent appraisers will determine the Initial Appraised Value of such Additional Aircraft in a manner substantially similar to that used for calculating the Initial Appraised Value of the Initial Aircraft. See "Risk Factors -- Aircraft Risks -- Additional Aircraft Risks", "The Parties -- AerCo", "The Initial Aircraft, Related Leases and Collateral -- Acquisition of Additional Aircraft" and "Description of the Notes -- Payment of

                             Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Acquisitions".

Issuance of Additional
Notes......................  We will finance the acquisition of Additional
                             Aircraft, if any, by issuing Additional Notes. Each class of Additional Notes will rank equally in right of payment of principal and interest with the same class of AerCo Notes then outstanding. We will be able to acquire Additional Aircraft and issue Additional Notes only if we meet various conditions in the Indenture. The main condition is that we must receive confirmation from the Rating Agencies that the acquisition will not result in the lowering or withdrawal of their current rating of any subclass of AerCo Notes. See "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Indebtedness".

Dispositions of Aircraft --
  Related Tax Benefits.....  AerCo Group may also make more limited dispositions of aircraft ownership. AerCo Group may engage in these more limited transfers with investors who wish to acquire the depreciation and other tax benefits available to owners of aircraft under the laws of the investor's jurisdiction. These transactions ("TAX-RELATED DISPOSITIONS") may take many different forms. In transactions where the investor holds title to the Aircraft for any period of time, AerCo Group may lease the Aircraft back from the investor. AerCo Group will also take other measures to ensure that it can recover title to the Aircraft or use the Aircraft if the investor becomes insolvent.

                             We will deposit the proceeds from the sale of any Aircraft or incidents of aircraft ownership in a Tax-Related Disposition in the Tax Defeasance Account. The portion of this amount that must be repaid to an investor or held on behalf of such investor pending such a transfer of title will remain in the Tax Defeasance Account for the benefit of the investor and will not be available to pay interest or principal on the Notes. The remaining portion of such purchase price or other proceeds will be transferred to the Collection Account in the relevant month and will form part of Available Collections for such month.

                             Our ability to sell the tax benefits related to an Aircraft is also subject to conditions in the Indenture. The main condition is that we must receive confirmation from the Rating Agencies that the sale will not result in the lowering or withdrawal of their current rating of any subclass of AerCo Notes.

                             Under the Indenture, AerCo's liability to an investor under any representations, warranties, covenants or indemnities (including those relating to taxation matters) that it makes in connection with any Tax-Related Disposition may only be (i) an obligation that is subordinated in priority of payment to all payments of interest, principal and premium, if any, on the Class A, Class B, Class C and Class D Notes or (ii) an Expense obligation that has been fully counter-indemnified by a person whose senior, unsecured indebtedness has received a rating by each of the Rating Agencies that is no lower than the current rating of the most senior subclass of AerCo Notes then outstanding. AerCo Group's liability to any person providing such counter-indemnity must also be subordinated to all payments of interest, principal and premium (if any) on the Class A, Class B, Class C and Class D Notes. AerCo Group will not be responsible for professional and other expenses incurred in connection with the structuring and negotiation of any Tax-Related Dispositions. See "Risk Factors -- Aircraft Risks -- Risks Relating to Dispositions of Aircraft-Related Tax Benefits" and "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Sales".

Operating Covenants........  We may not enter into any Future Lease (other than a renewal, extension or restructuring of any Lease) unless, after we enter into the Future Lease, we are in compliance with, geographic and other concentration limits and certain other guidelines (the "RE-LEASING GUIDELINES"). However, we may enter into a Future Lease not meeting such criteria if the Rating Agencies have confirmed in writing that entering into the Lease will not result in the lowering or withdrawal by them of their current ratings on any subclass of AerCo Notes then outstanding. See "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants".

Certain Taxation Matters...  We have no obligation to make any additional payments on the Notes for any withholding or deduction from payments on the Notes that must be made under applicable law. If any withholding or deduction is required on the Notes and we do not redeem the Notes, the net amount of interest paid on the Notes will be reduced by the amount of such withholding or deduction. Also, none of our subsidiaries has any obligation under any intercompany loans to make any additional payments for any withholding or deduction that must be made from payments on the intercompany loans under applicable law. See "Tax Considerations".

ERISA Considerations.......  The Notes are eligible for purchase under certain circumstances by an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "CODE"). See "ERISA Considerations".

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The summary consolidated financial data set forth below (THE "ALPS 94-1 SUMMARY CONSOLIDATED FINANCIAL DATA") have been extracted or derived from the audited consolidated financial statements of ALPS 94-1 for each of the fiscal years ended June 30, 1995, 1996 and 1997, which have been audited by Arthur Andersen, independent chartered accountants, included elsewhere in this Prospectus (the "ALPS 94-1 AUDITED CONSOLIDATED FINANCIAL STATEMENTS") and the unaudited interim consolidated financial statements of ALPS 94-1 for the nine months ended March 31, 1997 and 1998 included elsewhere in this Prospectus (the "ALPS 94-1 INTERIM CONSOLIDATED FINANCIAL STATEMENTS" and, together with the ALPS 94-1 Audited Consolidated Financial Statements, the "ALPS 94-1 CONSOLIDATED FINANCIAL STATEMENTS"). Accordingly, such summary consolidated financial data include data relating to the 27 aircraft originally acquired by ALPS 94-1 from GPA in August 1994 (the "ORIGINAL ALPS 94-1 AIRCRAFT") but do not include financial data relating to the Transferring Aircraft (other than the A300-B4-200 aircraft purchased by GPA from ALPS 94-1 which was sold to AerCo Group as one of the Transferring Aircraft). Moreover, the ALPS 94-1 Summary Consolidated Financial Data include data relating to the Boeing 767-300ER aircraft that was purchased by GPA from ALPS 94-1 prior to the closing of the Offering and is not among the Initial Aircraft. AerCo believes that the ALPS 94-1 Summary Consolidated Financial Data set forth below are an appropriate presentation because: (i) AerCo was incorporated principally for the purpose of effecting the refinancing and assuming ownership of ALPS 94-1, (ii) the Initial Aircraft include 26 of the 27 Original ALPS 94-1 Aircraft and the ongoing aircraft leasing activities of AerCo Group will be substantially similar to those conducted by ALPS 94-1 and (iii) the Initial Aircraft of ALPS 94-1 (including the A300-B4-200 aircraft referred to above) represent approximately 79% by Initial Appraised Value of the Initial Aircraft of AerCo Group. Such data exclude financial data relating to nine of the Transferring Aircraft and therefore such data are not indicative of, and will not be comparable with, the consolidated financial results of AerCo Group during periods since July 15, 1998.

     Financial statements for the Transferring Aircraft (excluding the A300-B4-200 aircraft referred to above, the "NINE TRANSFERRING AIRCRAFT") for the year ended June 30, 1997 and for the nine months ended March 31, 1998 are included elsewhere in this Prospectus. Such financial statements for the year ended June 30, 1997 have been audited by Arthur Andersen, independent chartered accountants. See "Experts". Such financial statements for the nine months ended March 31, 1998 have not been audited. Such financial statements are presented on the basis that the Nine Transferring Aircraft have been operated separately from GPA for all periods presented. Investors should note, however, that the companies owning the Nine Transferring Aircraft did not conduct any independent business operations in the periods presented.

     Also included elsewhere in this Prospectus is certain unaudited pro forma combined financial information for AerCo Group for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998. Such pro forma combined financial information give effect, among other things, to the issuance by AerCo of the AerCo Notes, the refinancing of ALPS 94-1, the sale of the Boeing 767-300ER and certain other transactions described herein. Such pro forma combined financial information has not been audited. See "Unaudited Pro Forma Combined Financial Information".

ALPS 94-1

     The ALPS 94-1 Summary Consolidated Financial Data set out below have been extracted or derived from the ALPS 94-1 Consolidated Financial Statements. ALPS 94-1 did not conduct any business operations prior to its acquisition of the Original ALPS 94-1 Aircraft from GPA in 1994. Accordingly, the financial data for the fiscal year ended June 30, 1995 only includes trading data for the approximately ten-month period from August 24, 1994 to June 30, 1995. These financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") which differ in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' equity and net income or loss at and for the fiscal years ended June 30, 1995, 1996 and 1997 and at March 31, 1998 and for the nine months ended March 31, 1997 and 1998, see Notes 20, 21, 22 and 23 to the ALPS 94-1 Audited Consolidated Financial Statements and Notes 1, 2 and 3 to the ALPS 94-1 Interim Consolidated Financial Statements.

ALPS 94-1 CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                             ----------------------------   -----------------
                                             1995(2)     1996      1997      1997      1998
                                             -------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing........................    86,803    102,022   102,121    76,263    76,098
Expenses
  Depreciation............................   (18,158)   (17,978)  (38,062)  (28,569)  (28,569)
  Additional depreciation.................        --         --   (34,385)  (34,385)       --
  Provision for permanent diminution in
     aircraft value.......................        --    (12,000)       --        --    (8,720)
  Net interest expense....................   (64,206)   (73,576)  (71,037)  (53,816)  (52,340)
  Other expenses..........................    (3,702)    (5,581)   (5,053)   (4,123)   (4,278)
Operating profit/(loss)...................       737     (7,113)  (46,416)  (44,630)  (17,809)
Reduction in indebtedness.................        --      6,647    46,273    44,630    17,824
Profit/(Loss) before taxes................       737       (466)     (143)       --        15
Taxes.....................................       (69)      (200)      143        --       (15)
Dividends.................................        (2)        --        --        --        --
Net income/(loss).........................       666       (666)       --        --        --
U.S. GAAP(3)
Depreciation..............................   (16,442)   (32,338)  (32,339)  (24,254)  (24,254)
Provision for permanent diminution in
  aircraft value..........................        --    (12,000)       --        --      (520)
Reduction in indebtedness.................        --         --     5,258     5,258
Net loss..................................   (14,850)   (22,028)     (907)     (672)   (5,309)

ALPS 94-1 CONSOLIDATED BALANCE SHEET DATA

                                                           JUNE 30(1)              MARCH 31(1)
                                                --------------------------------   -----------
                                                 1995(2)      1996        1997        1998
                                                ---------   ---------   --------   -----------
                                                                ($ THOUSANDS)
U.K. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value.............................     957,021     927,043    854,596     818,440
Total assets.................................   1,038,691   1,019,671    949,033     911,522
  Indebtedness...............................    (976,494)   (946,729)  (871,495)   (830,321)
  Provision for maintenance..................     (29,405)    (39,544)   (46,247)    (46,516)
Total liabilities............................   (1,038,025) (1,019,671) (949,033)   (911,522)
Shareholders' equity.........................         666          --         --          --
U.S. GAAP(3)
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value.............................     811,149     766,811    734,472     710,831
Indebtedness.................................    (976,494)   (953,376)  (919,157)   (895,807)
Shareholders' equity.........................    (162,438)   (184,466)  (185,373)   (190,682)

ALPS 94-1 CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER DATA

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                            -----------------------------   -----------------
                                            1995(2)      1996      1997      1997      1998
                                            --------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Cash paid in respect of interest.........    (51,147)   (64,002)  (59,872)  (45,952)  (42,975)
Net cash provided by operating activities
  (after payment of interest)............     66,526     45,532    45,119    29,371    36,109
Net cash used in investing activities....   (953,859)        --        --        --    (1,133)
Net cash provided by(used in) financing
  activities.............................    967,496    (36,025)  (43,494)  (31,909)  (35,690)
Net movements in cash....................     80,163    (25,803)   (2,886)   (6,808)    1,026

SELECTED RATIOS

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                            -----------------------------   -----------------
                                            1995(2)      1996      1997      1997      1998
                                            --------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Ratio of Combined Earnings to Combined
  Fixed Charges(4).......................      1.011      0.994(5)   0.998(5)   1.000   1.000
U.S. GAAP
Ratio of Combined Earnings to Combined
  Fixed Charges(4)(5)....................      0.770      0.703     0.985     0.988     0.900

---------------

(1) The financial statements of ALPS 94-1 are stated in U.S. dollars which is the principal operating currency of ALPS 94-1 and the aviation industry.

(2) ALPS 94-1 did not conduct any business operations prior to its acquisition of aircraft from GPA in August 1994. Accordingly, the financial data for the year ended June 30, 1995 only includes trading data for the approximately 10-month period from August 24, 1994 to June 30, 1995.

(3) For a discussion of the differences between ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see Notes 20, 21, 22 and 23 to the Audited ALPS 94-1 Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended June 30, 1996 Compared With Year Ended June 30, 1995 -- Differences between U.K. GAAP and U.S. GAAP".

(4) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.

(5) Ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings (i) for the years ended June 30, 1996 and 1997 under U.K. GAAP was $0.47 million and $0.14 million, respectively, and (ii) for the years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1997 and 1998 under U.S. GAAP was $14.78 million, $21.83 million, $1.05 million, $0.67 million and $5.29 million, respectively.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, we may not be able to make the required payments on the Notes either at or before maturity. In addition, it is possible that the rental payments under the Leases may not be adequate to make the required payments on the Notes.

     This Prospectus also contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms or similar terminology. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined below.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your Old Notes for New Notes under the Exchange Offer, then you will continue to be subject to the transfer restrictions on the Old Notes as set forth in the Offering Memorandum distributed in connection with the offering of the Old Notes. In general, the Old Notes may not be offered or sold, unless they are registered or exempt from the Securities Act and applicable state securities laws. We do not intend to register the Old Notes under the Securities Act. You should refer to "Summary -- Consequences of Exchanging Old Notes in the Tender Offer" and "The Exchange Offer" for information about how to tender your Old Notes.

     The tender of Old Notes under the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

RISKS RELATING TO AERCO AND CERTAIN THIRD PARTIES

     RELIANCE ON SUBSIDIARIES TO MAKE PAYMENTS

     Substantially all of AerCo's own assets are loans to ALPS 94-1 (which owns 25 Aircraft), AerCo Ireland (which owns 7 Aircraft), AerCo Ireland II (which owns 1 Aircraft) and AerCo USA Inc. (which owns 2 Aircraft) (collectively, the "AIRCRAFT-OWNING SUBSIDIARIES") and the shares of ALPS 94-1 and the other Aircraft-Owning Subsidiaries. If AerCo Group acquires Additional Aircraft, it may do so indirectly by acquiring additional aircraft-owning subsidiaries. Accordingly, our ability to make payments on the Notes will be affected by the imposition of withholding or other taxes on payments within AerCo Group, principally on payments by ALPS 94-1 to us or our other subsidiaries on any inter-company loans and the payment by our various subsidiaries of amounts due to other creditors, including lessees and tax authorities. There is a significant risk that we will be unable to make payments on the Notes will be adversely impacted if obligations to lessees and other creditors exceed our expectations or unforeseen and significant tax liabilities arise.

     LACK OF SECURITY INTEREST IN THE AIRCRAFT

     Neither of the Trustee, the Security Trustee nor any Noteholder has any security interest, mortgage, charge or other similar interest in any of the Aircraft. If there is an Event of Default, they will not have available to them certain rights would have been available if they had a security interest in the Aircraft.

     POSSIBLE CONTINGENT LIABILITIES OF ALPS 94-1 AND OTHER SUBSIDIARIES

     We own the Initial Aircraft and Initial Leases through the ownership of 100% of the issued and outstanding capital stock of ALPS 94-1 and the other Aircraft-Owning Subsidiaries. We and, in the case of the Transferring Companies, GPA have taken steps to ensure that there are no material contingent liabilities related to the Aircraft-Owning Subsidiaries or any other subsidiary acquired. However, it is possible that pre-transfer liabilities will be identified after the date of acquisition of such subsidiary. The vendor of the capital stock of ALPS 94-1 made no representations and warranties regarding any actual or contingent liabilities, of ALPS 94-1 in connection with the acquisition of the capital stock of ALPS 94-1 by us. GPA Group will indemnify AerCo Group against certain losses suffered by AerCo Group (including any Transferring Company or any of their directors) as a result of the breach of GPA Group's representations and warranties in the Stock Purchase Agreement. Many of the representations and warranties are qualified by standards relating to their materiality in relation to AerCo Group. The maximum amount that may be recovered from GPA Group as a result of the indemnification or the breach of representation or warranty contained in the Stock Purchase Agreement will be approximately $185 million. In addition, GPA Group's representations and warranties contained in the Stock Purchase Agreement will survive until the third anniversary of the closing date of the Stock Purchase Agreement.

     DELEGATION OF RESPONSIBILITIES

     Except to the limited extent described in this Prospectus, neither the Trustee nor any Noteholder has any right to participate in the management of AerCo Group. In particular, they cannot supervise the functions relating to the Leases and the re-lease of the Aircraft, which have been delegated to the Servicer under the Servicing Agreement. See "Management of AerCo Group -- Corporate Management", "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants" and "-- Events of Default and Remedies".

     We have no executive management resources of our own (although we have a Board of Directors. We therefore rely upon the Servicer, the Administrative Agent, the Cash Manager and other service providers for all asset servicing, executive and administrative functions under the service provider agreements. We have retained Babcock & Brown as the Servicer and wholly owned subsidiaries of GPA Group as the Administrative Agent and Cash Manager. However, we can give no assurance that we will continue our arrangements with these organizations or that the organizations will continue their relationship with us until the Notes are paid in full. Failure of these service providers to perform their contractual obligations could have an adverse effect on AerCo Group's operations. As a result, we may not be able to repay the Notes. If the Servicer, the Administrative Agent or the Cash Manager resigns or is terminated, we cannot give any assurance that suitable replacement service providers could be found, or found in a timely manner. Even if we found suitable replacement service providers, we may not be able to engage them on suitable terms. Additionally, our appointment of a replacement service provider may cause a lowering or withdrawal in the then current rating relating to the Notes. The loss of the Servicer, the Administrative Agent or the Cash Manager under these circumstances could have an adverse effect on our ability to make payments on the Notes.

     The Servicing Agreement, unless extended, expires in 2008, which is five years before the Expected Final Payment date of the last Notes to be repaid. If we cannot extend the existing Servicing Agreement or find a replacement servicer, we may be unable to re-lease or sell aircraft. As a result, we may be unable to make payments on the Notes.

     CONFLICTS OF INTEREST OF BABCOCK & BROWN

     Babcock & Brown may have conflicts of interest in performing its obligations to provide management, servicing, marketing and other services to us because it also provides management, servicing, marketing and other services to others, including its affiliates.

     Such conflicts may be particularly acute in situations involving Nomura Babcock & Brown Co., Ltd. ("NBB"), in which Babcock & Brown's affiliate, Babcock & Brown Inc., held, until March 31, 1998, a 20% interest. Babcock & Brown and its affiliates (the "BABCOCK & BROWN GROUP") will have trading, marketing and investment arrangements with NBB in the future. Babcock & Brown Group expects to acquire additional aircraft for investment groups organized by NBB and for itself and/or NBB. The Babcock & Brown Group will likely continue providing advisory services to other parties, including airlines and aircraft lessors. The objectives of the members of the Babcock & Brown Group in the marketing of aircraft for re-lease or sale may be in conflict with our objectives. Babcock & Brown has not agreed to give preference to our Aircraft over the aircraft it manages, services or markets for others or that it may own in the future.

     As of September 30, 1998, the portfolio owned or managed by Babcock & Brown and its affiliates ("SERVICER MANAGED PORTFOLIO") contained 63 aircraft. The Babcock & Brown Group is likely to own or manage additional new and used aircraft and may provide other aircraft services to various third parties. The Babcock & Brown Group may also manage, form or sponsor other aircraft or equipment and ownership or leasing programs, some of which may have investment objectives that are the same as, or similar to, ours. The aircraft in these programs may compete with our Aircraft when they are being marketed for re-lease or sale, and may create additional conflicts of interest.

     As of September 30, 1998, nine of our Lessees leased other aircraft from other aircraft owners or investors whose aircraft are managed by the Babcock & Brown Group. The Babcock & Brown Group also arranges financings and leases and provides advisory and other aircraft services to many airlines around the world, including future lessees. These multiple relationships with a Lessee or future lessee may affect Babcock & Brown's performance as Servicer or the relationship between us and the Lessees or future lessees.

     The conflicts of interest resulting from the management, servicing, marketing and other services provided by the Babcock & Brown Group to others may be irreconcilable in certain circumstances.

     Babcock & Brown has agreed to perform its services with reasonable care and diligence as if it were the owner of the Initial Aircraft and in a manner consistent with the customary commercial practice of a prudent international aircraft lessor in the management, servicing and marketing of commercial jet aircraft and related assets (the "BABCOCK & BROWN SERVICES STANDARD"). If a conflict of interest arises regarding Babcock & Brown's management, servicing or marketing of (a) any two Initial Aircraft or (b) any Initial Aircraft and other assets then owned, managed, serviced or marketed by the Babcock & Brown Group, Babcock & Brown is required to notify us and perform the services in good faith. If (a) the two particular Initial Aircraft or (b) the Initial Aircraft and other assets then owned, managed, serviced or marketed by Babcock & Brown are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, Babcock & Brown will not discriminate (i) among the Initial Aircraft or (ii) between any of the Initial Aircraft and any other aircraft then owned, managed, serviced or marketed by Babcock & Brown on an unreasonable basis (the "BABCOCK & BROWN CONFLICTS STANDARD").

     Where a conflict of interest arises regarding a particular Initial Aircraft or Lease, Babcock & Brown is entitled to propose solutions to the conflict of interest. The proposed solutions may include the withdrawal of Babcock & Brown as Servicer for the Initial Aircraft or Lease during the negotiation of the transaction where the conflict of interest originated. If Babcock & Brown withdraws, we will appoint an independent representative to act on our behalf during the negotiation. If we cannot resolve the conflict to our satisfaction after negotiating with Babcock & Brown in good faith, we may terminate it as Servicer for the relevant Initial Aircraft or Lease.

     LIMITATION ON THE SERVICER'S LIABILITY

     Babcock & Brown is not liable to any person, other than AerCo Group to the limited extent described below, for any damages, losses, liabilities or expenses (including reasonable legal fees, expenses and related charges and costs of investigation but excluding management time or overhead expenses) ("LOSSES") relating to

     (i) the sale, lease or purchase of an Initial Aircraft on less favorable terms than might have been achieved at any time, so long as such transactions were entered into on the basis of a commercial decision or recommendation of Babcock & Brown in accordance with the Babcock & Brown Services Standard,

     (ii) Babcock & Brown's obligation to apply the Babcock & Brown Conflicts Standard in performing its services, except, in either of case (i) or
           (ii), where the Losses are finally adjudicated to have been caused directly by their negligence, recklessness, wilful misconduct or fraud,

     (iii) the ownership, operation, maintenance, acquisition, leasing, financing, refinancing or sale of any Initial Aircraft, or any action, or failure to act on the part of any person at any time, prior to the effective date of the Servicing Agreement,

     (iv) any action that AerCo, the Cash Manager or the Administrative Agent, instructs Babcock & Brown to take, limit or terminate despite Babcock & Brown's contrary recommendation,

     (v) the refusal by AerCo Group to take any action that Babcock & Brown recommends,

     (vi) circumstances where any person within AerCo Group has received amounts sufficient to cover such Losses, or

     (vii) the gross negligence, recklessness, fraud or wilful misconduct of any person within AerCo Group.

     AerCo Group will indemnify Babcock & Brown and its affiliates and representatives on an after-tax basis for any Losses that may be asserted against them relating to:

     (a)  Babcock & Brown's performance under the Servicing Agreement,

     (b) errors in judgment or omissions by Babcock & Brown or any action taken, limited or terminated in accordance with AerCo's, the Cash Manager's or the Administrative Agent's instructions, except where the Losses are finally adjudicated to have been caused by Babcock & Brown's negligence, recklessness, fraud or wilful misconduct in performing its obligations, or

     (c) any of the circumstances under which Babcock & Brown would not be liable to AerCo as described above.

     Babcock & Brown will indemnify AerCo Group on an after-tax basis for Losses arising from the performance of its services, where the Losses are finally adjudicated to have (i) been caused directly by the negligence, recklessness, fraud or wilful misconduct of Babcock & Brown or any of its affiliates or delegates in respect of its obligations to apply the Standard of Care or the Conflicts Standard in connection with the performance of the Services or (ii) directly resulted from a breach by Babcock & Brown of the express terms and conditions of the Servicing Agreement. Babcock & Brown's obligation to indemnify AerCo shall exclude circumstances where any person within AerCo Group has already received an amount sufficient to cover such Losses and shall be limited to a maximum amount of $21 million in the aggregate with respect to any and all Losses, except for Losses arising from fraud on the part of Babcock & Brown, for which Babcock & Brown will have unlimited liability.

     The duties and obligations of Babcock & Brown are limited to those expressly set forth in the Servicing Agreement and they will not have any fiduciary or other implied duties or obligations to us or any other person, including any Noteholder.

     CONFLICTS OF INTEREST OF GPA

     GPA Group or a GPA subsidiary holds all of our Subclass D-1 and Subclass E-1 Notes and may acquire additional subclasses of Class D and Class E Notes in connection with the acquisition of Additional Aircraft. GPA Administrative Services acts as Administrative Agent and GPA Cash Manager II acts as Cash Manager for AerCo Group. GPA also acts as administrative agent and cash manager for Airplanes Limited and Airplanes U.S. Trust (collectively, "AIRPLANES GROUP"). GPA currently holds approximately 96% of Airplanes Group's Class E Notes which entitles GPA Group to certain residual value benefits of the fleet of 214 aircraft owned by Airplanes Group. Completion of the 1998 Restructuring will result in GE Capital acquiring GPA's outstanding Airplanes Group Class E Notes. GPA also owns and leases a significant fleet of aircraft for its own account See "The Parties -- GPA".

     GPA Administrative Services may have conflicts of interest in performing its obligations to AerCo Group resulting from GPA's interests in its and Airplanes Group's aircraft or its activities as administrative agent and cash manager to Airplanes Group. For example, there may be a conflict of interest when GPA Administrative Services advises us on our annual budget and our decisions to re-lease or sell Aircraft.

     GPA Administrative Services is obligated to devote the same amount of time and exercise the same level of skill and care in performing its services, as it would if it were acting on its own behalf (the "ADMINISTRATIVE AGENT'S SERVICES STANDARD"). If any conflicts of interest arise regarding GPA Administrative Services' role as Administrative Agent, it must report such conflict promptly to us and to treat us equally with the entities giving rise to the conflict of interest. In addition, GPA Administrative Services may not violate the Administrative Agent's Services Standard or any of its covenants under the Administrative Agency Agreement.

     GPA Cash Manager II has limited discretion in its role as Cash Manager. Therefore, it is unlikely that conflicts of interest in connection with its services will arise relative to GPA's other interests.

     CONFLICTS OF INTEREST OF THE BOARD OF DIRECTORS

     Our directors may have conflicts of interest resulting from other relationships in the aviation industry. See "Management of AerCo Group -- Directors".

     LACK OF SEPARATE REPRESENTATION

     We are represented by the same Jersey, Irish and United States legal counsel to GPA Group, and we expect that the multiple representation will continue in the future. Since we do not have independent legal representation, the terms of the agreements and other arrangements negotiated between us and GPA Group could disproportionately benefit one party over the other. If a significant dispute arises in the future between us and GPA or any of our affiliates, we will retain separate counsel to represent us in these matters.

AIRCRAFT RISKS

     CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT

     GENERAL FACTORS CAUSING FLUCTUATION IN SUPPLY AND DEMAND. The aircraft leasing market is affected by various factors that are outside our control, such as:

     -- interest rates, credit availability, fuel costs and other general economic conditions affecting lessee operations;

     -- manufacturer production levels;

     -- passenger demand;

     -- retirement and obsolescence of aircraft models;

     -- manufacturers merging or exiting the industry or ceasing to produce aircraft types;

     -- re-introduction into service of aircraft previously in storage; and

     -- governmental regulation and air traffic control infrastructure constraints.

     The supply of commercial jet aircraft for lease or sale has historically undergone periodic cycles of oversupply and undersupply, producing sharp decreases and increases in aircraft values and lease rates. At the times when the Aircraft are being marketed for re-lease or sale, conditions in the market for commercial jet aircraft may not allow re-lease or sale on satisfactory terms. Furthermore, there currently exists an oversupply of certain types of used Stage 3 aircraft, especially certain older widebody aircraft such as the Airbus A300-B4-200 and Boeing 747-200B. There is one of each aircraft type among the Initial Aircraft representing approximately 1.40% and 3.28% of the Initial Aircraft by Initial Appraised Value.

     FLUCTUATION OF SUPPLY AND DEMAND DUE TO ISOLATED EVENTS. The value of specific aircraft will depend on a number of other factors that are not within our control, such as:

     -- the maintenance and operating history of the aircraft;

     -- the number of operators using a type of aircraft and the supply of such type of aircraft; and

     -- whether the aircraft is subject to a Lease and the regulatory and legal requirements that must be satisfied before the aircraft can be leased or sold.

     Changes in the competitive and financial position of commercial aircraft manufacturers, the withdrawal of manufacturers from a market or unexpected manufacturing defects may depress aircraft values. For example, the bankruptcy of Fokker N.V. in 1996 and the discontinuation of its aircraft manufacturing operations have resulted in significant reductions of values and lease rates for Fokker aircraft. Five Fokker 100s represent 8.38% of the Initial Aircraft by Initial Appraised Value. Additionally, following the merger between Boeing and McDonnell Douglas Corporation, Boeing announced on November 3, 1997 that it will discontinue production of MD-83 aircraft in mid-1999. This is likely to adversely affect the value and rental rates of AerCo Group's MD-83 Aircraft. Three MD-83s represent in aggregate 6.83% of the Initial Aircraft by Initial Appraised Value.

     Currently, a significant threat to used commercial aircraft values and lease rates is the supply effect of the significant numbers of new aircraft ordered recently from Boeing and Airbus at discounted prices. Competition between Boeing and Airbus has resulted in decreases in the price of new aircraft when adjusted for inflation. This price decrease has led airlines and others to order increasing quantities of new aircraft. Assuming that most of the aircraft currently on order from Boeing and Airbus are delivered, the lower price of such new aircraft may depress used aircraft values and lease rates, especially in regions like Asia where there is excess commercial aircraft capacity. Since the most recent cyclical low of 483 new aircraft delivered in 1995, Boeing and Airbus have both announced and implemented increased production levels. This means that new jet aircraft production levels are likely to increase to approximately 900 newly delivered aircraft by 1999. This level of production is above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus, and assumes aircraft retirements significantly in excess of past retirements. Decreases in the values and rental rates achievable on used commercial aircraft as a result of the above factors may have a material adverse effect on our operations and cash flows.

     RISKS OF DECLINE IN APPRAISED VALUES

     You should not place undue reliance on appraised Base Values as an accurate representation of market or realizable values at any one point in time. The Initial Appraised Value of the Initial Aircraft and the appraised values expected to be obtained for the Initial Aircraft going forward assume an "open, unrestricted stable market environment with a reasonable balance of supply and demand" and certain other factors set out in the definition of Base Value. As discussed above, at any point in the aircraft leasing market cycle, there will be imbalances of aircraft supply and demand generally and there may be particularly pronounced imbalances for specific aircraft types. Accordingly, given the current peak in the cycle, certain of the Initial Aircraft may have current market values approximating appraised Base Values while others, such as Fokker aircraft and older Airbus equipment, have current market values that remain below, and in certain cases significantly below, appraised Base Values. At a cyclical low, the current market value of most aircraft types is likely to be less than, and in many cases significantly less than, appraised Base Values.

     The Scheduled Principal Payments payable on the Class A Notes will be accelerated if there is a significantly greater decline in Base Values (based on our annual appraisals) than what we have assumed. See "Description of the Notes -- Payment of Principal and Interest -- Principal Amortization". These accelerated principal payments on the Class A Notes may have the effect of suspending Scheduled Principal Payments on more junior Notes and extending the weighted average lives of such junior Notes. You should note that aircraft appraisers have recently been reducing their appraised values for aircraft, reflecting the supply effects of new aircraft orders, manufacturers' price discounting and more specific factors for certain aircraft types such as Fokker aircraft and older widebody aircraft. See "-- Cyclicality of Supply of and Demand for

Aircraft". There is a significant risk that aircraft appraisers will reduce appraised values of the Aircraft significantly in the future. Such reductions could have material adverse effect on the expected average lives of the Company's more junior Notes.

     Any reduction in Aircraft values or rental rates may adversely affect AerCo Group's rental rates and may adversely affect our ability to make payments on the Notes.

     TECHNOLOGICAL RISKS

     AerCo Group's ability to lease or sell the Aircraft may be adversely affected by the availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations which may make the Aircraft less competitive. This risk is particularly significant for us given our need to repay principal and interest on the Notes over a relatively long period. This will require that many of the Aircraft are leased or sold close to the end of their useful economic life. Furthermore, we expect that the extent to which we are able to manage these technological risks through modifications to Aircraft and sale of Aircraft will be limited and any sales of Aircraft will depend on our ability to satisfy the criteria set forth under "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Aircraft Sales".

     YEAR 2000 RISK

     Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. AerCo Group has recently begun a process of assessing the potential impact of the Year 2000 issue on its operations. Since all of its operational functions have been delegated to the Servicer, Administrative Agent and Cash Manager, AerCo Group will have no information systems of its own. It may, however, suffer a material adverse impact on its business and results of operations if information technology upon which the Servicer, Administrative Agent and Cash Manager rely is not Year 2000 compliant.

     The Servicer has assessed, and continues to assess, its computer and information systems to determine the extent of its exposure to Year 2000 risks. The Servicer believes that its computer and information systems are Year 2000 compliant, except for certain features of its e-mail and voicemail systems and certain of its routers and phone switches. The Servicer expects to complete all material Year 2000 modifications and replacements in early 1999 or earlier. However, the potential interruptions or costs incurred to upgrade or replace certain of the Servicer's computer and information systems may have a material adverse effect on its ability to perform its services under the Servicing Agreement. The Administrative Agent and Cash Manager are reviewing their Year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are Year 2000 compliant.

     AerCo Group may also suffer an adverse impact on its business and results of operations if its suppliers, financial advisors, technical advisors, Lessees and others with which it conducts business are not Year 2000 compliant. The Servicer is currently contacting the third parties with which it deals on our behalf to determine the extent of such third parties exposure to Year 2000 risks and the status of their Year 2000 compliance efforts.

     Aircraft and traffic control infrastructure also depend heavily on microprocessors and software technology. If the systems employed by the Aircraft are not Year 2000 compliant, it could have a material adverse effect on AerCo Group's business and results of operations. Major manufacturers, including Boeing and Airbus, have begun a Year 2000 review of the systems employed on their aircraft and are expected to advise owners, operators and service providers of the steps to be taken to address any Year 2000 problems that are identified. Among the aircraft systems that have been identified as being susceptible to Year 2000 problems are certain on-board aircraft management and navigation systems. The nature and the extent of the risks posed by potential failure of aircraft and aircraft control systems because of Year 2000 problems has not been fully determined because the Year 2000 review efforts are still at an early stage. It is not clear whether or to what extent manufacturers, owners or lessees will be responsible for the costs necessary to bring aircraft systems into Year 2000 compliance.

     Any losses that AerCo Group may incur because of Year 2000 losses may not be covered under existing insurance, because some insurers have taken the position that Year 2000 losses may be denied under existing policies. In addition, insurers in the London market have recently adopted recommendations to exclude Year 2000 losses from future aviation policies, subject to purchase of a specific endorsement.

     We are currently unable to make any estimate of the amount that we may be required to spend to correct Year 2000 problems because the assessment of our Year 2000 risks is still at an early stage. However, the expenditures could have an adverse impact on our ability to make payments on the Notes.

     AIRCRAFT TYPE CONCENTRATIONS

     The Initial Aircraft include 11 aircraft types, five of which represent over 10% of the current Portfolio by Initial Appraised Value: Boeing 737-400s (19.33%), Airbus A320-200s (16.24%), Boeing 757-200s (13.36%), Boeing 767-300ERs
(13.19%) and Boeing 737-300s (12.41%). Also, narrowbody Aircraft constituted approximately 82.12% of the current Portfolio by Initial Appraised Value. See "The Initial Aircraft, Related Leases and Collateral -- Portfolio Information".

     At September 30, 1998, four Aircraft, or 17.88% of the Portfolio by Initial Appraised Value, were widebody aircraft. These widebody Aircraft include two Boeing 767-300ERs (13.19% of the Portfolio by Initial Appraised Value), one Boeing 747-200B (3.28% of the Portfolio by Initial Appraised Value) and one Airbus A300-B4200 (1.40% of the Portfolio by Initial Appraised Value).

     ADDITIONAL AIRCRAFT RISKS

     AerCo Group may acquire Additional Aircraft and related Additional Leases. We expect that the principal source of funds to make payments on the Notes and Additional Notes will be the cash flows we receive from Additional Aircraft, Additional Leases, Initial Aircraft, Initial Leases and Future Leases. The cash flows from Additional Aircraft may become a more important source of payment than the cash flows from the Initial Aircraft if we exercise our ability to acquire Additional Aircraft under the Indenture. However, since the Additional Aircraft have not been identified as of the date of this Prospectus, the statements contained under "-- Aircraft Risks", "-- Lease Risks" and "-- Risk of Lessee Default" are based primarily on risks associated with the Initial Aircraft and the related Leases and the Lessees.

     We expect that most, if not all, of the risks described above will be relevant, and may be even more relevant to any Additional Aircraft that AerCo Group acquires. The issuance of Additional Notes to finance the acquisition of Additional Aircraft is subject to conditions that are designed to protect our ability to meet our obligations under the Notes. Despite these protections, we can give no assurance that the acquisition of Additional Aircraft and Additional Leases will not intensify some or all of the identified risks or expose our company to other unidentified risks. These intensified or additional risks could adversely affect our ability to make payments on the Notes.

     RISKS RELATING TO DISPOSITIONS OF AIRCRAFT-RELATED TAX BENEFITS

     In addition to outright and permanent dispositions of legal and beneficial ownership of Aircraft, we may also make more limited transfers of aircraft ownership (including legal title) to investors who wish to acquire the depreciation and other tax benefits that may be available to aircraft owners under the laws of the investor's jurisdiction. The terms of Tax-Related Dispositions are not generally standardized, but tend to be heavily negotiated on a case-by-case basis to reflect the tax position of the investor and the legal requirements for the realization of the desired tax benefits under the laws of the investor's jurisdiction, which are subject to change.

     Under the Indenture, Permitted Tax-Related Dispositions are subject to conditions that are designed to protect our ability to meet our obligations under the Notes. Despite these protections, if we enter into any Permitted Tax-Related Dispositions, we will be exposed to the credit risk of the investor, including the risk that we will not be able to recover legal title to the Aircraft (or other aspect of ownership transferred to the investor) in the event of the investor's insolvency. Moreover, because the terms of Permitted Tax-Related Dispositions are likely to vary widely from case to case and the legal background against which such transactions are negotiated may change, we cannot identify with any certainty the nature and the level of the risks to which we would be exposed in connection with such transactions. Consequently, there can be no assurance that any Permitted Tax-Related Dispositions would not (i) intensify some or all of the risks that the relevant conditions under the Indenture were designed to address or (ii) expose us to other risks not addressed by such conditions. These intensified or additional risks could adversely affect our ability to make payments on the Notes.

     RISK OF OPERATIONAL RESTRICTIONS AFFECTING AERCO GROUP'S ABILITY TO COMPETE

     We may encounter competition in re-leasing of the Aircraft from other aircraft leasing companies (including GPA), airlines, aircraft manufacturers, aircraft owners, financial institutions, aircraft brokers, special purpose vehicles and public and private limited partnerships and funds with investment objectives similar to ours. We are subject to restrictions in the Indenture and our constituent documents that impair our operational flexibility. For example, we are not able to grant privileged rental rates to airlines in return for equity investments in order to place aircraft on lease and minimize the number of aircraft on the ground. Certain competing aircraft lessors enter into similar arrangements with troubled lessees in order to restructure the obligations of those lessees while maximizing the number of aircraft remaining on viable leases to such lessees and minimizing the overall cost. In addition, certain competing aircraft lessors have access to financial resources substantially greater than ours, have lower overall cost of capital and provide financial services or other inducements to potential lessees that we cannot provide. We are also subject to certain limitations as to eligible Lessees and geographic diversification of the Lessees that must be satisfied in order to maintain the ratings of the Notes. Our competitors may not be subject to such limitations.

     EXERCISE OF PURCHASE OPTIONS AT PRICES BELOW ESTIMATED FAIR MARKET VALUE

     As of September 30, 1998, five Lessees with respect to six Initial Aircraft, representing approximately 23.10% of the Initial Aircraft by Initial Appraised Value, had Purchase Options. There are no purchase options exercisable at prices below the assumed Note Target Prices. If we have not repaid the principal on the Notes, in line with the Assumptions, when a Purchase Option is exercised, the proceeds may be less than the applicable Note Target Price that is realized from the exercise of the Purchase Option. This discrepancy between the proceeds and the Note Target Price will affect the amount and timing of principal payments to certain Noteholders and may extend the average lives of the Notes.

     LESSEE DEFAULTS RESULTING IN LIENS ON AIRCRAFT

     Liens which secure the payment of airport taxes, customs duties, air navigation charges (including charges imposed by Eurocontrol), landing charges, crew wages, repairer's charges or salvage ("LIENS") attach to the Aircraft in the normal course of operation. The amounts which such Liens secure may be substantial and may exceed the value of the Aircraft that the Lien is asserted against. In some jurisdictions, a holder of aircraft Liens may have the right to detain, sell or cause the forfeiture of the Aircraft. Until they are discharged, the Liens may adversely affect AerCo Group's ability to repossess, re-lease or sell the Aircraft. The Lessees may not comply with their obligations under the Leases to discharge Liens arising during the terms of the Leases.

     FAILURE TO MAINTAIN REGISTRATION OF AIRCRAFT

     All of the Aircraft which are or will be operated must be registered with an appropriate aviation authority. If an Aircraft is operated without a valid registration, the Lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a Lien being placed on the Aircraft. Loss of registration could have other adverse effects, including grounding of the Aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the Notes. Generally, if a Lessee fails to maintain the registration of any Aircraft it would be in default under the applicable Lease, entitling us to exercise various rights and remedies. However, we cannot give any assurance that Future Leases will contain these terms or that Lessees will comply with them.

     GOVERNMENT REGULATION

     In addition to the general requirements regarding maintenance of the Aircraft, aviation authorities sometimes issue Airworthiness Directives ("ADS") requiring the operators of aircraft to take particular maintenance actions or make particular modifications on all aircraft of certain types. Certain manufacturer recommendations may also be issued. AerCo Group may have to bear or share the cost of AD compliance if the Lessee fails to perform the AD required to maintain its Certificate of Airworthiness or if the Aircraft is not subject to a Lease. Other governmental regulations on noise and emissions levels may be imposed in jurisdictions where Aircraft are registered and operate. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which will require all aircraft to comply with the most restrictive current standards. These regulations restrict the future operation of aircraft that do not meet Stage 3 noise requirements and will prohibit the operation of the aircraft in the relevant jurisdictions early in the next century (December 31, 1999 in the case of the United States). Although all of the Initial Aircraft meet Stage 3 requirements, certain of the Additional Aircraft may not meet Stage 3 requirements. Certain organizations and jurisdictions are now considering tightening noise and emissions certification requirements for newly manufactured aircraft. Finally, new ADs or noise or emissions reduction requirements may be adopted in the future that could cause us to incur significant costs. Such requirements could depress the value of Aircraft and impair our ability to re-lease Aircraft.

LEASE RISKS

     INABILITY TO RE-LEASE AIRCRAFT ON FAVORABLE TERMS

     Upon termination of any Lease, the Servicer has an obligation to re-lease the Initial Aircraft on AerCo Group's behalf. However, AerCo Group may not be able to obtain Rental Payments and lease terms (including maintenance and redelivery condition agreements) comparable to those contained in the Initial Leases. AerCo Group's ability to re-lease Aircraft, and obtain comparable Rental Payments and lease terms, may be adversely affected by restrictions imposed by the Indenture, the economic condition of the airline industry, the supply of competing aircraft, the demand for particular types and competition from other lessors.

     The expected number and types of Initial Aircraft that AerCo Group must place with Lessees, through December 31, 2002 is presented in the table below. It also shows the years in which the Leases are contracted to expire (including expirations of Leases that are assumed to result from letters of intent). The table assumes that no Initial Lease terminates prematurely and that there are no sales of Initial Aircraft or purchases of Additional Aircraft. See "-- Risk of Lessee Default" and "-- Inability to Terminate Leases or Repossess Aircraft" below. More Initial Aircraft may need to be re-leased if such Initial Aircraft become available through premature terminations of Leases.

         AERCO GROUP LEASE PLACEMENT REQUIREMENT AT SEPTEMBER 30, 1998

                                                                  TO DECEMBER 31,
                                                     -----------------------------------------
                  AIRCRAFT TYPE                      1998     1999     2000     2001     2002
                  -------------                      -----    -----    -----    -----    -----
A300.............................................       --       --       --        1       --
A320.............................................       --        1        1       --        1
B737.............................................       --        6        2        3        2
B747.............................................       --       --       --       --       --
B757.............................................       --       --       --       --        1
B767.............................................       --       --        1        1       --
DC8..............................................       --       --       --       --       --
F100.............................................       --       --        1       --        1
MD83.............................................       --       --       --       --        1

     As illustrated by the table above, the terms of the Initial Leases for 7 and 22 of the Initial Aircraft, representing approximately 18.50% and 66.39% of the Portfolio by Initial Appraised Value, are scheduled to expire before December 31, 1999 and December 31, 2002. AerCo Group may not be able to re-lease the Aircraft or any other Initial Aircraft upon the expiration of the Initial Leases or any Future Leases without incurring significant downtime. Re-leasing may also affect the rental rates we are able to obtain and may adversely affect our ability to make payments on the Notes, especially when there is lesser demand for aircraft on operating lease.

     FAILURE TO PERFORM AIRCRAFT MAINTENANCE

     The standards of maintenance observed by the various Lessees and the condition of the Aircraft at the time of sale or lease may affect the future values and rental rates for the Aircraft. Under the Initial Leases, the Lessee has the primary responsibility to maintain the Aircraft and to comply with all governmental requirements applicable to the Lessee and the Aircraft. AerCo Group has agreed to share the cost of complying with certain ADs and manufacturer service bulletins in certain cases. If a Lessee fails to perform required or recommended maintenance on an Aircraft during the term of such Lease, the Aircraft may be grounded and AerCo Group may incur substantial costs to restore the Aircraft to an acceptable maintenance condition before sale or re-lease. AerCo Group, as lessor, may have an obligation to reimburse the Lessee for maintenance performed on the Aircraft, based on formulae tied to the Lessee's maintenance reserve payments. In some cases, AerCo Group is obliged to contribute to the cost of maintenance work performed by the Lessee.

     Operational cash flow and available liquid resources may not be sufficient to fund maintenance requirements, particularly as the Aircraft age. Actual rental and maintenance payments by Lessees and other cash received by AerCo Group may be significantly less than projected. These variations may adversely affect our ability to make payments on the Notes because AerCo Group's maintenance obligations are an Expense that ranks senior to all payments on the Notes.

     LIABILITY, LOSS AND INSURANCE

     The Lessees are required under the Initial Leases to indemnify the related lessor for, and insure against, liabilities arising out of use and operation of the Initial Aircraft, including third party claims for death or injury to persons and damage to property for which AerCo Group may be liable. Insurance proceeds received by AerCo Group for such claims will be paid first to the applicable lessor in the event of loss of the Aircraft to make repairs or in the case of liability insurance, for indemnification of third party liabilities, with the balance, after deducting any amounts due and payable by the Lessee under the applicable lease, being paid to the Lessee. The Lessees are also required to maintain public liability, property damage and hull all risks insurance on the Aircraft at agreed levels subject to standard market hull deductibles based on aircraft type which generally range from $250,000 to $1,000,000. There can be no assurance that one or more catastrophic events will not exceed coverage limits. Any inadequate insurance coverage or default by the Lessees in fulfilling their indemnification or insurance obligations will affect the proceeds that would be received upon an event of loss under the respective Leases or claim under the relevant liability insurance.

     AerCo Group may arrange separate political risk repossession insurance for its own benefit, covering:

     - confiscation, nationalization and requisition of title of the Aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and

     - the failure of the authorities in that country to allow de-registration and export of the Aircraft.

     REQUIREMENT FOR CERTAIN LICENSES AND APPROVALS

     A number of Leases require specific licenses, consents or approvals for different aspects of the Leases. These include consents from governmental or regulatory authorities to certain payments under the Leases and to the import, re-export or de-registration of the Aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a consent, once given, will be withdrawn.

Furthermore, consents needed in connection with future re-leasing or sale of an Aircraft may not be received. Any such event could have an adverse impact on AerCo Group's ability to re-lease or sell aircraft.

     RISK OF WITHHOLDING TAX ON LEASE RENTALS

     AerCo Group seeks to structure its Leases in such a way that there are either no withholding taxes on payments by the Lessees, or the Lessees are obliged to pay additional amounts to compensate for the withholding tax. However, we can give no assurance that Leases to which AerCo Group is a party, or may become a party as a result of re-leasing the Aircraft, will not result in the imposition of withholding or other taxes in circumstances where the Lessee has not agreed to, or is unable to, pay compensatory additional amounts.

RISK OF LESSEE DEFAULT

     DETERIORATION IN FINANCIAL CONDITION OF LESSEES

     The ability of each Lessee to perform its obligations under its Lease will depend primarily on its financial condition. A Lessee's financial condition may be affected by various factors beyond our control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, economic conditions in the countries where the Lessees operate and environmental and other governmental regulation of the air transportation business. Many of our Lessees are in a weak financial position. Investors should expect this to be the case with future Lessees. As a result, a large proportion of Lessees may consistently be significantly in arrears in their Rental Payments or maintenance payments. There can be no assurance as to the ability of Lessees to perform their financial and other obligations under the Leases.

     As of September 30, 1998, 10 Initial Lessees who had a combined total of 14 Aircraft on lease at that date were in arrears. The amounts outstanding and overdue for Rental Payments, Maintenance Reserves, and other miscellaneous amounts due under the Initial Leases (net of agreed deferrals or other restructurings, default interest and certain cash in transit) for these 10 Initial Lessees was approximately $4.97 million (of which $3.90 million was in arrears for more than 30 days). One Lessee, Canadian Airlines, deferred $0.90 million of rent and miscellaneous payments, as of September 30, 1998, under a restructuring agreement with ALPS 94-1. Of the $4.97 million of outstanding and overdue amounts, $0.73 million is owed by another North American Lessee (representing 3.28% of the Portfolio by Initial Appraised Value). In addition, PAL, the Lessee of two Aircraft representing 4.61% of the Portfolio by Initial Appraised Value, has recently suffered severe financial difficulties. On June 19, 1998, PAL filed a petition for Approval of a Rehabilitation Plan with the Philippine SEC and subsequently the Philippine SEC appointed an Interim Receiver. PAL was instructed by the Philippine SEC to submit a Rehabilitation Plan within thirty days. Following a number of applications for extension of this time limit, PAL currently has until November 20, 1998 to file a Rehabilitation Plan with the Philippine SEC.

     At September 30, 1998, $2.02 million (of which $1.48 million was in arrears for more than 30 days) was outstanding from PAL. The Servicer is in negotiations with PAL regarding repayment of its arrearages. There can be no assurance, however, that PAL will ultimately repay its arrearages or be able to pay future lease rentals. AerCo Group may encounter delays or difficulties in recovering possession of the Aircraft (which are currently operated in the Philippines) or terminating such Leases. If the Aircraft are recovered, the technical costs required to ensure the Aircraft are in suitable condition for re-leasing may be significant. See "-- Inability to Terminate Leases or Repossess Aircraft".

     In addition to the deterioration of their financial conditions, some Lessees may experience periodic difficulties in meeting their maintenance obligations resulting from:

     -  the lack of a well established maintenance program,

     - adverse environmental conditions in the locations where the Aircraft is operated, or

     -  financial and labor difficulties.

     If a Lessee continuously fails to maintain an Aircraft, the Aircraft may be grounded, which may affect its market value. If AerCo Group decides to re-lease the Aircraft it may incur substantial cost to restore it to acceptable maintenance condition.

     The environment for commercial aircraft operators in most geographic regions has been extremely favorable in the past few years. Therefore, the current level of defaults and Lessee arrears should not be seen as representative of future defaults and arrears as economic conditions deteriorate. We can give no assurance that defaults and amounts in arrears will not increase as the market for aircraft on operating lease experiences further cyclical downturns, particularly in regions such as Asia which is experiencing acute economic difficulties. Increasing levels of Lessee defaults and arrears will adversely affect our ability to make payments on the Notes.

     RISK OF REGIONAL ECONOMIC DOWNTURNS AFFECTING LESSEES FINANCIAL CONDITION

     EUROPEAN CONCENTRATION. At September 30, 1998, 50.32% of the Initial Aircraft by Initial Appraised Value were leased by operators based in Europe with 36.90% based in "developed" European markets, principally the United Kingdom and Spain, and 13.42% based in "emerging" European markets, principally Turkey. One Lessee, (Spanair) leased 11.05% of the Initial Aircraft by Initial Appraised Value. As of September 30, 1998, 47.51% of the Initial Aircraft by Initial Appraised Value were leased to charter operators in the tourism industry, principally in the United Kingdom (17.12% of the Initial Aircraft by Initial Appraised Value). See "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants -- Concentration Limits".

     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European Lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European Lessees' ability to meet their financial and other obligations. For example, the Russian economy has recently experienced severe difficulties, including significant devaluation of the ruble against the dollar. The downturn in Russia's economy may undermine business confidence and reduce demand for air travel in other emerging market countries. Competitive pressures from continuing deregulation of the airline industry by the EU may also adversely affect European Lessees' operations and their ability to meet their obligations under the Leases.

     ASIA PACIFIC CONCENTRATION. At September 30, 1998, 21.33% of the Initial Aircraft by Initial Appraised Value were leased by operators in "emerging" markets in the Asia Pacific region, including China, the Philippines, South Korea and India. One Lessee, Asiana, leased 5.76% of the Initial Aircraft by Initial Appraised Value.

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. Several airlines in the region, including a Lessee, recently announced their intention to reschedule their aircraft purchase obligations, eliminate certain routes and reduce employees. This downturn in the region's economies may undermine business confidence, reduce demand for air travel and adversely affect the Asian Lessees' operations and their ability to meet their obligations. See "-- Deterioration in Financial Condition of Lessees".

     LATIN AMERICAN CONCENTRATION. At September 30, 1998, 17.79% of the Initial Aircraft by Initial Appraised Value were leased by operators in "emerging markets" in Latin America, principally Brazil, Chile and Colombia. One Lessee, Lan Chile, leased 6.56% of the current Portfolio by Initial Appraised Value.

     The financial prospects for Lessees in Latin America will depend on the level of political stability and economic activity and policies in the region.

     Developments in other "emerging markets" may also affect the economies of Latin American countries and the entire region. For example, in December 1994 a decrease in capital inflow to Mexico coupled with a large current account deficit led to diminishing foreign exchange reserves which ultimately forced Mexico to allow the peso to float freely. The subsequent devaluation of the peso led to a currency crisis in Mexico which dampened investor confidence and resulted in lower levels of foreign investment in Latin America in general. The downturn in Asia and in Russia has recently begun to undermine business confidence in Latin America and to have an adverse effect on the economies of Latin American countries.

     More recently, Brazil has experienced significant downturns in its financial markets, with large decreases in financial asset prices and considerable pressure for a devaluation of the currency. Three of the Initial Lessees representing 5.17% of the Initial Aircraft by Initial Appraised Value operate in Brazil. The loss of confidence in the Brazilian markets and currency has been associated with the economic crises currently affecting "emerging markets" in Asia. See "-- Asia Pacific Concentration" above. The Brazilian government responded to these pressures with a series of austerity measures including increased interest rates, public spending cuts and tax increases. These measures led to widespread expectations that economic growth in Brazil would be significantly reduced through at least 1998 with the real possibility of a recession that could adversely affect the operations of AerCo Group's Brazilian Lessees.

     Similarly, the Chilean economy has recently suffered adverse effects as a result of the continuing economic difficulties in Asia and lower market prices for certain of Chile's exported commodities, especially copper, woodpulp and fishmeal. In the past, Asia has accounted for a significant portion of Chile's exports. Copper is Chile's principal export product. Copper prices have declined dramatically over the past year, primarily as a result of Asia's economic difficulties. See "-- Asia Pacific Concentration" above. Such economic developments, especially if they continue or worsen, could lead to lower levels of economic activity in Chile which could, in turn, adversely affect the operations of AerCo Group's Chilean Lessee.

     Several Latin American countries have experienced increased political stability, overall increased economic growth, lower inflation rates and revitalized economies in the past several years. However, there can be no assurance that such progress can be maintained or that further progress will be made.

     NORTH AMERICAN CONCENTRATION. At September 30, 1998, 8.34% of the Initial Aircraft by Initial Appraised Value were leased by operators in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Since airline travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations. One North American Lessee, representing approximately 3.28% of the Portfolio by Initial Appraised Value, has failed to pay $0.73 million under its Lease.

INABILITY TO TERMINATE LEASES OR REPOSSESS AIRCRAFT

     AerCo Group has the right to terminate the Lease and repossess the Aircraft if there is an event of default under the Lease.

     However, AerCo Group's ability to terminate the Lease and repossess the Aircraft may be limited by the following factors:

     - a Lessee contesting AerCo Group's right to terminate the Lease and repossess the Aircraft,

     -  where a jurisdiction requires a court ordered repossession,

     -  AerCo Group's inability to export, deregister and redeploy the Aircraft,

     - legal restrictions on AerCo Group's ability to terminate or repossess the Aircraft, and

     - the appointment of a trustee in bankruptcy or similar officer in the case of a bankrupt or insolvent Lessee.

     Even if AerCo Group is able to terminate the lease and repossess the Aircraft, it will incur substantial costs, including:

     - the direct costs associated with the termination of the Lease or repossession of an Aircraft, including legal costs,

     -  the cost of returning the Aircraft to the appropriate jurisdiction,

     - the payment of debts and taxes secured by Liens on the Aircraft that were not paid by the Lessee,

     - the costs of retrieving or recreating aircraft records that are required for reregistering the Aircraft,

     -  costs to obtain a Certificate of Airworthiness for the Aircraft, and

     -  swap breakage costs incurred under its agreements with Swap Providers.

RISKS RELATING TO PAYMENTS ON THE NOTES

     FACTORS AFFECTING THE AMOUNT AND TIMING OF PAYMENTS UNDER THE NOTES

     The following factors outside our control will affect our ability to make payments on the Notes:

     - AerCo Group's ability to re-lease the Aircraft upon expiration or termination of the Lease;

     - lower than expected rental rates caused by early lease terminations and re-leases; or

     - exercise of Purchase Options, early termination options or extension options.

     CASH FLOW FROM AIRCRAFT AND LEASES NOT PREDICTABLE; FAILURE OF ACTUAL EXPERIENCE TO MATCH THE ASSUMPTIONS

     The Expected Final Payment Dates of the Notes described in this Prospectus were based on the Assumptions. The Assumptions may be inconsistent with AerCo Group's experience for numerous reasons. AerCo Group's inability to find financially able and willing Lessees for the Aircraft at acceptable rental rates will affect the timing and amount of proceeds realized from Leases of Aircraft. In addition, we cannot predict other economic and political factors, such as prevailing interest rates, credit availability and market demand for leased aircraft. Rental Payments, insurance recoveries, maintenance reserve payments, expenses and liabilities will often be dependent upon the actions of third parties, which are difficult to predict and are generally not within our control. Accordingly, collections and other realizations with respect to certain Leases and Aircraft could occur at different times and levels than anticipated and may not occur at all. As a result, we may not be able to repay the initial Outstanding Principal Balance on any subclass of the Notes.

     SUBORDINATION PROVISIONS

     The Expenses and certain other payments are senior to the Notes and are payable out of funds on deposit in the Collection Account before any payments are made on the Notes. Under certain circumstances, the rights of a holder of a subclass of Notes to receive payments of principal on the subclass of Notes and to exercise remedies upon default will be subordinated to the rights of the holder of the most senior class of Notes then outstanding. If an Event of Default occurs, the Security Trustee, acting on behalf of the Noteholders of the most senior class of Notes then outstanding and each other secured creditor under the Security Trust Agreement, will have the exclusive right to direct the Administrative Agent in the exercise of remedies. The Security Trustee will have sole discretion as to the exercise and enforcement of all remedies regarding the Notes and may take any permitted actions without regard to the interests of any other Noteholder. Accordingly, if an Event of Default occurs and is continuing, the holders of Notes will not be permitted to enforce certain rights with respect to such default until all amounts owing under any outstanding senior Notes and certain other amounts have been paid in full.

CAPITAL MARKETS RISKS

     ABSENCE OF PUBLIC MARKET

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued to a limited number of institutional investors. There is currently no market for New Notes. We intend to list the New Notes only on the Luxembourg Stock Exchange. We do not intend to seek approval for quotation through any automated quotation system. We cannot give any assurance that an active public market for the New Notes will develop. If a market for the New Notes does develop, future trading prices will depend upon many factors, including general economic conditions and our financial condition, performance and prospects.

     INABILITY TO REFINANCE CERTAIN NOTES

     The Subclass A-1 Notes as well as certain subclasses of Refinancing Notes and Additional Notes may reach their Expected Final Payment Dates before we have received sufficient Available Collections to pay all of the principal on the Notes. We will attempt to refinance the Subclass A-1 Notes and the subclasses of Refinancing Notes and Additional Notes with the net cash proceeds realized from public offerings and sales of Refinancing Notes. The Refinancing Notes will rank equally with the remaining outstanding subclasses of Notes belonging to the same class as the Notes being refinanced but our Directors will determine their interest rate, average life, principal payment provisions, redemption provisions and other economic terms at the time of issuance. These terms may be substantially different from the terms of the Notes being refinanced. However, we may not be able to refinance Notes in this manner. Any attempt to issue Refinancing Notes may be adversely affected by general conditions in the capital markets or the market's then current perception of the commercial aviation industry, the operating lease business or AerCo Group. If we fail to sell Refinancing Notes on acceptable terms at the required times we may not be able to refinance the Subclass A-1 Notes and any similar subclass of Refinancing Notes and Additional Notes. This may increase the overall cost of borrowing under Refinancing Notes or Additional Notes, may affect the liquidity and market prices of the Notes and may affect the timing of repayment of principal on lower ranked Notes.

CERTAIN BANKRUPTCY CONSIDERATIONS

     We have taken steps in structuring the transactions described in this Prospectus to ensure that our assets and liabilities are not consolidated with those of GPA if GPA becomes the subject of an application for relief under applicable bankruptcy or insolvency laws. ALPS 94-1 took similar steps in relation to its acquisition of the Original ALPS 94-1 Aircraft from GPA in 1994 and 1995 for the same purpose. These steps include:

     - the creation of AerCo and ALPS 94-1 as separate legal entities outside Ireland,

     - the requirement that GPA hold none of the issued equity or voting share capital of AerCo or ALPS 94-1 (other than the 5% of AerCo's Capital Stock held in order to assist us and certain of our subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies),

     - the requirement that GPA not control the composition of AerCo's Board of Directors, and

     - the inclusion in various transaction documents of provisions requiring that our business and affairs and the business and affairs of our subsidiaries are at all times identifiable and separately managed from those of GPA.

     McCann FitzGerald, our Irish counsel, concluded in its opinion that:

     - in any examination of GPA Group or any of its affiliates, an Irish examiner would not be able to contend successfully that an examiner should be appointed to any member of AerCo Group on the grounds that, after the Closing Date, such member is a "related company" of GPA Group or such affiliate and

     - an Irish court should not treat GPA or any of its affiliates, on the one hand, and any member of AerCo Group, on the other, as a single entity in any winding up of GPA Group or such affiliate and order

       -- the pooling of any of the assets and liabilities of any member of AerCo Group with those of GPA or

       -- the contribution of any of the assets of any member of AerCo Group to the repayment of the debts of GPA.

     In the context of liquidation, examination or receivership of GPA Group or any of its affiliates, a liquidator, receiver, examiner, creditor or shareholder of GPA Group or any of its affiliates could take the position that the disposal of the shares of any of the Transferring Companies pursuant to the Stock Purchase Agreements constituted improper transfers or fraudulent conveyances and could therefore seek the invalidation of such sales and the return to GPA of such shares or proceeds of subsequent sales thereof. With respect to these issues, we have received an opinion of Irish counsel, McCann FitzGerald, concluding that, on the basis of certain assumptions and subject to certain qualifications and reservations set forth in such opinion, an Irish court would not regard the completed sale of the shares of the Transferring Companies pursuant to the Stock Purchase Agreements as improper transfers or fraudulent conveyances and order any such assets to be returned to GPA on such grounds.

     GPA and AerCo have taken appropriate steps to transfer the shares of the Transferring Companies to AerCo. A liquidator, receiver, examiner, creditor or shareholder of GPA Group, any such seller or any relevant affiliate, however, could seek to recharacterize the transfer of the shares of the Transferring Companies as a pledge of collateral as security for a financing of GPA. A successful recharacterization of the share transfers as a pledge or granting of security could:

     - in certain circumstances result in the complete forfeiture of the rights of AerCo Group in the Transferring Aircraft or the shares of the Transferring Companies, possibly resulting in AerCo Group being considered a general unsecured creditor of GPA Group or the applicable seller with a claim in an amount equal to the purchase price paid for such Aircraft or such shares, or

     - in other circumstances result in AerCo Group being a secured creditor of GPA Group or the applicable seller or of the relevant affiliate. AerCo Group, however, has received an opinion of McCann FitzGerald concluding that, notwithstanding the uncertainty resulting from the lack of substantive Irish case law on the issue of recharacterization, and subject to the qualifications and reservations, including as to difference of treatment of the sales for accounting purposes, and based on the assumptions set forth in the opinion. These include the assumption that both GPA and AerCo Group will, so far as permissible in accordance with current accounting standards, act in a manner consistent with the shares having been sold, the sales of the shares of the Transferring Companies once completed would not be recharacterized as a pledge of such assets to secure a loan from AerCo Group to GPA.

     There can be no assurance, however, that the circumstances and assumptions upon which counsel have based their opinion will not change, that a court of competent jurisdiction would not decide differently from the views expressed in such counsel's opinions or that such opinions will prove to be correct. Such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion.

     AerCo Group will also take appropriate steps to structure the acquisition of Additional Aircraft or shares in Additional Aircraft-owning subsidiaries of any sellers, which may include GPA, to minimize the risk of recharacterization described above. The nature and magnitude of such risk will depend largely on the financial condition of the relevant seller and the bankruptcy and insolvency laws of the jurisdiction or jurisdictions applicable to it and its assets. There can be no assurance that a liquidator, receiver, examiner, creditor or shareholder of the relevant seller could not seek to recharacterize the acquisition of Additional Aircraft as described above or could not otherwise seek to challenge the rights of AerCo Group in the Additional Aircraft or the shares of the companies owning them.

CERTAIN INCOME TAX RISKS

     The tax consequences of the purchase of the Notes will depend to some extent upon your individual circumstances. Ownership of the Notes entails certain risks regarding the application of the tax laws of Ireland, the United States, Jersey and the jurisdictions in which the members of AerCo Group and the Lessees are organized, reside or operate.

     We have received an opinion of Mourant du Feu & Jeune, our Jersey tax counsel, that neither we nor ALPS 94-1 will be subject to Jersey income tax and that payments on the Notes will not be subject to Jersey withholding tax.

     In the opinion of KPMG, our Irish tax advisors, neither ALPS 94-1 nor AerCo USA is subject to Irish income tax on its non-Irish source income. This opinion is based on the assumption that the companies operate their businesses in accordance with the operational provisions set forth in their organizational documents (which were included for this purpose). ALPS 94-1 and AerCo USA do not intend to be (and have taken steps designed to ensure that they will not be) treated as doing business in Ireland. Therefore, ALPS 94-1 and AerCo USA do not expect to be subject to Irish income tax. However, there can be no assurance that ALPS 94-1 or AerCo USA will not be subject to Irish tax on some or all of their income.

     In the opinion of McCann FitzGerald, our Irish counsel, payments on the Notes (excluding any Definitive Notes) will not be subject to Irish withholding tax. This opinion is based on certain assumptions. See "Tax Considerations -- Irish Tax Considerations -- Irish Income and Withholding Taxes on Payments on the Notes".

     You should be aware, however, that these opinions represent only the best judgment of counsel and are not binding on the applicable taxing authorities or the courts. The opinions depend upon certain factual assumptions and the existence of different facts could lead to circumstances not anticipated by counsel.

     We will not make any additional payments to Noteholders for any withholding or deduction that is required under applicable law on payments on the Notes. If we are required to make a withholding or deduction, we will use reasonable efforts to avoid the application of withholding taxes. If we cannot avoid the withholding taxes, we may redeem the Notes. If withholding taxes are imposed on the Notes and we do not redeem them, we will reduce the amount of interest that you will receive by the amount of the withholding taxes.

     ALPS 94-1, AerCo Ireland, AerCo Ireland II and we do not expect to have any material U.S. federal income tax liability. However, this conclusion may depend in part on:

     - the manner in which the Servicer performs its activities for AerCo, ALPS 94-1, AerCo Ireland or AerCo Ireland II, and

     - the qualification of AerCo, AerCo Ireland and AerCo Ireland II for the benefits of a recently ratified treaty between the United States and Ireland (the "Treaty").

     We can give no assurance that the Servicer's activities will not expose AerCo, ALPS 94-1, AerCo Ireland or AerCo Ireland II to United States federal income tax on their income. GPA and certain of its affiliates, with the support of the Irish authorities, have sought a ruling from the United States under the Treaty, that certain subsidiaries and affiliates of GPA Group will be eligible for benefits under the Treaty. Based upon (i) the expected applicability of the ruling when issued to affiliates of GPA Group formed after the date of the ruling request with similar factual profiles to those GPA Group entities specifically included in the ruling request and (ii) the structure of the AerCo Group and the expected nature of its income and operations, we believe that if and when a ruling is received it will apply to AerCo, AerCo Ireland and AerCo Ireland II. However, we can give no assurance that a ruling will be obtained, that AerCo, AerCo Ireland, or AerCo Ireland II would be covered by the ruling or that such companies or ALPS 94-1 would not be subject to United States federal income tax on some or all of their income with the result that the cash flow available for payments on the Notes could be reduced.

     There is also a risk that the Servicer's future management of the Aircraft may expose members of the AerCo Group to tax liabilities in other jurisdictions outside Ireland.

LOSS OF CERTAIN IRISH TAX BENEFITS

     AerCo, AerCo Ireland and AerCo Ireland II are entitled to certain corporate tax benefits for Shannon, Ireland certified companies including a preferential corporate taxation rate of 10% through December 2005. If GPA Group were liquidated or were to cease to hold its 5% shareholding in AerCo, or if GPA Group or GECAS were to reduce or relocate their respective operations for any reason such that either party failed to maintain, among other things, certain employment levels at Shannon, Ireland, or if GPA Administrative Services or GPA Cash Manager II were to resign or be terminated as Administrative Agent or Cash Manager, respectively, of AerCo Group, then AerCo, AerCo Ireland, and AerCo Ireland II may become subject to Irish corporate taxation at general Irish statutory rates (currently 32%).

     Such a loss of tax benefits could lead to a downgrade in the then-current ratings on the Notes and could affect our ability to make the required payment on the Notes. See also "Irish Tax Considerations -- Irish Income and Withholding Taxes on Payments on the Notes". GPA Group has agreed to use its best efforts to maintain the Shannon corporate tax benefits for the benefit of AerCo Group.

     When the Irish preferential 10% tax rate ends on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group may become subject to Irish corporate tax on their net trading income at a 12.5% rate as announced by the Minister for Finance of Ireland on December 3, 1997. According to the announcement, non-trading income will be taxed at 25%. We can give no assurance that the announced rates will be adopted as law in Ireland or that, if adopted, the rates will not be changed afterwards.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), AerCo will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on
          1999. If AerCo, however, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page hereof to all Holders of Old Notes known to AerCo. AerCo's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "Certain Conditions to the Exchange Offer" below.

     AerCo expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the Holders as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by AerCo. Any Old Notes not accepted for exchange for any reason will be credited to an account maintained with the Book-Entry Transfer Facility without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. Notwithstanding the foregoing, pursuant to the Registration Rights Agreement, AerCo has agreed to keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the holders of the Old Notes (or longer if required by applicable law).

     AerCo expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." AerCo will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. AerCo intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to AerCo of Old Notes by a Holder thereof as set forth below and the acceptance thereof by AerCo will constitute a binding agreement between the tendering Holder and AerCo upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit to the Exchange Agent on or prior to the Expiration Date either (i) a properly completed and duly executed Letter of Transmittal or a facsimile thereof, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" or (ii) a computer-generated message (an "AGENT'S MESSAGE"), transmitted by means of the Book-Entry Transfer Facility's ATOP (as defined below) system and received by the Exchange Agent and forming part of a Book-Entry Confirmation, in which such Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. In addition, in order to deliver Old Notes (i) a timely confirmation of a book-entry transfer (a "BOOK-ENTRY CONFIRMATION") of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "BOOK-ENTRY TRANSFER FACILITY") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the Holder must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND THAT HOLDERS USE REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO AERCO.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "ELIGIBLE INSTITUTIONS").

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by AerCo in its sole discretion, which determination shall be final and binding. AerCo reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of AerCo or its counsel, be unlawful. AerCo also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by AerCo shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within such reasonable period of time as AerCo shall determine. Neither AerCo, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the Holders of Old Notes, such Letter of Transmittal must be accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the Holders that appear on the security position listing maintained by DTC.

     If the Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by AerCo, proper evidence satisfactory to AerCo of its authority to so act must be submitted.

     By tendering (including transmission of an Agent's Message), each Holder of Old Notes will represent to AerCo that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of AerCo, within the meaning of Rule 405 under the Securities Act. By tendering (including transmission of an Agent's Message) each Holder of Old Notes that is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account pursuant to the Exchange Offer will represent that Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, AerCo will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, AerCo shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if AerCo has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below and either (i) a properly completed and duly executed Letter of Transmittal or facsimile thereof, including all other documents required by such Letter of Transmittal or (ii) a properly transmitted Agent's Message. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES

     Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer promptly after the date of this Prospectus. All deliveries of Old Notes must be made by book-entry transfer to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility or all other documents required by the Letter of Transmittal to the Exchange Agent on or prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a Holder of the Old Notes desires to tender such Old Notes and time will not permit such Holder's required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution either a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or a properly transmitted Agent's Message and Notice of Guaranteed Delivery, substantially in the form provided by AerCo (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of such Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and all other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, either (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" or (ii) the appropriate procedures of the Book-Entry Transfer Facility's ATOP system must be complied with. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn and identify the Old Notes to be withdrawn (including the principal amount of such Old Notes). Any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by AerCo, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with Book-Entry Transfer Facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, AerCo shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The foregoing condition is for the sole benefit of AerCo and may be asserted by AerCo regardless of the circumstances giving rise to such condition or may be waived by AerCo in whole or in part at any time and from time to time in its sole discretion. The failure by AerCo at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, AerCo will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to either the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

     Bankers Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be delivered to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

             Delivery To: Bankers Trust Company, as Exchange Agent

                     If by Mail, Hand or Overnight Courier:

                             Bankers Trust Company
                               Four Albany Street
                                 Mail Stop 5101
                            New York, New York 10006
                      Attention: Structured Finance Group

                                       or

                                If by Facsimile:

                                 (212) 250-6439

                             Confirm by Telephone:

                        (212) 250-5601 or (212) 250-6137

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN TO A NUMBER SET FORTH ABOVE WILL NOT BE A VALID DELIVERY.

FEES AND EXPENSES

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by the Exchange Agent, on behalf of AerCo. No additional compensation will be paid to the Exchange Agent who engages in soliciting tenders. AerCo will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. AerCo however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by AerCo and are estimated in the aggregate to be $500,000.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to AerCo or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legends thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. AerCo does not intend to register the Old Notes under the Securities Act.

     Based upon interpretations contained in letters issued to third parties by the staff of the Commission, we believe that any holder of Old Notes (other than a broker-dealer, as set forth below, or any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, may resell such New Notes, or otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act IF:

     -  the holder acquires the New Notes in the ordinary course of its business

       AND

     - the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes.

If you wish to accept the Exchange Offer, you must represent to us in the Letter of Transmittal that the two conditions described above have been met.

     If you wish to accept the Exchange Offer, you must also make the following representations:

     - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the New Notes and that you do not intend to participate in the distribution.

     - If you are a broker-dealer who will not receive New Notes for your own account, you must represent that neither you nor any person for whom you receive the New Notes is participating in the distribution and that neither you nor any such person intends to participate in the distribution.

     - If you are a broker-dealer who will receive New Notes for your own account, you must represent that you acquired the Old Notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the New Notes. By making this acknowledgement and delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. We have agreed to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing. Unless we are requested, we do not intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. In addition, the tender of Old Notes pursuant to the Exchange Offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

                                  THE PARTIES

AERCO

     The Company is a special purpose limited liability company formed on June 4, 1998 under the laws of Jersey for an unlimited duration for certain limited purposes, including owning the share capital of ALPS 94-1 and the other Aircraft-Owning Subsidiaries and thereby indirectly acquiring, financing, re-financing, owning, leasing, re-leasing, maintaining and modifying the Aircraft (including any Additional Aircraft). The foregoing activities are initially limited to the Initial Aircraft. In addition, within the limits set forth in the Indenture, AerCo Group may acquire Additional Aircraft and may also sell Aircraft and incidents of ownership of the Aircraft in certain tax-related transactions. AerCo may also enter into certain hedging contracts as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- Interest Rate Management", and establish and provide loans or guarantees to, or in respect of, its subsidiaries and any entities that may be established in the future in connection with acquisitions of Additional Aircraft ("FUTURE AERCO ENTITIES"). Future AerCo Entities may be subsidiaries of the Company or may be entities with no common equity ownership connections to AerCo which have been organized for the purpose of the Additional Aircraft acquisition and which have guaranteed the Notes and other obligations of AerCo.

     The Company's direct subsidiaries are ALPS 94-1, AerCo Ireland, AerCo Ireland II and AerCo USA, in each of which it holds 100% of the share capital. The Company operates the business of AerCo Group principally through its direct and indirect subsidiaries but in the future may also engage directly in the acquisition and leasing of Aircraft. The Company's own business therefore principally consists of, and its own revenues are derived principally from, making loans to its subsidiaries. The Company and its subsidiaries are also permitted to lease Aircraft to or from, or sell Aircraft to or buy Aircraft from, other members of AerCo Group.

     The Company has an authorized share capital of 10,000 ordinary shares, $1 par value per share, 20 of which have been issued. Nineteen shares of the issued Capital Stock of the Company have been issued to and are held by the Nominees for the benefit of the Charitable Trust. One share of the issued Capital Stock has been issued to and is held by GPA Group. The 5% shareholding of GPA Group is intended to assist AerCo and certain of its subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies. See "Risk Factors -- Loss of Certain Irish Tax Benefits".

     The Company has a Board of Directors but has and will have no employees or executive officers. Accordingly, the Board relies upon the Servicer, the Administrative Agent, the Cash Manager and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. The Board consists of five members, two of whom were appointed by the holder of a majority in aggregate principal amount of the Class E Notes and three of whom are independent directors ("INDEPENDENT DIRECTORS"). Any resolutions of the Directors of the Company, whether passed at a meeting of Directors or by way of written resolution, will require the affirmative vote of a majority of the Independent Directors. Certain significant transactions or proceedings of the Company may only be approved by a unanimous vote of all the Directors of the Company. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to the Company's Memorandum or Articles of Association, the acquisition of Additional Aircraft, mergers or, subject to certain exceptions, sale of all or substantially all of the Company's assets. The Independent Directors will not be officers, directors or employees of GPA Group, any holder of the Class E Notes or any affiliate of these persons.

     The Company is not involved in or subject to any legal or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the Notes nor is the Company aware that any such proceedings are pending or threatened. GPA Group has represented and warranted in the Stock Purchase Agreement that there are no liabilities, actual or contingent, of a Transferring Company that existed at the time of transfer but were not disclosed in the financial statements of the relevant Transferring Company or otherwise disclosed to AerCo Group.

     The Company's registered and principal office is located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands and its telephone number is 011-44-1534-609000. Until September 9, 1998, the Company's auditors were Arthur Andersen, Chartered Accountants, Forum House, Grenville Street, St. Helier, Jersey JE2 4UF, Channel Islands. On September 9, 1998, the Company appointed KPMG, Chartered Accountants, 1 Stokes Place, St. Stephens Green, Dublin 2, Ireland, as new independent auditors for the fiscal year ending June 30, 1998 and subsequent periods.

GPA

     GPA Group is the holder of all of the Subclass D-1 and Subclass E-1 Notes of the Company and, through wholly owned subsidiaries, provides administrative, accounting, liability management, financial consulting and cash management services to AerCo Group in its capacity as Administrative Agent and Cash Manager. As the holder of a majority in aggregate principal amount of the Subclass E-1 Notes, GPA Group is entitled to nominate two Directors of the Company. The GPA Group nominated Directors are Edward Hansom and Rose Hynes.

     Because GPA has access to certain potential benefits arising from the Aircraft through its ownership of the Subclass D-1 and Subclass E-1 Notes of AerCo, the Initial Aircraft and the AerCo Notes will be consolidated with GPA's assets and liabilities on GPA's consolidated balance sheets under both Irish GAAP and U.S. GAAP.

     GPA is a significant lessor of modern commercial aircraft and is a significant participant in the global commercial aviation industry. GPA leases aircraft throughout the world almost exclusively by way of operating lease. At July 16, 1998, GPA employed 30 people and had 85 commercial aircraft in its portfolio, of which 81 were on lease to 35 lessees in 19 countries. At July 16, 1998, GPA owned or leased-in three aircraft types which represented over 10% each of its portfolio by appraised value. Airbus A320 aircraft constituted approximately 18.69%, Boeing 737-300 aircraft constituted approximately 15.50% and MD-11 aircraft constituted approximately 10.29%. Overall, at July 16, 1998, narrowbody aircraft (including turboprops) constituted approximately 85.29% of GPA's portfolio by appraised value and Stage 3 aircraft (including turboprops) constituted approximately 96.94% of GPA's portfolio by appraised value. At July 16, 1998, 32.25% of GPA's portfolio (by appraised value) was on lease to North American airlines, 25.54% was on lease to European based airlines, 18.00% was on lease to Asian airlines and 19.82% was on lease to Latin American airlines. Also at July 16, 1998, approximately 38.60% of GPA's portfolio was on lease to three airlines, of which approximately 16.08% was on lease to one U.S. airline, approximately 12.35% was on lease to one Chinese airline and approximately 10.29% was on lease to one Brazilian airline, in each case by appraised value. In addition to its remaining owned aircraft, GPA continues to have an indirect interest in the aircraft owned by Airplanes Limited and Airplanes Trust by virtue of its deeply subordinated investment in those entities.

     On June 5, 1998, GPA Group entered into a nonbinding MOU with GE Capital and GECAS in relation to a number of matters. On August 21, 1998, GPA Group entered into definitive agreements with GE Capital and GECAS in relation to the matters set forth in the MOU. On November 4, 1998, GPA Group's ordinary shareholders approved the 1998 Restructuring. Following completion of the 1998 Restructuring, GPA will conduct business under a new name, AerFi Group plc.

     The principal components of the 1998 Restructuring are:

     - Replacement of the Existing Call Right with a new option (the "NEW GE OPTION"), exercisable at any time until October 29, 2001, to acquire a passive interest of up to 24.9% in GPA (after exercise) at an option price of approximately $0.06 per ordinary share (approximately equivalent to the per share price under the existing Call Right).

     - GPA's servicing agreement with GECAS to be amended to provide, among other things, for its termination on October 29, 2001 in consideration for a $61.25 million fee to be paid by GPA upon completion of the 1998 Restructuring.

     - GPA to sell nine aircraft to GE Capital for an aggregate purchase price equal to GPA's net book value (approximately $270 million at September 30, 1998). Eight of these aircraft were owned by GPA and one was owned by ALPS 94-1 at March 31, 1998.

     - Various agreements pursuant to which GPA will assign to GE Capital its rights under a purchase agreement with The Boeing Company for four new Boeing 737 aircraft. GE Capital will reimburse GPA for the purchase price installments previously paid by GPA in the amount of approximately $8.5 million.

     - GE Capital to acquire the outstanding Class E Notes issued by Airplanes Group that are held by GPA Group. GECAS will continue as servicer of Airplanes Group's 212 aircraft.

     - GE Capital to have the option, exercisable at any time until October 29, 2001, to pay GPA an aggregate of $35.9 million in satisfaction of GE Capital's obligation to make deferred payments to GPA relating to 18 aircraft it previously purchased from GPA. (This amount is equal to GPA's book value of these assets.)

     - GPA to satisfy its obligations as lessee under nine aircraft head leases from GE Capital for a $36 million cash payment and assignment of its rights under the relevant subleases. The consummation of this transaction in respect of the head lease for one of these nine aircraft may not occur by the time the 1998 Restructuring is consummated, if at all.

     - GPA to change its name upon completion of the 1998 Restructuring. GPA, GE Capital, GECAS and their affiliates will agree not to use the "GPA", "Guinness Peat Aviation", "GPA Group plc" or "GPA Group" names or logos or any variant thereof.

     On September 30, 1998, GPA Group entered into the Investment Agreement with TPG AerFi and the Current Shareholders, including all Directors and senior management of GPA Group. Under the Investment Agreement, TPG AerFi, together with the Directors and senior management of GPA Group, have made a tender offer to acquire up to 69.6% of GPA Group's outstanding ordinary shares at a price of $1.56 per share. TPG AerFi has also agreed to subscribe for a number of new ordinary shares of GPA Group that is dependent on the results of the tender offer at the same price. GPA Group expects that, as a result of these transactions, TPG AerFi will acquire approximately 61.8% of its issued ordinary shares immediately after the transaction (47.7% on a fully diluted basis). Under the Investment Agreement, TPG AerFi will have the right to appoint three members of the board of GPA Group. The Investment Agreement gives these directors the right to veto significant corporate actions of GPA Group, including acquisitions and dispositions of assets in excess of certain thresholds.

     There can be no assurance that these transactions will be consummated, or if consummated, that they will not differ from the transaction described above. Completion of these transactions are subject to contractual, governmental or regulatory approvals and other customary closing conditions.

     As of July 16, 1998, after giving effect on a pro forma basis to the Transactions, GPA would have 67 aircraft in its portfolio of which 63 were on lease to 30 lessees in 18 countries. Through its Subclass D-1 and Subclass E-1 Notes, GPA owns the residual interest in the 35 Initial Aircraft. GPA would own or lease-in five aircraft types which represent over 10% each of its portfolio by appraised value. Airbus A320 aircraft would constitute approximately 17.07%, MD11 aircraft would constitute approximately 15.90%, ATR42-300 would constitute approximately 13.11%, Fokker 100 aircraft would constitute approximately 13.07% and MD83 aircraft would constitute approximately 10.26%. Overall, on a pro forma basis, narrowbody aircraft (including turboprops) would constitute approximately 84.10% of GPA's portfolio by appraised value and Stage 3 aircraft (including turboprops) would constitute approximately 95.28% of GPA's portfolio by appraised value. Approximately 35.93% of GPA's portfolio (by appraised value) would be on lease to North American airlines, 28.09% would be on lease to European airlines, 21.25% would be on lease to Latin American airlines and 6.41% would be on lease to Asian airlines. Approximately 26.83% of GPA's portfolio would be on lease to two airlines, of which approximately 15.90% would be on lease to one Brazilian airline and approximately 10.93% would be on lease to one U.S. airline, in each case by appraised value.

     GPA would no longer have an indirect interest in the aircraft owned by Airplanes Group because its economic interest in the Airplanes Group Class E Notes would be transferred to GE Capital.

     The following table indicates the maturities of GPA's indebtedness as of March 31, 1998.

                                                                  YEAR ENDING MARCH 31,
                                                      ---------------------------------------------
                                                      1999   2000   2001   2002   2003   THEREAFTER
                                                      ----   ----   ----   ----   ----   ----------
                                                                     ($ IN MILLIONS)
Secured facilities.................................    37     34    140     19     30       127
Unsecured facilities...............................    71      1     --     52     --         3
                                                      ---    ---    ---    ---    ---       ---
Total(1)...........................................   108     35    140     71     30       130
                                                      ===    ===    ===    ===    ===       ===

---------------

(1) As of March 31, 1998, GPA had cash on hand of $286.4 million ($159.8 million of which were restricted cash balances) and as of the same date, but giving effect on a pro forma basis to the Transactions, and the restructuring of Novel Limited, a subsidiary of GPA Group, GPA would have had cash on hand of $411.6 million ($133.8 million of which would have been restricted cash balances).

BABCOCK & BROWN

     Babcock & Brown provides various services to AerCo Group as Servicer under the Servicing Agreement.

     Babcock & Brown is an indirect subsidiary of Babcock & Brown Holdings Inc., a California corporation, which is the parent of a group of corporations operating throughout the world under the Babcock & Brown name. The Babcock & Brown Group comprises a global financial advisory company specializing in arranging and managing asset-based financial transactions, with particular expertise in the international aviation industry.

     The Babcock & Brown Group's primary activities include: (i) arranging and advising airlines, aircraft owners, lenders and investors on aircraft operating leasing transactions, providing related management and marketing services and making selected and generally short-term investments in, and otherwise trading in, aircraft and aircraft-related assets; (ii) arranging and advising on single jurisdiction and cross-border leasing and project finance transactions; (iii) arranging and advising on asset-based debt finance; (iv) developing and implementing special financial products to meet specific needs of clients; and
(v) offering general advisory services to airlines and other users of high value capital equipment and to investors in such assets.

     The Babcock & Brown Group is one of the largest independent arrangers of finance and operating leases for aircraft. Since its formation in 1977, the Babcock & Brown Group has provided financial advisory or management services in approximately 775 transactions to more than 140 clients in the international aviation industry. The Babcock & Brown Group also advises and works with a wide range of lenders and investors in aircraft financing and lease transactions. Recently the Babcock & Brown Group has also established an aircraft trading and/or investment operation to invest for its own account, generally on a short-term basis, in aircraft on operating lease.

     Babcock & Brown is headquartered in Dublin, Ireland and at March 31, 1998 had seven employees. At March 31, 1998, the Babcock & Brown Group, which has its headquarters in San Francisco, had a total of 275 employees world-wide in 14 office locations in Brisbane, Dublin, Greenwich (Connecticut), Hong Kong, Johannesburg, London, Madrid, Melbourne, Milan, New York, Paris, San Francisco, Seattle and Sydney.

     BUSINESS

     Management and Marketing Services

     The Babcock & Brown Group manages a portfolio of aircraft on operating lease on behalf of its investor clients, most of which are not principally in the business of aircraft ownership and are seeking a return from future lease rentals, future residual value realization and/or tax benefits. Babcock & Brown is servicer to a portfolio of 13 aircraft ("ALPS 96-1") at March 31, 1998. The Babcock & Brown Group offers a comprehensive range of management services including arrangement of the acquisition and delivery of aircraft, collection of rentals, security deposits and maintenance reserves, monitoring insurance and arranging for additional insurance coverage as appropriate, arranging for aircraft valuations, registration and de-registration, technical and contract compliance supervision, re-leasing of aircraft at the end of the lease term, acceptance of aircraft at the end of the lease term, re-delivery under a new lease and sale of the aircraft to a subsequent buyer. In addition, the Babcock & Brown Group offers lease enforcement and repossession services in the event of a lessee's failure to meet the contractual terms of a lease.

     The Babcock & Brown Group has been providing management services to its investor clients in respect of aircraft on operating lease since 1990, and it has developed a team of experienced professionals and support systems to handle the broad range of tasks involved in the management of high value assets. At March 31, 1998, the Babcock & Brown Group managed the following 63 aircraft on behalf of its investor and other clients:

                       AIRCRAFT TYPE                            NO.
                       -------------                            ---
Airbus Industrie
  A300-B4-100/200...........................................     5
  A320-200..................................................     1
Boeing
  B737-300/400/500..........................................    29
  B747-200..................................................     2
  B747-400..................................................     1
  B757-200..................................................    16
  B767-300..................................................     6
Fokker
  Fokker 100................................................     1
McDonnell Douglas
  MD83......................................................     2
                                                                --
Total.......................................................    63
                                                                ==
Body Type
Widebody....................................................    14
Narrowbody..................................................    49
                                                                --
Total.......................................................    63
                                                                ==
Stage Compliance
State 2.....................................................    --
Stage 3.....................................................    63
                                                                --
Total.......................................................    63
                                                                ==

     Operating Lease Arrangement. The Babcock & Brown Group is a leading arranger of aircraft operating lease transactions on behalf of third parties. These transactions include acquiring and managing aircraft on operating lease for identified investors, primarily in Japan, which purchase the aircraft with operating leases in place as financial assets for investment purposes. The Babcock & Brown Group also represents owners of aircraft, including airlines and lessors in the sale of aircraft from their portfolios. In the case of airlines, these transactions often include a simultaneous lease-back of the aircraft. The investors in these transactions are located throughout the world, but primarily in Japan and North America.

     Since 1990, the Babcock & Brown Group has completed aircraft operating lease transactions with more than 40 airlines and operating lessees, including transactions involving 130 aircraft.

     For the period from December 1994 though March 1998, the Babcock & Brown Group arranged the re-lease of the following 37 aircraft owned by its clients:

                                                                AIRCRAFT
                       AIRCRAFT TYPE                            RE-LEASED
                       -------------                            ---------
Airbus Industrie
  A300-B4-100/200...........................................        5
  A320-200..................................................        1
Boeing
  B737-300..................................................       13
  B737-400..................................................        4
  B747-200..................................................        3
  B757-200..................................................        4
  B767-300..................................................        4
McDonnell Douglas
  DC10-30...................................................        1
  MD83......................................................        2
                                                                   --
                                                                   37
                                                                   ==

     Aircraft Trading and Investment

     The Babcock & Brown Group has recently established an aircraft trading and/or investment operation to invest, generally on a short term basis, in aircraft on operating lease. This operation has taken positions in aircraft on operating lease with a view to on-selling the aircraft to long term investors at the most opportune time. Generally, persons within the Babcock & Brown Group have only put a limited amount of capital, if any, at risk in such transactions as the investments, underwritings and fundings are generally for the account of NBB and/or third party lenders or investors, which may be guaranteed or otherwise supported by NBB.

     Since 1994, the Babcock & Brown Group has been involved in the acquisition of approximately 20 aircraft on this basis, of which 13 have been sold within holding periods that have not exceeded six months.

     On March 31, 1998, Babcock & Brown Inc. and The Nomura Securities Co., Ltd ("NOMURA") restructured their relationship, including eliminating both Babcock & Brown Inc.'s 20% shareholding in NBB and Nomura's 20% shareholding in Babcock & Brown Inc. The restructuring contemplates that members of the Babcock & Brown Group and NBB will continue their mutually beneficial relationship in the Japanese operating lease business, including aircraft trading and investment. The exact nature of this continuing relationship is currently under discussion between Babcock & Brown Inc., Nomura and NBB.

     Single Jurisdiction and Cross-Border Leasing and Project Finance Services

     The Babcock & Brown Group also engages in the structuring, implementation and completion of complex tax-oriented transactions such as U.S. and cross-border leveraged and single investor leases, project financings and other forms of tax-arbitraged equity and debt funding for aircraft and other high-value capital assets. The Babcock & Brown Group is a leading advisor in the area of domestic and cross-border tax-based leasing, particularly for aircraft. The Babcock & Brown Group also arranges and advises on leases of assets such as rail cars and satellites and on financing for projects such as power generation, natural resources and manufacturing. Typical transactions range in size from $25 million to over $1 billion. In addition to the aircraft management services described above, the Babcock & Brown Group also manages non-aircraft assets, such as computers, locomotives, other rail equipment, satellites, films, oil and gas properties and real estate.

     Asset-Based Debt Finance

     Another aspect of the Babcock & Brown Group's business is the arrangement of debt financing in various markets, with a primary focus on privately placed, secured asset-based financings involving aerospace and other lenders located throughout the world. Many of the debt placements are part of leveraged leases, in which the Babcock & Brown Group acts on behalf of its clients as both the debt and equity arranger, coordinating debt teams, equity marketers, financial analysts and in-house counsel to complete transactions. Other transactions involve privately placed secured and unsecured debt for the financing or refinancing of assets or to provide clients with access to debt financing to support their operations. From time to time, the Babcock & Brown Group also structures transactions that involve the issuance of public debt, which is arranged by other investment banking firms.

     Special Products and Advisory Services

     The Babcock & Brown Group also advises its clients regarding complex tax and accounting issues, which frequently involve the tax laws and accounting rules of several different jurisdictions. In addition, the Babcock & Brown Group offers general advisory services to airlines, aircraft owners and other users of capital equipment as well as to investors in aircraft and other capital equipment. See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties".

              THE INITIAL AIRCRAFT, RELATED LEASES AND COLLATERAL

THE REFINANCING OF ALPS 94-1 AND ACQUISITION OF THE TRANSFERRING COMPANIES

     Substantially all of the assets of AerCo consist of loans to, and 100% of the issued and outstanding capital stock of, ALPS 94-1 and the Transferring Companies. On July 15, 1998, AerCo purchased all of the issued and outstanding capital stock (i) of ALPS 94-1 from the trustees of the ALPS 94-1 Trust for a nominal amount and (ii) of the Transferring Companies from GPA Group for the Purchase Price (as defined below).

     On July 15, 1998, AerCo lent to ALPS 94-1 a portion of the net cash proceeds from the Offering and the issuance of the Subclass D-1 and Subclass E-1 Notes to GPA Group for the purpose of immediately (i) redeeming the Class A-C Notes issued by ALPS 94-1 and repaying the ALPS 94-1 Class D and Class E Note and (ii) paying fees and other expenses payable by ALPS 94-1 in connection with the refinancing of ALPS 94-1 and the Offering. Completion of the foregoing transactions resulted in the repayment of all of ALPS 94-1's existing financial indebtedness.

     Pursuant to an agreement among ALPS 94-1, GECAS, the former servicer of ALPS 94-1, and GPA Group, GECAS agreed to the termination of the existing ALPS 94-1 servicing agreement on July 15, 1998 in consideration of payment of a termination fee. Pursuant to this termination agreement, ALPS 94-1 agreed, upon termination of the ALPS 94-1 servicing agreement, (i) to waive all claims it may have against GECAS, its affiliates and their respective representatives thereunder and (ii) to indemnify GECAS, its affiliates and their respective representatives for any losses they may have incurred in connection with the termination of the ALPS 94-1 servicing agreement, the Offering and the issuance of the AerCo Notes and the refinancing of ALPS 94-1.

     AerCo paid to GPA Group the purchase price for the Transferring Companies (the "PURCHASE PRICE") on July 15, 1998. The Purchase Price was equal to the following amount calculated as of July 15, 1998:

     (i) the aggregate Initial Appraised Value of the Transferring Aircraft ($213.3 million)

     LESS THE SUM OF:

     (ii) the amount of cash security deposits held in respect of the Transferring Aircraft at July 15, 1998 ($2.9 million); and

     (iii) the amount of indebtedness of any Transferring Companies to GPA Group at July 15, 1998 ($210.1 million).

     On this basis, the Purchase Price for the Transferring Companies was equal to $0.3 million.

     On July 15, 1998, AerCo lent to each Transferring Company a portion of the net proceeds of the Offering for the purpose of immediately repaying the amount of indebtedness of such Transferring Company to GPA Group. All letters of credit, guarantees or similar arrangements securing obligations of any Lessee of the Transferring Aircraft were, transferred to, renewed, amended or reissued in the name of, a Transferring Company. As these arrangements were transferred to, renewed, amended or reissued in the name of a Transferring Company, that portion of the retained amount representing the amount which was withheld in respect of the relevant arrangements was released to GPA Group.

     Certain customary representations and warranties were given by GPA Group in the Stock Purchase Agreement including, among other things, representations relating to solvency, no undisclosed contingent liabilities and insurance.

APPRAISERS' REPORTS

     As of March 1, 1998, the Initial Aircraft had an Initial Appraised Value of $951.973 million. The Initial Appraised Value is equal to the average of the opinions of the Appraisers as to the Base Value of each Initial Aircraft as of March 1, 1998 without taking into account the value of the Initial Leases, maintenance reserves or security deposits.

     The Appraisers have provided Appraisals of the value of each of the Initial Aircraft at normal utilization rates in an open, unrestricted and stable market as of March 1, 1998, adjusted to account for the reported maintenance standard of the Initial Aircraft. The Appraisals were not based on physical inspection of the Initial Aircraft. The Appraisals explain the methodology used to determine the values for the Initial Aircraft. See "Risk Factors -- Aircraft Risks -- Risks of Decline in Appraised Values". Based on the Appraisals, the aggregate Base Values calculated by each of the three Appraisers for the Initial Aircraft are $981.27 million in the case of BK Associates, Inc., $984.38 million in the case of Aircraft Information Services, Inc. and $890.27 million in the case of Airclaims Limited. The Initial Appraised Values for the Initial Aircraft by type and class are set out below. The Initial Appraised Value should not be relied upon as a measure of the realizable value of any Initial Aircraft. See "Risk Factors -- Aircraft Risks -- Cyclicality of Supply of and Demand for Aircraft" and "-- Risks of Decline in Appraised Values".

PORTFOLIO INFORMATION

     THE INITIAL AIRCRAFT

     All of the Initial Aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention (the "CHICAGO CONVENTION") or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations ("STAGE 3 AIRCRAFT").

     The following table sets forth the Initial Aircraft by type of aircraft both by reference to the number of Initial Aircraft at September 30, 1998 and to the percentage of Initial Appraised Value.

                                                                                                % OF INITIAL
                                                          NUMBER OF                ENGINE   AIRCRAFT BY INITIAL
MANUFACTURER                           TYPE OF AIRCRAFT   AIRCRAFT    BODY TYPE    STAGE      APPRAISED VALUE
------------                           ----------------   ---------   ----------   ------   --------------------
Boeing (63.80%).....................   B737-400               7       Narrowbody     3              19.33%
                                       B757-200               3       Narrowbody     3              13.36
                                       B767-300ER             2       Widebody       3              13.19
                                       B737-300               5       Narrowbody     3              12.41
                                       B747-200B              1       Widebody       3               3.28
                                       B737-500               1       Narrowbody     3               2.22
Airbus (17.63%).....................   A320-200               5       Narrowbody     3              16.24
                                       A300-B4-200            1       Widebody       3               1.40
McDonnell Douglas Corporation
  (10.19%) .........................   MD83                   3       Narrowbody     3               6.83
                                       DC8-71F                2       Narrowbody     3               3.36
Fokker N.V. (8.38%).................   F100                   5       Narrowbody     3               8.38
                                                             --                                    ------
                                                             35                                    100.00%
                                                             ==                                    ======

     The following table sets forth the Initial Aircraft by Initial Lessee at September 30, 1998 both by reference to the number of Initial Aircraft and to the percentage of the Initial Appraised Value.

                                                                                 % OF INITIAL
                                                                NUMBER OF    AIRCRAFT BY INITIAL
LESSEE(1)                                                       AIRCRAFT       APPRAISED VALUE
---------                                                       ---------    --------------------
Spanair S.A. ("SPANAIR")....................................        3                11.05%
Airtours International Airways Limited ("AIRTOURS").........        2                 6.60
Linea Aerea Nacional Chile S.A. ("LAN CHILE")...............        1                 6.56
Asiana Airlines, Inc. ("ASIANA")............................        2                 5.76
Turk Hava Yollari A.O. ("THY")..............................        2                 5.73
Transportes Aereos Regionais S.A. ("TAM")...................        3                 5.17
Philippine Airlines, Inc. ("PAL")...........................        2                 4.61
Air 2000 Limited ("AIR 2000")...............................        1                 4.53
China Southwest Airlines ("CHINA SOUTHWEST")................        1                 4.45
Aerovias Nacionales de Colombia S.A. Avianca ("AVIANCA")....        1                 4.38
Monarch Airlines Limited ("MONARCH")........................        1                 3.45
Canadian Airlines International Limited ("CANADIAN")........        1                 3.37
Tower Air, Inc. ("TOWER")...................................        1                 3.28
Portugalia-Companhia Portuguesa de Transportes Aereos, S.A.
  ("PORTUGALIA")............................................        2                 3.21
Compagnie Nationale Air France ("AIR FRANCE")...............        1                 2.81
Aer Lingus Limited ("AER LINGUS")...........................        1                 2.70
China Aviation Supplies Corporation and Civil Aviation
  Administration of China -- Yunnan Administration
  ("YUNNAN")................................................        1                 2.70
Pegasus Hava Tasimaciligi A.S. ("PEGASUS")..................        1                 2.59
Gunes Ekspres Havacilik A.S. ("SUN EXPRESS")................        1                 2.56
British Midland Airways Limited ("BRITISH MIDLAND").........        1                 2.54
Malev RT ("MALEV")..........................................        1                 2.54
Far Eastern Transport Corporation ("FEAT")..................        1                 2.41
Air Pacific Limited ("AIR PACIFIC").........................        1                 2.22
BAX Global, Inc. ("BAX GLOBAL").............................        1                 1.68
Aircraft International Leasing Limited......................        1                 1.68
Indian Airlines Limited ("INDIAN")..........................        1                 1.40
                                                                   --               ------
                                                                   35               100.00%
                                                                   ==               ======

---------------

(1) Total number of Initial Lessees = 26

     The following table sets forth the Initial Aircraft by country at September 30, 1998 according to the number of Initial Aircraft and to the percentage of the Initial Appraised Value.

                                                                                 % OF INITIAL
                                                                NUMBER OF    AIRCRAFT BY INITIAL
COUNTRY(1)                                                      AIRCRAFT       APPRAISED VALUE
----------                                                      ---------    --------------------
United Kingdom..............................................        5                17.12%
Spain.......................................................        3                11.05
Turkey......................................................        4                10.88
China.......................................................        2                 7.15
Chile.......................................................        2                 8.24
South Korea.................................................        2                 5.76
Brazil......................................................        3                 5.17
United States...............................................        2                 4.97
Philippines.................................................        2                 4.61
Colombia....................................................        1                 4.38
Canada......................................................        1                 3.37
Portugal....................................................        2                 3.21
France......................................................        1                 2.81
Ireland.....................................................        1                 2.70
Hungary.....................................................        1                 2.54
Taiwan......................................................        1                 2.41
Fiji........................................................        1                 2.22
India.......................................................        1                 1.40
                                                                   --               ------
                                                                   35               100.00%
                                                                   ==               ======

---------------

(1) Total number of countries = 18

     The following table sets forth the Initial Aircraft by region at September 30, 1998 according to the number of Initial Aircraft and to the percentage of the Initial Appraised Value.

                                                                                 % OF INITIAL
                                                                NUMBER OF    AIRCRAFT BY INITIAL
REGION                                                          AIRCRAFT       APPRAISED VALUE
------                                                          ---------    --------------------
Developed Markets
  Europe....................................................        12               36.90%
  North America.............................................         3                8.34
Emerging
  Asia......................................................         8               21.33
  Latin America.............................................         6               17.79
  Europe and the Middle East................................         5               13.42
Others......................................................         1                2.22
                                                                   ---              ------
                                                                    35              100.00%
                                                                   ===              ======

     The following table sets forth the Initial Aircraft by year of aircraft manufacture or conversion to freighter at September 30, 1998 calculated by reference to the number of Initial Aircraft and to the percentage of the Initial Appraised Value.

                                                                                % OF INITIAL
                                                                NUMBER OF    AIRCRAFT BY INITIAL
YEAR OF MANUFACTURE                                             AIRCRAFT       APPRAISED VALUE
-------------------                                             ---------    -------------------
1981........................................................        1                3.28%
1983........................................................        1                1.40
1988........................................................        1                2.54
1989........................................................        5               10.81
1990........................................................        3                7.82
1991........................................................       10               30.28
1992........................................................       11               32.51
1993........................................................        3               11.35
                                                                   --              ------
                                                                   35              100.00%
                                                                   ==              ======

     The following table sets forth the exposure of the Initial Aircraft by seat category at September 30, 1998 calculated by reference to the number of Initial Aircraft and to the percentage of the Initial Appraised Value.

                                                                                      % OF INITIAL
                                                                      NUMBER OF    AIRCRAFT BY INITIAL
SEAT CATEGORY           AIRCRAFT TYPE                                 AIRCRAFT       APPRAISED VALUE
-------------           -------------                                 ---------    -------------------
91-120                  B737-500, F-100...........................        6               10.60%
121-170                 A320-200, B737-300, B737-400, MD83........       20               54.80
171-240                 B757-200..................................        3               13.36
241-350                 A300-B4-200, B767-300ER...................        3               14.59
351 and above           B747-200B.................................        1                3.28
Freighter               DC8-71F...................................        2                3.36
                                                                         --              ------
                                                                         35              100.00%
                                                                         ==              ======

AERCO PORTFOLIO ANALYSIS

                                                                                                               DATE OF
                                                                         AIRCRAFT   ENGINE          SERIAL   MANUFACTURE/
REGION                     COUNTRY          LESSEE                         TYPE     CONFIGURATION   NUMBER    CONVERSION
------                     -------          ------                       --------   -------------   ------   ------------

Asia.....................  China            China Southwest             B757-200    RB211-535E4     26153       Aug-92
(Emerging)                 China            Yunnan                      B737-300    CFM56-3C1       26068       Jun-92
                           India            Indian Airlines             A300-B4-200 CF6-50C2          240       May-83
                           Philippines      PAL                         B737-300    CFM56-3B1       24465       Aug-89
                           Philippines      PAL                         B737-300    CFM56-3B1       24677       Mar-90
                           South Korea      Asiana Airlines             B737-400    CFM56-3C1       25764       Jul-92
                           South Korea      Asiana Airlines             B737-400    CFM56-3C1       25765       Jul-92
                           Taiwan           FEAT                        MD83        JT8D-219        49952       Dec-91
Europe...................  France           Air Inter                   A320-200    CFM56-5A1          85       Feb-90
(Developed)                Ireland          Aer Lingus                  B737-400    CFM56-3C1       24685       May-90
                           Portugal         Portugalia                  F100        TAY650-15       11258       Dec-89
                           Portugal         Portugalia                  F100        TAY650-15       11342       Aug-91
                           Spain            Spanair                     B767-300ER  PW4060          24999       Feb-91
                           Spain            Spanair                     MD83        JT8D-219        49627       Apr-89
                           Spain            Spanair                     MD83        JT8D-219        49790       Oct-89
                           United Kingdom   Air 2000                    B757-200    RB211-535E4     26158       Feb-93
                           United Kingdom   Airtours                    A320-200    CFM56-5A3         299       Apr-92
                           United Kingdom   Airtours                    A320-200    V2500-A1          362       Nov-92
                           United Kingdom   British Midland             B737-400    CFM56-3C1       23868       Oct-88
                           United Kingdom   Monarch                     A320-200    CFM56-5A3         391       Feb-93
Europe...................  Hungary          Malev                       B737-300    CFM56-3C1       24909       Apr-91
(Emerging)                 Turkey           Pegasus                     B737-400    CFM56-3C1       23979       Jan-89
                           Turkey           Sun Express                 B737-300    CFM56-3C1       24908       Mar-91
                           Turkey           THY                         B737-400    CFM56-3C1       24904       Feb-91
                           Turkey           THY                         B737-400    CFM56-3C1       26066       Jun-92
Latin America............  Brazil           TAM                         F100        TAY650-15       11341       Aug-91
(Emerging)                 Brazil           TAM                         F100        TAY650-15       11350       Apr-92
                           Brazil           TAM                         F100        TAY650-15       11351       Sep-91
                           Chile            Lan Chile                   B767-300ER  PW4060          24947       Mar-91
                           Chile            Aircraft International      DC8-71F     CFM56-2C1       46040       Mar-91
                                            Leasing Limited(1)
                           Columbia         Avianca                     B757-200    RB211-535E4     26152       Aug-92
North America............  Canada           Canadian                    A320-200    CFM56-5A1         403       Dec-93
(Developed)                United States    BAX Global                  DC8-71F     CFM56-2C1       46064       Mar-92
                           United States    Tower Air                   B747-200B   JT9D-7Q         22496       Oct-81
Other....................  Fiji             Air Pacific                 B737-500    CFM56-3C1       26067       Jun-92

                              INITIAL
                             APPRAISED
                             VALUE AT
                              MARCH 1
REGION                         1998
------                     -------------
                           (U.S.$'000'S)
Asia.....................      42,373
(Emerging)                     25,683
                               13,317
                               21,953
                               21,943
                               27,353
                               27,500
                               22,920
Europe...................      26,777
(Developed)                    25,710
                               14,207
                               16,343
                               63,130
                               21,283
                               20,820
                               43,097
                               31,290
                               31,527
                               24,214
                               32,883
Europe...................      24,157
(Emerging)                     24,667
                               24,367
                               26,430
                               28,143
Latin America............      16,163
(Emerging)                     16,710
                               16,313
                               62,470
                               15,997
                               41,680
North America............      32,083
(Developed)                    16,020
                               31,270
Other....................      21,180
                             --------
                              951,973
                             ========

---------------

(1) Aircraft International Leasing Limited is an indirect 100% subsidiary of Lan Chile.

ACQUISITION OF ADDITIONAL AIRCRAFT

     AerCo Group may contract to acquire additional commercial passenger or freight aircraft from various sellers, which may include GPA. Cash flows derived from the Additional Aircraft, if any, and the related Additional Leases will be available to satisfy the Company's payment obligations, including payments of interest on, principal of, and premium, if any, on the Notes and any Additional Notes. See "Risk Factors -- Aircraft Risks -- Additional Aircraft Risks". Any acquisition of Additional Aircraft and related issuance of Additional Notes will be subject to certain conditions under the Indenture. See "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Indebtedness" and "-- Limitations on Aircraft Acquisitions".

INITIAL LEASES

     GENERAL

     All Initial Leases are managed by the Servicer pursuant to the Servicing Agreement. References in this Prospectus to "LESSOR" will mean the relevant subsidiary of the Company which leases the Aircraft to the operator.

     The following description relates only to the Initial Leases. Any Additional Leases acquired in connection with the acquisition of Additional Aircraft and any Future Leases entered into in connection with the re-lease of any Aircraft may differ from the description of the Initial Leases set forth below. However, any Additional Leases or Future Leases will be required to comply with the Operating Covenants. See "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants".

     The Initial Leases are all operating leases under which the Company generally will retain the benefit, and bear the risk, of the residual value of the Initial Aircraft upon expiry or early termination of the Initial Lease (although in the case of certain Initial Aircraft the Company has granted an option to purchase the Aircraft to the Lessee or an affiliate and/or to extend or shorten the term of the related Lease. See "-- Lessees' Options" below). Under the Initial Leases, the Lessees have agreed to lease the Initial Aircraft for a fixed term (but in some cases the Lessee has the right to terminate the Lease early and/or to extend the Lease term. See "-- Lessees' Options" below). Although the Initial Lease documentation is fairly standardized in many respects, significant variations do exist as a result of Lessee negotiation.

     LEASE PAYMENTS AND SECURITY

     Each Initial Lease requires the Lessee to pay periodic rentals during the Lease term. Certain of the Initial Leases require the Lessee to pay periodic amounts by way of maintenance reserves or to provide maintenance letters of credit or guarantees. See "-- Maintenance and Maintenance Reserves" below.

     The Initial Lessees are required to make payments to the Lessor without set-off or counterclaim, and each Initial Lease includes an obligation of the Lessee to gross-up payments under the Lease where payments are subject to certain withholding and other taxes, although, in certain cases, such amount will be limited to the extent of the amount that would have been payable, if any, if the Lease had never been transferred from GPA to the Company. The Initial Leases also contain indemnification of the Lessor for certain taxation liabilities (including, in some Leases, value added tax and stamp duties, but generally excluding income tax or its equivalent imposed on the Lessor) and, in all but one case, taxation of indemnity payments. The Lessees also are obliged to pay default interest on any overdue amounts. In some cases, the Lessee may exercise certain remedies if the lessor breaches its covenant of quiet enjoyment.

     Under the Initial Leases, the Lessees are liable through various operational indemnities for operating expenses accrued or payable during the term of the respective Lease, which would normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, Aircraft registration and hull all risks and public liability insurance premiums. The Initial Lessees are obliged to remove liens on the Aircraft other than certain liens permitted under the Initial Leases.

     Under all of the Initial Leases the Lessee has provided security for its obligations in the nature of security deposits. In the case of 17 of such Initial Leases (52.33% of the Initial Leases by Initial Appraised Value), the Lessee has provided cash security deposits. In the case of ten of the Initial Leases (24.22% of the Initial Leases by Initial Appraisal Value), the Lessee has provided letters of credit. In the case of the other eight Initial Leases (23.46% of the Initial Leases by Initial Appraised Value), the Lessee has provided a combination of cash deposits and letters of credit.

     Under ten of the Initial Leases, the Lessee has procured the issuance to the Lessor of general guarantees by third parties in respect of the Lessee's payment obligations (and in some cases performance obligations) under the applicable Lease. In the case of seven of the Initial Leases, these guarantees have been issued by a shareholder or affiliated company of the Lessee. In the case of the Leases to China Southwest and Yunnan, a guarantee in respect of each Lessee's payment obligations has been issued by the Bank of China (subject in each case to a stipulated maximum amount).

     In the case of one Initial Lease, letters of comfort have been issued to the Lessor by two of the Lessee's shareholders; these are in the nature of statements of general commercial policy of each shareholder, not of guarantees.

     RENTALS

     Rentals under 33 of the Initial Leases (92.85% of the Initial Aircraft by Initial Appraised Value) are payable monthly in advance, and rentals under the remaining two Initial Leases (7.15% of the Initial Aircraft by Initial Appraised Value) are payable quarterly in advance.

     Rental payments on the Initial Leases are calculated either on a fixed or floating rate basis. The rental payment of a lease which is calculated on a floating rate basis generally has a minimum fixed amount (the rental floor) that is payable even if LIBOR is 0% per annum plus an amount which varies with LIBOR or varies itself. The rental floor varies from Lease to Lease.

     OPERATION OF THE AIRCRAFT

     The Initial Leases require the Lessees to operate the Aircraft in compliance with all laws and regulations applicable to the Aircraft. The Aircraft generally must remain in the possession of the Lessees, and any subleases of the Aircraft must be approved by the Lessor. Under most of the Initial Leases, the Lessees may enter into charter or "wet lease" arrangements in respect of the Aircraft (i.e., a lease with crew and services provided by the Lessee), provided the Lessee does not part with possession or operational control of the Aircraft. Under certain Initial Leases, the Lessee is permitted to enter into subleases to specified operators without the Lessor's consent, provided certain conditions are met. Two of the Initial Lessees, BAX Global and Aer Lingus currently sublease the Initial Aircraft on lease to them to Air Transport International and Transbrasil, respectively.

     Most of the Initial Leases permit the Lessees to subject the engines, and other equipment or components in certain cases, to removal or replacement and, in certain cases, to pooling arrangements (temporary borrowing of equipment), in some cases with permitted entities (which may include certain manufactures, suppliers, other airlines or aircraft operators) without the Lessor's consent but subject to conditions and criteria set forth in the relevant Lease. Under all of the Initial Leases, the Lessees may deliver possession of the Aircraft, engines and other equipment or components to the manufacturer thereof for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the Lease. The Lessor's ability to repossess the Aircraft or engines, equipment or components from any such sublessee, transferee, manufacturer, or other person may be restricted by liens or similar rights of detention and by applicable bankruptcy and insolvency laws.

     MAINTENANCE AND MAINTENANCE RESERVES

     The Initial Leases contain detailed provisions specifying maintenance standards and the required condition of the Aircraft upon redelivery. Under approximately half of the Initial Leases, Lessees are required to provide monthly maintenance reserves. Under the balance of the Initial Leases, depending upon the specific maintenance condition of the Aircraft or specified items (airframe, engines, certain components, auxiliary power unit or landing gear) at redelivery, the Lessee may be required to make certain adjustment payments to the Lessor and, under certain of the Initial Leases, the Lessor may be required to make certain adjustment payments to the Lessee. During the term of each Initial Lease, the Lessee is required to ensure that the Aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the Aircraft meets applicable airworthiness and other regulatory requirements in the jurisdiction in which the Aircraft is registered, as well as in the Lessee's jurisdiction, if different. Under the Initial Leases, the agreed maintenance program is generally performed by the Lessee. In cases where the Lessee has paid maintenance reserves such payments are used to reimburse the Lessee for significant maintenance charges, including major airframe and engine overhauls.

     Under the balance of the Initial Leases there is no provision for the payment of maintenance reserves. In these cases the Lessor must rely on the credit of the Lessee and the ability of the Lessee to return the Aircraft in the condition required by the Lease upon termination or, if available, any credit support to make any required payments based on the Aircraft's return condition upon termination of the related Lease and to perform scheduled maintenance throughout the Lease term.

     The Initial Lessees are required under the Initial Leases to comply with ADs of the applicable aviation authorities specified in the Leases and with manufacturer's service bulletins and the Lessees primarily bear the cost of compliance. However, under some of the Initial Leases, the Lessor may be required by the Lease to contribute to the cost of certain ADs or manufacturer's service bulletins or to the cost above a specified threshold.

     LESSEES' OPTIONS

     Purchase Options with respect to six of the Initial Aircraft representing 23.10% of the Initial Aircraft by Initial Appraised Value, have been granted to Lessees pursuant to either the applicable Lease or a separate purchase option agreement.

     Five of the Purchase Options (20.15% of the Initial Aircraft by Initial Appraised Value) are currently exercisable. The duration of some Purchase Options depend on whether the Lessee exercises a separate option to extend the Lease. Assuming that all Lease extension options are exercised, the latest date on which a Purchase Option may be exercised is September 30, 2007 for a purchase on March 31, 2009. There are no Purchase Options which are exercisable at prices below the assumed Note Target Prices.

     Six of the Initial Leases (17.26% of the Initial Aircraft by Initial Appraised Value) include options for the Lessee to extend the term of the Lease and one of the Initial Leases (3.37% of the Initial Aircraft by Initial Appraised Value) includes an option for the Lessor to extend the term. The rent payable during the extension period under these Leases varies from Lease to Lease. Four of the Initial Leases (7.93% of the Initial Aircraft by Initial Appraised Value) contain provisions under which the relevant Lessee may terminate its Lease prior to its scheduled expiration date, subject, in certain instances, to specified conditions.

INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT

     GENERAL

     The Initial Lessees are required under the Initial Leases to bear responsibility (through an operational indemnity) and carry insurance for any liabilities arising out of the operation of the Aircraft, including any liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the Aircraft, subject to customary exclusions. In addition, the Lessees are required to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant Lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. The Servicer is required to monitor the compliance of the Lessees with the insurance provisions of the Initial Leases. In addition, AerCo will also have its own contingent liability coverage. This will operate both to cover a liability that is in excess of the coverage provided by a Lessee's policy and where a Lessee's policy lapses for any reason (including an early termination of a Lease and repossession of an Aircraft). AerCo's contingent third party liability insurance will cover all of the Aircraft and its contingent hull and hull war risks insurance covers certain of the Aircraft. The amount of such contingent liability policies may or may not be the same as required under the relevant Lease. The amount of third party contingent liability insurance is subject to certain limitations imposed by the air transportation insurance industry.

     In the event that any of the existing insurance policies are canceled or terminated and in the case of the re-lease of an Initial Aircraft, the Company, or the Servicer with the Company's approval, may from time to time engage insurance experts, to advise and recommend the appropriate amount of insurance coverage the Company should procure.

     LIABILITY INSURANCE

     Third party liability insurance is required under the Initial Leases for a combined single limit in minimum amounts ranging between $350 million and $850 million for each Initial Aircraft. In general, liability coverage on each Initial Aircraft includes third party legal liability, property damage legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability.

     In some jurisdictions liabilities for risks that are insured against by the Lessees also may attach to AerCo Group as owner of the Aircraft irrespective of whether it is in any way responsible for the loss for which liability is asserted. In addition, claimants may assert claims against AerCo Group on the basis of alleged responsibility for a loss, even if such claim is not ultimately sustained. Under the Initial Leases, the Lessees are currently obligated to indemnify the Lessor against claims, including the costs of defending against such claims, by third parties against them for such liabilities while the Aircraft are owned by AerCo Group and under lease to the Lessees.

     The indemnified losses include both operating costs relating to the actual operation of the Initial Aircraft as well as losses to persons and property resulting from the operation of the Initial Aircraft. The latter types of losses are generally covered by the Lessee's liability insurances.

     AIRCRAFT PROPERTY INSURANCE

     In addition to liability insurance, the Initial Lessees are obligated under the Initial Leases to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant Lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. In addition to such stipulated lease value coverage obtained by the Lessees, AerCo Group will purchase declining "total loss only" coverage with respect to certain Initial Aircraft. As of September 30, 1998, in no case was the sum of the stipulated loss value and the additional coverage with respect to the Initial Aircraft in place for all risks aircraft hull and hull war risks insurances less than 105% of the Initial Appraised Value of the applicable Initial Aircraft, and on average the sum of such coverages in place for each Initial Aircraft was approximately 125% of the Initial Appraised Value of the applicable Initial Aircraft. In many cases, the Lessor is permitted to increase the insured value above the stipulated lease value consistent with industry practice with the Lessee being responsible for any increased premium that results. Permitted deductibles range from $250,000 to $1,000,000; however, the deductible generally applies only in the case of a partial loss. In the case of a total loss of an Initial Aircraft, no deductible would be applied against the insurance proceeds received.

     The Initial Leases include provisions defining an event of loss or a casualty occurrence such that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the Lessee. This payment is generally funded with insurance proceeds. However, the air transportation insurance industry practice is to treat only a loss of greater than 75% of the value of the Aircraft, including the engines, as a total loss. Where insurance proceeds do cover a total loss, most Leases require the Lessor to pay to the Lessee the balance of the insurance proceeds received under the hull all risks or war risks policy after deduction of all amounts payable by the Lessee to the Lessor under the Lease.

     All insurance certificates contain a breach of warranty endorsement so that the additional insureds continue to be protected even if the Lessee violates one or more of the terms, conditions or warranties of the insurance policies, provided that such additional insured has not caused, contributed to or knowingly condoned such breach.

     The insurance advisor has confirmed to AerCo, among other things, that the insurance requirements currently detailed in the insurance certificates meet customary practices.

     POLITICAL RISK REPOSSESSION INSURANCE

     With respect to certain of the Initial Leases, the Lessor may arrange separate political risk repossession insurance for its own benefit, covering (a) confiscation, nationalization and requisition of title of the relevant aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the aircraft, subject to the conditions of the policies. Only 9.10% of the relevant Initial Leases by Initial Appraised Value require the Lessee to reimburse the Lessor for any political risk repossession insurance premiums.

THE LESSEES

     As of September 30, 1998, there were 26 Initial Lessees in 18 countries throughout the world.

     PAYMENT HISTORY

     As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. As a result, many of the Initial Lessees are in a relatively weak financial position and several of them have faced and continue to face severe economic difficulties, generally as a result of adverse economic conditions in their principal markets.

     As of September 30, 1998, amounts outstanding for a period greater than 30 days in respect of Rental Payments, Maintenance Reserves and other miscellaneous amounts due under the Leases (net of amounts in respect of agreed deferrals or other restructurings, default interest and certain cash in transit) amounted to $3.90 million in respect of 8 Lessees who had a combined total of 11 Aircraft on lease as of such date. In addition to these amounts, one Lessee, Canadian Airlines, was being allowed formal deferrals of rent and miscellaneous payments totaling $0.90 million at that date under the terms of a restructuring agreement entered into with ALPS 94-1. At September 30, 1998, $0.43 million of rent and maintenance payments and $0.30 million in respect of security deposits was outstanding with respect to another North American Lessee (representing 3.28% of the Portfolio by Initial Appraised Value).

     PAL, the Lessee of two B737-300 Aircraft representing 4.61% of the portfolio by Initial Appraised Value, has recently suffered severe financial difficulties. On June 19, 1998, PAL filed a petition for Approval of a Rehabilitation Plan with the Philippine SEC and subsequently the Philippine SEC appointed an Interim Receiver. PAL was instructed by the Philippine SEC to submit a Rehabilitation Plan within thirty days. Following a number of applications for extension of this time limit, PAL currently has until November 20, 1998 to file a Rehabilitation Plan with the Philippine SEC.

     At September 30, 1998, $2.02 million (of which $1.48 million was in arrears for more than 30 days) was outstanding from PAL. The Servicer is in negotiations with PAL regarding repayment of its arrearages. There can be no assurance, however, that PAL will ultimately repay its arrearages or be able to pay future lease rentals. AerCo Group may encounter delays or difficulties in recovering possession of the Aircraft (which are currently operated within the Philippines) or terminating such Leases. If the Aircraft are recovered, the technical costs required to ensure the Aircraft are in suitable condition for re-leasing may be significant. See "-- Inability to Terminate Leases or Repossess Aircraft".

     At September 30, 1998, an Asian Lessee (representing 4.45% of the Portfolio by Initial Appraised Value) was in arrears in respect of rent in an amount of $1.20 million. The Servicer is in contact with the Lessee which has indicated that the payments have been delayed due to the necessity to obtain certain approvals from the Lessee's national authorities.

     At September 30, 1998, another Asian Lessee (representing 1.4% of the Portfolio by Initial Appraised Value) was in arrears in respect of rent in an amount of $0.36 million. The Servicer is in discussions with the Lessee about its arrearages.

     ALPS 94-1 has responded, and AerCo Group expects to respond, to the needs of Lessees in financial difficulty including, in certain instances, restructuring the applicable Leases or agreeing lease deferrals. Such restructurings will typically involve the rescheduling of rental payments for a specified period. In addition, certain restructurings may involve the voluntary termination of a Lease prior to its expiration, the replacement of Aircraft with less expensive aircraft and the arrangement of sub-leases from the Lessee to another aircraft operator. In certain cases, it may be necessary to repossess Aircraft from defaulting Lessees and re-lease such Aircraft to other Lessees. Repossession and re-leasing of Aircraft may be difficult, time-consuming and expensive and may result in such Aircraft being off-lease for a substantial period. See "Risk Factors -- Lease Risks -- Inability to Re-Lease Aircraft on Favorable Terms", "Risk Factors -- Risk of Lessee Default", and "Risk Factors -- Inability to Terminate Leases or Repossess Aircraft". The premature termination of Leases may, in certain circumstances, lead AerCo to incur swap breakage costs under its agreements with Swap Providers ("SWAP AGREEMENTS") which could be substantial. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Management".

     Since 1995, ALPS 94-1 has entered into deferral and other restructuring transactions with two of the Initial Lessees and one former lessee involving a total of three Initial Aircraft. These restructurings are described below.

     The Airbus A320-200 Aircraft currently on lease to Airtours was, until November 1995, leased to a U.K. charter operator. During 1994 and 1995, this lessee incurred substantial losses. In July 1995, at which time approximately $0.70 million was due under the Lease, ALPS 94-1 agreed with the lessee and its parent company to the termination of the lease in November 1995 and the payment by the lessee of a termination fee of $500,000, payable from the security deposit held by ALPS 94-1. In December 1995, the parties entered into a restructuring agreement, which provided for the payment of a L200,000 fee (payable in monthly installments through October 1997) in settlement of all outstanding claims of ALPS 94-1 under the first restructuring agreement. Although both the lessee and its parent company became subject to bankruptcy proceedings in August 1996, all such installments have been paid under a bank letter of credit.

     Upon termination of this lease, the A320-200 Aircraft was immediately released to Airtours in November 1995 as part of a larger aircraft swap transaction, pursuant to which Airtours terminated its lease of the MD83 aircraft owned by ALPS 94-1 and entered into a seven-year lease with respect to the A320-200 Aircraft currently on lease to Airtours. ALPS 94-1 shortly thereafter re-leased the MD83 Aircraft to FEAT for a term of three years. Although the transfer of the two Aircraft was achieved without either Aircraft being off-lease for any significant period, ALPS 94-1 incurred maintenance and other expenses of approximately $0.20 million and $0.50 million in connection with the redelivery of the A320-200 Aircraft and the MD83 Aircraft, respectively. Lost cash flow attributable to the restructuring described above (including the subsequent transfer of Aircraft described above) during the year ended June 30, 1996 was $0.60 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     In December 1996, a second Lessee, Canadian, Lessee of an A320-200 Aircraft (approximately 3.37% of the Initial Aircraft by Initial Appraised Value), approached its creditors, including ALPS 94-1, with proposals to reschedule its obligations as part of a general plan designed to address its financial difficulties. After extensive negotiations, ALPS 94-1 and Canadian entered into an agreement in May 1997 providing for the deferral of operating lease rentals for the three months from December 1996 to February 1997. The deferred payments are scheduled to be repaid with interest prior to the scheduled expiration of the Lease in January 1999. In addition, Canadian agreed to the cancellation of its option under the Lease to extend the Lease term. The restructuring agreement resulted in a loss of cashflow to ALPS 94-1 of approximately $0.90 million during the year ended June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     In early 1996, a third Lessee, a Latin American airline which operates a Boeing B757-200 Aircraft (approximately 4.38% of the Initial Aircraft by Initial Appraised Value), experienced significant periodic cash shortages as a result of a seasonal drop in revenues. In April 1996, ALPS 94-1 agreed to the deferral of approximately $0.90 million in rental and maintenance payments for January and February 1996 to August 1996. The amounts deferred, together with default interest and a deferral fee, were subsequently paid. In addition, in December 1997, this Initial Lessee prepaid 12 months' rental payments under the relevant Lease. As of March 31, 1998, however, ALPS 94-1 had $0.05 million in non-rental amounts outstanding as a receivable from this Initial Lessee, all of which was outstanding for a period of less than 30 days.

     In addition, certain of the Initial Lessees have experienced periodic difficulties in meeting their maintenance obligations under the related Leases. Such difficulties have arisen from, among other things, the failure of the applicable Lessee to have in place a sufficiently well established maintenance program, adverse climate and other environmental conditions in the locations where such related Aircraft are operated or financial and labor difficulties experienced by the relevant Lessee. A continuous failure by a Lessee to meet its maintenance obligations under the relevant Lease: (a) could result in a grounding of the Aircraft; (b) in the event of a re-lease of such Aircraft would likely cause AerCo Group to incur costs, which may be substantial, in restoring such Aircraft to an acceptable maintenance condition; and (c) would be likely to adversely affect the value of the Aircraft.

     There can be no assurance that any payment defaults described above will be cured or that any additional defaults will not arise which can be cured. In addition, a certain amount of Lessees are likely to be in arrears or in default from time to time.

     DOWNTIME

     Since August 1994, none of the Initial Aircraft has been off-lease for any significant period other than the A300B4-200 Aircraft currently on lease to Indian Airlines, which was off-lease for approximately five months between December 1997 and April 1998. At September 30, 1998, none of the Initial Aircraft were off-lease. The past three years, however, has been a period of improving conditions in the commercial aviation industry generally and in the aircraft leasing market in particular. There can be no assurance that the experience of ALPS 94-1 and GPA will be indicative of the ability of AerCo Group and the Servicer to keep the Initial Aircraft and any Additional Aircraft on-lease in the future. AerCo Group and the Servicer may be unable to re-lease Aircraft upon the expiration of Leases as a result of a deterioration in industry conditions, decreased demand for specific types of Aircraft or other factors. See "Risk Factors -- Lease Risks -- Inability to Re-Lease Aircraft on Favorable Terms".

     DESCRIPTION OF THE INITIAL LESSEES

     The table below sets forth certain available information with respect to the country of domicile, government, airline or principal shareholders, fleet size and composition and the first year of operation of each Initial Lessee. See "-- Portfolio Information" above for additional tables setting forth the exposure of the Portfolio (as a percentage of Initial Appraised Value) to each Initial Lessee and the countries and geographic regions in which the Initial Lessees are domiciled.

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------

Aer Lingus..............  Republic of Ireland     1936      Government of Ireland (100%)           6 B737-400
                                                                                                   8 B737-500
                                                                                                   5 A330-300
                                                                                                   1 L-1011-100

Airtours................  United Kingdom          1990      Airtours Plc (100%)                    10 A320-200
                                                                                                   4 B757-200
                                                                                                   4 B767-300ER

Air 2000................  United Kingdom          1986      First Choice Holidays Plc (100%)       4A320-200
                                                                                                   9 B757-200

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
Air France..............  France                  1933      Government of France (95%)             5 F100
                                                                                                   7 B737-300
                                                                                                   16 B737-500
                                                                                                   17 B737-200A
                                                                                                   4 B747-100
                                                                                                   2 B747-200B
                                                                                                   10 B747-200BC
                                                                                                   10 B747-200F
                                                                                                   2 B747-200SF
                                                                                                   2 B747-300C
                                                                                                   7 B747-400
                                                                                                   6 B747-400C
                                                                                                   5 B767-300ER
                                                                                                   2 A300-B4-200
                                                                                                   6 A310-200
                                                                                                   4 A310-300
                                                                                                   9 A319-100
                                                                                                   13 A320-100
                                                                                                   43 A320-200
                                                                                                   6 A321-100
                                                                                                   4 A321-200
                                                                                                   3 A340-200
                                                                                                   11 A340-300
                                                                                                   6 Concorde
                                                                                                   9 F.27-5000

Air Pacific.............  Fiji                    1951      Government of Fiji (72%)               1 B737-300
                                                            Qantas (17.5%)                         1 B737-500
                                                            Air New Zealand (2%)                   1 B747-200B
                                                                                                   1 B767-300ER

Asiana..................  Republic of Korea       1988      Kumho Group (62%)                      19 B737-400
                                                            Korean Development Bank (12.6%)        3 B737-500
                                                            Korean Long Team Credit Bank (6.4%)    12 B747-400
                                                            Swiss Bank Corp (19%)                  8 B767-300
                                                                                                   8 B767-300ER
                                                                                                   1 A321-100

Avianca.................  Colombia                1919      Private                                3 B727 200
                                                                                                   4 B757 200
                                                                                                   3 B767 200ER
                                                                                                   1 B767 300ER
                                                                                                   10 F50
                                                                                                   11 MD83

British Midland.........  United Kingdom          1938      BBW Partnership (60%)                  4 F100
                                                            SAS (40%)                              9 Saab340
                                                                                                   3 F70
                                                                                                   8 B737-300
                                                                                                   5 B737-400
                                                                                                   13 B737-500
                                                                                                   1 Jetstream 41

BAX Global..............  United States           1972      Bax Global Northern Air Freight        3 B727-200A
                                                  1997      (100%)                                 11 DC8-60
                                                  1979                                             11 DC8-70

Canadian................  Canada                  1987      AMR (33%)                              12 A320-200
                                                                                                   41 B737-200
                                                                                                   4 B747-400
                                                                                                   9 B767-300ER
                                                                                                   4 DC10-30
                                                                                                   5 DC10-30ER

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
China Southwest.........  People's Republic       1987      People's Republic of China (100%)      1 B707-300
                          of China                                                                 16 B737-300
                                                                                                   11 B757-200
                                                                                                   3 AN-24
                                                                                                   5 TU-154
                                                                                                   4 Y-12

FEAT....................  Taiwan                  1957      China Development (controlled by the   2 B737 200A
                                                            KMT, Taiwan's ruling party) (14%)      3 B757-200
                                                            China Airlines (10%)                   7 MD82
                                                                                                   3 MD83

Indian Airlines.........  India                   1953      Government of India (100%)             1 Fairchild 228-200
                                                                                                   7 B737-200A
                                                                                                   1 B737-200AC
                                                                                                   8 A300-B2-100
                                                                                                   2 A300-B4-200
                                                                                                   30 A320-200

Lan Chile...............  Chile                   1929      Grupo Guato (38.5%)                    18 B737-200A
                                                            Grupo Pifiera (33.1%)                  11 B767-300ER
                                                            Grupo Humas (19%)                      1 B757-200QC
                                                            Grupo Ebler (8.4%)

Malev...................  Hungary                 1946      Government of Hungary (63.9%)          6 B737-200A
                                                            Alitalia (30%)                         2 B737-400
                                                                                                   2 B767-200ER
                                                                                                   5 F70
                                                                                                   4 B737-300
                                                                                                   3 Tu-134
                                                                                                   5 Tu-154

Monarch.................  United Kingdom          1967      Cosmos Guide Holding International     4 A300-600ER
                                                            NV (100%)                              5 A320-200
                                                                                                   6 B757-200
                                                                                                   1 DC10-30
                                                                                                   1 A321-200
                                                                                                   1 L-1011-1

Pegasus.................  Turkey                  1990      Yapi Kredit Bank (49%)                 3 B737-400
                                                            Alper Elchin (21%)
                                                            Silkar and Net Holdings (30%)

PAL.....................  Philippines             1941      Lucio Tan (34%)                        11 A300-B4-200
                                                            Government (33%)                       11 B737 300
                                                                                                   10 F50
                                                                                                   1 MD11ER
                                                                                                   8 A330-300
                                                                                                   4 A340-200
                                                                                                   5 A340-300
                                                                                                   4 A320-200
                                                                                                   5 A340-300
                                                                                                   3 B747-200B
                                                                                                   4 B747-400

Portugalia..............  Portugal                1987      Groupo Espirito Saneto (61%)           6 F100
                                                                                                   5 RJ145
                                                                                                   1 RJ70

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
Spanair.................  Spain                   1987      SAS (49%)                              2 B767-300ER
                                                                                                   15 MD-83
                                                                                                   1 MD-82
                                                                                                   2 MD-87
                                                                                                   1 MD-81
                                                                                                   2 B757-200

Sun Express.............  Turkey                  1990      THY (60%)                              3 B737-300
                                                            Condor (Lufthansa subsidiary) (40%)    2 B737-400

TAM.....................  Brazil                  1976      VASP (3.35%)                           29 F100
                                                            Rolim Amao (66.6%)                     9 F50
                                                                                                   6 F27
                                                                                                   6 Citation

Tower Air...............  United States           1982      Tower Travel (75%)                     5 B747-100
                                                                                                   1 B747-100F
                                                                                                   9 B747-200B
                                                                                                   1 B747-200SF

THY.....................  Turkey                  1933      Republic of Turkey (98.7%)             7 A310-200
                                                                                                   7 A310-300
                                                                                                   5 A340-300
                                                                                                   3 B727-200A
                                                                                                   28 B737-400
                                                                                                   2 B737-500
                                                                                                   4 RJ70
                                                                                                   9 RJ100

Yunnan..................  People's Republic       1992      China Southwest (50%)                  14 B737-300
                          of China                          City of Kunming (Yunnan Province)      3 B767-300ER
                                                            (50%)

---------------

(1) Source: Airclaims Limited CASE Database, February 15, 1998.

                        THE COMMERCIAL AVIATION INDUSTRY

     Commercial aviation is an important segment of the travel and tourism industry.

     The level of worldwide demand for air travel has been cyclical, and is influenced by a number of factors, including global and regional political stability, general economic, business and credit conditions, the impact of the price and availability of jet fuel on airline costs and technological developments in the field of transport and communications such as high-speed rail travel and video-conferencing which provide partial substitutes for some air travel.

     Demand for air travel as measured by the number of fare paying passengers carried multiplied by the distance flown in miles (revenue passenger miles, or "RPMS") has increased since 1970 in every year but one, 1991, in which there was a decline of 2.8% principally due to a worldwide economic slowdown exacerbated by the Gulf War. This decline in demand together with a sharp increase in surplus industry capacity led to widespread financial losses in the airline industry. The average annual increase in RPMs from 1970 to 1997, taking into account the decline in 1991, was approximately 7%. Historical growth in RPMs has shown a correlation with growth in world GDP and the decrease in the cost of air travel on an inflation-adjusted basis.

     Demand has varied in different regions of the world. In the period since 1990 the highest rates of annual increase in RPMs have been on certain routes in the Asia-Pacific region, although these growth rates are expected to suffer as a result of the economic crises that have recently affected several Asian economies. The lowest rates of annual increase in RPMs have been on domestic routes within Europe and the United States.

     Worldwide traffic, as measured by RPMs, grew by approximately 7.5% in 1996 and 6.4% in 1997. The following table sets forth worldwide aviation traffic, as measured by RPMs, and the annual growth rate in such traffic for the years indicated.

                              WORLD TRAFFIC GROWTH
                         (EXCLUDING DOMESTIC CIS RPMS)

                                                                                 ANNUAL GROWTH IN
                                                                WORLD TRAFFIC     WORLD TRAFFIC
YEAR                                                              (IN RPMS)         (IN RPMS)
----                                                            -------------    ----------------
                                                                (BILLIONS)             (%)
1985........................................................         868.5              --
1990........................................................       1,216.4             7.0
1995........................................................       1,569.8             5.2
1996........................................................       1,687.8             7.5
1997........................................................       1,796.6             6.4

     There can be no assurance that the worldwide demand for air travel will continue to increase or that such worldwide demand will not decline.

DEMAND FOR AIRCRAFT

     Over time, an increase in RPMs will create a need for new aircraft capacity to service the incremental demand for air travel over and above the existing capacity provided by airlines. Growth in RPMs has been the principal long-term factor affecting demand for aircraft. Another factor contributing to the demand for aircraft is the need to replace aircraft that are retired at the end of their useful economic lives or are written off for other reasons, including casualties.

     In addition to those factors which affect the demand for air travel, the overall level of demand for commercial aircraft depends on a number of factors, including changes in aircraft productivity; the supply of new and used or replacement aircraft, which is affected by manufacturer production levels and may be affected by bankruptcies of significant owners or operators of aircraft; the ability of air transport infrastructure to accommodate commercial air traffic levels; the cost and availability of jet fuel; and governmental regulations and restrictions affecting the costs and benefits of owning and operating aircraft.

     The types of aircraft, jet or turboprop, required by an operator are dictated principally by its existing and anticipated structure of routes and traffic volume. An operator's specific choice of aircraft will also depend on a number of additional factors, including the size and composition of its current fleet, its ability to operate and maintain particular aircraft types based on the training of its personnel and the capacity of its ground facilities, seating capacity of the aircraft and operating costs. Approximately 71% of commercial jet aircraft manufactured outside the CIS since 1990 are narrowbody aircraft with the balance being widebody aircraft. Increased airport congestion and limitations on air traffic control systems may lead to a relative increase in the number of widebody aircraft in the worldwide commercial jet fleet. As of February 15, 1998, of the 9,095 narrowbody aircraft in operation, approximately 21% were more than 25 years old while only approximately 7.40% of the 3,154 widebody aircraft in service on that date were more than 25 years old. It is difficult to predict whether any such increase in the number of widebody aircraft will have a material effect on the relative demand for either type of aircraft, as the demand for replacements for older narrowbody aircraft may equal or exceed the demand for widebody aircraft. Within the widebody sector, the availability of newer long-haul aircraft is likely to result in a continued weak market for earlier models such as the A300-B4-200, A310, B747-100, B747-200 and DC-10. The newer models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes.

NEW AIRCRAFT SUPPLY

     There are currently two major manufacturers of commercial jet aircraft outside of the CIS (Boeing and Airbus Industrie G.I.E.) and three smaller manufacturers (British Aerospace plc, Bombardier and Embraer) which produce regional aircraft. The manufacturers of commercial jet aircraft in the CIS are currently not a material factor in supplying the requirements of operators outside the CIS and the former Eastern Bloc countries. There are three principal manufacturers which, together with their affiliates, produce substantially all commercial jet engines: General Electric Company, through the GE Aircraft Engines Division; United Technologies International, Inc., through Pratt & Whitney; and Rolls Royce. There are relatively more manufacturers of turboprop aircraft and engines than jet aircraft and engines.

     There has been a long-term trend toward consolidation of the commercial aircraft manufacturing industry, evidenced by the merger between Boeing and McDonnell Douglas, the creation of the Airbus Industrie consortium by four European manufacturers (Aerospatiale, British Aerospace, Daimler-Benz and CASA) and the exit of former participants such as Lockheed, Fokker and Convair. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into the industry, particularly for narrowbody and widebody jet aircraft.

     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years, reflecting the changing state of the commercial aviation industry and the economy in general. Manufacturers generally adjust production levels in response to their customers' desires and financial capacity to take delivery of ordered aircraft which in turn may be affected by the level of air traffic and the availability of competitive used aircraft. Boeing and Airbus have both announced and partially implemented increased production levels from the cyclical low reached in 1995, with the result that new jet aircraft production levels are likely to double by 1999 to over 900 aircraft. This level of production is above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus. The increase in production has been accompanied by very aggressive pricing strategies in an effort by these companies to maximize their market share. A continuation of current new aircraft production and pricing trends is likely to have an adverse impact on AerCo's ability to generate cash flows consistent with the Assumptions.

     All of the major manufacturers are implementing programs to shorten lead times and reduce the cost of manufacturing commercial aircraft, including the reorganization of design and production systems and business arrangements with suppliers which have resulted in, in some instances, among other things, lower escalation of future prices and shifts in aircraft ordering patterns such that purchasers are able to acquire aircraft at shorter lead times than previously required. Some manufacturers are also discussing the use of lower-cost production locations. Depending on the extent to which cost savings are achieved and passed on to aircraft purchasers these factors could have an adverse impact on the ability of AerCo Group to re-lease or sell Aircraft and on the rental rates of Future Leases of the Aircraft.

USED AIRCRAFT SUPPLY

     The supply of used aircraft depends on the level of utilization of the existing worldwide fleet and the net change in this fleet based on manufacturers' production levels and aircraft retirements. Cyclical factors that affect air travel demand also may affect the supply of used aircraft. According to the Airclaims Limited CASE database, as of February 15, 1998 there were approximately 606 commercial jet aircraft in storage of which approximately 57% (345 aircraft) were Stage 2 aircraft and approximately 43% (261 aircraft) Stage 3 aircraft. The median ages of such aircraft in storage were approximately 28 and 19 years, respectively. According to third party industry sources, there was a total of 375 commercial jet aircraft available for sale or lease at such date, of which 173 were Stage 2 aircraft and 202 were Stage 3 aircraft. Approximately 33% of such Stage 3 aircraft were narrowbodies and 67% widebodies. There are a number of aircraft in storage that are not available for sale or lease; conversely, a number of aircraft available for sale or lease are in service rather than in storage. In general older aircraft are significantly more likely to be stored than younger aircraft.

     The weak growth of air travel in the 1990-1994 period combined with high levels of new deliveries from manufacturers in the early 1990s resulted in low levels of profitability or significant losses for many airlines and leasing companies, a significant increase in the supply of used aircraft and decrease in their value, especially for older Stage 2 aircraft and older Stage 3 widebody aircraft. There can be no assurance that such oversupply will diminish or that any future downturn in the commercial aviation industry or the worldwide demand for aircraft will not result in increased availability of used aircraft for lease or sale in the future, particularly at the times Aircraft are being marketed for lease by AerCo Group.

OPERATING LEASING

     Until the mid-1970s, almost all commercial aircraft were either owned by their airline operators or leased under finance leases from financial institutions, except for short-term leases of surplus aircraft from one airline to another. Beginning in the mid-1970s, in contrast, leasing companies were willing to purchase aircraft and undertake the risk of finding a buyer or lessee for such aircraft.

     Leasing companies acquire aircraft for lease through purchases of used aircraft, often through sale-leaseback arrangements with the operators of such aircraft. Also, in the mid-1980s a number of leasing companies started to acquire new aircraft directly from manufacturers, with or without lease commitments for such aircraft. Leasing companies and other financial institutions have become significant purchasers of new aircraft and their jet aircraft orders and options constituted approximately 18% of outstanding jet orders as of February 15, 1998.

     The number of airlines taking aircraft on operating leases has increased from 82 out of a worldwide total of 313 in 1980 (approximately 26% of total airlines) to 374 out of a worldwide total of 673 in 1997 (approximately 56% of total airlines).

     Many operating lessees are airlines that cannot independently finance the purchase of aircraft, that desire greater flexibility in fleet planning, or that choose to take advantage of demand from leasing companies to acquire assets through equipment sale-leaseback transactions.

ROLE OF GOVERNMENT

     National governments play a major role in the regulation of air transportation through the establishment of standards of aircraft certification, airworthiness and operation, the regulation of airspace and the provision of services, including navigational aids, air traffic control and search and rescue. There is a general worldwide uniformity of standards because all nations with any significant civil aviation industry are members of the International Civil Aviation Organization (a United Nations agency) and apply the technical standards developed by this agency as the basis of national aviation regulations. In many countries, the national government regulates both domestic routes and the pricing of air travel, although since the late 1980s there has been a trend in certain jurisdictions, such as the European Union, Australia, Mexico and Brazil, toward limited deregulation and the progressive opening up of routes to competition, which could lead to developments similar to those which have occurred in the United States since the enactment of the Airline Deregulation Act of 1978. In particular, the European Union introduced a package of liberalization measures in 1993 affecting the licensing of air carriers, access to air routes within the European Union and fares and rates for air transportation services.

     National governments have also influenced the financial condition of the commercial aviation industry in other ways. These include the ownership or support of national and local airlines, often with direct subsidies. However, there have been recent initiatives within the European Union intended to make more stringent the conditions subject to which state aid may be given to airlines, and there is currently a worldwide trend toward the complete or partial privatization of many government-owned airlines. Most governments limit the extent to which foreign interests may own domestic airlines (although this is no longer the case within the European Union with respect to the nationals of other member states). Certain national governments also have provided financial support of local commercial passenger jet manufacturing industries. Indirect financial support is also provided to aircraft and engine manufacturers through the issuance of credits and guarantees from national export credit agencies.

     There can be no assurance, however, that the recent trends toward deregulation of routes and pricing of air travel and toward complete or partial privatization of government-owned airlines will continue or will occur in the manner announced by the relevant governments. Although such trends may result initially in an increase in the number of airlines worldwide, they also may result ultimately in a greater concentration of larger airlines due to the failure of smaller, more thinly capitalized airlines. In any event, deregulation and privatization may at times adversely affect the future market for aircraft, including the Aircraft.

TECHNICAL REGULATION

     In addition to general requirements regarding maintenance of aircraft, aviation authorities from time to time issue ADs requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to a number of aircraft of one or more designated types. ADs normally specify a period of time in which to carry out the required action or modification and generally enough time is allowed to permit the implementation of the AD in connection with scheduled maintenance of the aircraft or engines. The Initial Leases typically require the Lessees to bear the cost of compliance with ADs issued by applicable aviation authorities and, in most cases, relevant manufacturers' recommendations. In some cases, AerCo Group may be required to contribute a portion of such costs over a specified threshold. However, to the extent that a Lessee fails to perform ADs required on an Aircraft, AerCo Group would bear the cost of compliance necessary for the Aircraft to maintain its Certificate of Airworthiness. In such circumstances, funds in the Collection Account and Lessee Funded Account will be available to AerCo Group to mitigate the costs of compliance, although such use would reduce the availability of such amounts to cover the cost of scheduled maintenance. There can be no assurance that such funds will be available at the time needed or that any funds available will be sufficient for such purposes.

     In addition to the foregoing requirements relating to airworthiness, other governmental regulations may apply to the Aircraft, including requirements relating to noise and emissions levels. Such regulations may be imposed not only by the jurisdictions in which the Aircraft are registered, possibly in connection with airworthiness requirements, but also in jurisdictions where the Aircraft operate. Chapters 2 and 3 of Chicago Convention establish two progressively restrictive noise level standard that correspond to the requirements for Stage 2 and Stage 3 aircraft. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which ultimately will require all aircraft to comply with the most restrictive of these standards. Such regulations restrict the future operation of aircraft that are not Stage 3 aircraft and ultimately will prohibit the operation of such aircraft in the relevant jurisdictions early in the next century (1999, in the case of the United States). Since AerCo Group has the ability to acquire Stage 2 aircraft, these regulations may affect AerCo adversely. In addition, local municipalities may have more stringent noise regulations than those applicable to Stage 3 aircraft.

     Volume 2 of Annex 16 of the Chicago Convention also contains standards and recommendations regarding limitations on vented fuel and smoke and gaseous emissions for aircraft. While a number of countries have adopted regulations implementing these recommendations, such regulations generally have been prospective in nature, requiring only that newly manufactured engines meet particular standards after a particular date. To the extent that any such regulations require modifications to the Engines owned by AerCo Group, they would receive the same treatment under the Leases as do ADs.

     There can be no assurance, however, that new noise or emissions reduction requirements will not be adopted in the future that would adversely affect the value of some or all Stage 3 aircraft. Some organizations and jurisdictions have already begun to discuss the tightening of noise and emissions certification requirements for newly manufactured aircraft. There can be no assurance that any such regulations, if adopted, would not adversely affect the value of the Aircraft.

                           MANAGEMENT OF AERCO GROUP

     Except to the limited extent described herein, particularly upon an Event of Default, neither the Trustee nor any of the Noteholders has any right to participate in the management or affairs of AerCo. In particular, such parties cannot supervise the functions relating to the Leases and the re-lease of the Aircraft, which functions have generally been delegated to the Servicer under the Servicing Agreement. See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties -- Delegation of Responsibilities", "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants" and "-- Events of Default and Remedies".

DIRECTORS

     The Board of Directors of the Company (the "BOARD") will generally, as provided below, be composed of no more than five members. The holder or holders of a majority in aggregate principal amount of the Class E Notes issued by the Company have the right to appoint two Directors of the Company while the Class E Notes are outstanding. The remaining Directors must be Independent Directors. The initial Independent Directors of the Company are Mr. Frederick W. Bradley, Chairman of the Company, Mr. Kenneth Peters and Mr. G. Adrian Robinson. The succeeding Independent Directors will be appointed by a majority of the then standing Directors. If no Independent Directors are serving on the Board at any time, three new Independent Directors will be appointed in accordance with the Company's Articles of Association. Mr. Edward Hansom and Ms. Rose Hynes were appointed directors of the Company by GPA Group as holder of the majority of the Subclass E-1 Notes. Any resolution of the Directors of the Company, whether passed at a meeting of Directors or by way of written resolution, will require the affirmative vote of a majority of the Independent Directors. Certain significant transactions or proceedings of the Company may only be approved by a unanimous vote of all Directors. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to the Company's Memorandum or Articles of Association, acquisition of Additional Aircraft, mergers or the sale of all or substantially all of the Company's assets.

     The Directors, their ages and principal activities are as follows:

NAME                                          AGE    OFFICES HELD WITH THE REGISTRANT
----                                          ---    --------------------------------
Frederick W. Bradley, Jr..................    71     Director and Chairman
Kenneth N. Peters.........................    63     Director
G. Adrian Robinson........................    49     Director
Edward Hansom.............................    40     Director
Rose Hynes................................    40     Director

     Frederick W. Bradley, Jr. -- From 1969 until 1992, Mr. Bradley was a Senior Vice President of Citibank N.A., in charge of the bank's global airline and aerospace business, having joined Citibank in 1958. Mr. Bradley has served as a director and Chairman of ALPS 94-1 since 1994. Mr. Bradley also serves as a director and Chairman of Aircraft Lease Portfolio Securitisation 92-1 Limited. Mr. Bradley is also a director of America West Airlines, Inc., First Citicorp Life Insurance Co., and the Institute of Air Transport, Paris, France and is president of the International Air Transport Association's (IATA) International Airline Training Fund of the United States.

     Kenneth N. Peters -- Mr. Peters was Assistant Treasurer of The Boeing Company from 1985 to 1995 and was Vice President, Customer Financing at The Boeing Company from 1995 until his retirement from The Boeing Company in 1997. From 1960 to 1985, Mr. Peters held various positions with The Boeing Company including the positions of Manager and Director of Customer Financing within the Corporate Treasurer's Organization.

     G. Adrian Robinson -- Mr. Robinson has been an Aerospace Consultant since 1992. From 1990 to 1992 Mr. Robinson was a Deputy General Manager of The Nippon Credit Bank. Until 1989, he was a Managing Director, Special Finance Group of Chemical Bank, which he joined in 1986. Mr. Robinson also serves as a director of ALPS 94-1 and its subsidiaries and Aircraft Lease Portfolio Securitisation 92-1 Limited and its subsidiaries. Mr. Robinson also provides consulting services from time to time to Air 2000, one of the Initial Lessees.

     Edward Hansom -- Mr. Hansom is Chief Financial Officer of GPA Group. He joined GPA Group in 1988 from the treasury division of Schroders. Prior to taking up his current position in May 1997, Mr. Hansom was General Manager, Treasury of GPA Group. Mr. Hansom is also a director of Airplanes Limited and a controlling trustee of Airplanes Trust.

     Rose Hynes -- Ms. Hynes is General Counsel of GPA Group. She joined GPA Group in 1988, having previously been a partner in an Irish law firm. Prior to taking up her current position with GPA Group in May 1997, she was Vice President, Corporate Finance of GPA Group. Ms. Hynes also serves as a director of Aer Lingus, one of the Initial Lessees, and certain of its subsidiaries.

     The Board of Directors of the Company are non-executive Directors. Further, as is common with many other special purpose companies, the Company does not have and will not have any employees or executive officers. Accordingly, the Board of Directors relies upon the Servicer, the Administrative Agent, the Cash Manager and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties". Certain individuals other than the Directors listed above serve as directors of various subsidiaries of AerCo.

     All Directors are compensated for travel and other expenses incurred by them in the performance of their duties. The Company pays each Independent Director an aggregate fee of $75,000 per annum for their services in such capacity. The Directors appointed by the holder of a majority in aggregate principal amount of the Class E Notes do not and will not receive remuneration from the Company for their services.

     Mr. Bradley, Mr. Peters and Mr. Robinson also act as directors of certain AerCo Group subsidiaries. Mr. Bradley, Mr. Peters and Mr. Robinson each receive $1,000 in respect of each day, or portion thereof, which they are required to devote to the activities of those subsidiaries and AerCo (other than in respect of its board meetings).

     The Company knows of no arrangement, the exercise of which could result in a change in control of the Company.

BENEFICIAL OWNERSHIP OF THE COMPANY

                                                                          NUMBER OF    PERCENT
TITLE OF CLASS      NAME AND ADDRESS                                       SHARES      OF CLASS
--------------      ----------------                                      ---------    --------
Common Stock        Mourant & Co. Trustees Limited,...................    19 Shares       95%
                    as trustee of AerCo Holding Trust
                    22 Grenville Street
                    St. Helier
                    Jersey, Channel Islands

                    GPA Group plc.....................................      1 Share        5%
                    GPA House
                    Shannon,
                    Ireland

     Pursuant to the Shareholders Undertaking entered into on July 15, 1998 by Mourant & Co. Trustees Limited as trustee of the Charitable Trust (the "CHARITABLE TRUST TRUSTEE"), the Nominees, GPA Group, AerCo and the Trustee (the "SHAREHOLDERS UNDERTAKING"), the Charitable Trust Trustee and GPA Group agreed that, as long as the AerCo Notes are outstanding, they will not, without the prior written approval of the Trustee and all the Directors, transfer any part of the Capital Stock held by them or any interest therein unless the transferee
(a) in the case of the Capital Stock held by the Nominees for the Charitable Trust Trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the

Charitable Trust is established and (b) enters into an agreement substantially identical to the Shareholders Undertaking in favor of the Trustee. In consideration for the undertakings given by the Charitable Trust Trustee in the Shareholders Undertaking, the Charitable Trust Trustee is entitled to receive from AerCo an undertaking fee equal to $1,500 per annum. Pursuant to the instrument of trust establishing the Charitable Trust, a certificate given by the Directors to the Charitable Trust Trustee that its voting of the Capital Stock in a specified manner is in the best commercial interests of the Company shall, for the purposes of the exercise of the Charitable Trust Trustee's discretion, be conclusive that any such action is in the best commercial interests of the Company.

THE SERVICER

     The Servicer and its affiliates have not assumed and are not responsible for, or guarantors of, and shall not assume or be responsible for, or guarantors of, any liabilities of the Company or any of its affiliates, including, without limitation, any payments due with respect to the Notes.

     The Servicer provides services pursuant to the terms of the Servicing Agreement on behalf of AerCo Group (except in certain circumstances described below where a substitute servicer may perform such services). The Servicing Agreement (a) sets forth the various duties of the Servicer with respect to the management and administration of the Initial Aircraft and the Leases, (b) sets forth certain aircraft marketing activities to be performed by the Servicer and
(c) sets forth certain Initial Aircraft management-related obligations of the Servicer in connection with offers and sales by AerCo of Refinancing Notes or Additional Notes.

     The Servicer provides the services in accordance with the express terms of the Servicing Agreement, which, among other things, provides that the Servicer will act in accordance with applicable law and with directions given by AerCo, from time to time in accordance with the Servicing Agreement. In addition, under the Servicing Agreement, the Servicer has agreed to perform its services in accordance with the Babcock & Brown Services Standard and the Babcock & Brown Conflicts Standard.

     The duties and obligations of the Servicer are limited to those expressly set forth in the Servicing does not have any fiduciary or other implied duties or obligations to AerCo or any other person, including any Noteholder.

     In addition to managing, servicing and marketing the Initial Aircraft, Babcock & Brown also manages, services and markets aircraft assets owned by third parties and persons within the Babcock & Brown Group. In the course of conducting such activities, Babcock & Brown will from time to time have conflicts of interest in performing its obligations on behalf of AerCo Group. With respect to the negotiation of a transaction giving rise to a conflict of interest, the Servicer may withdraw from representing AerCo, which shall be required to appoint an independent representative to represent AerCo as to such negotiation, and the Servicer shall be entitled to act on behalf of itself or any of its affiliates with respect to such negotiation. See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties -- Conflicts of Interest of Babcock & Brown".

     Pursuant to the Servicing Agreement, the Servicer will not be liable or accountable to any person, other than AerCo or its subsidiaries to the limited extent described below, under any circumstances, for any Losses directly or indirectly arising out of, in connection with or related to (i) the sale, lease or purchase of an Initial Aircraft on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision or recommendation of the Servicer in accordance with the Babcock & Brown Services Standard, (ii) the Servicer's obligation to apply the Babcock & Brown Conflicts Standard in respect of its performance of the services, except, in either of case (i) or (ii), where such Losses are finally adjudicated to have been caused directly by the negligence, recklessness, wilful misconduct or fraud of the Servicer, (iii) the ownership, operation, maintenance, acquisition, leasing, financing, refinancing or sale of any Initial Aircraft, or any action, or failure to act on the part of any person at any time prior, to the effective date of the Servicing Agreement, (iv) any action AerCo or, as contemplated by the Servicing Agreement, the Cash Manager or the Administrative Agent instructs the Servicer to take, limit or terminate despite the Servicer's recommendation to the contrary, (v) the refusal by AerCo Group to take any action recommended by the Servicer, (vi) circumstances where any person within AerCo Group has already received an amount sufficient to cover such Losses, or (vii) as a result of the gross negligence, recklessness, fraud or wilful misconduct of any person within AerCo Group. AerCo Group shall indemnify the Servicer, its affiliates and representatives on an after-tax basis for any Losses that may be imposed on, incurred by or asserted against the Servicer or its affiliates or representatives directly or indirectly arising out of, in connection with or related to (i) the Servicer's performance under the Servicing Agreement, errors in judgment or omissions by the Servicer or any action taken, limited or terminated in accordance with AerCo's instructions or, as contemplated by the Servicing Agreement, the Cash Manager's or the Administrative Agent's instructions, except where such Losses are finally adjudicated to have been caused directly by the Servicer's negligence, recklessness, fraud or wilful misconduct in respect of its obligation to apply the Babcock & Brown Services Standard or the Babcock & Brown Conflicts Standard in respect of its performance of the services under the Servicing Agreement or any other Loss for which the Servicer has agreed to indemnify AerCo and its affiliates pursuant to the Servicing Agreement, or (ii) any of the circumstances under which the Servicer would not be liable to AerCo as described above.

     The Servicer shall indemnify AerCo Group on an after-tax basis for Losses arising as a result of the performance of the Services where such Losses are finally adjudicated to have (i) been caused directly by the negligence, recklessness, fraud or willful misconduct of the Servicer or any of its affiliates or delegates in respect of its obligations to apply the Standard of Care or the Conflicts Standard in connection with the performance of the services; or (ii) directly resulted from a breach by the Servicer of the express terms and conditions of the Servicing Agreement; provided that the Servicer's obligation to indemnify AerCo shall exclude circumstances where any person within AerCo Group has already received an amount sufficient to cover such Losses and shall be limited to a maximum amount of $21 million in the aggregate with respect to any and all Losses except for Losses arising from fraud on the part of the Servicer, for which the Servicer will have unlimited liability.

     See "Risk Factors -- Risks Relating to AerCo and Certain Third Parties -- Limitation of Liability on the Part of the Servicer".

     Notwithstanding anything to the contrary stated above, the Servicer is not obligated to take or refrain from taking any action that it believes is reasonably likely to violate any applicable law with respect to the Babcock & Brown Group.

     AIRCRAFT SERVICES

     Pursuant to the Servicing Agreement, the Servicer has, among other things, undertaken:

     - to employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall deem necessary, both in number and quality, to enable it to perform the Services;

     - to grant AerCo Group and its agents, including the Administrative Agent, access to certain information, programs, records and personnel of the Servicer under specified circumstances to enable AerCo Group to monitor the Servicer's compliance with the Servicing Agreement and otherwise for the purposes of AerCo Group's business; and

     - not to commingle with its own funds any funds of any person within AerCo Group.

     The main categories of services being provided by the Servicer pursuant to the Servicing Agreement in respect of the Initial Aircraft (the "SERVICES") are:

     - Lease marketing services, including, subject to the terms of the Indenture and the Servicing Agreement, remarketing, Lease drafting, negotiation and execution (including, without limitation, negotiating final Lease terms);

     - Initial Aircraft asset management services, including Lease rent collection and cash services, Aircraft maintenance, insurance, contract compliance of, and enforcement against, Lessees, and accepting delivery and redelivery of Aircraft;

     - Initial Aircraft sales services as, when and to the extent directed by AerCo;

     - monitoring of maintenance and provision of records and information with respect to the Initial Aircraft;

     - arranging for valuations and monitoring and advising AerCo of regulatory developments;

     - using reasonably, necessary or appropriate efforts to keep AerCo in compliance with certain covenants under the Indenture directly relating to the status, insurance, maintenance or operation of the Initial Aircraft;

     - providing to AerCo certain data and information relating to the Initial Aircraft and the commercial aviation industry;

     - assistance in connection with the public or private offerings and sale of Refinancing Notes or Additional Notes including assisting in public disclosure relating to the Servicer and its affiliates contained in any disclosure document, certain Initial Aircraft-related participation in marketing activities solely in the Servicer's capacity as Servicer of the Aircraft, and providing AerCo, underwriters, rating agencies and/or other advisors with the reasonable opportunity to conduct due diligence with respect to the Servicer and its provision of the Services as they relate to the Initial Aircraft;

     - assistance with Permitted Tax-Related Dispositions or other permissible tax-based financings;

     - legal and other professional services with respect to the lease, sale or financing of the Initial Aircraft, any amendment or modification of any Lease with respect to the Initial Aircraft, the enforcement of the rights of any person within AerCo Group under any Lease with respect to the Initial Aircraft, any disputes that arise with respect to the Initial Aircraft or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services;

     - periodic reporting of certain operational, financial and other information relating to the Initial Aircraft and the related Leases; and

     - providing assistance to the Cash Manager with respect to cash services for the Initial Aircraft.

     OPERATING GUIDELINES

     Under the Servicing Agreement, the Servicer is entitled to exercise such authority as is necessary to give it a practicable and working autonomy in performing the Services, while at the same time AerCo, through the Administrative Agent, will establish monitoring and control procedures which are expected to enable it properly to manage the business and assets of AerCo Group.

     Pursuant to the terms of the Servicing Agreement, the Servicer is required to comply with the Babcock & Brown Services Standard and the Babcock & Brown Conflicts Standard in the performance of the Services. All transactions to be entered into by the Servicer on behalf of AerCo Group (other than with other persons within AerCo Group) are required to be at arm's length and on fair market value terms unless otherwise agreed or directed by AerCo. Certain transactions or matters with respect to the Initial Aircraft require the specific written approval of AerCo, including:

     - except as already required by the terms of any Initial Lease, sales of (or agreements to sell) Initial Aircraft or any engine forming part of the Initial Aircraft;

     - the entering into of any new Leases with respect to the Initial Aircraft (including amendments, renewals or extensions of an Existing Lease) if the Lease does not comply with the covenants set forth under "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants";

     - terminating any Lease or Leases to any single Lessee or related Lessees with respect to Initial Aircraft then having an aggregate depreciated net book value in excess of $100 million;

     - unless provided for in the applicable budget, entering into any contract for the modification or maintenance of Initial Aircraft where (A) the costs to be incurred by AerCo Group exceed the greater of (i) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and the equivalent for engines of the type in question and (ii) available Maintenance Reserves or other collateral under the related Lease or (B) such modification or maintenance is outside the ordinary course of AerCo Group's business;

     - entering into any capital commitment or confirming any order or commitment to acquire or acquiring aircraft or engines on behalf of AerCo Group;

     - issuing any guarantee on behalf of, or otherwise pledging the credit of, any person within AerCo Group other than guarantees by a member of AerCo Group of the Lease obligations of another member of AerCo Group and other than guarantees with respect to trade payables in the ordinary course of AerCo Group's business;

     - entering into any agreements for services costing in excess of $50,000 to be provided in respect of Initial Aircraft by third parties at AerCo Group's cost, except in each case to the extent that the same is an expense provided for in the then applicable budget; and

     - entering into or amending or granting a waiver, on behalf of any person within AerCo Group, with respect to any transaction with the Servicer or any of its affiliates including without limitation for the acquisition, sale or lease of any Initial Aircraft from or to, or the obtaining or provision of services by, such entity.

     BUDGETS

     AerCo will adopt an annual and a three-year budget each year with respect to all Initial Aircraft owned by it. Under the Servicing Agreement, the Servicer has undertaken to use reasonable commercial efforts to achieve the annual budget for each year.

     MANAGEMENT FEES

     The Company is obligated to pay a fee (the "RETAINER FEE") to the Servicer, pursuant to the Servicing Agreement, in a per annum amount equal to approximately 0.10% of the Initial Appraised Value of each Initial Aircraft payable monthly in arrears in 12 equal installments subject to pro-rata reduction for any month in which AerCo does not own all the Initial Aircraft; provided that, solely for purposes of calculating the Retainer Fee, the Initial Appraised Value shall not be reduced below $250 million until all of the Aircraft shall have been sold. A rent-related fee is also payable monthly, equal to 1% of the aggregate rent actually paid for any month (or portion of a month) in which AerCo Group owns the related Initial Aircraft. In addition, the Servicer will receive three incentive fees: (i) a results-based incentive fee, based on a formula to be agreed upon by the Servicer and AerCo, or if no such agreement is reached, equal to 12.50% of any excess of actual revenues available to repay holders of AerCo's publicly and privately issued debt securities for any year over 95% of the target amount contained in the applicable annual budget, (ii) a base sales fee of 1.25% multiplied by the target sales price for the sale of any Aircraft net of transaction expenses (such target sales price to be an amount equal to 90% of the Initial Appraised Value of the relevant Initial Aircraft), and (iii) a sales-based incentive fee with respect to each sale of an Initial Aircraft, equal to 10% of the excess of the net proceeds of such sale over the target sales price for such Aircraft agreed by AerCo and the Servicer. The Servicer also will be reimbursed for certain expenses incurred in connection with the Servicer's performance of the Services. These expenses include, among other expenses, Initial Aircraft non-ordinary course maintenance costs and insurance, non-ordinary course outside professional advisory fees (including legal fees) and other out of pocket expenses, all of which in the aggregate may constitute a significant additional component of AerCo's total overhead costs.

     TERM AND TERMINATION

     The Servicing Agreement is for an initial term of ten years expiring on July 15, 2008. AerCo has the right to extend the term of the Servicing Agreement to July 15, 2023 years upon at least six months written notice to the Servicer and subject to an increase in the rental fee percentage.

     Each party will also have the right to terminate the Servicing Agreement under certain circumstances. The Servicer has the right to terminate the Servicing Agreement if, among other things:

     - the Company fails to pay when due (i) any servicing fees if not paid within five business days of written notice of such failure, or (ii) any other amount payable by any person within AerCo Group to the Servicer if not paid within ten business days of notice of such failure;

     - any person within AerCo Group fails to perform or observe or violates in any material respect any material term, covenant, condition or agreement to be performed or observed by it under the Servicing Agreement;

     - an involuntary proceeding is commenced or an involuntary petition is filed in respect of AerCo or any subsidiary of AerCo or in respect of a substantial part of the property or assets of any person within AerCo Group under applicable bankruptcy, insolvency, receivership or similar law, and such proceeding shall continue undismissed for 100 days or an order or decree approving any of the foregoing shall be entered or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 100 days; or a voluntary proceeding is commenced in respect of AerCo or any subsidiary of AerCo under bankruptcy, insolvency, receivership or similar law or any such person consents to the institution of, or fails to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors;

     - the Servicer or any of its affiliates becomes obligated to pay (or indemnify) for taxes as a result of its provision of the Services under the Servicing Agreement (other than taxes on net income derived by the Servicer under the Servicing Agreement) which taxes it is unable to avoid using reasonable commercial efforts, and AerCo fails to indemnify the Servicer or its affiliate for such taxes; and

     - the Servicer reasonably determines that directions given by AerCo or any of its subsidiaries are, or if carried out would be, unlawful under applicable law.

     AerCo, by a majority vote of the Directors, has the right to terminate the Servicing Agreement:

     - upon the Servicer materially breaching any of its obligations under the Servicing Agreement and failing to cure such breach after written notice from AerCo;

     - upon the Servicer ceasing or giving notice that it will cease to be actively involved in the aircraft advisory and management business;

     - when all of the public or private debt securities of AerCo are repaid, refinanced or defeased in full;

     -  upon the occurrence of a change of control of the Servicer;

     - upon commencement of an involuntary proceeding or the filing of an involuntary petition in respect of the Servicer or in respect of a substantial part of the property or assets of the Servicer under bankruptcy, insolvency, receivership or similar law, if such proceeding continues undismissed for 120 days or an order or decree approving any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding for any of the foregoing being presented and not discharged within 120 days; or commencement of a voluntary proceeding in respect of the Servicer under bankruptcy, insolvency, receivership or similar law upon consent by any such person to the institution of, or failure by such person to contest the filing of, any petition described above, or filing of an answer admitting the material allegations of any such petition, or the making of a general assignment for the benefit of its creditors; and

     - upon six months' written notice, or upon shorter written notice, provided that the Servicer is paid a retainer fee, a rental fee (based on rent budgeted to be received during the period) and an incentive fee (based on the achievement of an approved budget target) for a six-month period after written notice of termination is received, and payment of the termination fee set out below.

     The termination fee shall be the following percentage of Initial Appraised Value as of the date of termination:

    On or after March 31, 1998 but prior to March 31, 2001......    0.20%
    On or after March 31, 2001 but prior to March 31, 2003......    0.15%
    On or after March 31, 2003 but prior to March 31, 2005......    0.10%
    Thereafter..................................................    Nil

     In addition, if, at any time, either (i) the Servicer or any of its affiliates is retained to service a fleet of commercial jet aircraft on or available for lease having an aggregate appraised value exceeding the lesser of
(a) $3.50 billion in appraised value or (b) 50% or more (by appraised value) of all commercial jet aircraft then serviced by the Servicer and its affiliates or
(ii) the Servicer or any of its affiliates acquires or makes an equity investment in any aircraft portfolio, securitization vehicle or other entity that owns or leases commercial jet aircraft on or available for lease where such investment represents more than 20% of the total equity of such entity and the appraised value of the portfolio exceeds the lesser of (a) $2.50 billion in appraised value and (b) the amount which represents 35% of all commercial jet aircraft (by appraised value) then serviced by the Servicer and its affiliates, AerCo may terminate the Servicer upon six months' written notice, or upon shorter written notice provided that the Servicer is paid a retainer fee, a rental fee (based on rent budgeted to be received during the period) and an incentive fee (based on the achievement of the approved budget target) for a six-month period after written notice of termination is received, and the payment of 50% of the termination fee set out above.

     AerCo, by a majority vote of Directors, shall be entitled to terminate the Servicing Agreement in respect of any Initial Aircraft to which one or more of the following conditions apply:

     - in the case of marketing for re-lease of an Initial Aircraft, such Aircraft has been off-lease and is reasonably available for re-lease for more than 180 days after expiry of the agreed lease marketing period; or

     - the Servicer fails, within a reasonable period of time (not to exceed 180 days), to submit to AerCo a bona fide third party offer to purchase an Initial Aircraft after written direction from AerCo to arrange such a sale; or

     - the Servicer recommends a course of action in respect of an Initial Aircraft or Lease to AerCo which AerCo does not approve and, after negotiation in good faith, the Servicer refuses to amend, withdraw or replace such recommendation with one that is consistent with the performance of the Services.

     ASSIGNMENT OF SERVICING AGREEMENT

     The Servicing Agreement and the rights and obligations of the Servicer, on the one hand, and AerCo, on the other hand, are not assignable by any of such parties other than with the prior consent of the other parties.

     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES

     The fees and expenses of the Servicer rank senior in priority of payment to all payments of interest, principal and premium, if any, on the Notes.

     ADDITIONAL SERVICERS

     The Company has the option to appoint Babcock & Brown to service Additional Aircraft on the terms of the Servicing Agreement. The Company may, however, appoint another Servicer to service Additional Aircraft. Under the Indenture, the appointment of an additional Servicer would require Rating Agency confirmation. See "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants".

CORPORATE MANAGEMENT

     With regard to the corporate affairs of AerCo, management services are provided by three entities: the Administrative Agent, the Cash Manager and the Company Secretary.

     ADMINISTRATIVE AGENT

     GPA Administrative Services acts as the Administrative Agent of AerCo
Group.

     The Administrative Agent is responsible for providing administrative and accounting services to the Directors. The Administrative Agent's duties include:

     - monitoring the performance of AerCo Group's service providers (including the Servicer's compliance with the Servicing Agreement) and reporting on such performance to the Board on a quarterly basis;

     - acting as liaison with the Rating Agencies with respect to the rating impact of certain decisions taken by AerCo Group;

     - the establishment and maintenance on behalf of AerCo Group of accounting ledgers and the provision on a quarterly and annual basis of draft accounts on a combined basis for AerCo Group as well as, on a quarterly and annual basis, on an individual company basis for certain companies. However, AerCo Group retains responsibility for the ledgers and accounts including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and AerCo Group retains responsibility for, its financial statements;

     - preparing annual and three year budgets, discussing such budgets with the Servicer and presenting them to AerCo for approval;

     -  authorizing payment of certain bills and expenses;

     - to the extent required by AerCo Group or the parties thereto, coordinating any amendments to the transaction agreements, other than the Leases, subject to the terms of such agreements and approval by AerCo;

     - procuring, supervising and coordinating outside legal counsel, accounting, tax and other professional advisors to assist AerCo Group;

     - preparing and coordinating reports to investors (including preparing press releases and managing investor relations) and to the Commission with the assistance of outside counsel and auditors, if appropriate;

     - preparing and filing (or arranging for the preparation and filing of) all required tax returns with the assistance of AerCo Group's tax advisors;

     - maintaining, or monitoring the maintenance of, the books, records and related filings of AerCo Group other than those maintained by the Company Secretary;

     - preparing and distributing an agenda and any required papers for meetings of the governing bodies of the entities within AerCo Group and preparing minutes of those meetings;

     - assisting AerCo in developing and implementing its interest rate management policy and developing financial models, cash flow projections and forecasts, to the extent required by AerCo, and in making aircraft lease, sale and capital investment decisions;

     - advising AerCo as to the appropriate levels of the Liquidity Reserve Amount; and

     - assistance in connection with the public or private offerings of Refinancing Notes.

     The Administrative Agent also may be asked by the Board to provide other administrative services, including (a) undertaking an effort to avoid any adverse change in tax status of any person within the AerCo Group and (b) such other actions as may be appropriate to facilitate AerCo Group's business operations and assist the Board in carrying out its duties. In any such event, the Administrative Agent neither will be obligated to perform, nor will it perform, any of the services described in the preceding sentence to the extent that such services could reasonably be expected to result in the business of AerCo or any of its subsidiaries ceasing to be separate and readily identifiable from, and independent of, the Administrative Agent, GPA Group or any of their respective affiliates. AerCo is obligated to pay a fee (the "ADMINISTRATIVE FEE") to the Administrative Agent each month equal to 2% of the rental payments made by the Lessees under the Leases for such month subject to an annual minimum of $200,000. The Administrative Agent is also entitled to an additional fee (the "ADDITIONAL FEE") for services provided in connection with the public or private offering of securities by AerCo in an amount of 0.025% of the net proceeds of any such offering. The Administrative Fee will, from time to time, be adjusted for inflation. The Administrative Agent is also entitled to be reimbursed for certain expenses incurred in connection with the performance of its services under the Administrative Agency Agreement. The Administrative Agent may resign on 60 days' written notice in certain circumstances. AerCo may remove the Administrative Agent on 120 days' written notice in certain circumstances. No such resignation or termination will be effective unless AerCo has engaged another person or entity to perform the services that were being provided by the Administrative Agent, except that after 90 days the Administrative Agent may petition any court of competent jurisdiction to appoint a successor administrative agent.

     CASH MANAGER

     GPA Cash Manager II acts as the Cash Manager. The Cash Manager provides cash management and related services to AerCo Group. In the ordinary course of AerCo Group's business, the Cash Manager informs the Servicer and the Administrative Agent of the aggregate deposits in the Accounts as required and provide such other information as shall be required in connection with the Accounts. In accordance with the Indenture, and subject to certain limitations and at the direction of AerCo, the Cash Manager is authorized to invest the funds held by AerCo Group in the Accounts other than the Tax Defeasance Account in certain prescribed investments (the "PERMITTED ACCOUNT INVESTMENTS") on permitted terms. At all times, the Accounts other than the Tax Defeasance Account will be maintained in the name of the Security Trustee, except that certain Rental Accounts which, for certain legal or other regulatory reasons, cannot be established in the name of the Security Trustee, will be maintained in the names of such parties as are specified in the relevant Leases and maintained with another bank that has a rating of AA or equivalent or higher or any other responsible or reputable bank.

     In addition, the Cash Manager receives certain data provided by the Servicer with respect to the Aircraft and Leases of AerCo and calculates certain monthly payments and makes all other calculations as required under the Cash Management Agreement. The Cash Manager also provides the Trustee with such information as is required by the Trustee to provide its reports to the Noteholders.

     The Cash Manager will devote the same amount of time and attention to and is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent businessperson would in administering such services on its own behalf. The Cash Manager receives a fee of $250,000 per annum (as adjusted for inflation) from AerCo in respect of its services to AerCo Group. The Cash Manager will not be liable to AerCo Group for any losses or taxes payable by AerCo Group unless such losses or taxes arise in connection with the Cash Manager's own gross negligence (or simple negligence in the handling of funds), willful misconduct, deceit or fraud or that of its officers, agents or employees. In addition, the Cash Manager will be entitled to indemnification by the members of AerCo Group for, and will be held harmless against, any loss, liability or tax incurred by the Cash Manager, its officers, directors, agents and employees as a result of the performance of services under the Cash Management Agreement (other than through its own deceit, fraud, willful default or negligence or that of its officers, directors, agents and employees).

     The Cash Manager may resign on 60 days' written notice and the Security Trustee (on behalf of and at the written direction of the secured parties) or AerCo Group may remove the Cash Manager upon 120 days' written notice in certain circumstances. No such resignation or termination will be effective unless AerCo has engaged another person or entity to perform the services that were being provided by the Cash Manager, except that after 90 days the Cash Manager may petition any court of competent jurisdiction to appoint a successor cash manager.

     COMPANY SECRETARY

     The Company Secretary (with respect to any company, the entity which provides its secretarial services, the "COMPANY SECRETARY") maintains company books and records, including minute books and stock transfer records. It makes available telephone, telecopy, telex and post office box facilities and will maintain a registered office in the relevant jurisdictions.

     Mourant & Co. Secretaries Limited acts as Company Secretary for the Company, ALPS 94-1 and any other subsidiary of the Company incorporated in Jersey.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data set forth below (the "ALPS 94-1 SELECTED CONSOLIDATED FINANCIAL DATA") have been extracted or derived from the ALPS 94-1 Consolidated Financial Statements included elsewhere in this Prospectus. See "Summary Consolidated Financial Data". Accordingly, such selected consolidated financial data include data relating to the 27 Original ALPS 94-1 Aircraft but do not include financial data relating to the Transferring Aircraft (other than the A300-B4-200 aircraft purchased by GPA from ALPS 94-1 which was sold to AerCo Group as one of the Transferring Aircraft). Moreover, the ALPS 94-1 Selected Consolidated Financial Data include data relating to the Boeing 767-300ER aircraft that was purchased by GPA from ALPS 94-1 prior to the closing of the Offering and is not among the Initial Aircraft. AerCo believes that the ALPS 94-1 Selected Consolidated Financial Data set forth below are an appropriate presentation because: (i) AerCo was incorporated principally for the purpose of effecting the refinancing and assuming ownership of ALPS 94-1, (ii) the Initial Aircraft will include 26 of the 27 Original ALPS 94-1 Aircraft and the ongoing aircraft leasing activities of AerCo Group will be substantially similar to those conducted by ALPS 94-1 and (iii) the Initial Aircraft of ALPS 94-1 and its consolidated subsidiaries (including the A300-B4-200 aircraft referred to above) represent approximately 79% by Initial Appraised Value of the Initial Aircraft of AerCo Group. Such data exclude financial data relating to the Nine Transferring Aircraft, and therefore such data are not indicative of, and will not be comparable with, the consolidated financial results of AerCo Group.

     Financial statements for the Nine Transferring Aircraft for the year ended June 30, 1997 and for the nine months ended March 31, 1998 are included elsewhere in this Prospectus. Such financial statements for the year ended June 30, 1997 have been audited by Arthur Andersen, independent chartered accountants. See "Experts". Such financial statements for the nine months ended March 31, 1998 have not been audited. The financial statements for the Nine Transferring Aircraft are presented on the basis that the Nine Transferring Aircraft have been operated separately from GPA for all periods presented. Investors should note, however, that the companies owning the Nine Transferring Aircraft did not conduct any independent business operations in the periods presented.

     Also included elsewhere in this Prospectus is certain unaudited pro forma combined financial information for AerCo Group for the year ended June 30, 1997 and the nine months ended March 31, 1998. Such pro forma combined financial information give effect, among other things, to the issuance by AerCo of the AerCo Notes, the refinancing of ALPS 94-1, the sale of the Boeing 767-300ER and certain other transactions described herein. Such pro forma financial information has not been audited. See "Unaudited Pro Forma Combined Financial Information".

ALPS 94-1

     The ALPS 94-1 Selected Consolidated Financial Data set out below have been extracted or derived from the ALPS 94-1 Consolidated Financial Statements. ALPS 94-1 did not conduct any business operations prior to its acquisition of the Original ALPS 94-1 Aircraft from GPA in 1994. Accordingly, the financial data for the fiscal year ended June 30, 1995 only includes trading data for the approximately ten-month period from August 24, 1994 to June 30, 1995. These financial statements have been prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' equity and net income or loss at and for the fiscal years ended June 30, 1995, 1996 and 1997 and at March 31, 1998 and for the nine months ended March 31, 1997 and 1998, see Notes 20, 21, 22 and 23 to the ALPS 94-1 Audited Consolidated Financial Statements and Notes 1, 2 and 3 to the ALPS 94-1 Interim Consolidated Financial Statements.

ALPS 94-1 CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                            -----------------------------   -----------------
                                            1995(2)      1996      1997      1997      1998
                                            --------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing.......................     86,803    102,022   102,121    76,263    76,098
Expenses
  Depreciation...........................    (18,158)   (17,978)  (38,062)  (28,569)  (28,569)
  Additional depreciation................         --         --   (34,385)  (34,385)       --
  Provision for permanent diminution in
     aircraft value......................         --    (12,000)       --        --    (8,720)
  Net interest expense...................    (64,206)   (73,576)  (71,037)  (53,816)  (52,340)
  Other expenses.........................     (3,702)    (5,581)   (5,053)   (4,123)   (4,278)
Operating profit/(loss)..................        737     (7,113)  (46,416)  (44,630)  (17,809)
Reduction in indebtedness................         --      6,647    46,273    44,630    17,824
Profit/(Loss) before taxes...............        737       (466)     (143)       --        15
Taxes....................................        (69)      (200)      143        --       (15)
Dividends................................         (2)        --        --        --        --
Net income/(loss)........................        666       (666)       --        --        --
U.S. GAAP(3)
Depreciation.............................    (16,442)   (32,338)  (32,339)  (24,254)  (24,254)
Provision for permanent diminution in
  aircraft value.........................         --    (12,000)       --        --      (520)
Reduction in indebtedness................         --         --     5,258     5,258
Net loss.................................    (14,850)   (22,028)     (907)     (672)   (5,309)

ALPS 94-1 CONSOLIDATED BALANCE SHEET DATA

                                                           JUNE 30(1)              MARCH 31(1)
                                                --------------------------------   -----------
                                                 1995(2)      1996        1997        1998
                                                ---------   ---------   --------   -----------
                                                                ($ THOUSANDS)
U.K. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value.............................     957,021     927,043    854,596     818,440
Total assets.................................   1,038,691   1,019,671    949,033     911,522
  Indebtedness...............................    (976,494)   (946,729)  (871,495)   (830,321)
  Provision for maintenance..................     (29,405)    (39,544)   (46,247)    (46,516)
Total liabilities............................   (1,038,025) (1,019,671) (949,033)   (911,522)
Shareholders' equity.........................         666          --         --          --
U.S. GAAP(3)
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value.............................     811,149     766,811    734,472     710,831
Indebtedness.................................    (976,494)   (953,376)  (919,157)   (895,807)
Shareholders' equity.........................    (162,438)   (184,466)  (185,373)   (190,682)

ALPS 94-1 CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER DATA

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                            -----------------------------   -----------------
                                            1995(2)      1996      1997      1997      1998
                                            --------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Cash paid in respect of interest.........    (51,147)   (64,002)  (59,872)  (45,952)  (42,975)
Net cash provided by operating activities
  (after payment of interest)............     66,526     45,532    45,119    29,371    36,109
Net cash used in investing activities....   (953,859)        --        --        --    (1,133)
Net cash provided by (used in) financing
  activities.............................    967,496    (36,025)  (43,494)  (31,909)  (35,690)
Net movements in cash....................     80,163    (25,803)   (2,886)   (6,808)    1,026

ALPS 94-1 SELECTED RATIOS

                                                                            NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30(1)          MARCH 31(1)
                                            -----------------------------   -----------------
                                            1995(2)      1996      1997      1997      1998
                                            --------   --------   -------   -------   -------
                                                              ($ THOUSANDS)
U.K. GAAP
Ratio of Combined Earnings to Combined
  Fixed Charges(4).......................      1.011      0.994(5)   0.998(5)   1.000   1.000
U.S. GAAP
Ratio of Combined Earnings to Combined
  Fixed Charges(4)(5)....................      0.770      0.703     0.985     0.988     0.900

---------------

(1) The financial statements of ALPS 94-1 are stated in U.S. dollars which is the principal operating currency of ALPS 94-1 and the aviation industry.

(2) ALPS 94-1 did not conduct any business operations prior to its acquisition of aircraft from GPA in August 1994. Accordingly, the financial data for the year ended June 30, 1995 only includes trading data for the approximately 10-month period from August 24, 1994 to June 30, 1995.

(3) For a discussion of the differences between ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see Notes 20, 21, 22 and 23 to the ALPS 94-1 Audited Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended June 30, 1996 Compared With Year Ended June 30, 1995 -- Differences between U.K. GAAP and U.S. GAAP".

(4) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.

(5) Ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings (i) for the years ended June 30, 1996 and 1997 under U.K. GAAP was $0.47 million and $0.14 million, respectively, and (ii) for the years ended June 30, 1995, 1996 and 1997 and the nine months ended March 31, 1997 and 1998 under U.S. GAAP was $14.78 million, $21.83 million, $1.05 million, $0.67 million and $5.29 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below (except the discussion under "-- Financial Resources and Liquidity") is based on the ALPS 94-1 Selected Consolidated Financial Data and therefore is limited to a discussion of historical financial data with respect to the Original ALPS 94-1 Aircraft and the related leases. Investors should note, however, that because the following discussion does not cover historical data with respect to the Nine Transferring Aircraft, it will not necessarily be indicative of an analysis of the consolidated financial results of AerCo.

     Since ALPS 94-1 contracted to acquire the Original ALPS 94-1 Aircraft from GPA in August 1994, the market for aircraft on operating lease has experienced generally favorable conditions. Consequently, leasing revenues and operating cash flows have not been materially adversely affected by lessee defaults, bad debt provisions or significant amounts of downtime. Operating cash flows in the period 1995-97 did suffer, however, as a result of certain lessee rental deferral and restructuring arrangements. See "The Initial Aircraft, Related Leases and Collateral -- The Lessees". In addition, over the same period and despite the generally favorable industry conditions, certain of the lessees have been in arrears on their rental payments. Notwithstanding any continuation of favorable industry conditions, like ALPS 94-1, AerCo Group will likely need to address the problems of Lessees in financial difficulty with lease reschedulings, rent deferrals and other restructuring arrangements. Further, as and when the market for aircraft on operating lease deteriorates cyclically, lease rentals and operating cash flows can be expected to suffer as a result of increased lessee defaults, payment deferrals, lease restructurings and aircraft repossessions and downtime. In such circumstances, AerCo's ability to pay interest on, and repay principal of, the Notes may be materially adversely affected.

     The following discussion is based on the ALPS 94-1 Consolidated Financial Statements which were prepared under U.K. GAAP. U.K. GAAP differs significantly in certain respects from U.S. GAAP. See Notes 20, 21, 22 and 23 to the ALPS 94-1 Audited Consolidated Financial Statements and "-- Differences between U.K. GAAP and U.S. GAAP" below.

RESULTS OF OPERATIONS -- NINE MONTHS ENDED MARCH 31, 1998 COMPARED WITH NINE MONTHS ENDED MARCH 31, 1997.

     REVENUES

     Revenue for the nine months ended March 31, 1998 was $76.1 million compared with revenue for the nine months ended March 31, 1997 of $76.3 million. Rentals from European and Asia Pacific carriers represented 44.60% and 26.58%, respectively, of ALPS 94-1's leasing revenues in the nine months ended March 31, 1998, with two lessees accounting for more than 10% of ALPS 94-1's leasing revenues (Lan Chile: 14.89% and Spanair: 12.12%) compared with one lessee in the nine months ended March 31, 1997, (Spanair: 11.97%).

     At March 31, 1998, ALPS 94-1 had one Aircraft (an A300-B4-200) off-lease. This Aircraft's lease with Philippine Airlines ended in December 1997 at which time the aircraft was returned to ALPS 94-1. On April 28, 1998, ALPS 94-1 sold this Aircraft to GPA and the Aircraft was subsequently leased and delivered to Indian Airlines. This Aircraft will be acquired by AerCo as one of the Transferring Aircraft.

     Rental rates on the seven new leases written by ALPS 94-1 since August 1994 have reflected the general trend in the commercial aviation market for operating lease rentals, which increased slightly during 1995 and 1996 and have remained relatively stable in 1997 and 1998. In 1996, 1997 and 1998, ALPS 94-1 entered into new leases with respect to two Aircraft (an MD83 and an A320-200), three aircraft (one B767-300ER, one B737-400 and one F100), and one Aircraft (an A320-200) respectively. In 1996, the new lease terms written were 36 months and 84 months, respectively, and the lease rates with respect to these Aircraft were, overall, 2% higher than the previous lease rates. The new lease terms for leases written in 1997 were for 84, 29 and 59 months, respectively, and the lease rates with respect to these Aircraft were, overall, in line with the previous lease rates. The new lease term written in 1998 was for 6 months.

     DEPRECIATION

     The depreciation charge in the nine months ended March 31, 1998 amounted to approximately $28.6 million compared to approximately $63 million for the same period in 1997. Beginning on July 1, 1996, ALPS 94-1 has depreciated each aircraft on a straight-line basis over 25 years from the date of manufacture to a residual value of 15% of ALPS 94-1's historic cost. As a result of the adoption by ALPS 94-1 of this new depreciation method, an additional depreciation charge of $34.40 million was recorded in 1997 in order to bring the opening net book values of ALPS 94-1's aircraft at the beginning of the 1997 fiscal year into line with the amount of depreciation ALPS 94-1 would have recorded had it applied such new depreciation method from the time it acquired each aircraft. Prior to July 1, 1996, ALPS 94-1 depreciated the carrying value of each aircraft at 2% per annum increasing to 7% per annum beginning 15 years after the date of manufacture of the aircraft to a nil residual value. See "Statement of Accounting Policies" in the ALPS 94-1 Consolidated Financial Statements.

     PROVISION FOR PERMANENT DIMINUTION IN AIRCRAFT VALUE

     In respect of the nine months ended March 31, 1998, directors of ALPS 94-1 determined to make a provision of $8.70 million in respect of a permanent diminution in the book value of ALPS 94-1's three F100 Aircraft. The directors arrived at such determination based on the bankruptcy of Fokker N.V. and the discontinuation of its aircraft manufacturing operations, resulting in significant reductions of values and lease rates for Fokker aircraft. This provision was approved by the directors of ALPS 94-1 during May 1998 in respect of the nine months ended March 31, 1998. It is expected that such reductions will continue. The net book value of these Aircraft, net of the $8.70 million provision, at March 31, 1998 was $49.20 million.

     NET INTEREST EXPENSE

     Net interest expense amounted to $52.30 million in the nine month period ended March 31, 1998 compared to $53.80 million in the same period ended March 31, 1997. The decrease in net interest expense was primarily due to lower average debt in the nine months ended March 31, 1998, including, in particular, a significant reduction in the principal balances of the ALPS 94-1 Subclass A-1 Notes and Class D Note. This reduction was partially offset by a marginally higher interest rate accrued during the nine months to March 31, 1998, in addition to step-up interest being charged on the ALPS 94-1 Subclass A-2 Notes and additional interest being accrued on the ALPS 94-1 Class E Note. The average indebtedness outstanding during the nine months ended March 31, 1998 and 1997 was $907.40 million and $939.90 million, respectively.

     Under the terms of the ALPS 94-1 Class E Note, interest accrues at a rate of 10% per annum but only a portion of such interest ($3.10 million) has been payable in cash in each of the periods under review. However, approximately $11 million and $12.80 million in respect of accrued and unpaid interest of the ALPS 94-1 Class E Note was capitalized during the periods ended March 31, 1998 and 1997, respectively. Cash paid in respect of interest amounted to $43 million in the nine months ended March 31, 1998 and $46 million in the nine months ended March 31, 1997, compared with net interest expense, which amounted to $52.30 million (net of interest income of $3.40 million) in the nine months ended March 31, 1998 and $53.8 million (net of interest income of $2.30 million) in the nine months ended March 31, 1997, principally reflected Class E Note interest accrued but not paid. In addition, since November 1997, under the terms of the ALPS 94-1 Subclass A-2 Notes, step-up interest accrued at the rate of 2% per annum in addition to the fixed coupon of 7.15% per annum on the Subclass A-2 Notes. This step-up interest amount has not been paid since December 1997.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the nine months ended March 31, 1998, ALPS 94-1 earned interest income of $3.40 million compared with $2.30 million in the nine months ended March 31, 1997.

     In each of the periods under review, ALPS 94-1 has not been party to any interest rate derivative agreements.

     Following completion of the Offering, the Notes will bear interest at floating rates while the Subclass D-1 and Subclass E-1 Notes to be held by GPA will bear a fixed rate of interest. It is currently expected that the aggregate principal amount of the Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes will represent approximately 81% of AerCo's total indebtedness. Accordingly, AerCo's exposure to movements in LIBOR will be relatively greater than for ALPS 94-1 and AerCo will adopt a hedging strategy to manage its exposure to movements in LIBOR rates. See "-- Financial Resources and Liquidity -- Interest Rate Management".

     Following the Offering, a large proportion of AerCo's indebtedness will be represented by the Notes and the Subclass D-1 Notes which will be issued on terms and conditions prevailing in the market. To the extent that the weighted average interest cost on AerCo's indebtedness is higher or lower than the cost of the ALPS 94-1 indebtedness being refinanced, AerCo's net interest expense and cash paid in respect of interest will be higher or lower, respectively, than that experienced by ALPS 94-1 historically.

     OTHER EXPENSES

     Other expenses consist of GECAS' servicer fees, insurance premiums (political risk and directors' liability insurance), administrative agent fees, other service provider costs and miscellaneous expenditure items. Other expenses amounted to approximately $4.30 million in the nine months ended March 31, 1998 compared with $4.10 million in the nine months ended March 31, 1997.

     In each of the nine months ended March 31, 1998 and 1997, servicer fees payable to GECAS were approximately $2.20 million. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management. Following completion of the Offering, Babcock & Brown will act as Servicer with respect to the Initial Aircraft on the terms described in "Management of AerCo Group -- The Servicer".

     OPERATING LOSS

     In the nine months ended March 31, 1998, ALPS 94-1 recorded an operating loss of approximately $17.80 million compared with a loss of $44.60 million in the same period in 1997. The higher loss in 1997 was primarily attributable to the additional depreciation charge described above.

     REDUCTION IN INDEBTEDNESS

     The ALPS 94-1 Class E Note has a premium interest rate attached to capture any potential profits made by ALPS 94-1. Any losses of ALPS 94-1 are effectively borne by the ALPS 94-1 Class E Noteholder. Accordingly an amount equivalent to such losses, including the permanent diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. The decrease in the reduction in indebtedness required in the nine months ended March 31, 1997 of $44.60 million compared with $17.80 million in the nine months ended March 31, 1998 is primarily due to the additional depreciation charge required in the period ended March 31, 1997.

     TAXES

     ALPS 94-1 had a tax charge of approximately $0.02 million in the nine months ended March 31, 1998, compared with no charge in the nine months ended March 31, 1997.

     NET LOSS/NET PROFIT

     As a result of the above factors, ALPS 94-1 had no net loss or profit in either of the nine month periods ended March 31, 1998 and 1997.

RESULTS OF OPERATIONS -- YEAR ENDED JUNE 30, 1997 COMPARED WITH YEAR ENDED JUNE 30, 1996

     REVENUES

     Revenues for each of 1997 and 1996 were approximately $102 million. As with 1996, rentals from European and Asia Pacific carriers continued to represent more than three-quarters of ALPS 94-1's leasing revenues in 1997. In 1997, two lessees accounted for more than 10% of ALPS 94-1's leasing revenues (Spanair:
12%; and Lan Chile: 11%). In 1996, one lessee accounted for more than 10% of leasing revenues (Spanair: 12%).

     Since it acquired the ALPS 94-1 Aircraft beginning in August 1994, ALPS 94-1's operations have been conducted in relatively favorable industry conditions that have resulted in no requirements for bad debt provisions and only minimal levels of downtime with no material adverse impact on leasing revenues. There have been, however, certain significant deferral and other restructuring transactions which, although having no material adverse impact on revenues, adversely affected operating cash flows. These restructurings are described below. The combined effect of these restructurings was to reduce cash collections by $0.20 million and increase cash collections by $1.50 million in the year ended June 30, 1997 and 1996, respectively. See "The Initial Aircraft, Related Leases and Collateral -- The Lessees -- Payment History".

     In December 1995, ALPS 94-1 agreed with one former lessee, a U.K. charter operator, and its parent company to the early termination of the lease of an A320-200 aircraft. Upon termination of the lease, the A320-200 was immediately re-leased to Airtours as part of a swap transaction pursuant to which Airtours terminated its lease of an MD83 aircraft, which was immediately re-leased to FEAT. In the year ended June 30, 1996, these transactions resulted in a loss of cash flows to ALPS 94-1 of $0.60 million. Partially offsetting this loss, ALPS 94-1 received cash amounts of $0.20 million from the former lessee in the year ended June 30, 1997.

     In early 1996, ALPS 94-1 agreed with one Latin American Initial Lessee to the deferral of two months' rental and one month's maintenance payments in the amount of $0.90 million. These amounts together with late payment interest and a deferral fee were received in August 1996.

     In December 1996, ALPS 94-1 agreed to restructuring of the Lease to Canadian Airlines which resulted in a loss of cash flow to ALPS 94-1 of $0.90 million. These deferred amounts are now scheduled to be paid prior to the scheduled expiration of the Lease to Canadian Airlines on January 23, 1999.

     DEPRECIATION

     Depreciation expense in 1997 totaled approximately $72.40 million compared with approximately $18 million in 1996 and 1995. The increase in depreciation expense reflects the increased depreciation rate for 1997 as a result of the adoption by ALPS 94-1 of a new depreciation method. See "Results of Operations-- Nine Months Ended March 31, 1998 Compared With Nine Months Ended March 31, 1997" above.

     PROVISION FOR PERMANENT DIMINUTION IN AIRCRAFT VALUE

     In 1996, the $12 million provision for permanent diminution in aircraft values related to a particular aircraft type (A300-B4-200). No provision against aircraft values was required in 1997. The appraised value of this A300-B4-200 Aircraft at June 30, 1997 was $13.70 million compared to the net book value at that date of $9.30 million.

     NET INTEREST EXPENSE

     Net interest expense amounted to approximately $71 million in 1997 compared with $73.60 million in 1996. Net interest expense reflects interest payable on ALPS 94-1's Class A-E Notes net of amounts earned on permitted investments of ALPS 94-1's cash balances. The decrease in net interest payable in 1997 largely reflects a decrease in average indebtedness outstanding. Approximately 50% of ALPS 94-1's Class A-D Notes by principal amount outstanding at June 30, 1997 bears interest at a floating rate determined by reference to one month LIBOR. The weighted average interest cost on ALPS 94-1's indebtedness in 1997 was 7.40% compared with 7.50% in 1996. Average indebtedness outstanding in 1997 was approximately $936.30 million compared with approximately $965.80 million in 1996 reflecting a combination of principal amortization on ALPS 94-1's Class A-D Notes, a $5.30 million reduction in the principal amount of the Class E Note in accordance with its terms and a compounding of $36.40 million and $21.90 million of accrued but unpaid interest on the Class E Note in 1997 and 1996, respectively.

     Under the terms of the ALPS 94-1 Class E Note, interest accrues at the rate of 10% per annum but only a portion of such interest ($3.10 million) has been payable in cash in each of the years under review. Interest accrued, but not paid in cash, is added to the principal amount of the ALPS 94-1 Class E Note. Accordingly, approximately $14.50 million and $12.90 million in respect of accrued and unpaid interest on the ALPS 94-1 Class E Note was capitalized during 1997 and 1996, respectively. The reduction in cash paid in respect of interest, which amounted to $59.90 million in 1997 and $64 million in 1996, relative to net interest expense, which amounted to $71 million in 1997 and $73.60 million in 1996, principally reflected ALPS 94-1 Class E Note interest accrued but not paid.

     In each of the periods under review, ALPS 94-1 has not been party to any interest rate derivative agreements.

     OTHER EXPENSES

     Other expenses consist of GECAS's servicer fees, insurance premiums (political risk and directors' liability insurance), administrative agent fees, other service provider costs and miscellaneous expenditure items. Other expenses amounted to approximately $5.10 million in 1997 compared with $5.60 million in 1996. For a breakdown of other expenses by type, see Note 11 to the ALPS 94-1 Audited Consolidated Financial Statements. The decrease in 1997 was largely attributable to the negotiation of a lower political risk insurance premium in 1997 and the one-time payment in 1996 to Airtours in connection with the termination of its Lease of an MD83 Aircraft and the immediate re-lease of the A320-200 formerly on lease to a U.K. operator. See "The Initial Aircraft, Related Leases and Collateral -- The Lessees -- Payment History".

     In each of 1997 and 1996, servicer fees payable to GECAS were approximately $2.90 million. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management.

     OPERATING LOSS

     In 1997 and 1996, ALPS 94-1 recorded an operating loss as a result of the above factors. The operating loss of approximately $7.10 million in 1996 increased to approximately $46.40 million in 1997, largely as a result of the increased depreciation charges described above.

     REDUCTION IN INDEBTEDNESS

     As described above, any operating losses of ALPS 94-1 are effectively borne by the holder of the ALPS 94-1 Class E Note. The increase in the reduction in indebtedness required in the year ended June 30, 1997 of $46.30 million compared with $6.60 million in the year ended June 30, 1996, is primarily due to the increased depreciation charge required in 1997.

     TAXES

     ALPS 94-1's tax credit of $0.14 million in 1997, compared to a charge of approximately $0.20 million in 1996, reflected the approval by the Irish authorities of the application of a lower tax rate for ALPS 94-1's Irish subsidiary in respect of prior periods.

     NET PROFIT/(NET LOSS)

     As a result of the above factors, ALPS 94-1's net loss decreased from approximately $0.70 million in 1996 to nil in 1997.

RESULTS OF OPERATIONS -- YEAR ENDED JUNE 30, 1996 COMPARED WITH YEAR ENDED JUNE 30, 1995

     REVENUES

     The increase in revenues from rentals of the Aircraft from $86.80 million in 1995 to $102 million in 1996 is principally due to the fact that ALPS 94-1 leased the Aircraft for a full 12 month period in fiscal year 1996 compared with a period of 10 months and 7 days in fiscal year 1995 during which aircraft were gradually acquired from GPA, and income therefrom recognized for U.K. GAAP purposes, beginning on August 24, 1994.

     DEPRECIATION

     Depreciation expense decreased from $18.20 million in 1995 to $18 million in 1996 due to the elimination of purchase options over two of the Aircraft during 1996. Depreciation expense had been charged to depreciate such Aircraft to the purchase option price on a straight line basis from the date of initial acquisition by ALPS 94-1 in August, 1994 until the purchase option exercise date. Such Aircraft are now depreciated in accordance with ALPS 94-1's general depreciation method. The change in the basis of charging depreciation resulted in a lower depreciation rate for 1996 in respect of such Aircraft and an adjustment to depreciation expense in respect of depreciation previously charged on such Aircraft in the period prior to the elimination of the purchase options. However, the impact of such change in depreciation rate was offset by the fact that ALPS 94-1 was in operation during only ten months of fiscal year 1995.

     PROVISIONS FOR PERMANENT DIMINUTION IN AIRCRAFT VALUE

     The directors of ALPS 94-1 determined to make a provision of $12 million during fiscal year 1996 in respect of a permanent diminution in the book value of ALPS 94-1's A300-B4-200 Aircraft. The directors arrived at such determination based upon the prevailing unfavorable market conditions for this aircraft type which conditions are believed to be likely to continue for the foreseeable future and which also caused independent appraisers to reduce their appraisal values of such A300-B4-200 Aircraft. After charging this provision for permanent diminution in value, the A300-B4-200 Aircraft had a net book value of $13 million as at June 30, 1996. As of that date the average appraised base value of this A300-B4-200 Aircraft was $15.90 million compared with the Initial Appraised Value at March 1, 1998 of $13.30 million.

     NET INTEREST EXPENSE

     Net interest expense increased from $64.20 million in 1995 to $73.60 million in 1996. The increase is attributable to the net impact of the following two factors: (1) ALPS 94-1's indebtedness was outstanding for 12 months in 1996 compared with the period from August 24, 1994 to June 30, 1995 in fiscal year 1995, and (2) the average outstanding indebtedness was reduced from fiscal year 1995 to fiscal year 1996 as a result of the repayment of principal over the terms of both 1995 and 1996 which had the effect of reducing interest expense. Average indebtedness outstanding was reduced from $990.80 million in 1995 to $965.80 million in 1996. The weighted average interest cost on ALPS 94-1's indebtedness in both 1996 and 1995 was 7.50%. Cash paid in respect of interest increased to $64 million in 1996 from $51.10 million in 1995 , largely reflecting the fact that ALPS 94-1's indebtedness was outstanding for the full fiscal year 1996 compared to approximately ten months in 1995 as well as accrued and unpaid interest on the ALPS 94-1 Class E Note.

     OTHER EXPENSES

     Other expenses incurred increased from $3.70 million in 1995 to $5.60 million in 1996, reflecting higher fees and other expenses as result of the longer trading period in 1996 compared to 1995 and, especially in the case of servicing fees, the increase in the asset value of ALPS 94-1's aircraft assets as the acquisition of the Initial Aircraft from GPA was completed. Servicing fees, which increased to $2.90 million in 1996 from $1.50 million in 1995, and political risk insurance premiums, which increased to $1.20 million in 1996 from $0.50 million in 1995, accounted for most of the increase, which was partially offset by a decrease in legal and professional fees, cash manager's fees and audit and tax fees from the amounts incurred in connection with the formation of ALPS 94-1 in 1994. See Note 11 to the ALPS 94-1 Audited Consolidated Financial Statements for a breakdown of Other Expenses by type.

     OPERATING LOSS

     As a result of the above factors, ALPS 94-1 recorded a small operating profit of $0.70 million in 1995 compared with an operating loss of $7.10 million in 1996.

     REDUCTION IN INDEBTEDNESS

     As described above, any operating losses of ALPS 94-1 are effectively borne by the holder of the ALPS 94-1 Class E Note. Accordingly, the outstanding principal of the ALPS 94-1 Class E Note was reduced by $6.60 million for the year ended June 30, 1996.

     TAXES

     ALPS 94-1's charge for taxes in 1996 of $0.20 million reflects the amount of tax payable on the taxable profits of ALPS 94-1's Irish and Belgian leasing subsidiaries compared with less than $0.10 million in 1995. The principal reason for the increased tax charge in fiscal year 1996 as compared to 1995 is that the taxable profits of the subsidiaries were lower in 1995 due to the costs of establishing such subsidiaries and the costs of entering into lease transactions in 1995.

     NET PROFIT/(NET LOSS)

     As a result of the above factors, ALPS 94-1 reported a net profit for 1995 of $0.70 million and a net loss for 1996 of $0.70 million.

     DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The principal differences between U.S. GAAP and U.K. GAAP that have affected the results of operations and financial position of ALPS 94-1, relate to the accounting treatment of aircraft cost, depreciation accounting and accounting for Class E Note liabilities.

     Aircraft are stated at purchase cost under U.K. GAAP. Under U.S. GAAP aircraft are stated at GPA's amortized cost at the date of delivery to, and acquisition by, ALPS 94-1. The difference between the purchase cost and GPA's amortized cost is treated as a distribution to GPA. The impact is to reduce the net book value of aircraft and shareholders' equity under U.S. GAAP compared with U.K. GAAP.

     For the years ended June 30, 1995 and 1996, ALPS 94-1 has provided for depreciation of its aircraft under U.K. GAAP at rates calculated to write off the cost of the assets to ALPS 94-1 over 25 years from the date of closing of the ALPS 94-1 initial debt offering. The rate of depreciation in the first 15 years of an aircraft's life was 2% per annum and thereafter was 7% per annum. Under U.S. GAAP during the years 1995 and 1996, the aircraft were depreciated on a straight line basis so as to write off the cost of the assets over a period of 25 years from the date of delivery to ALPS 94-1. Given the Initial Aircraft are all significantly less than 15 years old, depreciation charges under U.S. GAAP were significantly higher for fiscal year 1996 than under U.K. GAAP, thereby decreasing net income and shareholders' equity reported under U.S. GAAP.

     As discussed above, however, under "Results of Operations -- Nine Months Ended March 31, 1998 Compared With Nine Months Ended March 31, 1997 -- Depreciation", ALPS 94-1 has adopted, with effect from and including the fiscal year ending June 30, 1997, a revised depreciation rate under U.K. GAAP (which will also be adopted by AerCo for periods after the Closing Date) that is intended to write off the cost of the aircraft over 25 years from the date of manufacture on a straight line basis to a residual value of 15% of historic cost. In addition, the depreciation method under U.S. GAAP has changed in 1997 and aircraft are now also depreciated on a straight line basis at a rate designed to write off the cost of the assets to a residual value of 15% over a period of 25 years from the date of manufacture.

     In 1996 and 1997, ALPS 94-1 has recorded a reduction in the principal balance of the ALPS 94-1 Class E Note to reflect operating losses (including any provision for permanent diminution in aircraft value) for those years since such losses are effectively borne by the holder of the ALPS 94-1 Class E Note. These reductions in indebtedness increase shareholders' equity and net income (but not operating income) under U.K. GAAP compared with U.S. GAAP. U.S. GAAP does not allow any such reduction in indebtedness except to the extent the obligation is legally extinguished or reduced. Under the terms of the ALPS 94-1 Class E Note, recognition of a permanent diminution in the value of the ALPS 94-1 Aircraft results in an equivalent reduction in the principal balance of the ALPS 94-1 Class E Note. Accordingly, under U.S. GAAP, such reductions in indebtedness are recognized only to the extent of any permanent diminution in the value of the Aircraft.

     For a discussion of these and other differences between U.K. GAAP and U.S. GAAP, including certain income recognition and depreciation differences relating to ALPS 94-1's initial acquisition of the Aircraft from GPA, see Notes 20, 21, 22 and 23 to the ALPS 94-1 Audited Consolidated Financial Statements.

FINANCIAL RESOURCES AND LIQUIDITY

     LIQUIDITY

     ALPS 94-1's ultimate primary source of liquidity has been, and AerCo's primary source of liquidity is and will be, rental payments made by lessees under the lease agreements. The principal uses of cash rental payments are and will continue to be, expenses related to the Aircraft and the servicing thereof, corporate expenses and the payment of interest on and principal of indebtedness. Such indebtedness consists of the Notes and the Subclass D-1 and Subclass E-1 Notes which are held by GPA.

     The cash balances (including short term investments in commercial paper) at March 31, 1998 amounted to $90.60 million compared to $87.10 million at March 31, 1997. Under the terms of its existing indebtedness, ALPS 94-1 is required to maintain cash balances in an amount equal to (i) the amount of lessee security deposits ($13.60 million at March 31, 1998; $18.90 million at March 31, 1997),
(ii) balance sheet provisions for maintenance ($46.50 million at March 31, 1998; $39.70 million at March 31, 1997) and (iii) a contingency reserve amount ($18 million at March 31, 1998 and 1997). The terms of ALPS 94-1's indebtedness restricted the use of such cash so that it was generally not available to service debt.

     Following the purchase of its share capital by AerCo, ALPS 94-1 maintains no significant cash balances of its own and AerCo Group maintains cash balances in an amount equal to the Liquidity Reserve Amount, which was initially $40 million plus Security Deposits of $16.15 million. The Liquidity Reserve Amount has been determined largely based on an analysis of historical experience, assumptions regarding AerCo Group's future experience and the frequency and cost of certain contingencies in respect of the Initial Aircraft, and is intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with ADs, repossessing and re-leasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant or that actual cash received by AerCo Group will not be significantly less than that assumed. Any significant variation may materially adversely affect AerCo's ability to make payments of interest and principal on the Notes. See "Description of the Notes -- The Accounts".

     OPERATING ACTIVITIES

     Net cash provided by ALPS 94-1's operating activities in the nine months ended March 31, 1998 amounted to $36.10 million compared with $29.40 million in the nine months ended March 31, 1997. The increase in cash from operations generated in the nine month period to March 31, 1998 is primarily attributable to the prepayment of one year's rentals in the amount of $5 million by one Latin American lessee. In addition there was a decrease of approximately $3 million in the amount of cash paid in respect of interest in the nine months ended March 31, 1998 to $43 million compared with $46 million in the nine months to March 31, 1997.

     Net cash provided by ALPS 94-1's operating activities in 1997 of $45.10 million was comparable with $45.50 million provided in 1996. There was however a reduction in cash paid in respect of interest of $4.10 million in 1997 to $59.90 million compared with $64 million in 1996. This reduction was offset by a decrease in net cash inflows from maintenance payments and disbursements. In 1996, ALPS 94-1 received maintenance payments of $10 million more than it disbursed to lessees, compared with only $6.70 million in 1997. In addition, cashflows in 1997 were $0.4 million lower than in 1996 as a result of an outflow of security deposits.

     Also included within cash flow from operations in the nine months ended March 31, 1998 and 1997 is cash generated by permitted investments of ALPS 94-1's cash balances. These cash balances have been significantly reduced since July 15, 1998 which has resulted in a corresponding reduction in cash flow generated to AerCo. In the nine months ended March 31, 1998 and 1997, cash flow from permitted investments amounted to approximately $3.40 million and $3.30 million, respectively.

     INVESTING AND FINANCING ACTIVITIES

     Cash flows used in financing activities in the nine months ended March 31, 1998 reflect the repayment of $35.70 million of principal on the ALPS 94-1 Subclass A-1 and A-2 and Class D Notes by ALPS 94-1 compared with $31.90 million of principal repaid on the ALPS 94-1 Subclass A-1 and A-2 and Class D Notes by ALPS 94-1 in the nine months ended March 31, 1997. ALPS 94-1 used approximately $43.50 million of cash in 1997 and $36 million in 1996 for the same purpose. ALPS 94-1 has recorded no cash flows used in investing activities since its purchase of aircraft in 1995, other than $1.10 million in respect of maintenance work carried out on the A300-B4-200 Aircraft during the nine months ended March 31, 1998.

     INDEBTEDNESS

     Upon the closing of the Offering, all of ALPS 94-1's existing financial indebtedness was repaid. Following the Offering, AerCo's indebtedness consists of the Notes, the Subclass D-1 and Subclass E-1 Notes. In order to repay the Outstanding Principal Balance of the Subclass A-1 Notes on or before their Expected Final Payment Date, AerCo will have to refinance such Notes through the sale of Refinancing Notes at such time. There can be no assurance that AerCo will be able to sell Refinancing Notes in the amount and at the time required.

     YEAR 2000

     As discussed above under "Risk Factors -- Aircraft Risks -- Year 2000 Risk", AerCo Group has begun a process of assessing the potential impact of the Year 2000 issue on its operations. AerCo is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate Year 2000 problems. Such expenditures could, however, have a material adverse impact on the ability of AerCo to make payments on the Notes.

     INTEREST RATE MANAGEMENT

     The leasing revenues of AerCo will be generated primarily from Rental Payments which are either fixed or floating. In some cases, Leases carry fixed and floating rental payments for different rental periods. In the case of floating rate Leases, an element of the rental varies in line with changes in LIBOR, generally six-month LIBOR. See "The Initial Aircraft, Related Leases and Collateral -- The Leases". As of September 30, 1998, Leases with respect to approximately 61.20% of the Initial Aircraft by Initial Appraised Value provided for fixed rate rental payments and approximately 38.80% provided for floating rate payments.

     In general, an interest rate exposure in respect of the Notes arises to the extent that AerCo's floating interest obligations in respect of the Notes do not correlate to the mix of fixed and floating rate Lease rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes will bear floating rates of interest. The mix of fixed and floating rental payments contains a higher percentage of fixed rate payments than the percentage of fixed rate interest payments on the AerCo Notes the effect of which is compounded by the fact that the reset periods on floating rental payments are generally longer than the monthly reset periods on the floating rate Notes. AerCo Group enters into interest rate swaps (the "SWAPS") in order to correlate the contracted fixed and floating rental payments to the fixed and floating interest payment on the Notes. Under the Swaps, AerCo Group pays fixed amounts and receives floating amounts on a monthly basis. The Swaps amortize on the basis of the expected paydown schedule of the Class A and B Notes, the expiry dates of the Leases under which Lessees are contracted to make fixed rate rental payments and the LIBOR reset dates under the floating rate Leases. At least every three months, and in practice more frequently, the Administrative Agent seeks to enter into additional swaps or sell at market value or unwind part or all of the Swaps and any future swaps in order to rebalance the fixed and floating mix of interest obligations and the fixed and floating mix of rental payments. At September 30, 1998, AerCo Group had unamortized Swaps with an aggregate notional principal balance of $755 million.

     Additional interest rate exposure will arise to the extent that Lessees owing fixed rate Rental Payments default and interest rates have declined between the contract date of the Lease and the date of default. This exposure can be managed through the purchase of options on interest rate swaps ("SWAPTIONS"). However, because of the credit quality of the Lessees and the current interest rate environment, AerCo does not currently intend to acquire any such Swaptions. If the credit quality of the Lessees changes materially, or if the interest rate environment warrants it, AerCo may decide to purchase such Swaptions, or enter into other derivative transactions such as credit derivatives as a means of managing such risk.

     Through the use of interest rate swaps, and other interest rate hedging products, it is AerCo's policy not to be adversely exposed to material movements in interest rates. There can be no assurance, however, that AerCo's interest rate risk management strategies will be effective in this regard. Any change to AerCo's policy with regard to its dealing in interest rate hedging products will be subject to periodic review by the Rating Agencies.

     The Directors of AerCo are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Specific hedging contracts are approved by officers of the Administrative Agent acting within the overall policies and limits. Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the Directors of AerCo. AerCo's counterparties will consist primarily of the affiliates of major U.S. and European financial institutions (which may include special purpose derivative vehicles) whose credit ratings are consistent with maintaining the ratings of the most senior class of AerCo Notes then outstanding.

                 UNAUDITED PRO-FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro-forma combined financial information set forth below (the "UNAUDITED PRO-FORMA COMBINED FINANCIAL INFORMATION") reflects pro-forma adjustments made to the ALPS 94-1 Consolidated Financial Statements and the financial statements for the Nine Transferring Aircraft (on a combined basis) for the year ended June 30, 1997 and the nine months ended March 31, 1998 included elsewhere in this Prospectus that are intended to give effect to (i) the issuance of the AerCo Notes, (ii) the refinancing of the existing financial indebtedness of ALPS 94-1, (iii) the sale by ALPS 94-1 of the Boeing 767-300ER aircraft to GPA and (iv) the other transactions described in "Summary -- Transaction Overview" and "The Initial Aircraft, Related Leases and the Collateral -- The Refinancing of ALPS 94-1 and Acquisition of the Transferring Companies" (collectively, the "TRANSACTION"). As described below, such adjustments relate to, among other things, historical indebtedness, net interest expense, selling, general and administrative expenses and tax amounts. The Unaudited Pro-Forma Combined Financial Information is presented on the basis that the Initial Aircraft have been operated separately from ALPS 94-1 and GPA for all periods presented.

     The Unaudited Pro-Forma Combined Financial Information has been prepared in accordance with U.K. GAAP as set forth in the ALPS 94-1 Audited Consolidated Financial Statements and the audited financial statements for the Nine Transferring Aircraft for the year ended June 30, 1997. U.K. GAAP differ in certain respects from U.S. GAAP. A reconciliation from U.K. GAAP to U.S. GAAP of net assets/(liabilities) and net loss for the year ended June 30, 1997 and the nine months ended March 31, 1998 is presented below.

     The Unaudited Pro-Forma Combined Financial Information does not purport to demonstrate what the Company's results of operations or net assets would have actually been had the Transaction been completed on July 1, 1996 or March 31, 1998, respectively or to predict results of operations or net assets for any future period or at any future date.

     The unaudited pro-forma combined statements of operations for the year ended June 30, 1997 and the nine months ended March 31, 1998 set forth below gives pro-forma effect to the Transaction as if the Transaction had occurred on July 1, 1996.

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1997 (IN MILLIONS)

                                 AUDITED HISTORICAL RESULTS
                                 --------------------------
                                                  NINE
                                              TRANSFERRING
                                 ALPS 94-1      AIRCRAFT      SUB-TOTAL     IMPACT OF       NOTE 1    COMBINED
                                 30-JUN-97      30-JUN-97     30-JUN-97   TRANSACTION(1)   REFERENCE  30-JUN-97
                                 ----------   -------------   ---------   --------------   ---------  ---------
                                   $M              $M            $M             $M                       $M
Revenues
  Aircraft leasing.............      102             22           124            (7)          (i)         117
Expenses
  Depreciation.................      (38)            (9)          (47)            5         (i)(ii)       (42)
  Additional depreciation......      (34)            --           (34)           34         (i)(ii)        --
  Provision for permanent
     diminution in aircraft
     value.....................       --             (4)           (4)            4          (ii)          --
  Net interest expense.........      (71)           (10)          (81)            2          (iii)        (79)
  Other expenses...............       (5)            (9)          (14)           (1)         (iv)         (15)
                                   -----          -----         -----         -----                     -----
Total expenses.................     (148)           (32)         (180)           44                      (136)
                                   -----          -----         -----         -----                     -----
Net income/(loss) before tax...      (46)           (10)          (56)           37                       (19)
  Benefit for taxes............       --              1             1             1           (v)           2
                                   -----          -----         -----         -----                     -----
Net income/(loss) before
  reduction in indebtedness....      (46)            (9)          (55)           38                       (17)
  Reduction in indebtedness....       46             --            46           (29)         (vi)          17
                                   -----          -----         -----         -----                     -----
Net income/(loss)..............       --             (9)           (9)            9                        --
                                   =====          =====         =====         =====                     =====

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 1998 (IN MILLIONS)

                               UNAUDITED HISTORICAL RESULTS
                               -----------------------------
                                                   NINE
                                               TRANSFERRING
                                ALPS 94-1        AIRCRAFT      SUB-TOTAL     IMPACT OF       NOTE 1    COMBINED
                                31-MAR-98       31-MAR-98      31-MAR-98   TRANSACTION(1)   REFERENCE  31-MAR-98
                                ---------      ------------    ---------   --------------   ---------  ---------
                                  $M                $M            $M             $M                       $M
Revenues
  Aircraft leasing..........         76               16            92            (6)          (i)          86
Expenses
  Depreciation..............        (29)              (7)          (36)            4         (i)(ii)       (32)
  Provision for permanent
     diminution in aircraft
     value..................         (9)              --            (9)            9          (ii)          --
  Net interest expense......        (52)              (6)          (58)           (3)         (iii)        (61)
  Other expenses............         (4)              (5)           (9)           --          (iv)          (9)
                                  -----            -----         -----         -----                     -----
Total Expenses..............        (94)             (18)         (112)           10                      (102)
                                  -----            -----         -----         -----                     -----
Net income/(loss) before
  tax.......................        (18)              (2)          (20)            4                       (16)
  Benefit for taxes.........         --                1             1            --           (v)           1
                                  -----            -----         -----         -----                     -----
Net income/(loss) before
  reduction in
  indebtedness..............        (18)              (1)          (19)            4                       (15)
  Reduction in
     indebtedness...........         18               --            18            (3)         (vi)          15
                                  -----            -----         -----         -----                     -----
Net income/(loss)...........         --               (1)           (1)            1                        --
                                  =====            =====         =====         =====                     =====

---------------

(1) Represents the adjustments to the combined historical statements of operations of ALPS 94-1 and the Nine Transferring Aircraft to account for the Transaction as if it had occurred on July 1, 1996, including:

     (i) Leasing revenue and depreciation (including additional depreciation) have been adjusted to reflect the sale of one B767-300ER owned by ALPS 94-1 (in the period between pricing and closing of the Offering) as if the sale had occurred on July 1, 1996. The resulting reductions to the aircraft leasing revenue were $7 million in the year ended June 30, 1997 and $6 million in the nine months ended March 31, 1998 and to the depreciation charges were $5 million and $2 million, respectively.

     (ii) The unaudited pro-forma combined statement of operations reflects depreciation and provision for permanent diminution in the value of the Initial Aircraft as if the Transaction had occurred on July 1, 1996 at a cost equivalent to the Initial Appraised Value of the Initial Aircraft ($952 million). The resulting adjustments to the depreciation charge (including additional depreciation) were a reduction of (a) $34 million in the year ended June 30, 1997, (b) $2 million in the nine months ended March 31, 1998 and (c) with respect to the provision for permanent diminution in the value of the Initial Aircraft, a reduction of $4 million for the year ended June 30, 1997 and $9 million for the nine months ended March 31, 1998.

     (iii) The unaudited pro-forma combined statement of operations reflects net interest expense (including interest on the Subclass E-1 Notes) which would have been incurred had the Transaction occurred on July 1, 1996 and had the AerCo Notes been issued on that date bearing interest at the assumed rates set forth in "Description of the Notes -- Assumptions -- Interest, Expense and Operating Cost Assumptions". Deferred transaction costs of $2 million for the year ended June 30, 1997 and $1 million for the nine months ended March 31, 1998 are also charged in net interest expense.

     (iv) As part of the Transaction, AerCo entered into the Servicing Agreement, the Cash Management Agreement and the Administrative Agency Agreement. The unaudited pro-forma combined statement of operations reflects the assumed fees payable under those agreements as calculated in accordance with the relevant assumption set forth in "Description of the Notes -- Assumptions -- Interest, Expense and Operating Cost Assumptions".

     (v) The unaudited pro-forma combined statement of operations reflects the taxation effect of the above pro-forma adjustments.

     (vi) The reduction in indebtedness for each period reflects the reduction which would have occurred as a consequence of the pro-forma adjustments described above.

     The unaudited pro-forma combined statement of net assets set forth below gives pro-forma effect to the Transaction as if the Transaction had occurred on March 31, 1998.

UNAUDITED PRO-FORMA COMBINED STATEMENT OF NET ASSETS AT MARCH 31, 1998

                                              UNAUDITED
                                                 NINE
                               UNAUDITED     TRANSFERRING
                               ALPS 94-1       AIRCRAFT       SUB-TOTAL       IMPACT OF         NOTE 2       COMBINED
                               31-MAR-98      31-MAR-98       31-MAR-98     TRANSACTION(2)     REFERENCE     31-MAR-98
                               ---------     ------------     ---------     --------------     ---------     ---------
                                 $M               $M             $M               $M                            $M
Current assets
  Cash.......................       91             --              91             (35)             (ii)           56
  Due from GPA Group plc.....       --             27              27             (27)            (iii)           --
  Accounts receivable........        2              1               3              (1)             (iv)            2
                                 -----          -----           -----           -----                          -----
Total current assets.........       93             28             121             (63)                            58
Fixed assets
  Aircraft...................      819            170             989             (37)              (i)          952
                                 -----          -----           -----           -----                          -----
Total assets.................      912            198           1,110            (100)                         1,010
                                 =====          =====           =====           =====                          =====
Liabilities
  Accrued expenses & other
     liabilities.............       21             17              38             (12)             (iv)           26
  Indebtedness...............      709             54             763              29               (v)          792
  Indebtedness to GPA........      122             53             175             (49)              (v)          126
  Provision for
     maintenance.............       46              6              52              (2)             (vi)           50
  Security deposits..........       14              2              16              --                             16
                                 -----          -----           -----           -----                          -----
Total liabilities............      912            132           1,044             (34)                         1,010
Net assets...................       --             66              66             (66)                            --
                                 -----          -----           -----           -----                          -----
                                   912            198           1,110            (100)                         1,010
                                 =====          =====           =====           =====                          =====

---------------

(2) Represents the adjustments to the unaudited pro-forma combined balance sheet and statement of net assets of ALPS 94-1 and the Nine Transferring Aircraft to account for the Transaction and as if it had occurred on March 31, 1998.

     (i) Aircraft has been adjusted by $37 million to reflect the reduction in the fleet of $67 million and the inclusion of all remaining aircraft at the Initial Appraised Value of $952 million.

     (ii) The expected cash balances to be held by AerCo Group on completion of the Transaction are $56 million equal to the initial Liquidity Reserve Amount of $40 million and security deposits of $16 million (as of March 31, 1998). The reduction in the cash balance reflects the net cash outflow on financing the Transaction.

     (iii) The receivable due from GPA of $27 million corresponds to a portion of the indebtedness of the relevant Transferring Aircraft that is to be repaid to GPA Group on completion of the Transaction.

     (iv) Accounts receivable and accrued expenses and other liabilities reflect only the assets and liabilities related to the Initial Aircraft on completion of the Transaction.

     (v) Adjustments have been made to reflect the settlement of the existing indebtedness and the issuance of the AerCo Notes. The resulting pro-forma indebtedness of $792 million at March 31 reflects the new debt profile of the Notes net of capitalized funding costs of $8 million. Indebtedness to GPA of $126 million reflects Subclass D-1 and Subclass E-1 Notes of $192 million as reduced by the excess of net assets over net liabilities on completion of the Transaction.

     (vi) Maintenance has been adjusted by $2 million to reflect the sale (in the period between pricing and closing of the Offering) of the Boeing 767-300ER aircraft owned by ALPS 94-1 to GPA.

RECONCILIATION OF PRO-FORMA COMBINED FINANCIAL INFORMATION AS STATED IN ACCORDANCE WITH U.K. GAAP TO PRO-FORMA COMBINED FINANCIAL INFORMATION IN ACCORDANCE WITH U.S. GAAP

     The unaudited pro-forma combined financial information is prepared in accordance with U.K. GAAP which differs in certain significant respects from U.S. GAAP. The principal differences are set out below:

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1997

                                              U.K. GAAP                                      U.S. GAAP
                                              COMBINED         U.S. GAAP       NOTE 3        COMBINED
                                            JUNE 30, 1997    ADJUSTMENT(3)    REFERENCE    JUNE 30, 1997
                                            -------------    -------------    ---------    -------------
                                               $M                 $M                            $M
Revenues
  Aircraft leasing......................          117               --                           117
Expenses
  Depreciation..........................          (42)              (1)           (i)            (43)
  Net interest expense..................          (79)              --                           (79)
  Other expenses........................          (15)              --                           (15)
                                                -----            -----                         -----
Total expenses..........................         (136)              (1)                         (137)
                                                =====            =====                         =====
Net loss before tax.....................          (19)              (1)                          (20)
  Benefit for taxes.....................            2               --                             2
                                                -----            -----                         -----
Net loss before reduction in
  indebtedness..........................          (17)              (1)                          (18)
  Reduction in indebtedness.............           17              (17)          (ii)             --
                                                -----            -----                         -----
Net loss for the year...................           --              (18)                          (18)
                                                =====            =====                         =====

UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                            U.K. GAAP                                       U.S. GAAP
                                             COMBINED         U.S. GAAP       NOTE 3         COMBINED
                                          MARCH 31, 1998    ADJUSTMENT(3)    REFERENCE    MARCH 31, 1998
                                          --------------    -------------    ---------    --------------
                                             $M                  $M                             $M
Revenues
  Aircraft leasing....................           86                --                            86
Expenses
  Depreciation........................          (32)                2            (i)            (30)
  Net interest expense................          (61)               --                           (61)
  Other expenses......................           (9)               --                            (9)
                                              -----             -----                         -----
Total expenses........................         (102)                2                          (100)
                                              =====             =====                         =====
Net income/(loss) before tax..........          (16)                2                           (14)
  Benefit for taxes...................            1                --                             1
                                              -----             -----                         -----
Net income/(loss) before reduction in
  indebtedness........................          (15)                2                           (13)
  Reduction in indebtedness...........           15               (15)          (ii)             --
                                              -----             -----                         -----
Net loss for the period...............           --               (13)                          (13)
                                              =====             =====                         =====

UNAUDITED PRO-FORMA COMBINED STATEMENT OF NET ASSETS/(NET LIABILITIES) AT MARCH 31, 1998

                                            U.K. GAAP                                       U.S. GAAP
                                             COMBINED         U.S. GAAP       NOTE 3         COMBINED
                                          MARCH 31, 1998    ADJUSTMENT(3)    REFERENCE    MARCH 31, 1998
                                          --------------    -------------    ---------    --------------
                                             $M                  $M                             $M
Current assets
  Cash................................           56                --                            56
  Accounts receivable.................            2                --                             2
  Deferred Financing Costs............           --                 8          (iii)              8
                                              -----             -----                         -----
Total current assets..................           58                 8                            66
Fixed assets
  Aircraft............................          952              (131)           (i)            821
                                              -----             -----                         -----
Total assets..........................        1,010              (123)                          887
                                              =====             =====                         =====
Liabilities
  Accrued expenses and other
     liabilities......................           26                --                            26
  Indebtedness........................          792                 8          (iii)            800
  Indebtedness to GPA.................          126                66           (ii)            192
  Provision for maintenance...........           50                --                            50
  Security deposits...................           16                --                            16
                                              -----             -----                         -----
Total liabilities.....................        1,010                74                         1,084
Net assets/(net liabilities)..........           --              (197)                         (197)
                                              -----             -----                         -----
                                              1,010              (123)                          887
                                              =====             =====                         =====

---------------

(3) The U.S. GAAP adjustments in the Unaudited Pro-Forma Combined Financial Information relate primarily to the accounting treatment of the following:

     (i) Under U.K. GAAP, the Initial Aircraft are included at their Appraised Value at July 1, 1996 and depreciated from that date. The accounting treatment under U.S. GAAP would be to record the aircraft at Amortized Cost. The difference between the Initial Appraised Value and the Amortized Cost is deemed a distribution to GPA which results in a negative charge to net assets/(net liabilities).

     (ii) Under U.K. GAAP, losses incurred are reflected as a reduction in Subclass E-1 Note indebtedness. Under U.S. GAAP, the debt remains until such time as the obligation is extinguished.

     (iii) Under U.K. GAAP the capitalized funding costs of completing the Transaction are disclosed as a reduction against the Class A-C Note indebtedness. Under U.S. GAAP the capitalized funding costs are disclosed separately as deferred financing costs.

     SELECTED RATIOS(1)(2)

                                                                 YEAR ENDED      NINE MONTHS ENDED
                                                                JUNE 30, 1997     MARCH 31, 1998
                                                                -------------    -----------------
U.K. GAAP
Ratio of combined earnings to combined fixed charges(3).....        0.975              0.984
U.S. GAAP
Ratio of combined earnings to combined fixed charges(3).....        0.747              0.770

---------------

(1) For a discussion of the differences between U.S. GAAP and U.K. GAAP in respect of the unaudited pro-forma combined financial information, see reconciliation of income as stated in accordance with U.K. GAAP to income in accordance with U.S. GAAP set forth above.

(2) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (i) interest, whether expensed or capitalized, (ii) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (iii) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular expense.

(3) Ratio of one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for the year ended June 30, 1997 and the nine months ended March 31, 1998 was (i) $2 million and $1 million, respectively, under U.K. GAAP and (ii) $20 million and $12 million, respectively, under U.S. GAAP.

                            DESCRIPTION OF THE NOTES

     The following summary is qualified in its entirety by reference to the Indenture, the Cash Management Agreement, the Reference Agency Agreement, the Administrative Agency Agreement, the Notes, the Secretarial Services Agreement, the Security Trust Agreement, the Servicing Agreement and the Stock Purchase Agreement, each dated as of July 15, 1998, and the Swap Agreements (collectively, the "RELATED DOCUMENTS "). References to "Related Documents" shall also include where the context requires, any Refinancing Notes and any Additional Notes and guarantees, asset or stock purchase agreements, swap or other interest rate agreements or other agreement entered into by any member of AerCo Group in connection with any acquisition of Additional Aircraft and issuance of Additional Notes.

GENERAL

     The Old Notes were issued pursuant to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The New Notes will also be issued pursuant to the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon effectiveness of the Registration Statement. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

     The terms of the New Notes will be identical in all material respects to the Old Notes, except that the offer of the New Notes will have been registered under the Securities Act and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate on the Notes under certain circumstances set out in the Registration Rights Agreement.

     The New Notes, composed of Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes, will be issued in fully registered form only. The New Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

     The Notes are solely an obligation of AerCo and are not secured by the Aircraft and do not represent obligations of any Lessee, GPA, the Trustee, Babcock & Brown, or any affiliate of any of the foregoing other than AerCo.

     The Indenture provides that the Company will pay the fees and expenses of the Trustee and further provides that the Trustee will be entitled to indemnification by the Company for, and will be held harmless against, any loss, liability or expenses incurred by the Trustee (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Indenture).

     The Trustee may resign with respect to any subclass of AerCo Notes at any time upon at least 90 days' prior written notice, in which event the Company will be obligated to appoint a successor trustee for such subclass of AerCo Notes. Noteholders of each subclass may have divergent or conflicting interests from the Noteholders of other subclasses. As a result, the occurrence of certain circumstances, including the occurrence of an Event of Default, may give rise to a potential conflict of interest on the part of the Trustee in respect of more than one subclass of Notes, upon which event the Trustee may be compelled to resign as trustee in respect of more than one subclass of Notes. If the Trustee ceases to be eligible to continue as trustee with respect to any subclass of AerCo Notes, becomes incapable of acting as Trustee or becomes insolvent, the Company may remove the Trustee, or any AerCo Noteholder of the applicable subclass who has been a AerCo Noteholder in good faith for at least six months may, on behalf of itself and all other AerCo Noteholders of the same subclass, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. In addition, holders evidencing not less than a majority in aggregate Outstanding Principal Balance of any subclass of AerCo Notes may at any time remove the Trustee with respect to such Subclass without cause by delivering written notice of such removal in writing to the Company, the Cash Manager and the Trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation, removal and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each subclass of AerCo Notes. All references in this Prospectus to the "TRUSTEE" should be read to include the Trustee and any successor trustee appointed in the event of such a resignation or removal.

     RATINGS

     Each subclass of Notes is rated as of the date of this Prospectus as follows:

                                                                       RATING AGENCIES
                                                             -----------------------------------
                                                             MOODY'S    STANDARD & POOR'S    DCR
                                                             -------    -----------------    ---
Subclass A-1 Notes.......................................      Aa2              AA            AA
Subclass A-2 Notes.......................................      Aa2              AA            AA
Subclass B-1 Notes.......................................       A2               A             A
Subclass C-1 Notes.......................................       --             BBB           BBB

     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes. Payments of principal and interest on all subclasses of the Notes will be payable only after any Expenses and certain other amounts have been paid in full or provided for in full and only to the extent that Available Collections are sufficient therefor in accordance with the priority of payments established for the Notes. In addition, the Company's ability to pay Step-Up Interest or principal in full on any subclass of the Notes on the Expected Final Payment Date (or on any other date prior to the Final Maturity Date) has not been rated by any of the Rating Agencies. The ratings assigned to the Notes do not address the imposition of any withholding tax on any payments under the Leases, the Notes or otherwise. See "Risk Factors -- Certain Income Tax Considerations", "Risks Factors -- Lease Risks" and "Tax Considerations".

     A rating is not a recommendation to buy, sell or hold Notes inasmuch as such ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning Rating Agency. In the event that the rating initially assigned to any subclass of the Notes is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Notes.

FORM

     GLOBAL NOTES

     The New Notes will be represented by Global Notes, each of which will be issued in bearer form only (the "GLOBAL NOTES"). The Global Notes will be deposited with the Book-Entry Depositary. Pursuant to the Deposit Agreement, the Book-Entry Depositary will issue to DTC or its nominee CDIs for each subclass of the New Notes, representing the principal amount of the Global Note for such subclass. Book-Entry Interests in such CDIs will therefore be shown only on, and transfers of Book-Entry Interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants (including Euroclear and Cedel). See "Book-Entry Registration, Global Clearance and Settlement" for a description of certain provisions of the Deposit Agreement and the procedures of DTC, Cedel Bank and Euroclear in respect of book-entry registration and clearance and settlement of transfers of, and distribution of payments in respect of, the Book-Entry Interests.

     DEFINITIVE NOTES

     Under the terms of the Indenture and the Deposit Agreement, owners of Book-Entry Interests will receive definitive Notes in registered form without interest coupons ("DEFINITIVE NOTES") in exchange for their Book-Entry Interests corresponding to Notes of a particular subclass only if (i) DTC notifies the Book-Entry Depositary that it is no longer willing or able to properly discharge its responsibilities as depositary with respect to the CDIs and a successor depositary is not appointed by the Book-Entry Depositary at the request of the Company within 90 days of such notice, (ii) the Company advises the Trustee in writing that the Book-Entry Depositary is no longer willing or able to properly discharge its responsibilities as Book-Entry Depositary and the Trustee or the Company is unable to appoint a qualified successor within 90 days of such notice or (iii) after the occurrence of an Event of Default with respect to any class of Notes, owners of Book-Entry Interests corresponding to Notes of a subclass within such class representing an aggregate of not less than 51% of the aggregate outstanding principal amount of Notes of such subclass advise the Company, the Trustee, the Book-Entry Depositary and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all owners of Book-Entry Interests corresponding to the Notes of each affected subclass, through DTC, of the availability of Definitive Notes of such subclass. Upon transfer of the relevant Book-Entry Interests to the account of the Book-Entry Depositary at DTC, the Book-Entry Depositary will (i) promptly deliver the corresponding Global Note or Global Notes of such subclass to the Trustee and request that the Trustee exchange any part of the Global Note or Global Notes for Definitive Notes registered in the names specified by DTC and (ii) instruct DTC to cancel the Book-Entry Interests surrendered or transferred to the account of the Book-Entry Depositary at DTC.

     Holders should be aware that, under current Irish tax law, upon the issuance to a Holder of a Definitive Note, such Holder may become subject to Irish income tax (currently 24%) to be withheld on any payments of interest on the Definitive Notes as set forth under "Tax Considerations -- Irish Tax Considerations". If Definitive Notes are issued, AerCo will have no obligation to pay to any Holder any additional amounts in respect of any such Irish or other tax. See "Payment of Principal and Interest -- Redemption -- Redemption for Taxation Purposes".

     Distributions of principal of, and interest and premium, if any, on any Definitive Notes will thereafter be made by the Trustee or a paying agent in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Definitive Notes, however, will be made only upon presentation and surrender of such Definitive Notes at the office or agency, including the Luxembourg Paying Agent, specified in the notice of final distribution to Noteholders.

     Definitive Notes will be freely transferable and exchangeable for Definitive Notes of the same subclass at the office of the Trustee or the offices of the co-transfer agent and the co-registrar in Luxembourg upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     A Note that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the Trustee or of the co-transfer agent and the co-registrar in Luxembourg upon presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or such co-transfer agent and co-registrar. An indemnity satisfactory to the Trustee or such co-transfer agent and co-registrar may be required at the expense of the Noteholder before a replacement Note will be issued. The Noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

REGISTRATION REQUIREMENTS

     Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. Pursuant to the Registration Rights Agreement, AerCo has filed with the Commission the Registration Statement with respect to the Exchange Offer to exchange the Old Notes for New Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit AerCo to effect the Exchange Offer, or under certain other circumstances, AerCo shall, at AerCo's cost, use its best efforts to cause to become effective a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with respect to resales of the Notes and to keep such registration statement effective until July 15, 2000 or until all Notes have been sold thereunder. AerCo shall, in the event of such a shelf registration, provide to each Noteholder copies of the prospectus, notifying each Noteholder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A Noteholder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers. In addition, such Noteholder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Noteholder (including certain indemnification obligations).

     In the event that the Exchange Offer is not consummated, or a Shelf Registration Statement is not declared effective on or prior to April 12, 1999, then, from and after such date, the applicable annual interest rate borne by each subclass of the Notes shall be increased by 0.50% per annum over the rate then applicable to such subclass of Notes in accordance with the rate shown on the cover page of this Prospectus until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. So long as the Notes are listed on the Luxembourg Stock Exchange, any such increase in the interest rates applicable to any subclass of Notes shall be published in accordance with the notification requirements specified in the Indenture. See "-- Notices to Noteholders".

PAYMENTS AND DISTRIBUTIONS

     On each Payment Date, payments of interest, principal and, in certain limited circumstances described herein, premium, on each subclass of Notes will be determined from time to time in accordance with the provisions described below under "-- Priority of Payments".

     On each Payment Date, the Trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the Noteholders all payments of interest, principal and premium, if any, on the Notes of each subclass, the receipt of which is confirmed by such Trustee or paying agent by 1:00 p.m. (New York time) on such Payment Date or, if such receipt is confirmed after 1:00 p.m. (New York time) on such Payment Date or on any Business Day thereafter, then on the Business Day following the Business Day on which payment is received. Each payment on any Payment Date other than the Final Payment Date with respect to any subclass of Notes will be made by the Trustee or paying agent to the Noteholders as of the Record Date immediately preceding such Payment Date. The final distribution with respect to any Note, however, will be made only upon presentation and surrender of such Note by the Noteholder or its agent (including any holder in street name) at the office or agency of the Trustee or paying agent with respect to such final payment. So long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall appoint and maintain a paying agent in Luxembourg. For a description of payments to owners of Book-Entry Interests corresponding to the Notes, see "Book-Entry Registration, Global Clearance and Settlement".

     The following table sets forth the Expected Weighted Average Life, the Expected Final Payment Date and the Final Maturity Date for each subclass of Notes. The Expected Final Payment Date for each subclass of Notes represents the date on which the final payment of principal of and interest on such subclass of Notes is expected to be made based on the Assumptions. The Final Maturity Date for each subclass of Notes represents the date on which all principal not previously paid, if any, is due and payable. The actual final payment date for each subclass of Notes is likely to occur earlier or later than the Expected Final Payment Date as a result of numerous factors, including that the Assumptions are unlikely to correspond to actual experience. For a description of certain Redemption events and other factors which could cause the Notes to be paid prior to the Expected Final Payment Date, see "-- Redemption". In addition, Notes may be repaid later than the Expected Final Payment Date as a result of, among other things, increased levels of Aircraft downtime, reduced Rental Payments and early termination of Leases. See "Risk Factors -- Risks Relating to Payments on the Notes". Holders of each of the Subclass A-1 Notes will receive payments of Step-Up Interest in respect of any amounts Outstanding on and after the Expected Final Payment Date for such subclass.

          EXPECTED WEIGHTED AVERAGE LIFE, EXPECTED FINAL PAYMENT DATES
                     AND FINAL MATURITY DATES OF THE NOTES

                                              EXPECTED
                                              WEIGHTED
                                            AVERAGE LIFE     EXPECTED FINAL
SUBCLASS OF NOTES                             IN YEARS        PAYMENT DATE       FINAL MATURITY DATE
-----------------                           ------------    -----------------    -------------------
Subclass A-1............................         2.0          July 15, 2000         July 15, 2023
Subclass A-2............................         3.8        December 15, 2005       July 15, 2023
Subclass B-1............................         7.7          July 15, 2013         July 15, 2023
Subclass C-1............................        10.5          July 15, 2013         July 15, 2023

     At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, payments from the applicable Note Account on a Payment Date will be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the register maintained with respect to such subclass. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder of one or more Definitive Notes of such subclass having an aggregate principal amount of not less than $1,000,000, any such distribution will be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final distribution for each subclass of Notes will be made only upon presentation and surrender of the Definitive Notes of such subclass by the Noteholder or its agent (including any holder in street name) at the office or agency of the Trustee specified in the notice of such final distribution given by such Trustee. Such Trustee will mail such notice of the final distribution of such subclass to each of the Noteholders of such subclass, specifying the date and amount of such final distribution.

     If any Payment Date or other date specified herein for distribution of any payments to Noteholders is not a Business Day, distributions scheduled to be made on such Payment Date or other date may be made on the next succeeding Business Day.

ASSUMPTIONS

     The Assumptions and tables set forth below represent possible revenue scenarios designed to illustrate certain payment characteristics of the Notes and are not intended to be projections, estimates, forecasts or forward-looking statements. The tables have been developed by fixing certain of the Assumptions and by varying other Assumptions and certain other factors which affect AerCo's revenues and costs and expenses. The Assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of AerCo, but rather indicate those factors which are likely to significantly affect the performance of AerCo in future years. In addition, the range of possible outcomes with respect to each Assumption and the combinations of Assumptions set forth above do not indicate a comprehensive set of possible results for AerCo. In particular, more severe stresses may lead to payments of principal on the Notes being delayed or decreased or, in certain cases, an Event of Default.

     Accordingly, investors should understand that the following tables are intended merely to illustrate certain, but not all, payment sensitivities of the Notes to certain, but not all, market and economic stresses. AerCo does not intend to update or revise the information presented to reflect changes occurring after May 15, 1998. As of the date of this Prospectus, however, AerCo is not aware of events or circumstances since May 15, 1998 that would cause the Assumptions to be unreliable. It is highly likely that actual experience will vary from the Assumptions and the possible revenue scenarios represented by the tables. The principal factors that could cause AerCo Group's actual revenues to differ materially from such scenarios are the Stresses and certain "Risk Factors" as set out herein. See "Risk Factors".

     REVENUE ASSUMPTIONS

     (i) One month LIBOR remains constant at 5.75% per annum and the U.S. Treasury Rate used for premium calculations is 5.5%.

     (ii) Six month LIBOR (the most common reference rate for the floating rate Leases) remains constant at 5.75% per annum.

     (iii) Funds on deposit in the Collection Account and any other cash balances held by AerCo Group earn interest at a rate of one month LIBOR.

     (iv) Aircraft coming off-lease in the future are assumed to be re-leased at a monthly rate that is a function of the current contracted monthly lease rate as of May 15, 1998 for, and age of, such Aircraft. Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an Aircraft's expected useful life, thereafter declining on a straight-line basis to 40% of such lease rate over the remainder of its expected useful life (the "FUTURE LEASE RATE"). Any Aircraft which is currently subject to an LOI is assumed to be leased based upon the provisions in such LOI. All types of Initial Aircraft in the Portfolio are assumed to have an expected useful life (the "EXPECTED USEFUL LIFE") of 25 years, except that each of the two DC8-71F Aircraft in the Portfolio are assumed to have an Expected Useful Life of 15 years from the date of its conversion to freighter service.

     (v) Initial Aircraft are assumed to have no scrap value at the end of their Expected Useful Life.

     (vi) All contracted and assumed future payments in respect of the Leases are timely received by AerCo Group on the due date therefor.

     (vii) Future Lease terms are assumed to be five years.

     (viii) No new Purchase Options with respect to the Aircraft are granted to Lessees by AerCo Group and no existing Purchase Options are exercised.

     (ix) No new Lease termination or extension options are granted to Lessees by AerCo Group and no existing termination or extension options are exercised.

     (x)  AerCo Group sells no Aircraft.

     (xi) AerCo Group acquires no Additional Aircraft.

     (xii) AerCo Group does not enter into any Permitted Tax-Related
Dispositions.

     The above Assumptions (i) to (xii) are used to determine the assumed gross monthly revenue to AerCo Group before interest payments, principal payments, Swap Payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to Aircraft downtime, Lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business ("GROSS REVENUE"). See Appendix 3 to this Prospectus for further data regarding Gross Revenue.

     Interest, Expense and Operating Cost Assumptions:

     (xiii) AerCo Notes are issued in amounts and with coupons as set forth in the following table and payments are made in accordance with the order of priorities set forth under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".

SUBCLASS                                                   AMOUNT       ASSUMED INTEREST RATE
--------                                                 -----------    ---------------------
                                                         ($MILLIONS)
Subclass A-1.........................................      340.000      1 Month LIBOR + 0.19%
Subclass A-2.........................................      290.000      1 Month LIBOR + 0.32%
Subclass B-1.........................................       85.000      1 Month LIBOR + 0.60%
Subclass C-1.........................................       85.000      1 Month LIBOR + 1.35%
Subclass D-1.........................................       80.000      8.50%
Subclass E-1.........................................      111.973      *
                                                           -------
                                                           991.973
                                                           =======

---------------

* The Class E Note Primary Interest Amount is 15%. See "Description of Notes -- Priority of Payments".

     (xiv) Refinancing Notes are assumed to be issued and sold on the Expected Final Payment Date of the Subclass A-1 Notes (and on each subsequent expected final payment dates of any Refinancing Notes) on the same terms with respect to priority, coupon, issuance expenses and redemption as the Notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts. Issuance expenses are assumed to be 0.02% per month of the Outstanding Principal Balance.

     (xv) AerCo Group realizes no actual liabilities in respect of contingent liabilities of ALPS 94-1 or its subsidiaries, or any of the Transferring Companies.

     (xvi) The Servicer's fees are described under "Management of AerCo Group -- The Servicer". The Servicer's incentive fees are assumed to be 1% of aggregate lease rentals. The Administrative Agent's fee is as described in "Management of AerCo Group -- Corporate Management". AerCo Group's other selling, general and administrative expenses in the amount of $2 million per annum are deducted from Gross Revenue and include fees to the Cash Manager.

     (xvii) Gross Revenues are reduced each year by 2% to account for certain operating costs incurred in the ordinary course of the operating lease business including insurance expenses, Aircraft-related costs and leasing transaction expenses.

     (xviii) Security deposits, Modification Payments and Subordinated Swap Payments are assumed to be zero.

     Assumed Case Stress Scenario:

     (xviii) Gross Revenues are assumed to be reduced by 6% per annum in respect of lost rental payments and expenditures required due to Aircraft downtime (known in the industry as "aircraft on ground") ("AOG"), Lessee defaults, aircraft repossession costs and bad debts ("STRESSES"). The following set of Stresses are presented for illustrative purposes and only represent an example of a combination of Stresses which result in approximately a 6% reduction in Gross Revenues. Other Stress combinations could result in Gross Revenue reductions which exceed 6%.

A:     Weighted Average Portfolio Turnover: ..............    20% per annum (Assumption (vii))
B:     Average Re-marketing Time: ........................    6 weeks (.115 years)
C:     Weighted Average Default Rate: ....................    4% per annum
D:     Average Repossession Time: ........................    18 weeks (.346 years)
E:     Average Repossession Cost: ........................    $650,000 per Aircraft
F:     Weighted Average Bad Debt Expense: ................    1% per annum

     AOG = (A X B) + (C X (B + D))

     Annual Repossession Expense ("ARE") = C X(E/Average Annual Gross Revenue per Aircraft)) (See Appendix 3)

       AOG = (20% X .115 yrs) + (4% X (.115 yrs + .346 yrs)).......     4.2%
       ARE = (4% X 21%)............................................     0.8
       Bad Debt Expense............................................    +1.0
                                                                       -----
       Stress Related Gross Revenue Reduction......................     6.0%
       Operating costs (see Assumption (xvii)).....................    +2.0
                                                                       -----
       Gross Revenue Reduction in the Assumed Case.................     8.0%
                                                                       =====

     Increasing the above Stresses would result in a greater reduction in annual Gross Revenues. The following table shows the effect upon Gross Revenues of doubling the severity of each Stress (other than Average Repossession Cost) outlined in the above example (in each case holding other Stresses unchanged).

                                                                             GROSS REVENUE
STRESS                                                        SEVERITY         REDUCTION
------                                                        --------       -------------
Portfolio Turnover......................................    40% per annum        10.3%
Re-marketing Time.......................................    12 weeks             10.8%
Default Rate............................................    8% per annum         10.7%
Repossession Time.......................................    36 weeks              9.4%
Bad Debt Expense........................................    2% per annum          9.0%

     It is highly likely that actual experience will differ from the Assumptions and the Stresses and, therefore, principal payments on certain Notes will likely occur earlier or later, and may occur significantly earlier or later, than assumed.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

     The table below shows, for each Payment Date presented, the percentage of the initial Outstanding Principal Balance of the aggregate Class A Notes, including Refinancing Notes, and the Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes expected to be Outstanding on such Payment Date based on the Assumptions. It is highly unlikely that the Assumptions will correspond to actual experience. Therefore, principal payments on the Notes may occur earlier or later than as set forth in the table. The failure of the Company to pay principal of any subclass of AerCo Notes prior to the Final Maturity Date of such subclass because funds are not available therefor in accordance with the priorities described under "-- Priority of Payments" will not of itself constitute an Event of Default.

                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
                     OF THE NOTES BASED ON THE ASSUMED CASE

                                                               AGGREGATE CLASS A
                                                               NOTES, INCLUDING
PAYMENT DATE OCCURRING IN JULY                   A-1    A-2    REFINANCING NOTES   B-1    C-1
------------------------------                   ----   ----   -----------------   ----   ----
1998 (July 15,)...............................   100%   100%         100%          100%   100%
1999..........................................   100%    87%          94%           96%   100%
2000..........................................     0%    74%          88%           91%    99%
2001..........................................     0%    62%          82%           85%    97%
2002..........................................     0%    48%          76%           79%    95%
2003..........................................     0%    34%          70%           72%    92%
2004..........................................     0%    20%          63%           64%    88%
2005..........................................     0%     6%          57%           56%    83%
2006..........................................     0%     0%          50%           48%    76%
2007..........................................     0%     0%          42%           39%    69%
2008..........................................     0%     0%          34%           31%    60%
2009..........................................     0%     0%          27%           24%    51%
2010..........................................     0%     0%          20%           16%    40%
2011..........................................     0%     0%          14%           10%    28%
2012..........................................     0%     0%           8%            4%    15%
2013..........................................     0%     0%           4%            0%     0%
2014..........................................     0%     0%           0%            0%     0%
Weighted Average Life.........................    2.0    3.8          7.8           7.7   10.5

---------------

(1) See Appendices 3 and 9, respectively, for further data regarding Gross Revenues and Pool Factors.

(2) The weighted average life of a Note equals (i) the sum of the products on each Payment Date of (A) the principal payments assumed to be made on such Payment Date and (B) the number of years from the date of issuance of such Note to such Payment Date (ii) divided by the Initial Principal Balance of such Note ("WEIGHTED AVERAGE LIFE").

          DECLINING BALANCES OF THE NOTES AND ASSUMED PORTFOLIO VALUE
                           BASED ON THE ASSUMED CASE

                                      LOGO

     In each of the following tables, "ASSUMED MATURITY" means the period (expressed in years) from July 15, 1998 through the expected final payment of principal of the relevant Notes.

     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-1 NOTES

     The table below is based on the Assumptions, except that no Refinancing Notes are assumed to be issued and sold. If such Refinancings do not occur, the Assumed Maturities ("EXP") and Weighted Average Lives ("AVG") of the respective subclasses of Notes would be as set forth below.

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                                      ASSUMED MATURITY/
                                                                    WEIGHTED AVERAGE LIFE
                                                              ----------------------------------
                                                               ASSUMED CASE     NO REFINANCINGS
                                                              --------------    ----------------
                                                               EXP      AVG      EXP       AVG
                                                              -----    -----    ------    ------
Subclass A-1..............................................      2.0      2.0     15.8      11.3
Subclass A-2..............................................      7.4      3.8      7.4       3.8
Subclass B-1..............................................     15.0      7.7     15.0       7.7
Subclass C-1..............................................     15.0     10.5     15.0      10.5

     MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE NOTES

     The table below indicates the minimum percentage of Gross Revenue that will be necessary to repay all interest and principal on each subclass of Notes by their respective Final Maturity Dates. If the actual revenue received by AerCo Group were to fall below the percentages of Gross Revenue indicated below and all of the other Assumptions were to occur as assumed, the Company would be unable to meet its required payment obligations for the subclasses of Notes, which would constitute an Event of Default with respect to the Notes.

               PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR
                                     STATED

                                                       JULY 15, 1998    YEAR 3    YEAR 6    YEAR 10
                                                       -------------    ------    ------    -------
Aggregate Class A Notes............................        58.4%        57.4%     54.6%      48.7%
Subclass B-1 Notes.................................        65.8%        64.4%     60.8%      53.1%
Subclass C-1 Notes.................................        74.3%        72.9%     70.3%      61.2%

     EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE

     The tables below have been prepared based on the Assumptions, except that the revenue received by AerCo Group varies from Gross Revenue by the indicated percentages, beginning in years 3 and 6. If the actual revenues received by AerCo Group were to vary as indicated below and all of the other Assumptions were to occur as assumed, then the Assumed Maturities and Weighted Average Lives of the respective subclasses of Notes.

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 3

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   6.3    3.4    7.4    3.8    7.4    3.8    8.5    3.9    8.5    4.3
Subclass B-1.........................  12.0    6.6   14.8    7.7   15.0    7.7   15.0    7.7   18.5    7.9
Subclass C-1.........................  12.9   10.1   15.0   10.5   15.0   10.5   15.0   10.5   19.8   13.6

---------------

* Assumed case

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 6

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   7.1    3.8    7.4    3.8    7.4    3.8    8.2    3.8    8.5    3.9
Subclass B-1.........................  12.0    6.7   14.8    7.7   15.0    7.7   15.0    7.7   15.0    7.7
Subclass C-1.........................  14.0   10.4   15.0   10.5   15.0   10.5   15.0   10.5   16.0   11.0

---------------

* Assumed case

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     To the extent that the Adjusted Portfolio Value is significantly less than the Assumed Portfolio Value, the Scheduled Principal Payment Amount payable to holders of the Class A Notes may be increased. See "-- Principal Amortization". Payment of such increased amount may shorten the Weighted Average Lives of the Class A Notes and lengthen the Weighted Average Lives of the subclasses of Notes that rank behind the Class A Notes in priority of payment. The following tables show the Assumed Maturity and Weighted Average Life of each subclass of Notes if the Adjusted Portfolio Value was to permanently decline to a given percentage of the Assumed Portfolio Value, beginning in years 1 and 5, respectively.

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.4    3.8    7.4    3.8    6.8    3.3    6.0    3.2
Subclass B-1....................................  15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.3
Subclass C-1....................................  15.0   10.5   15.0   10.5   15.0   10.6   15.0   10.8

---------------

* Assumed Case

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.4    3.8    7.4    3.8    6.8    3.6    6.6    3.6
Subclass B-1....................................  15.0    7.7   15.0    7.7   15.0    7.8   15.0    7.8
Subclass C-1....................................  15.0   10.5   15.0   10.5   15.0   10.6   15.0   10.9

---------------

* Assumed Case

     EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. Operating lease companies, such as members of AerCo Group, would be negatively affected by a decline in the demand for aircraft. Such a decline or "RECESSION" (as used in this discussion) is assumed to result in a decline in Aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rates. These effects would result in a decline in Gross Revenues.

     The following tables have been prepared on the basis of a number of assumptions to show the effect on Assumed Maturities and Weighted Average Lives of the Subclass B-1 and Subclass C-1 Notes if recessions having given durations were to occur at certain given times in the future. Actual experience will likely differ from that which is assumed and, therefore, the Assumed Maturities and Weighted Average Lives actually experienced will likely differ from those shown in the tables below. In preparing the following tables it has been assumed that a recession would have the following effect on the operations of AerCo
Group: First, Aircraft values would fall on the first day of the recession to a given percentage of the Assumed Portfolio Value which, in turn, would trigger an effective increase in Scheduled Principal Payment Amounts being paid if amounts are available to do so. Second, after a period of two years following the first day of the recession, Gross Revenues fall by a given percentage as Aircraft are re-leased or Lessees default which would result in less cash flow being available to make payments of interest and principal on the Notes. Third, the recession lasts a given period of time followed by the Adjusted Portfolio Value returning to the then Assumed Portfolio Value on the first day after the recession and, two years following the end of the recession, Gross Revenues returning to the Assumed Case. However, AerCo can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can it be assured that following a recession Aircraft values and Gross Revenues will return to Assumed Case levels.

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7
                                      3                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7
                                      5                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.8
                                     10                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.8
                                      3                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.9
                                      5                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.9
                                     10                     14.8    7.7   15.0    7.7   15.0    7.7   15.0    7.7

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5
                                      3                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.6
                                      5                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.7
                                     10                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.6
                                      3                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.8
                                      5                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.9
                                     10                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5

---------------

* Assumed case

    EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY FOR THE SUBCLASS A-2, SUBCLASS B-1, AND SUBCLASS C-1 NOTES

     The following table has been prepared on the basis of a number of assumptions to show the effect on Assumed Maturities and Weighted Average Lives of Subclass A-2, Subclass B-1, and Subclass C-1 Notes if subclasses of Additional Notes are issued to fund the acquisition of Additional Aircraft but Gross Revenues from the Aircraft are only sufficient to amortize such subclasses with the application of Available Collections in accordance with the applicable Extended Pool Factors in accordance with clause "First" under "-- Allocation of Principal Among Subclasses of Notes".

SUBCLASSES OF NOTES                                             EXP.    AVG.
-------------------                                             ----    ----
Subclass A-2................................................     8.5     4.7
Subclass B-1................................................    16.0     8.7
Subclass C-1................................................    17.0    12.5

PAYMENT OF PRINCIPAL AND INTEREST

     GENERAL

     The Company will issue the Notes pursuant to the Indenture.

     Pursuant to the terms of the Leases, the Lessees are obliged to make rental payments and certain other payments (collectively, the "RENTAL PAYMENTS") to certain subsidiaries of the Company. Pursuant to the terms of the Leases, all Rental Payments and Related Collateral amounts will be made directly to the Rental Account held in the name of the Security Trustee on behalf of the Secured Parties and then transferred, within one Business Day of receipt thereof, to the Collection Account, except for certain limited amounts required to be left on deposit for local legal reasons. Unsegregated amounts received by AerCo Group in respect of the assets of AerCo Group will be transferred directly to the Collection Account pursuant to the Indenture and the Cash Management Agreement. Any amounts received by AerCo Group which are required to be segregated will be transferred to the Lessee Funded Account. On the basis of the Assumptions, such Rental Payments, together with such other amounts, are expected to be sufficient to pay the principal, interest and premium, if any, on the Notes and all other amounts payable by AerCo Group to the creditors referred to in the Cash Management Agreement, including the Servicer, holders of the Class D and Class E Notes, the Trustee, the Cash Manager, the Administrative Agent, the Company Secretary, the Charitable Trust and each Swap Provider in each case when and as due.

     The Notes constitute direct, unsecured obligations of the Company and are subordinated to the Expenses and certain obligations and rank equally with or senior to certain other obligations specified in the Indenture. The only source of payment for the Notes and the obligations of the Company to its creditors is
(i) the payments made by the Lessees under the Leases, (ii) proceeds from dispositions, if any, of the assets of

AerCo Group, (iii) net payments, if any, under the Swap Agreements and (iv) net cash proceeds received from the sale of Refinancing Notes. See "-- Priority of Payments".

     Each class and subclass of the Notes has the priority set forth in the Indenture and the Notes. Pursuant to the subordination provisions of the Indenture and the various classes of Notes, no payment of principal, interest and premium, if any, on any class of Notes may be made on any Payment Date unless certain required payments have been made in respect of the Notes of each class ranking prior to such class of Notes on such Payment Date. The subordination provisions contained in the Indenture may not be amended or modified without the consent of each Swap Provider, each holder of the class of Notes affected thereby and each holder of any class of Notes ranking senior to such Notes. In no event shall the provisions relating to the priority of the Expenses or any payments under Swap Agreements in the Indenture be amended or modified.

     In addition, the Administrative Agent, on behalf of the Company, may replace the bank with which the Accounts are held (1) if such bank fails to maintain a short-term unsecured debt rating of at least A-1+ by Standard & Poor's, P-1 by Moody's or D-1+ by DCR (or at least A-1 by Standard & Poor's, P-1 by Moody's or D-1 by DCR if the amount on deposit at any time in any Accounts held with such bank does not exceed 20% of the Outstanding Principal Balance of the Notes for any period in excess of 30 days), (2) if such bank is adjudged a bankrupt or an insolvent, (3) if a receiver or public officer takes charge of such bank or its property, (4) if such bank becomes incapable of acting or (5) upon 120 days' notice, for any reason, with Rating Agency approval.

     Holders of each class of Notes (other than Class A Notes) will not be permitted to give a Default Notice with respect to any Event of Default or to exercise any remedy in respect of such Event of Default until all amounts with respect to Notes of each class ranking senior to such class of Notes have been paid in full. See "-- Events of Default and Remedies".

     INTEREST

     Each Note bears interest on the Outstanding Principal Balance thereof payable monthly in arrears on each Payment Date. An Interest Accrual Period is the period from and including the last preceding Payment Date and to but excluding the next succeeding Payment Date. The final Interest Accrual Period with respect to each subclass of Notes will end on but exclude the Final Maturity Date, or, if earlier, the date upon which all principal, interest and premium, if any, on such subclass of Notes is paid in full. Each subclass of Notes will bear interest for each Interest Accrual Period at the rate per annum set forth on the cover page of this Prospectus.

     Interest on any subclass of Notes is calculated on the basis of a 360-day year and the actual number of days elapsed in an Interest Accrual Period.

     The interest rate borne by the Subclass A-1 Notes will increase after the Expected Final Payment Date, to the extent such Notes are then Outstanding, by the amount of Step-Up Interest. Payments of Step-Up Interest on the Subclass A-1 Notes will be subordinated to certain other obligations of AerCo Group, including the payment of the Minimum Principal Payment Amounts and the Scheduled Principal Payment Amounts with respect to, and accrued and unpaid interest on, the Class A, Class B, Class C and Class D Notes and will not be rated by the Rating Agencies. As long as the Notes are listed on the Luxembourg Stock Exchange, any Step-Up Interest payable on the Subclass A-1 Notes shall be published in accordance with the notification requirements specified in the Indenture and notified to the Luxembourg Stock Exchange. See "-- Notice to Noteholders".

     REFERENCE AGENCY AGREEMENT

     For the purpose of calculating the rate of interest payable on the Notes, AerCo has entered into the Reference Agency Agreement with the Trustee, Bankers Trust Company as reference agent (the "REFERENCE AGENT") and the Cash Manager. The Reference Agent determines LIBOR for each Interest Accrual Period following the Initial Interest Accrual Period, on a Reference Date (a date that is two Business Days before the

Payment Date on which such Interest Accrual Period commences). The Reference Agent determines LIBOR in accordance with the following provisions of the Reference Agency Agreement:

     On each Reference Date, the Reference Agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

     If the offered rate so appearing is replaced by the corresponding rates of more than one bank then the determination described in the foregoing paragraph shall be made, with any necessary consequential changes, on the basis of the arithmetic mean of the rates (being at least two) which so appear, as determined by the Reference Agent. If for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the Reference Agent will request that each of the banks whose offered rates would have been used for the purposes of the relevant page if the event leading to the application of this sentence had not happened or any duly appointed substitute reference bank acting in each case through its principal London office (the "REFERENCE BANKS"), to provide the Reference Agent with its offered quotation to prime banks for dollar deposits in London for the next Interest Accrual Period concerned as at 11:00 a.m. (London time) on the applicable Reference Date. The floating rates of interest for such Interest Accrual Period for each subclass of Notes shall be the aggregate of the arithmetic mean of such quotations (or of such of them, being at least two, as are so provided), as determined by the Reference Agent, plus the applicable interest rate spread over LIBOR set forth opposite such subclass on the cover page of this Prospectus, plus Step-Up Interest, if applicable.

     If, on any Reference Date, one only or none of the Reference Banks provides such quotation, the interest rate for the next Interest Accrual Period shall be the rate per annum which the Reference Agent determines to be the aggregate of the arithmetic mean of the U.S. dollar lending rates which New York City banks selected by the Reference Agent are quoting on the relevant Reference Date to leading European banks for the next Interest Accrual Period, plus the applicable interest rate spread over LIBOR set forth opposite such subclass on the cover page of this Prospectus, plus, if applicable, any Step-up Interest on the Subclass A-1 Notes, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, the applicable rate of interest shall be the interest rate in effect for the last preceding Interest Accrual Period.

     Once having obtained LIBOR or its substitute, the Reference Agent will calculate the interest rate for each subclass of Notes and the amount of interest payable on the relevant Payment Date in respect of each subclass of Notes. The interest amount for each such subclass of Notes will be calculated by the Reference Agent by multiplying the rate of interest for such subclass for the relevant Interest Accrual Period by the estimated Outstanding Principal Balance of such subclass of Notes on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards). The Reference Agent's determination of LIBOR, the interest rate and the interest amount for each such subclass of Notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of applicable LIBOR, the Payment Date, the interest rate for each subclass of Notes for the relevant Interest Accrual Period and the amount of interest on each subclass of Notes to the Company, the Listing Agent for the Luxembourg Stock Exchange and the Cash Manager. Noteholders may obtain such information at the offices of the Listing Agent or paying agent in Luxembourg or otherwise in the Cash Reports provided to Noteholders by the Trustee on the second Business Day before each Payment Date and any other date for distribution of any payments with respect to the Notes.

     If the Reference Agent does not determine the interest rate for each subclass of Notes or calculate the amount of interest on each subclass of Notes for the relevant Interest Accrual Period in accordance with the provisions described above, the Cash Manager will determine such rate of interest or calculate such interest amount in accordance with the provisions described above, and each such determination or calculation will be deemed to have been made by the Reference Agent.

     The Company reserves the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Notes. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

     PRINCIPAL AMORTIZATION

     With respect to each class of the Notes, there may be distributed on any Payment Date, to the extent there are sufficient funds in the Collection Account, the sum of the Minimum Principal Payment Amount, if any, the Scheduled Principal Payment Amount, if any, and with respect to the Class A and B Notes only, the Supplemental Principal Payment Amount, if any, and, principal redemptions pursuant to priorities (xxi) through (xxiv) set forth under "-- Priority of Payments". If AerCo issues any Additional Notes or Refinancing Notes, each such issuance constitutes a new and subsequent subclass of the relevant class of Notes. See "-- Allocation of Principal Among Subclasses of Notes".

     Minimum Principal Payment Amount. With respect to each class of Notes and the Class D Notes, the "MINIMUM PRINCIPAL PAYMENT AMOUNT" will equal the difference, if positive, between the Outstanding Principal Balance of such class and the Minimum Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "MINIMUM TARGET PRINCIPAL BALANCE" for the Class A and Class B Notes will equal the product of (i) the applicable "MINIMUM CLASS PERCENTAGE" on such Payment Date (as set forth in Appendices 5 and 6 to this Prospectus and (ii) the Assumed Portfolio Value (as set forth in Appendix 4 to this Prospectus with respect to the Initial Aircraft) in respect of such Payment Date; provided that with respect to only the Class A Notes, if on any Payment Date the Outstanding Principal Balance of the Class A Notes (including Refinancing Notes and Additional Notes) is greater than the Adjusted Portfolio Value in respect of such Payment Date, then the Minimum Target Principal Balance of the Class A Notes shall be equal to the Scheduled Target Principal Balance of the Class A Notes.

     For each Payment Date, the Minimum Target Principal Balance for the Class C and Class D Notes is set out in Appendices 7 and 8 to this Prospectus.

     In respect of each Payment Date, the "ASSUMED PORTFOLIO VALUE" with respect to the Initial Aircraft will equal the aggregate sum of the products of (A) the Initial Appraised Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (B) the quotient obtained by dividing the applicable Depreciation Factor (each, a "DEPRECIATION FACTOR") for such Aircraft (as set forth below) on such Calculation Date by the Depreciation Factor for such Aircraft on July 15, 1998. The Depreciation Factors produce a "depreciation curve" that assumes an accelerating decline in the value of Initial Aircraft of increasing age. The accelerating annual decline in aircraft values that is assumed by the deprecation curve has been expressed as an equation below:

      Depreciation Factor = (1 - (kn)) X (1 + g)(n) but not less than zero

     Where, with respect to the Initial Aircraft:

         n =    age of the Aircraft expressed in years
                                    1
         k =
                -----------------------------------------
                          Expected Useful Life
         g =    0.02

     The Depreciation Factors are used solely for the purpose of determining repayments of principal of the Notes and do not correlate to or predict actual declines in aircraft values over any period. Furthermore, the Depreciation Factor variables and therefore the depreciation curve will change as the composition of the Portfolio changes through acquisitions and sales of Additional Aircraft and Initial Aircraft. Finally, AerCo Group may in the future apply different depreciation factors or alternative methodologies more generally to express the assumed decline in values of Additional Aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the Class A and Class B Notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the Class C and Class D Notes will change as Additional Aircraft are acquired; however, the Pool Factors and the Extended Pool Factors for each subclass will not change as the composition of the Portfolio changes.

     Scheduled Principal Payment Amount. With respect to each class of Notes and the Class D Notes, the "SCHEDULED PRINCIPAL PAYMENT AMOUNT" on any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class (after giving effect to any Payment of the Minimum Principal Payment amount for such class) and the Scheduled Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "SCHEDULED TARGET PRINCIPAL BALANCE" for the Class A Notes will equal the product of (i) the applicable "SCHEDULED CLASS PERCENTAGE" on such Payment Date (as set forth in Appendix 5 to this Prospectus) and (ii) the lesser of (A) the Assumed Portfolio Value in respect of such Payment Date and (B) the Product of the Adjusted Portfolio Value in respect of such Payment Date and 105%. On each Payment Date, the Scheduled Target Principal Balance for the Class B Notes will equal the product of (i) the applicable Scheduled Class Percentage on such Payment Date (as set forth in Appendix 6 to this Prospectus) and (ii) the Assumed Portfolio Value in respect of such Payment Date.

     For each Payment Date, the Scheduled Target Principal Balance of the Class C and Class D Notes is set out in Appendices 7 and 8 to this Prospectus.

     In respect of each Payment Date, the "ADJUSTED PORTFOLIO VALUE" will equal the sum of the products, for each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date, of (A) the Adjusted Base Value of such Aircraft and (B) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft on such Calculation Date by the Depreciation Factor for such Aircraft as of the Relevant Appraisal.

     The "ADJUSTED BASE VALUE" of each Aircraft will be the Base Value of such Aircraft as determined in the most recent Appraisal (the "RELEVANT APPRAISAL") preceding such Calculation Date.

     Supplemental Principal Payment Amount. With respect to the Class A and Class B Notes, the "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" on any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class (after giving effect to the payment of any Minimum Principal Payment Amount and Scheduled Principal Payment Amount) and the Supplemental Target Principal Balance for such class on such Payment Date.

     On each Payment Date, the "SUPPLEMENTAL TARGET PRINCIPAL BALANCE" for the Class A and Class B Notes will equal the product of (i) the applicable "SUPPLEMENTAL CLASS PERCENTAGE" on such Payment Date (as set forth in Appendices 5 and 6 to this Prospectus) and (ii) the Assumed Portfolio Value in respect of such Payment Date.

     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES

     On the Expected Final Payment Date of the Subclass A-1 Notes, AerCo intends to refinance 100% of the Outstanding Principal Balance of the Subclass A-1 Notes by issuing Refinancing Notes and selling such Refinancing Notes in the capital markets. Failure to repay any Subclass A-1 Note in full at its Expected Final Payment Date will not result in an Event of Default.

     AerCo may also refinance any other subclass of Notes, at any time, at the Redemption Price that would be payable if AerCo were to have redeemed such Notes instead. See "-- Refinancing" and "-- Indenture Covenants -- Limitation on Indebtedness".

     The terms of the Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes will require amortization of the Outstanding Principal Balance thereof on each or certain Payment Dates prior to each of their respective Expected Final Payment Dates, to the extent there are funds available therefor in accordance with the order of priorities set forth under "-- Priority of Payments".

     To the extent that any principal amount is required to be paid in accordance with the priorities as described in "-- Priority of Payments" with respect to any class of AerCo Notes on any Payment Date,

Available Collections will be applied to the various subclasses of the relevant class in the following order after giving effect to all prior subclass principal payments of such class:

     (i) First, to each subclass in order of the earliest issued subclass, the difference, if positive, between the Outstanding Principal Balance of each such subclass and the product of the applicable Extended Pool Factor (as set forth in Appendix 10 to this Prospectus) on such Payment Date and the Initial Principal Balance of each such subclass (the "EXTENSION AMOUNT"); provided that in the case of two or more subclasses issued on the same date, Available Collections will be applied to each subclass pro rata according to the amount of, but not to exceed, the Extension Amount of such subclass.

     (ii) Second, to each subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the difference, if positive, between the Outstanding Principal Balance of each such subclass (after giving effect to any Payment under clause (i) above) and the product of the applicable Pool Factor (as set forth in Appendix 9 to this Prospectus) on such Payment Date and the Initial Principal Balance of each such subclass.

     (iii) Third, to each subclass with an Expected Final Payment Date on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, Available Collections will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payments under clauses (i) and (ii) above) on such Payment Date.

     (iv) Fourth, to each subclass with an Excess Amortization Date on or before such Payment Date, in no order inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii) and (iii) above) on such Payment Date.

     (v) Fifth, to each subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payments under clauses
          (i), (ii), (iii) and (iv) above) on such Payment Date.

     "INITIAL PRINCIPAL BALANCE" means the initial Outstanding Principal Balance on the relevant closing date of the Notes or the Class D Notes of such subclass.

     The "EXCESS AMORTIZATION DATE" for each subclass of the Notes and the Subclass D-1 Notes is as set out below:

SUBCLASS OF NOTES                                               EXCESS AMORTIZATION DATE
-----------------                                               ------------------------
Subclass A-1................................................    July 15, 2000
Subclass A-2................................................    August 17, 1998
Subclass B-1................................................    August 17, 1998
Subclass C-1................................................    August 17, 1998
Subclass D-1................................................    July 15, 2010

     REFINANCING

     AerCo may repay any subclass of the Notes or the Class D Notes, in whole but not in part, on any date (a "REFINANCING DATE") with the proceeds of the issuance of any Refinancing Note issued in accordance with the "Limitation on Indebtedness" covenant under the Indenture (any such repayment, a "REFINANCING"). See "-- Indenture Covenants -- Limitation on Indebtedness". The amount to be repaid by AerCo in connection with the Refinancing of any subclass of Notes or the Class D Notes shall be equal to the Redemption Price for such subclass on the Refinancing Date plus accrued and unpaid interest.

     In respect of any Refinancing of any subclass of Notes or the Class D Notes, at least five days but not more than 30 days before the proposed Refinancing Date, the Trustee will give notice of such Refinancing (a "NOTICE OF REFINANCING") to each holder of such subclass of Notes or the Class D Notes in accordance with the notice provisions contained in the Indenture. See "-- Notices to Noteholders". In connection with any Refinancing, AerCo will deposit, or will cause to be deposited, in the Refinancing Account an amount equal to the Redemption Price, together with an amount sufficient to pay or provide for all accrued and unpaid interest as of the Refinancing Date. Each Notice of Refinancing will state (i) the applicable Refinancing Date, (ii) the Redemption Price of the Notes or the Class D Notes to be repaid and the amount of accrued but unpaid interest payable thereon, (iii) that Notes or the Class D Notes of the subclass to be repaid must be surrendered (which action may be taken by any holder of the Notes or the Class D Notes or its authorized agent) and (iv) that, unless AerCo defaults in the payment of the Redemption Price and any accrued and unpaid interest, interest on the subclass of Notes or the Class D Notes to be refinanced will cease to accrue on and after the Refinancing Date. Once a Notice of Refinancing in respect of any Refinancing is published, each subclass of Notes or the Class D Notes to which such Notice of Refinancing applies will become due and payable on the Refinancing Date stated in such Notice of Refinancing at their Redemption Price, together with accrued and unpaid interest.

     REDEMPTION

     AerCo may redeem any subclass of the Notes or the Class D Notes out of amounts available for such purpose, if any, on any Payment Date (any such date, a "REDEMPTION DATE"), in whole or in part, at the Redemption Price plus accrued but unpaid interest. In addition, the Company will be required on each Payment Date to redeem Notes or the Class D Notes to the extent of any Available Collections in the manner described in "Principal Amortization" above and "Priority of Payments" below at the Redemption Price plus accrued but unpaid interest. Within each class or subclass of Notes or the Class D Notes being redeemed in part, the amount of the Outstanding Principal Balance being prepaid will be applied in each case pro rata among all Notes or the Class D Notes of such subclass.

     The Redemption Price on the Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes paid (i) with the application of funds other than from Available Collections (including proceeds from Refinancing Notes and proceeds from third parties) will equal the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of the amount of such subclass being redeemed and (ii) with respect to the outstanding Available Collections, will equal the Outstanding Principal Balance the amount of such subclass being redeemed, without premium.

     The Redemption Price of the Subclass D-1 Notes will equal (i) if such redemption occurs prior to July 15, 2003, the higher of (A) the discounted present value of Scheduled Principal Payment Amounts and interest from the Redemption Date through, but not including, July 15, 2003, plus the product of the applicable Redemption Premium set out below and the assumed Outstanding Principal Balance for July 15, 2003 discounted at a rate equal to the applicable Treasury Yield plus 1.00% and (B) the Outstanding Principal Balance of such subclass being redeemed or (ii) if such redemption occurs on or after July 15, 2003, the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of such subclass being redeemed.

REDEMPTION DATE                                              REDEMPTION PREMIUM
---------------                         -------------------------------------------------------------
                                        SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS
                                        A-1 NOTES    A-2 NOTES    B-1 NOTES    C-1 NOTES    D-1 NOTES
                                        ---------    ---------    ---------    ---------    ---------
After July 15, 1998...................   100.50%      101.00%      101.50%      102.50%           --
On or after July 15, 1999.............   100.25%      100.75%      101.25%      102.25%           --
On or after July 15, 2000.............   100.00%      100.50%      101.00%      102.00%           --
On or after July 15, 2001.............                100.25%      100.75%      101.75%           --
On or after July 15, 2002.............        --      100.25%      100.50%      101.50%           --
On or after July 15, 2003.............        --      100.25%      100.25%      101.25%      105.25%
On or after July 15, 2004.............        --      100.25%      100.25%      101.00%      104.50%
On or after July 15, 2005.............        --      100.00%      100.25%      100.75%      103.75%
On or after July 15, 2006.............        --           --      100.25%      100.50%      103.00%
On or after July 15, 2007.............        --           --      100.25%      100.25%      102.25%
On or after July 15, 2008.............        --           --      100.25%      100.25%      101.50%
On or after July 15, 2009.............        --           --      100.00%      100.25%      100.75%
On or after July 15, 2010.............        --           --           --      100.25%      100.00%
On or after July 15, 2011.............        --           --           --      100.00%           --

     "TREASURY YIELD" means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 5 3/4% United States Treasury Note maturing on August 15, 2003, as published in the most recent H.15 (519).

     "H.15 (519)" means the weekly statistical release designated as such or any successor publication, published by the Board of Governors of the Federal Reserve System.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, made by the Company in respect of the Notes or the Class D Notes or any inter-company payments supporting the obligations under the Notes or the Class D Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should such withholding or deduction be required by law, AerCo will not be obliged to pay any additional amounts in respect of such withholding or deduction. If at any time:

     (a) The Company is, or on the next Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of Notes or the Class D Notes; or

     (b) The Company is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (i) materially increase the cost to the Company of making payments in respect of any subclass of Notes or the Class D Notes or of complying with its obligations under or in connection with the Notes or the Class D Notes; (ii) materially increase the operating or administrative expenses of the Company or the Charitable Trust under which the ordinary share capital of the Company is held; or (iii) otherwise obligate the Company or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Company, or by the Cash Manager on behalf of the Company as contemplated by the Cash Management Agreement;

then the Company will inform the Trustee at such time of any such requirement or imposition and shall use its or their best efforts to avoid the effect of the same; provided that no actions shall be taken by the Company to avoid such effects unless each Rating Agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of AerCo Notes then outstanding. If, after using its best efforts to avoid the adverse effect described above, the Company or any of its subsidiaries has not avoided such effects, the Company may, at its election, redeem the Notes or the Class D Notes of any or all subclasses to which such withholding or deduction applies in whole with accrued and unpaid interest but without premium on any Payment Date. However, any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (a) or (b) above is to become effective.

     Method of Redemption. In respect of any redemption of any subclass of Notes to be made out of amounts available for such purposes, if any, other than Available Collections on any Payment Date, at least 20 days but not more than 60 days before such Redemption Date, the Trustee will give notice of such redemption (a "NOTICE OF REDEMPTION") to each holder of such subclass of Notes; provided that the Trustee shall have determined in advance of giving any such notice that funds are or will, on the Redemption Date, be available therefor. If a Redemption is of less than all of the Notes of any subclass, Notes of such subclass to be redeemed will be repaid principal pro rata, to the extent moneys are available therefor. In the case of any Redemption in whole (other than a Redemption resulting from taxation reasons), the Company will deposit, or will cause to be deposited, in the Defeasance/Redemption Account an amount equal to the Redemption Price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the Redemption Date. In the case of any required Redemption by the Company from Available Collections on any Payment Date pursuant to the priority of payments, such redemptions will be made only in conformance with the order of payments set forth under "Priority of Payments", and no Notice of Redemption will be sent. Each Notice of Redemption will state
(i) the applicable Redemption Date, (ii) the Trustee's arrangements for making payments due, (iii) the redemption price of the Notes to be redeemed, (iv) in the case of redemptions in whole, that Notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the Trustee to collect the Redemption Price and accrued and unpaid interest on such Notes, and (v) in the case of redemptions in whole, that, unless the Company defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for redemption will cease to accrue on and after the Redemption Date. Once a Notice of Redemption in respect of a redemption in whole is mailed, each subclass of Notes to which such Notice of Redemption applies will become due and payable on the Redemption Date stated in such Notice of Redemption at their Redemption Price, together with accrued and unpaid interest thereon.

     DEFEASANCE

     AerCo at any time may terminate all of its obligations under the AerCo Notes and the Indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the AerCo Notes, to replace mutilated, destroyed, lost or stolen AerCo Notes and to maintain a register in respect of the AerCo Notes. The Company at any time may terminate its obligations under the covenants described under "Indenture Covenants" and "Operating Covenants" and the events of default described under "Events of Default and Remedies" other than clauses
(a), (b), (c), (f) and (g) (solely with respect to the Company) set forth under "-- Events of Default and Remedies" ("COVENANT DEFEASANCE").

     The Company may exercise its legal defeasance options notwithstanding its prior exercise of the covenant defeasance option. If the Company exercises its legal defeasance options, payment of the AerCo Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance options, payment of the AerCo Notes may not be accelerated because of the events of default described under "Events of Default and Remedies" other than clauses (a),(b),(c),(f) and (g) (solely with respect to the Company) set forth under "-- Events of Default and Remedies".

     In order to exercise either defeasance option, AerCo must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Trustee any combination of cash or obligations of the U.S. Government, as will be sufficient for the payment of principal, premium (if any), and interest on the AerCo Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivering to the Trustee an opinion of counsel to the effect that holders of the AerCo Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and defeasance and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States Federal income tax law).

     PRIORITY OF PAYMENTS

     Pursuant to the terms of the Indenture and the Cash Management Agreement, on each Payment Date, the Cash Manager will withdraw all amounts on deposit in the Collection Account and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full.

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority inter se, but pro rata, (A) to the holders of each subclass of Class A Notes, all accrued and unpaid interest excluding Step-Up Interest, if applicable, on such subclass of Class A Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class A Notes; and (B) pro rata, to any Swap Provider, an amount equal to any payment (other than Subordinated Swap Payments) due from AerCo pursuant to any Swap Agreement;

     (iii) Third, first, to any persons providing Primary Eligible Credit Facilities, any amounts then payable to such persons under the terms of their respective Eligible Credit Facilities, and then, retain in the Collection Account an amount (the "FIRST COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the Minimum Liquidity Reserve Amount less (B) amounts available for drawing under any Primary Eligible Credit Facilities;

     (iv) Fourth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class A Notes;

     (v) Fifth, to the holders of each subclass of Class B Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class B Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class B Notes;

     (vi) Sixth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class B Notes;

     (vii) Seventh, to the holders of each subclass of Class C Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class C Notes in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid interest on such subclass of Class C Notes;

     (viii) Eighth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class C Notes;

     (ix) Ninth, to the holders of each subclass of Class D Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class D Notes in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid interest on such subclass of Class D Notes;

     (x) Tenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class D Notes;

     (xi) Eleventh, first, to any Persons providing any Credit Facilities that are not Primary Eligible Credit Facilities, any amounts then payable to such Persons under the terms of their respective Credit Facilities and then, retain in the Collection Account an amount (the "SECOND COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the Liquidity Reserve Amount less (B) the sum of the amount of cash reserved under
         (iii) above plus the amounts available for drawing under any Eligible Credit Facilities;

     (xii) Twelfth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class A Notes;

     (xiii) Thirteenth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class B Notes;

     (xiv) Fourteenth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class C Notes;

     (xv) Fifteenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class D Notes;

     (xvi) Sixteenth, to the Permitted Accruals balance in the Expense Account, an amount equal to Permitted Accruals in respect of any Modification Payments (or any part thereof);

     (xvii) Seventeenth, to the holders of each subclass of Notes entitled thereto, an amount equal to all accrued and unpaid Step-Up Interest on such subclass, if any, in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid Step-Up Interest;

     (xviii) Eighteenth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the Class A Notes;

     (xix) Nineteenth, to the holders of each subclass of the Class E Notes, the Class E Note Primary Interest Amount, in no order of priority inter se, but pro rata according to the amount due on each subclass of AerCo Group Class E Notes;

     (xx) Twentieth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the Class B Notes;

     (xxi) Twenty-first, to the holders of Class A Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of the Class A Notes;

     (xxii) Twenty-second, to the holders of Class B Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of the Class B Notes;

     (xxiii) Twenty-third, to the holders of Class C Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of the Class C Notes;

     (xxiv) Twenty-fourth, to the holders of Class D Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, of the Class D Notes;

     (xxv) Twenty-fifth, in no order of priority inter se, but pro rata, to Swap Providers in an amount equal to any amounts then payable under the relevant Swap Agreements which are subordinated in accordance with the terms thereof ("SUBORDINATED SWAP PAYMENTS");

     (xxvi) Twenty-sixth, to investors or other persons in respect of obligations incurred in connection with Permitted Tax-Related Dispositions, if any, which are subordinated in accordance with the terms of the relevant Permitted Tax-Related Dispositions ("SUBORDINATED TAX-RELATED DISPOSITION PAYMENTS") an amount equal to the amount of such Subordinated Tax-Related Disposition Payments then payable;

     (xxvii) Twenty-seventh, to the holders of the Class E Notes, an amount equal to all accrued and unpaid interest on the Class E Notes and an amount equal to the cash portion of the Liquidity Reserve Amount then on deposit in the Collection Account, in no order of priority inter se, but pro rata according to the amount due on each subclass of AerCo Group Class E Notes;

     (xxviii)Twenty-eighth, to the holders of the Class E Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Outstanding Principal Balance of the Class E Notes; and

     (xxix) Twenty-ninth, to the Charitable Trust Trustee, all remaining amounts.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

     Following delivery to AerCo or the Cash Manager of a Default Notice or if any Event of Default described in clause (e) or (f) under "-- Events of Default and Remedies" shall have occurred and be continuing, the allocation of payments described above will not apply and all amounts on deposit in the Collection Account and the Expense Account will be applied in the following order of priority:

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority inter se, but pro rata, to the providers of any Primary Eligible Credit Facilities, such amounts as are required to make any payments due to such providers pursuant to their respective Primary Eligible Credit Facilities;

     (iii) Third, in no order of priority inter se, but (A) pro rata to the holders of each subclass of Class A Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on, and all Outstanding principal of, such subclass and (B) pro rata to any Swap Provider, such amounts as are required to make any payments (other than Subordinated Swap Payments) due to such Swap Provider pursuant to any Swap Agreement;

     (iv) Fourth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class B Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class B Notes;

     (v) Fifth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class C Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class C Notes;

     (vi) Sixth, in no order of priority inter se, but pro rata, to the holders of each subclass of Class D Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all Outstanding principal of such subclass of Class D Notes;

     (vii) Seventh, in no order of priority inter se, but pro rata, to the providers of any credit or liquidity enhancement facilities in favor of AerCo other than Primary Eligible Credit Facilities, such amounts as are required to make any payment due to such providers pursuant to their respective facilities;

     (viii) Eighth, in no order of priority inter se, but pro rata, to any Swap Provider, such amounts as are required to make any Subordinated Swap Payments due to such Swap Provider pursuant to any Swap Agreement;

     (ix) Ninth, in no order of priority inter se, but pro rata, to any investor or other person in respect of any obligation incurred in connection with any Permitted Tax-Related Disposition, such amounts as are required to make any Subordinated Tax-Related Disposition Payments due to such investor or other person;

     (x) Tenth, in no order of priority inter se, but pro rata, to the holders of each subclass of the Class E Notes all accrued and unpaid interest on and all Outstanding Principal of such subclass of Class E Notes; and

     (xi) Eleventh, to the Charitable Trust Trustee, all remaining amounts.

     INDENTURE COVENANTS

     No Release of Obligations. The Company will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the Company and its subsidiaries than the agreement being terminated) or discharge or prejudice the validity or effectiveness of the Indenture (other than as permitted therein), the Security Trust Agreement, the Intercompany Loans, the Cash Management Agreement, the Administrative Agency Agreement, the Deposit Agreement or any Servicing Agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if the Company shall have first obtained an authorizing resolution of the Directors of the Company determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders and having given notice thereof to the Rating Agencies; and provided further, that in any case (i) the Company will not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and (ii) there must be at all times an administrative agent, a cash manager and, unless a Servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it and notice of such resignation is given to the Rating Agencies, one or more Servicers with respect to all Aircraft in the Portfolio.

     Limitation on Encumbrances. Under the terms of the Indenture, the Company will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "ENCUMBRANCE"), including, without limitation, any conditional sale, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of the Company's or subsidiary's assets (excluding Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares or interests ("STOCK") and any Indebtedness of any subsidiary held by the Company or a subsidiary thereof.

     Notwithstanding the foregoing, the Company may create, incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Trust Agreement, (iii) Encumbrances over rights in or derived from leases, upon confirmation from the Rating Agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the AerCo Notes then Outstanding, provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Company from such Lease had such Encumbrance not been created,
(iv) Encumbrances over any Aircraft, Leases or funds on deposit in the Tax Defeasance Account or investments in respect thereof created in connection with any Permitted Tax-Related Disposition or (v) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Company or any of its subsidiaries.

     As used in this Prospectus, "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person; "CONTROL" of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting Stock, by contract or otherwise; and "PERMITTED ENCUMBRANCE" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrance on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any liens created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if such Lessor becomes aware of any such lien, such Lessor shall use commercially reasonable efforts to have any such liens lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option existing on the Closing Date, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the date such Aircraft is acquired, or Aircraft Agreement meeting the requirements of clauses (iii), (v) or (vi) of the second paragraph under the "Limitation on Aircraft Sales" covenant: (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Company, or any of its subsidiaries or the Security Trustee and (viii) any lien not referred to in (i) through (vii) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate Initial Appraised Value of the Portfolio and $250,000 per Aircraft.

     Limitation on Restricted Payments. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries, to (i) declare or pay any dividend or make any distribution on its Stock held by persons other than the Company or any of its subsidiaries; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Stock of the Company or any of its subsidiaries held by and on behalf of persons other than the Company, any of its subsidiaries or other Persons permitted under the requirements of (ii)(B) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant;
(iii) make any interest, principal or premium payment, if any, on the AerCo Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any of its subsidiaries that is not owed to the Company or any of its subsidiaries other than in accordance with, "-- Payment of Principal and Interest" or (iv) make any investments (other than Permitted Account Investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, Allowed Restructurings and investments in any subsidiaries that own or lease Aircraft; provided that written notification of the organization or acquisition of each such subsidiary shall have been given to each Rating Agency).

     The term "INVESTMENT" for purposes of the above restriction shall mean any loan or advance to a person or entity, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. For the avoidance of doubt, "investment" shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in clauses (iii), (v) or (vi) of the second paragraph under "Limitations on Aircraft Sales" below so long as AerCo Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

     Limitation on Dividends and Other Payment Restrictions. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to (i) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the Stock of the Company or such subsidiary, as the case may be, (ii) pay any Indebtedness owed to the Company or such subsidiary, (iii) make loans or advances to the Company or such subsidiary or (iv) transfer any of its property or assets to the Company or any other subsidiary thereof.

     The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) existing on July 15, 1998, with respect to the Initial Aircraft, or, with respect to any Additional Aircraft, on the date such Aircraft is acquired, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the AerCo Notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) in the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of the Company or any subsidiary not otherwise prohibited by the Indenture. Nothing contained in this covenant shall prevent the Company or any subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under the Indenture.

     Limitation on Engaging in Business Activities. Under the terms of the Indenture, the Company will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (i) (A) purchasing or otherwise acquiring aircraft assets both directly and indirectly through the acquisition of aircraft-owning entities (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant), (B) owning (including, subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant, acquiring Additional Aircraft), holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the Aircraft (including Permitted Tax-Related Dispositions) and (C) in the case of AerCo Ireland II, entering into the AerFi Share Purchase Agreement and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold (an "ALLOWED RESTRUCTURING") promissory notes, contingent payment obligations or equity interests, of Lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective affiliates in the ordinary course of business;

     (ii) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, any AerCo Group Member or any Future AerCo Entity, in each case on such terms and in such manner as the Directors see fit and (whether or not the Company, any member of the AerCo Group or any future AerCo Entity derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this covenant;

     (iii) financing or refinancing the business activities described in clause
           (i) of this covenant through the offer, sale and issuance of any securities of the Company, upon such terms and conditions as the Directors see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by AerCo Group or any Future AerCo Entity;

     (iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of the Company or any of its subsidiaries within limits determined by the Directors from time to time and submitted to the Rating Agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing; provided however that the Company shall not and shall not permit any of its subsidiaries to, enter into any such hedging arrangements or other instruments (x)
        that are primarily entered into for speculative purposes or (y) that are not U.S. dollar-denominated interest rate swaps, swaptions, caps or floors without Rating Agency Confirmation;

     (v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, syndicates or partnerships of all kinds in any part of the world for the purposes set forth in clause
          (i) above; provided that written notification shall have been given to each Rating Agency that such company, trust, syndicate or partnership is set up in compliance with the Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, syndicate or partnership and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and

     (vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Company or any of its subsidiaries may think fit and paying the premiums thereon.

     Limitation on Indebtedness. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "INCUR"), Indebtedness.

     For the purposes of the Indenture, "INDEBTEDNESS" means, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (v) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person, and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons guaranteed by such person.

     Notwithstanding the foregoing, the Company and any subsidiary may incur each and all of the following: (i) Indebtedness in respect of any AerCo Note issued on July 15, 1998 and any Subclass D-1 Notes and Subclass E-1 Notes issued in respect of any Remaining Aircraft or Substitute Aircraft; (ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of AerCo Notes other than the Class E Notes; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence), (B) taking into account such Refinancing or repurchase, acquisition, defeasance or retirement for value, the Company receives confirmation prior to such transaction from the Rating Agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any AerCo Notes Outstanding at such time, and (C) the net proceeds of any such Refinancing or issuance shall be used only to repay the Outstanding Principal Balance of the subclass of the AerCo Notes being so refinanced or repurchased, acquired, defeased or retired (plus any Redemption Premium and transaction expenses relating thereto); (iii) Indebtedness in respect of guarantees by AerCo or any subsidiary of any other member of AerCo Group (other than guarantees described in clause (v)); provided that no such Indebtedness in respect of any member of AerCo Group other than AerCo or any subsidiary of AerCo shall be incurred if it would materially adversely affect the AerCo Noteholders; (iv) Indebtedness in respect of any Additional Notes incurred in connection with a

Permitted Additional Aircraft Acquisition; provided that (A) taking into account the incurrence of such Indebtedness, AerCo receives confirmation prior thereto that the incurrence of such Indebtedness will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any subclass of the AerCo Notes Outstanding at such time and (B) the net proceeds of such Indebtedness shall be used only to finance such Permitted Additional Aircraft Acquisition and (C) such Additional Notes will be cross-collateralized with all AerCo Notes Outstanding by the collateral under the Security Trust Agreement;
(v) Indebtedness in respect of guarantees by AerCo or any subsidiary of Indebtedness incurred by any Future AerCo Entity (other than a subsidiary of AerCo) in connection with a Permitted Additional Aircraft Acquisition; provided that (A) such Future AerCo Entity shall have guaranteed the AerCo Notes, (B) the Indebtedness being guaranteed would be permitted pursuant to clause (ii) or (iv) above if such Indebtedness were incurred directly by AerCo or any subsidiary in connection with such Permitted Additional Aircraft Acquisition and (C) the Indebtedness being guaranteed was issued by such Future AerCo Entity under an indenture, the terms of which (including the covenants and other obligations of such Future AerCo Entity thereunder) are substantially similar to those of the Indenture; (vi) Indebtedness to aircraft sellers pursuant to aircraft acquisition or similar agreements; (vii) Indebtedness under intercompany loans or any agreement between AerCo or any of its subsidiaries and any other members of AerCo Group (each an "INTERCOMPANY LOAN"); provided that any Indebtedness owed by any member of AerCo Group to AerCo shall be evidenced by promissory notes that are pledged to the Security Trustee and written notification shall have been given to each Rating Agency of the incurrence of such Indebtedness,
(viii) Indebtedness of AerCo Group under any credit or liquidity enhancement facility provided in favor of AerCo Group, provided that the Issuer shall receive Rating Agency Confirmation prior to entering into any Primary Eligible Credit Facility; and (ix) obligations to each investor or other person in respect of the cash proceeds in the Tax Defeasance Account and any Subordinated Tax-Related Payments pursuant to the related Permitted Tax-Related Disposition and any related assignment and assumption agreements and documents related thereto.

     As used in this Prospectus, "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

     Notwithstanding the foregoing, the Company and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly,
(a) any engines owned on July 15, 1998, with respect to the Initial Aircraft, or, with respect to any Remaining Aircraft, Substitute Aircraft or Additional Aircraft, on the date such Aircraft is acquired, or any replacements thereof ("ENGINES") or parts installed in or attached to any Aircraft other than Engines ("PARTS"), or (b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on July 15, 1998, with respect to the Initial Aircraft, or, with respect to any Remaining Aircraft, Substitute Aircraft or Additional Aircraft, on the date such Aircraft is acquired, (ii) within or among the Company and its subsidiaries without limitation, and among the Company or any of its subsidiaries and any other member of AerCo Group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the AerCo Noteholders; provided, further, that written notification shall have been given to each Rating Agency of such sale, transfer or disposition, (iii) pursuant to any Aircraft Agreement as long as such sale does not result in a Concentration Default, and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price, (iv) pursuant to receipt of insurance proceeds in connection with an event of loss,
(v) pursuant to an Aircraft Agreement that is designed to allow a person unrelated to the Company or any other member of the AerCo Group to realize tax benefits associated with the Aircraft or other assets being sold (any such sale, transfer or other disposition, a "PERMITTED TAX-RELATED DISPOSITION"), provided that the Company receives confirmation prior to entering into such Aircraft Agreement that the performance of such agreement will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to each subclass of AerCo Notes Outstanding at such time and all obligations of the Company or any other member of AerCo Group (other than the obligation to pay the Tax Defeasance Amount) under such Aircraft Agreement or to any person providing credit support for such obligations are payable only under Subordinated Tax-Related Disposition Payments as set forth under "-- Priority of Payments", or (vi) pursuant to an Aircraft Agreement and, in any one calendar year, not exceeding 10% of the Adjusted Portfolio Value as determined by the most recent Appraisal obtained for such calendar year; provided that (x) the Directors unanimously confirm that each such sale does not materially adversely affect AerCo and the AerCo Noteholders and (y) such sale does not result in a Concentration Default.

     For the purpose of this covenant, the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft shall mean the present value of all payments received or to be received by AerCo Group in respect of such Aircraft from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of AerCo Group (based on the cost of funds on the Payment Date immediately preceding such date (excluding for such purpose any interest paid or accrued on the Class E Notes other than the Class E Notes Interest Amount, but taking into account any Swap Agreements)).

     The "NOTE TARGET PRICE" means, in respect of any Aircraft, an amount equal to 103% of the aggregate Outstanding Principal Balance of Class A, Class B, Class C and Class D Notes, together with any accrued but unpaid interest thereon and any related Swap Breakage Costs, allocable to such Aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the Outstanding Principal Balance of Class A, Class B, Class C and Class D Notes allocable to an Aircraft will equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of the Class A, Class B, Class C and Class D Notes, in each case on the most recent Payment Date.

     "AIRCRAFT AGREEMENT" means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than the Company or its subsidiaries or any other member of AerCo Group to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to which any person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

     "NET SALE PROCEEDS" means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

     "CONCENTRATION DEFAULT" means an Event of Default under "Operating Covenants -- Concentration Limits", as such covenant may be adjusted from time to time upon approval of the Rating Agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such binding agreement.

     Limitation on Aircraft Acquisitions. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any Aircraft other than the Initial Aircraft or any interest therein.

     Notwithstanding the foregoing, the Company and any of its subsidiaries will be permitted to: (A) purchase or otherwise acquire, directly or indirectly, Additional Aircraft; provided that (i) no Event of Default shall have occurred and be continuing, (ii) all Scheduled Principal Payment Amounts on the AerCo Notes have been paid, (iii) the acquisition does not result in a Concentration Default, and (iv) after giving effect to such acquisition, no more than 90% by appraised Base Value of the Portfolio consists of Stage 3 narrowbody aircraft and regional jets, no more than 50% consists of Stage 3 widebody aircraft and no more than 15% consists of Stage 2 aircraft and turboprop aircraft without the Directors of the Company having obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the AerCo Notes Outstanding at such time; (B) act as sponsor of a Future AerCo Entity other than a subsidiary of AerCo that would fund an acquisition of aircraft assets with indebtedness guaranteed by AerCo pursuant to the "Limitation on Indebtedness" covenant as described above; provided that, if such acquisition of aircraft assets had been consummated directly by AerCo, such acquisition would have been permitted pursuant to the preceding clause (A) (each of the transactions described in clauses (A) and (B), a "PERMITTED ADDITIONAL AIRCRAFT ACQUISITION"); and (C) purchase or otherwise acquire, directly or indirectly, Remaining Aircraft or Substitute Aircraft.

     Limitation on Modification Payments and Capital Expenditures. Under the terms of the Indenture, the Company will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, or for the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business (each such expenditure, a "MODIFICATION PAYMENT"). Notwithstanding the foregoing, the Company may, and may permit any of its subsidiaries to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after July 15, 1998 pursuant to the covenant with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the applicable servicing agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) such Modification Payment is included in the annual operating budget of AerCo Group and approved by the Directors; (iii) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to the Indenture or otherwise allowed to be paid under Permitted Indebtedness; and (iv) the aggregate amount of all Modification Payments made by members of AerCo Group, taken as a whole, pursuant to this covenant after July 15, 1998, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by AerCo Group.

     Limitation on Consolidation, Merger and Transfer of Assets. Under the terms of the Indenture, the Company will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into the Company or any subsidiary, unless (i) the resulting entity is a special purpose corporation, the charter of which is substantially similar to the Memorandum and Articles of Association of the Company or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the AerCo Notes do not give rise to any withholding tax payments less favorable to the holders of the AerCo Notes than the amount of any withholding tax payments which would have been required had such event not occurred, (ii) in the case of consolidation, merger or transfer by the Company, the surviving successor or transferee entity shall expressly assume all of the obligations of the Company in the Indenture, the AerCo Notes and each other Related Document to which the Company is then a party, (iii) the Directors shall have obtained confirmation in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the AerCo Notes, (iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and
(v) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Company and any of its subsidiaries and among AerCo Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the AerCo Notes, (b) complying with the terms of the "Limitation on Aircraft Sales" covenant or (c) effected as part of a single transaction providing for the redemption or defeasance of the AerCo Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     Limitation on Transactions with Affiliates. Under the terms of the Indenture, the Company will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with GPA or any affiliate of the Company or any subsidiary, except upon fair and reasonable terms no less favorable to the Company or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an affiliate.

     The foregoing limitation does not limit, and shall not apply to: (i) any transaction pursuant to the terms of the Related Documents; (ii) any transaction within and among the Company or any of its subsidiaries and any other member of the AerCo Group, provided, that no such transaction, other than between the Company and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the AerCo Notes; (iii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, Directors; (iv) any Permitted Additional Aircraft Acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant; (v) any payments of the types referred to in clauses
(i) or (ii) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder; and (vi) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the AerCo Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     Limitation on the Issuance, Delivery and Sale of Stock. Under the terms of the Indenture, the Company will not (i) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on July 15, 1998) in equity, including without limitation, all ordinary shares of the Company, or (ii) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on July 15, 1998) in equity except (A) to the Charitable Trust Trustee (or its nominees), (B) issuances or sales of shares of Stock of foreign subsidiaries of the Company to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Directors to avoid an adverse tax consequence in any such jurisdiction, (C) the pledge of shares in AerCo's subsidiaries pursuant to the Security Trust Agreement, (D) the sale, delivery or transfer of any Stock of any member of AerCo Group in connection with the redemption or defeasance of the AerCo Notes, in accordance with the terms set forth under "-- Redemption" or "-- Defeasance", respectively, (E) the sale of any Stock in connection with any sale of Aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant and
(F) the sale, delivery, transfer or pledge of any Stock of any AerCo Group member to or for the benefit of any other AerCo Group member; provided that notification is given to the Rating Agencies.

     In addition, under the terms of the Shareholders Undertaking, the Charitable Trust Trustee and GPA Group have agreed that while the AerCo Notes are outstanding they will not, without prior written approval of the Trustee and all of the Directors, take any action in their capacity as shareholders of the Company to alter the share capital or issue any additional shares of the Company.

     Bankruptcy and Insolvency.  Under the terms of the Indenture, the Company
(i) will promptly provide the Trustee and the Rating Agencies with notice of the institution of any proceeding by or against the Company or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property and (ii) will not, without an affirmative unanimous written resolution of the Directors take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents.

     In addition, under the terms of the Shareholders Undertaking, the Charitable Trust Trustee and GPA Group have agreed that while the AerCo Notes are outstanding they will not, without prior written approval of the Trustee and all of the Directors, take any action in their capacity as shareholders of the Company (i) to cause the Company to institute any proceeding seeking liquidation or insolvency (or similar proceeding), (ii) in the case of any such proceeding instituted against the Company, to authorize or consent to such proceedings,
(iii) to terminate the Company's corporate existence, (iv) to waive or amend the Memorandum and Articles of Association of the Company or (v) to transfer any part of the capital stock of the Company or any interest therein unless the transferee (a) in the case of the Capital Stock held by the Nominees for the Charitable Trust Trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the Charitable Trust is established and (b) enters into an agreement substantially identical to the Shareholders Undertaking in favor of the Trustee.

     OPERATING COVENANTS

     Concentration Limits. Unless the Directors obtain prior written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current rating of any subclass of AerCo Notes will result, AerCo will not permit any of its subsidiaries to lease or re-lease any Aircraft if entering into such proposed lease would cause the Portfolio (excluding any Aircraft then subject to an Aircraft Agreement and to be disposed of within one year from the date of effectiveness of such lease (other than any Aircraft with respect to which AerCo Group has entered into a binding agreement to acquire and which the Directors reasonably expect to acquire within 180 days from the date of effectiveness of such agreement) but including any Aircraft with respect to which a member of AerCo Group retains an interest including a right to lease rentals or other payments, finance lease payments, installment purchase payments or any other payments with respect to such Aircraft) to exceed any of the concentration limits set forth below (the "CONCENTRATION LIMITS"); provided that the Indenture will permit breaches of such Concentration Limits upon any renewal, extension or restructuring of any Lease.

                LESSEE CONCENTRATION LIMITS                       PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Single Lessees rated BBB/Baa2 (or the equivalent) or
      better................................................            15%
     Other Single Lessees...................................            10%
     Five largest Lessees...................................            35%

                COUNTRY CONCENTRATION LIMITS                      PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     United States..........................................            25%
     Countries rated BBB/Baa2 (or the equivalent) or
      better(1).............................................            20%
     Other..................................................            15%

                REGION CONCENTRATION LIMITS                       PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Developed Market Region(3).............................            50%
     Emerging Market Region(3)..............................            25%
     Other(3)...............................................            20%(4)
     Asia/Pacific(3)........................................            55%

     --------------------

     (1) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.

     (2) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft operating or to be operated by Lessees habitually based in the applicable country or region by the aggregate most recent Appraised Values of all Aircraft then owned by AerCo Group.

     (3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. ("MSCI") from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

                REGION                                         COUNTRY
                ------                                         -------
    Developed Markets
      Europe.......................  EU (except Greece and Luxembourg), Norway and Switzerland
      North America................  Canada and United States
      Pacific......................  Australia, Hong Kong, Japan, New Zealand and Singapore

    Emerging Markets
      Asia.........................  China, India, Indonesia, South Korea, Malaysia, Pakistan,
                                     Philippines, Sri Lanka, Taiwan and Thailand
      Europe and
         Middle East...............  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                     Russia and Turkey
      Latin America................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                     Venezuela
    Other..........................  All other countries (generally those that have small or underdeveloped capital markets, including Fiji)

     (4) In addition, within the "Other" designation, no more than 10% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Other" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Other" countries in Africa.

     In addition, the Indenture will not permit the Company or any subsidiary to lease Aircraft operated or to be operated by Lessees domiciled in (i) certain countries and (ii) certain other countries without procuring political risk insurance. The list of prohibited countries and countries with respect to which political risk insurance must be procured may be modified from time to time upon the approval of the Rating Agencies.

     The Indenture contains no limitations with respect to the country or region where any sublessees of Aircraft operated or to be operated are domiciled if (i) such sublease is permitted under the relevant Lease (including by reason of consent or waiver, if applicable) or renewed Lease (including by reason of consent or waiver, if applicable) and (ii) the relevant Lessee is either a signatory to a Lease or a renewed Lease.

     Compliance with Law, Maintenance of Permits. Under the terms of the Indenture, the Company will (i) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, (ii) obtain, and cause each of its subsidiaries to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the Aircraft, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Company shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), (B) no registration, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and
(C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under applicable laws, (iii) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any applicable law and (iv) not knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

     The foregoing covenant shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, notification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Company or a subsidiary of such covenant) (each, a "THIRD PARTY EVENT"); provided that (i) no member of AerCo Group consents or has consented to such Third Party Event; and (ii) the member of AerCo Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Appraisal of Portfolio. Under the terms of the Indenture, the Company will, no earlier than 90 nor later than 30 days prior to March 31 of each year, deliver to the Trustee and each Rating Agency appraisals of the Base Value of each of the Aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization, each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

     Maintenance of Assets.  Under the terms of the Indenture, the Company will
(i) with respect to each Aircraft and Engine that is subject to a Lease, cause directly or indirectly, through any of its subsidiaries, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the requirements of reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each of its subsidiaries to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. No breach of this covenant, however, shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) no member of AerCo Group consents or has consented to such Third Party Event; and (ii) the member of AerCo Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Notification of Trustee, Cash Manager and Administrative Agent. Under the terms of the Indenture, the Company will notify the Trustee, Cash Manager and Administrative Agent as soon as the Company or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000 and the Company will notify the Trustee of any breach of the Share Purchase Agreement by GPA Group.

     Leases. Under the terms of the Indenture, the Company shall adopt and will agree to cause the Servicer to use, and will adopt and will agree to cause any additional Servicer (including any servicer appointed in respect of any Additional Aircraft or to replace the Servicer in respect of the Initial Aircraft, an "ADDITIONAL SERVICER") to use, the pro forma lease agreement or agreements then used by the Servicer or such Additional Servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the Servicer or such Additional Servicer (the "SERVICER'S PRO FORMA LEASE"), on behalf of each member of AerCo Group as a starting point in the negotiation of Future Leases with persons who are not members of AerCo Group; provided, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of a Lease, (y) the leasing of an Aircraft to a person that is or was a Lessee under a pre-existing Lease or
(z) the leasing of an Aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer or such Additional Servicer, as the case may be (such Future Lease, a "RENEWAL LEASE"), a form of lease substantially similar to such pre-existing Lease or operating lease (a "PRECEDENT LEASE"), as the case may be, may, in lieu of the Servicer's Pro Forma Lease, be used by the Servicer or such Additional Servicer, as the case may be, on behalf of any member of AerCo Group as a starting point in the negotiation of such future lease with persons who are not members of AerCo Group or a Future AerCo Entity and provided further, however, that if the Directors determine, in an annual review of the Servicer's Pro Forma Lease that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by the Directors (or, with respect to the first anniversary of July 15, 1998, since July 15, 1998 is substantially inconsistent with the core lease provisions of the Issuer set forth in the Indenture (as such provisions may be amended from time to time, the "CORE LEASE PROVISIONS") in a manner and to such a degree as to have a material adverse effect on the Noteholders, taking into consideration, among other things, such revision and any risk that the Aircraft might not be able to be leased on terms consistent with the provisions of the Servicer's Pro Forma Lease, then the Directors shall direct the Servicer not to include such revision in the Servicer's Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. If the Directors determine that any such revision to the Servicer's Pro Forma Lease will not have a material adverse effect on the Noteholders, then the Directors shall amend the applicable Core Lease Provisions and notify the Rating Agencies of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases to Lessees with similar credit ratings then in effect, including without limitation, such changes to the Core Lease Provisions. The Company shall not enter into, and shall not permit any AerCo Group Member to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without Rating Agency Confirmation.

     Opinions. Under the terms of the Indenture, the Company will not enter into, and will not permit any of its subsidiaries to enter into, any Future Lease with any person that is not a member of AerCo Group or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer or Additional Servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     Insurance. Under the terms of the Indenture, the Company will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars), (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the Indenture for each model of aircraft (as amended from time to time with the approval of the Rating Agencies) and (iii) airline political risk insurance ("PRI") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with the PRI guidelines, as set forth in the Indenture and as amended from time to time by the Directors with the approval of the Rating Agencies in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided further that for a period commencing sixty days after July 15, 1998 to one year from July 15, 1998 (any period may be extended for up to one year if so requested in writing by any Rating Agency), the Company shall, upon request from any Rating Agency, obtain PRI with respect to Aircraft leased to Lessees habitually based in certain countries other than Developed Markets specified by each such Rating Agency; provided, however, that, with respect to any such insurance for any Aircraft, such insurance may be subject to commercially reasonable deductibles and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

     In determining the amount of insurance required to be maintained, the Company may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to PRI, any governmental authority or agency of any jurisdiction for which PRI must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Company (or which the Company has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by the covenant (taking into account self-insurance permitted by the covenant). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. The Company will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market from time to time.

     Indemnity. Under the terms of the Indenture, the Company will, and will cause each of its subsidiaries to include in each Lease between a member of the AerCo Group and a person who is not a member of the AerCo Group an indemnity in respect of the Lease in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

     EVENTS OF DEFAULT AND REMEDIES

     Each of the following events will constitute an "EVENT OF DEFAULT" with respect to any class of AerCo Notes under the Indenture (unless otherwise specified below):

     (a) failure to pay interest on the AerCo Notes of such class or any subclass thereof (other than Step-Up Interest), in each case when such amount becomes due, and such default continues for a period of five or more Business Days;

     (b) failure to pay principal on any AerCo Notes of such class or any subclass thereof either on or prior to the applicable Final Maturity Date;

     (c) failure to pay any amount (other than interest) when due and payable in connection with any AerCo Note of such class or any subclass thereof, to the extent that there are at such time Available Collections therefor, and such default continues for a period of five or more Business Days;

     (d) failure by the Company to comply with any of the covenants, obligations, conditions or provisions binding on it under the Indenture or the AerCo Notes (other than a payment default for which provision is made in clause (a), (b) or (c) above) if such failure or such breach materially adversely affects the holders of such class of AerCo Notes and continues for a period of 30 days or more after written notice thereof has been given to the Company by the Cash Manager, the Administrative Agent, the Servicer or Additional Servicer, as the case may be, or by holders of at least 25% of the aggregate Outstanding Principal Balance of the AerCo Notes of the Senior Class;

     (e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company, or any subsidiary thereof which owns or leases Aircraft having an aggregate Base Value of more than 2% of the Adjusted Portfolio Value at that time (each, a "SIGNIFICANT SUBSIDIARY"), under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Company, or any Significant Subsidiary; or
          (iii) the winding up or liquidation of the affairs of the Company, or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

     (f) the Company, or any Significant Subsidiary (i) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Company, or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

     (g) any judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value shall be rendered against the Company or any subsidiary or any other member of AerCo Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under the Indenture if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

     (h) the constitutional documents of the Company cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     If an Event of Default (other than an Event of Default under (e) or (f) above) with respect to the Senior Class of AerCo Notes then outstanding shall have occurred and be continuing, the Senior Trustee may, and, when instructed by the holders of 25% of the aggregate Outstanding Principal Balance of the Senior Class of AerCo Notes, shall, give a Default Notice to the Company and the Cash Manager declaring the Outstanding Principal Balance of the AerCo Notes and all accrued and unpaid interest thereon to be due and payable. At any time after the Senior Trustee has declared the Outstanding Principal Balance of the AerCo Notes to be due and payable and prior to the exercise of any other remedies pursuant to the Indenture, holders of a majority of the Outstanding Principal Balance of the Senior Class of AerCo Notes, by written notice to the Company, the Senior Trustee and the Cash Manager, may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the AerCo Notes, and the principal of and premium, if any, on the AerCo Notes that would have become due otherwise than by such declaration of acceleration,
(ii) the rescission would not conflict with any judgment or decree and (iii) all other defaults and Events of Default, other than nonpayment of interest and principal on the AerCo Notes that have become due solely because of such acceleration, have been cured or waived. If an Event of Default under clause (e) or (f) occurs, the Outstanding Principal Balance of the AerCo Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party. After the occurrence and during the continuation of an Event of Default: (i) the Class B Noteholders will not be permitted to give or direct the giving of a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes have been paid in full; (ii) the Class C Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full; (iii) the Class D Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full and (iv) the Class E Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full. The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to the Indenture.

     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of any class of the Notes before proceeding to exercise any right or power under the Indenture or the Cash Management Agreement at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the Senior Trustee acting in accordance with the Indenture, to sue for recovery or take any other actions to enforce the obligations of the Company to pay any and all amounts due and payable under the Notes, and no holder of the Notes will have the right to take any steps to cause the filing for bankruptcy of the Company. The Senior Trustee is entitled to exercise any and all remedies available under the Indenture.

     For purposes of the Indenture, the term "DEFAULT" shall mean the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an Event of Default.

     INTERCREDITOR RIGHTS

     Subject to the terms of the Indenture, the Senior Trustee will have sole discretion as to whether to direct the Cash Manager to exercise and enforce any and all remedies with respect to the Notes. The Senior Trustee may take various actions in respect of the Notes, without regard to the interests of any other creditors.

     MODIFICATION AND WAIVER

     In the event that the Trustee receives a request for its consent to an amendment, modification or waiver under the Indenture, the AerCo Notes or any Related Document relating to the AerCo Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder requesting direction from the Noteholders as to whether or not to consent to such amendment, modification or waiver.

     The Indenture provides that, with the consent of the holders of a majority of the Outstanding Principal Balance of the AerCo Notes (acting as a single class), modifications may be made to the AerCo Notes or the Indenture; provided that any modification of the provisions setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of AerCo Notes, or reducing the percentage of the aggregate Outstanding Principal Balance of any subclass of AerCo Notes required to approve any such amendment or waiver, or altering the manner or priority of payment of such subclass of AerCo Notes (each, a "BASIC TERMS MODIFICATION") is not permitted without the consent of any Swap Provider and the holder of each Outstanding AerCo Note affected thereby; provided further however, that the Senior Trustee may waive any Event of Default. Any such modification approved by the required holders of any subclass of AerCo Notes will be binding on the holders of the relevant subclass of AerCo Notes and each party to the Indenture. The foregoing, however, shall not prevent the Company or any subsidiary from amending any Lease; provided that such amendment is otherwise permitted by the Indenture.

     The subordination provisions contained in the Indenture may not be amended or modified without the consent of each Swap Provider, each holder of the class of AerCo Notes affected thereby and each holder of any class of Notes ranking senior to such AerCo Notes.

     Without the consent of each Noteholder, no amendment or modification of the Indenture or the Cash Management Agreement may, inter alia, (a) modify the provisions of the Indenture or the Cash Management Agreement with respect to Account payment instructions and the payment thereunder by the Cash Manager or (b) result in the sale of the Company's assets other than pursuant to the provisions of "Indenture Covenants". In no event shall the provisions relating to the priority of the Expenses, Swap Payments or Swap Breakage Costs in the Indenture be amended or modified.

     NOTICES TO NOTEHOLDERS

     Save as provided below, any notice to the Noteholders (in the case of Definitive Notes or Global Notes) shall be validly given (i) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Notes are issued and, so \long as Book-Entry Interests are held by Euroclear and/or Cedel Bank, delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank for communication by them to Noteholders.

     The Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders if, in its opinion, such other method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing, is in the best interests of the Noteholders and will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the Notes are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Noteholders in such manner as the Trustee shall require.

     Notice specifying the interest rate and the amount of any repayment of principal on any Notes pursuant to any optional redemption shall, for so long as the Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the first day on which requirements for such notification shall have been met.

     GOVERNING LAW AND JURISDICTION

     The Indenture and the Cash Management Agreement are governed by and construed in accordance with the laws of the State of New York. In the Indenture and the Cash Management Agreement, the Company has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of or in connection with the Notes and Cash Management Agreement, as the case may be, and have each designated a person in The City of New York to accept service of any process on its behalf.

THE SUBCLASS D-1 NOTES

     The Subclass D-1 Notes have been issued by and constitute direct obligations of the Company pursuant to the Indenture and have been issued in an aggregate principal amount of $80 million. The Subclass D-1 Notes have initially been issued in fully certificated form. The Subclass D-1 Notes will accrue interest for each Interest Accrual Period at a rate of 8.50% per annum, payable monthly in arrears on each Payment Date, commencing August 17, 1998. The Subclass D-1 Notes are not being offered or sold, directly or indirectly, pursuant to this Prospectus. The Subclass D-1 Notes have been rated BB or the equivalent by one or more nationally recognized statistical rating agencies.

     All of the aggregate principal amount of the Subclass D-1 Notes have initially been issued to GPA Group in a transaction exempt from the registration requirements of the Securities Act. In connection with the initial issuance of the Subclass D-1 Notes to GPA Group, AerCo granted to GPA Group registration rights with respect to the Subclass D-1 Notes owned by it. Pursuant to a registration rights agreement entered into on July 15, 1998 between AerCo and GPA Group, GPA Group has the right to require AerCo to file a registration statement with the Commission to register the resale of the Subclass D-1 Notes under the

Securities Act. If AerCo issues any Additional Notes, AerCo also expects to issue at the same time one or more additional subclasses of Class D Notes, which may be initially issued to GPA Group or its subsidiaries on the basis described above or to other purchasers in transactions that are either registered under the Securities Act or exempt from the registration requirements thereunder.

     The Class D Notes rank junior in priority of payment to certain payments on the Notes and certain other obligations of the Company and, to the extent held by more than one person, pari passu among such persons. See "-- Priority of Payments". Holders of the Class D Notes will not be permitted to give a Default Notice with respect to any Event of Default or to exercise any remedy in respect of any such Event of Default until all amounts owing under each other class of the Notes have been paid in full. In addition, any amendment to or modification of the subordination provisions contained in the Indenture will require the consent of each noteholder if such amendment or modification would adversely affect the rights of such noteholders.

THE SUBCLASS E-1 NOTES

     The Subclass E-1 Notes have been issued by and constitute direct obligations of the Company pursuant to the Indenture and have been issued in an aggregate principal amount of approximately $112 million. The Subclass E-1 Notes have initially been issued to GPA Group in a transaction exempt from the registration requirements of the Securities Act. If AerCo issues any Additional Notes, AerCo also expects to issue at the same time one or more additional subclasses of Class E Notes.

     The Subclass E-1 Notes rank junior in priority of payment to certain payments on the Notes and the Subclass D-1 Notes and certain other obligations of the Company. Pursuant to the subordination provisions of the Indenture and the Subclass E-1 Notes, payments on the Subclass E-1 Notes, other than the Class E Note Primary Interest Amount, as set forth in "-- Priority of Payments", are subordinated to all payments of interest and principal on the Notes and the Class D Notes. Holders of the Subclass E-1 Notes will not be permitted to give a Default Notice with respect to any Event of Default or to exercise any remedy in respect of any such Event of Default until all amounts owing under each other class of the AerCo Notes have been paid in full.

     The Subclass E-1 Notes have been issued in fully certificated form. The Subclass E-1 Notes will accrue interest for each Interest Accrual Period at a rate of 20% per annum, payable monthly in arrears on each Payment Date, commencing August 17, 1998. The stated interest rate on the Subclass E-1 Notes is adjusted by reference to the U.S. Consumer Price Index. Except for the Class E Note Primary Interest Amount, which will be paid at a rate of 15% per annum multiplied by the initial Outstanding Principal Balance of the Subclass E-1 Note on July 15, 1998, no interest is payable on the Subclass E-1 Notes until all of the interest, principal and premium, if any, on the AerCo Notes have been repaid in full. The Class E Note Primary Interest Amount will be paid on each Payment Date only to the extent that AerCo Group has Available Collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in the order of priority described under "-- Priority of Payments". To the extent that Available Collections are insufficient to pay the Class E Note Primary Interest Amount on any Payment Date, the unpaid portion of the Class E Note Primary Interest Amount will not be payable as part of the Class E Note Primary Interest Amount on any subsequent Payment Date. The Class E Note Accrued Interest Amount will accrue interest at the rate described above and will be payable in the order of priority described under "-- Priority of Payments" at the twenty-seventh priority level.

     Principal of the Subclass E-1 Notes will not be payable until the Outstanding Principal Balance of the AerCo Notes and the Class D Notes is reduced to zero.

     The terms of the Subclass E-1 Notes require, among other things, that the Subclass E-1 Noteholders pay over to the Cash Manager any money (including principal or interest) paid to them in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment obligations described above under "-- Priority of Payments" or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     Under the Company's Articles of Association, the holder or holders of a majority in aggregate principal amount of the Class E Notes have the right to appoint two of the Company's Directors while the Class E Notes are Outstanding. GPA Group, as holder of a majority of the initial aggregate principal amount of the Class E Notes, appointed Edward Hansom and Rose Hynes as such Directors.

THE CASH MANAGEMENT AGREEMENT

     The following summary description of the Cash Management Agreement is subject to, and qualified in its entirety by reference to, the provisions of the Indenture and the Cash Management Agreement.

     Each payment of cash in respect of any subclass of Notes and all other payments to be received by the Company or made by the Company pursuant to the Indenture will be directed by the Cash Management Agreement.

     The Cash Management Agreement was entered into by the Company, ALPS 94-1, AerCo Ireland, AerCo Ireland II, AerCo USA, the Cash Manager, GPA Group, the Trustee and the Security Trustee. The Cash Management Agreement appoints the Cash Manager to establish and administer the Accounts, to prepare reports with respect to such performance and to perform certain other specified administrative tasks on behalf of AerCo. The Cash Manager shall ensure that the proceeds of the AerCo assets are deposited in the Collection Account. The Cash Management Agreement and the Indenture set forth a number of covenants of AerCo with respect to the conduct of AerCo's business and the AerCo assets and provides for the establishment and operation of the Accounts.

THE ACCOUNTS

     The Cash Manager, acting on behalf of the Security Trustee, has established the following accounts: (i) the Collection Account, (ii) the Lessee Funded Account, (iii) the initial Rental Accounts, (iv) the Expense Account, (v) the Aircraft Purchase Account, (vi) the Refinancing Account and (vii) the Defeasance/Redemption Account (collectively with the Tax Defeasance Account, and including any ledger or subledger accounts maintained therein, the "ACCOUNTS"). Each of the Collection Account, the Rental Accounts, the Expense Account, the Lessee Funded Account and the Aircraft Purchase Account has been established at a bank having (i) a long-term unsecured debt rating of not less than AA, or the equivalent, by the Rating Agencies or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other Rating Agency. Where required by the terms of the relevant Leases, certain Rental Accounts may be established at banks having ratings of less than AA, or the equivalent, by the Rating Agencies, or a certificate of deposit rating of less than A-1+ by Standard & Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the names of the Security Trustee, who will have sole dominion and control over the Accounts, including, inter alia, the sole power to direct withdrawals from or transfers among such accounts. Subject to certain conditions set forth in the Cash Management Agreement, the Security Trustee will delegate such authority over the Accounts to the Cash Manager; provided that the Security Trustee will not be responsible for the acts or omissions of the Cash Manager.

     For as long as any AerCo Notes remain Outstanding, funds on deposit in the Accounts other than the Tax Defeasance Account will be invested and reinvested by the Cash Manager at AerCo's written direction (or, following delivery to AerCo or the Cash Manager of a Default Notice or if any Event of Default described in clause (e) or (f) under "-- Events of Default and Remedies" shall have occurred and be continuing, at the Security Trustee's written direction) in one or more Permitted Account Investments maturing, in the case of the Collection Account and Expense Account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled Payment Date after such Permitted Account Investments are made; provided that investment and reinvestment of funds in the Lessee Funded Account must be made in a manner and with maturities that conform to the requirements of the related Leases or Aircraft Agreements, as the case may be. Investment earnings on funds deposited in any Account, net of losses and investment expenses, will, to the extent permitted by the terms of such related Leases or Aircraft Agreements, as the case may be in the case of such funds in the Lessee Funded Account, be deposited in the Collection Account and treated as collections.

     RENTAL ACCOUNTS

     The Lessees will make all payments under the Leases directly into the applicable Rental Accounts. Pursuant to the Cash Management Agreement, the Cash Manager will transfer, or cause to be transferred, all funds deposited into the Rental Accounts into the Collection Account as collections within one Business Day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons).

     THE COLLECTION ACCOUNT

     Collections include all amounts received by AerCo Group, including (i) Rental Payments, (ii) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a Lessee's obligations under a Lease, (iii) the Liquidity Reserve Amount deposited into the Collection Account on the Closing Date and on the closing date of any acquisition of Additional Aircraft, (iv) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any AerCo subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any Allowed Restructuring), (v) net proceeds of any Aircraft sale or amounts received under any Aircraft Agreement, (vi) proceeds of any insurance payments in respect of any Aircraft or any indemnification proceeds, (vii) certain amounts transferred from the Lessee Funded Account to the Collection Account, (viii) net payments to AerCo under any Swap Agreement,
(ix) investment income, if any, on all amounts on deposit in the Accounts (in each case to the extent consistent with the terms of applicable related Leases),
(x) the portion of the purchase price or other net proceeds from any Permitted Tax-Related Disposition that is not required to be retained in the Tax Defeasance Account and (xi) any other amounts received by any member of the AerCo Group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a Refinancing and other amounts required to be paid over to any third-party pursuant to any Related Document (collectively, the "COLLECTIONS").

     Collections on deposit in the Collection Account will be calculated by the Cash Manager on the Calculation Date. The portion of the Required Expense Amount that has not been paid directly by the Cash Manager to Expense payees will be transferred into the Expense Account on each Payment Date and the Cash Manager may, from time to time, transfer other amounts into the Expense Account in respect of unanticipated Expenses falling due and payable within such Interest Accrual Period. To the extent funds are available therefor on any Payment Date, the Cash Manager will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses anticipated to become due and payable in any future Interest Accrual Period ("PERMITTED ACCRUALS"). Amounts received in respect of certain segregated Security Deposits and Maintenance Reserves (as described below) will be transferred directly into the Lessee Funded Account.

     LIQUIDITY RESERVE AMOUNT

     All Collections received by AerCo will either be transferred to another Account as described above and below, paid to the appropriate third party on behalf of AerCo or held in the Collection Account as a part of the cash portion of the Liquidity Reserve Amount, a balance required to be held by AerCo in the Collection Account pursuant to the Cash Management Agreement and the Indenture. The Liquidity Reserve Amount is intended to provide liquidity for AerCo Group to meet its aircraft maintenance obligations and its lessee security deposit repayment obligations and to provide for certain other contingencies that may arise in the course of AerCo Group's activities. The Liquidity Reserve Amount may be funded with cash in the Collection Account and with letters of credit, guarantees or other credit support instruments ("ELIGIBLE CREDIT FACILITIES") provided by, or supported with credit support instruments provided by, a person whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's and D-1+ by DCR. There are currently no Eligible Credit Facilities in place.

     As of October 9, 1998, the initial Liquidity Reserve Amount was equal to approximately $40 million plus the amount of Security Deposits of approximately $16 million as of that date. The Liquidity Reserve Amount may be increased or decreased from time to time for any reason (including upon acquisitions of Additional Aircraft by an action of the Board in light of significant changes in, inter alia, the condition of the Aircraft, the terms and conditions of Future Leases, the financial condition of the Lessees or prevailing industry conditions), provided that AerCo Group will obtain confirmation in advance in writing from the Rating Agencies that any proposed reduction in the Liquidity Reserve Amount (other than a reduction attributable solely to a decrease in the Security Deposit Reserve Amount as a result of AerCo entering into Future Leases requiring lower security deposits than expired Leases) will not result in a lowering or withdrawal by any such Rating Agencies of their respective ratings of any subclass of AerCo Notes. If the balance of cash on deposit in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, should fall below the Liquidity Reserve Amount at any time (including as a result of AerCo's determination that the Liquidity Reserve Amount should be increased, as required by the Rating Agencies or otherwise), AerCo may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or pari passu with, payments of accrued and unpaid interest on the Class D Notes under "-- Priority of Payments" and any Permitted Accruals other than in respect of Modification Payments, provided that the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, does not fall below the Minimum Liquidity Reserve Amount at its then current level. However, the balance of funds in the Collection Account, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level and AerCo may continue to make payments of all accrued and unpaid interest on any subclass of the most senior class of Notes then Outstanding to avoid an Event of Default, and, on the Final Maturity Date of any subclass thereof, principal of such subclass of the most senior class of Notes then Outstanding to avoid an Event of Default.

     Amounts drawn under any Eligible Credit Facility will either be repayable at the third level in the priority of payments, as set forth in "Description of the Notes -- Priority of Payments", before the First Collection Account Top-Up (any such facility, a "PRIMARY ELIGIBLE CREDIT FACILITY") or at the eleventh level in the priority of payments, as set forth in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments", before the Second Collection Account Top-Up (any such facility, a "SECONDARY ELIGIBLE CREDIT FACILITY").

     At such time as the aggregate Outstanding Principal Balance of the Notes is less than or equal to the Liquidity Reserve Amount, the balance of funds, if any, in the Collection Account will be distributed in accordance with the priority of payments established for the Notes.

     THE LESSEE FUNDED ACCOUNT

     Pursuant to the terms of the Leases, certain Lessee Security Deposits and supplemental rent payments to provide for Maintenance Reserves may be required to be segregated from other AerCo funds. Amounts received from Lessees in respect of such Security Deposits and maintenance obligations will be held in the Lessee Funded Account. Amounts on deposit in the Lessee Funded Account will be accounted for, and, if required by any Lease, segregated, on a per Lease basis. Funds on deposit in the Lessee Funded Account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant Leases) or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related Lease and will not be used to make payments in respect of the Notes at any time, including after the delivery of a Default Notice. In certain circumstances where Lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the Lessee Funded Account to the Collection Account.

     THE EXPENSE ACCOUNT

     On each Payment Date, the Cash Manager will withdraw from the funds deposited in the Collection Account, in the priority of payments established for the Notes, an amount equal to the Required Expense Amount, which amount will then be used to pay the Expenses. To the extent that the Required Expense

Amount has not been paid directly by the Cash Manager to Expense payees, the Required Expense Amount will be deposited into the Expense Account. In addition, in the period between Payment Dates, the Cash Manager may make further withdrawals of cash from the Collection Account in order to satisfy Expenses due and payable prior to the next Payment Date that were not previously anticipated to become so due and payable on the previous Payment Date. If funds on deposit in the Collection Account are less than the Required Expense Amount on any Payment Date, AerCo Group will be unable to pay the Required Expense Amount in full on such date, which may lead to a default under one or more of the Related Documents or AerCo's various service agreements. All Available Collections remaining in the Collection Account will be used by the Cash Manager to make payments on the AerCo Notes, in accordance with the priority of payments established therefor under "-- Priority of Payments".

     THE TAX DEFEASANCE ACCOUNT

     If AerCo enters into any Permitted Tax-Related Disposition, one or more Tax Defeasance Accounts may be established. The Tax Defeasance Account will be established at either (i) the bank where the Collection Account, the Lessee Funded Account and the Expense Account are held or (ii) a bank whose credit rating is equal to or greater than the credit rating of the most senior class of AerCo Notes outstanding. The purchase price for, or other proceeds from, any Permitted Tax-Related Disposition will be deposited in the Tax Defeasance Account. On each Payment Date, the Cash Manager will withdraw from the funds deposited in the Tax Defeasance Account an amount equal to the excess, if any, of such purchase price or other proceeds over the amount necessary to meet the obligations of AerCo under the head lease or other relevant Aircraft Agreement such that the ability of AerCo and the Lessee of such Aircraft to perform their respective obligations and receive their respective benefits under the relevant Lease is not impaired and deposit such amount in the Collection Account.

                             REPORTS TO NOTEHOLDERS

     On each Payment Date and any other date for distribution of any payments with respect to each subclass of Notes then Outstanding, the Trustee will include with each distribution of any payment to a Noteholder a Monthly Report, setting forth the following information:

          With respect to each Payment Date, (A) the balances on deposit on the
    (i)   Calculation Date immediately preceding the prior Payment Date, (B) the aggregate amounts of deposits and withdrawals between such Calculation
          Date and the Calculation Date immediately preceding the Payment Date and (C) the balances on deposit in the Expense Account, Collection
          Account, the Aircraft Purchase Account, and Lessee Funded Account on
          the Calculation Date immediately preceding such Payment Date.
    (ii)  Analysis of Expense Account Activity
          Balance on Preceding Calculation Date.......................
          Net Transfer to the Expense Account during the period
          between the prior Calculation Date and the relevant
          Calculation Date............................................
          Payments during period between prior Calculation Date and
          the relevant
          Calculation Date;
          (1) Payments on prior Payment Date..........................
          (2) Other payments..........................................
          Balance on relevant Calculation Date........................
    (iii) Analysis of Collection Account Activity
          Balance on Preceding Calculation Date.......................
          -- Required Expense Amount (including on preceding Payment
          Date).......................................................
          -- Net Transfer to Lessee Funded Accounts during period.....
          -- Collections during period................................
          -- Transfer from the Aircraft Purchase Account..............
          -- Transfer from the Tax Defeasance Account.................
          -- Drawings under credit or liquidity enhancement
          facilities..................................................
          -- Aggregate Note Payments..................................
          -- Swap Payments/Receipts...................................
          -- Repayments of drawings under credit or liquidity
          enhancement facilities......................................
          Balance on relevant Calculation Date (separately stating the components of
          the Liquidity Reserve Amount)...............................
          Analysis of current Payment Date distributions..............
    (iv)  Payments on the Notes
          (a) Floating Rate Notes (by subclass).......................
          -- Applicable LIBOR for the current Interest Accrual
          Period......................................................
          -- Applicable Margin for the current Interest Accrual
          Period......................................................
          -- Applicable Interest Rate for the current Interest Accrual
          Period......................................................
          -- Interest Amount Payable..................................
          -- Step-Up Interest.........................................
          -- Opening Outstanding Principal Balance....................
          -- Minimum Principal Payment Amount.........................
          -- Scheduled Principal Payment Amount.......................
          -- Supplemental Principal Payment Amount....................
          -- Redemption Amount........................................
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          -- Closing Outstanding Principal Balance....................

          (b) Fixed Rate Notes (by class and, if applicable,
          subclass)...................................................
          Applicable Interest Rate....................................
          Interest Amount Payable.....................................
    (v)   Floating Rate Note information for next Interest Accrual
          Period
          (by subclass)
          Applicable LIBOR............................................
          Applicable Margin...........................................
          Applicable Interest Rate....................................
    (vi)  Payments per $100,000 Initial Outstanding Principal Balance
          of Notes
          (by subclass)
          Opening Outstanding Principal Balance.......................
          Total Principal Payments....................................
          Closing Outstanding Principal Balance.......................
          Total Interest..............................................
          Total Premium...............................................

     Following effectiveness of the Registration Statement (of which this Prospectus is a part), AerCo expects to furnish such Monthly Reports and Quarterly Reports to the Commission in a Report on Form 6-K. AerCo expects to furnish the Quarterly Reports within 45 days of the end of each of AerCo Group's fiscal quarters each year. Following effectiveness of the Registration Statement (of which this Prospectus is a part), AerCo expects to file the Annual Report on Form 20-F with the Commission within 180 days of the fiscal year end. See "Available Information".

     After the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a holder of any subclass of Notes a statement containing the sum of the amounts determined pursuant to clause (iv) above with respect to such subclass for such calendar year or, in the event such person was a holder of record of any subclass of Notes during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder's preparation of its U.S. federal income tax returns. So long as the Notes of any class or subclass are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to such Trustee by DTC and the DTC Participants, and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the applicable Noteholders in the manner described above.

     The Trustee will publish or cause to be published following each Payment Date and other date specified above in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the Monthly and Quarterly Reports and the other information described above will be available for review at the main office of the Listing Agent for the Notes in Luxembourg, Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-1470 Luxembourg. The Luxembourg Stock Exchange will receive notice promptly following each Payment Date. In addition, the Trustee intends to provide such information to Bloomberg Financial Markets promptly following each Payment Date for publication on the BLOOMBERG.

     If the Notes of any subclass are ever issued in the form of Definitive Notes, the Trustee will prepare and deliver the information described above to each holder of record of a Definitive Note of such subclass as the name and period of beneficial ownership of such holder of record of a Definitive Note of such subclass appears on the records of the Trustee. The Trustee maintains the records concerning the holders of such Notes.

                             AVAILABLE INFORMATION

     AerCo is not currently subject to the information reporting requirements of the Exchange Act. AerCo will become subject to such requirements upon the effectiveness of the Registration Statement and will file reports and other information with the Commission. Any reports and other information filed by AerCo with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the Registration Statement (of which this Prospectus is a part) filed by AerCo.

     AerCo has filed with the Commission a Registration Statement on Form F-4 under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the related exhibits and schedules, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to AerCo and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part of the Registration Statement, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     The Old Notes were listed on the Luxembourg Stock Exchange on July 15, 1998, and the New Notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of AerCo and the legal notice relating to the issuance of the Notes have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the Prospectus, the annual report of independent public accountants and the reports to Noteholders referred to under "Reports to Noteholders" are available at the office of the listing agent (the "LISTING AGENT") in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding AerCo will be included in AerCo's Quarterly Reports on Form 6-K and Annual Reports on Form 20-F and will be available at the office of the Listing Agent in Luxembourg after the respective reports are filed with the Commission.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION; DEPOSIT AGREEMENT

     The Global Notes will be deposited with the Book-Entry Depositary pursuant to the terms of the Deposit Agreement. The Book-Entry Depositary will issue CDIs for each subclass of New Notes to DTC or its nominee, representing the aggregate principal amount of the Global Note for such subclass. Unless and until Book-Entry Interests are exchanged for Definitive Notes, the CDIs held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another of its nominees or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     Book-Entry Interests will be shown only on, and transfers of Book-Entry Interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants, including Euroclear and Cedel ("DTC PARTICIPANTS").

     So long as the Book-Entry Depositary is the holder of the Global Notes, the Book-Entry Depositary will be considered the sole holder of the Global Notes for all purposes under the Indenture. Unless and until Book-Entry Interests are exchanged for Definitive Notes, all references herein to actions by Noteholders will refer to actions taken by the Book-Entry Depositary upon instructions of DTC or its nominee, acting in accordance with the procedures of DTC, and all references herein to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to the Book-Entry Depositary for further distribution to DTC and DTC Participants, including Euroclear and Cedel, in accordance with the Deposit Agreement and the procedures of DTC and DTC Participants. Holders of Book-Entry Interests will be entitled to receive Definitive Notes in exchange for Book-Entry Interests only in the limited circumstances described in "Description of the Notes -- Form -- Definitive Notes". Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a participant in DTC, on the procedures of the participant through which such person owns its interest, to exercise any rights and obligations of a holder under the Indenture.

     ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

     Not later than 10 days after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the Book-Entry Depositary as Noteholder, the Book-Entry Depositary will mail to DTC a notice containing (a) such information as is contained in such notice, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the CDIs or the Global Notes and (c) a statement as to the manner in which such instructions may be given. Upon the written request of DTC, which shall have solicited instructions from the registered owners of Book-Entry Interests in accordance with its rules and procedures, the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver or other action in respect of the Global Notes in accordance with any instruction set forth in such request. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the CDIs or the Global Notes.

     REPORTS

     The Book-Entry Depositary will immediately, and in no event later than 10 days from receipt, send to DTC a copy of any notices, reports and other communications received relating to the Company or the Notes. See "Reports to Noteholders".

     ACTION BY BOOK-ENTRY DEPOSITARY

     Subject to certain limitations, upon the occurrence of a default with respect to the Notes, or in connection with any other right of a holder of Notes under the Indenture or the Deposit Agreement, if requested in writing by DTC, the Book-Entry Depositary will take any such action as shall be requested in such notice.

     CHARGES OF BOOK-ENTRY DEPOSITARY

     The Company has agreed to pay all charges of the Book-Entry Depositary under the Deposit Agreement. The Company has also agreed to indemnify the Book-Entry Depositary against certain liabilities incurred by it under the Deposit Agreement.

     AMENDMENT AND TERMINATION

     The Deposit Agreement may, under certain circumstances, be amended by agreement among the Company and the Book-Entry Depositary. The consent of DTC shall not be required in connection with any amendment to the Deposit Agreement
(i) to cure any inconsistency, omission, defect or ambiguity in such agreement;
(ii) to add to the covenants and agreements of the Book-Entry Depositary or the Company; (iii) to evidence succession of another person to the Company in accordance with the Indenture; (iv) to effectuate the assignment of the Book-Entry Depositary's rights and duties to a qualified successor; (v) to comply with the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended; or (vi) to modify, alter, amend or supplement the Deposit Agreement in any other manner that is not adverse to DTC or the owners of Book-Entry Interests. Except as set forth above, no amendment that adversely affects DTC or the owners of Book-Entry Interests may be made to the Deposit Agreement or the Book-Entry Interests without the consent of DTC or the owners of Book-Entry Interests corresponding to a majority in principal amount at maturity of the Notes.

     Upon the issuance of Definitive Notes in exchange for all of the Global Notes and satisfaction of certain other conditions, the Deposit Agreement will terminate. The provisions of the Deposit Agreement may be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 90 days as set forth under "-- Resignation or Removal of Book-Entry Depositary" below.

     RESIGNATION OR REMOVAL OF BOOK-ENTRY DEPOSITARY

     The Book-Entry Depositary may at any time resign as Book-Entry Depositary by written notice delivered to each of the Company and the Trustee, such resignation to take effect upon the appointment by the Company of a successor book-entry depositary and its acceptance of such appointment. If at the end of 90 days after delivery of such notice, no successor depositary has been appointed and has accepted such appointment, the Book-Entry Depositary may terminate the Deposit Agreement.

     OBLIGATIONS OF BOOK-ENTRY DEPOSITARY

     The Book-Entry Depositary will assume no obligation or liability under the Deposit Agreement other than to use good faith and reasonable care in the performance of its duties under such Agreement.

GLOBAL CLEARANCE AND SETTLEMENT

     DTC

     Transfers of Book-Entry Interests between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank (the "CEDEL PARTICIPANTS") and participants in Euroclear (the "EUROCLEAR PARTICIPANTS") will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel and Euroclear.

     Cedel Bank and Euroclear will hold omnibus positions of Book-Entry Interests on behalf of their participants through customers' securities accounts in Cedel Bank's and Morgan Guaranty's names on the books of their respective Depositaries which, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York ("MORGAN GUARANTY") will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

     Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Cedel or Euroclear, as the case may be, by its respective Depositary. However, such cross-market transactions will require delivery of instructions to Cedel or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear, as the case may be, will deliver instructions to its respective Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of Book-Entry Interests received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the securities settlement processing day dated the Business Day following the DTC settlement date. Such credits or any transactions in such Book-Entry Interests settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of Book-Entry Interests by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("INDIRECT PARTICIPANTS"). Owners of Book-Entry Interests who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Interests may do so only through DTC Participants. Indirect Participants are required to effect transfers through a DTC Participant.

     Payments of interest, principal, and premium, if any, in respect of the Book-Entry Interests will be made to DTC and are the responsibility of AerCo. Owners of Book-Entry Interests will receive all distributions of interest, principal and premium, if any, in respect of the Book-Entry Interests from the Trustee or other paying agent through DTC Participants and Indirect Participants. Disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the owners of Book-Entry Interests will be the responsibility of DTC Participants and Indirect Participants. DTC's practice is to credit DTC Participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC Participants to owners of Book-Entry Interests will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant. Unless and until Definitive Notes are exchanged for Book-Entry Interests, owners of Book-Entry Interests, Noteholders will be permitted to exercise the rights of holders under the Indenture only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures governing DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Interests among the DTC Participants on whose behalf it acts with respect to Book-Entry Interests and to receive and transmit distributions of interest, principal and premium if any, in respect of Book-Entry Interests. DTC Participants and Indirect Participants with which Holders have accounts with respect to the Book-Entry Interests similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Interests. The Rules provide a mechanism by which Holders will receive payments and will be able to transfer their interests.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder in respect of each subclass of Book-Entry Interests under the Indenture only at the direction of one or more DTC Participants to whose accounts that class or subclass of Book-Entry Interests is credited. Additionally, DTC has advised the Company that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of Book-Entry Interests only at the direction of and on behalf of the DTC Participants whose holders own such outstanding principal amount. DTC may take conflicting actions with respect to different classes or subclasses of Notes to the extent that such actions are taken on behalf of DTC Participants whose holdings include such different subclasses of Book-Entry Interests.

     DTC's Year 2000 Efforts. DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     CEDEL

     Distributions with respect to Book-Entry Interests held beneficially through Cedel will be credited to cash accounts of Cedel Participants in accordance with Cedel's rules and procedures, to the extent received by its Depositary. Cedel will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant only in accordance with its rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     EUROCLEAR

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class (or, in the case of the Notes, subclass) in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Book-Entry Interests held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its Depositary. The Euroclear Operator will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Euroclear Participant only in accordance with the Terms and Conditions and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Interests among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CUSIP, ISIN AND COMMON CODE NUMBERS

     The Book-Entry Interests [in the New Notes] have been accepted for clearance through Euroclear and Cedel. The CUSIP numbers, International Securities Identification Numbers ("ISIN") and the Common Code Numbers ("CCN") are set forth in the table below.

SUBCLASS                                                   CUSIP        ISIN          CCN
--------                                                 ---------    ---------    ---------
Subclass A-1.........................................
Subclass A-2.........................................
Subclass B-1.........................................
Subclass C-1.........................................

                               TAX CONSIDERATIONS

IRISH TAX CONSIDERATIONS

     The following summary is based on an opinion of McCann FitzGerald on principles of Irish taxation law. These principles depend on interpretation of laws, regulations, rulings and decisions, Revenue practice and reliance on Revenue confirmations all of which are currently in effect but are subject to change. Any such change may be applied retroactively and may adversely affect the principles of Irish tax on which the opinion is based. This summary does not address all Irish tax principles that may apply to all categories of potential investors, some of which may be subject to special rules.

     IRISH INCOME AND WITHHOLDING TAXES ON PAYMENTS ON THE NOTES

     In the opinion of McCann FitzGerald, there will be no withholding or deduction on account of Irish taxes with respect to principal and interest paid by AerCo on the Global Notes or any further onwards payment of the principal and interest on the Book-Entry Interests. The foregoing opinion, insofar as it relates to interest, is based on certain assumptions, including that the Notes (including the Global Notes) are listed on the Luxembourg Stock Exchange or on another stock exchange which is recognized for relevant purpose of Irish law and that interest on the Global and Book-Entry Notes is paid by a paying agent outside of Ireland.

     The issuance of Definitive Notes may cause interest payments thereon to be subject to Irish withholding tax at the standard income tax rate (currently 24%). In the event that any Irish withholding tax is imposed, Noteholders and holders of Book-Entry Interests should note that AerCo will not be obliged to make any additional payments in respect of any such withholding tax. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in such jurisdictions. A holder of a Definitive Note who is entitled to the benefit of Article 11 of the income tax treaty between the United States and Ireland (the "TREATY") (such a holder a "U.S. HOLDER") will normally be eligible to recover in full any Irish tax withheld from payments of interest to which such U.S. Holder is beneficially entitled by making a claim under the Treaty on the appropriate form. Alternatively, a claim may be made by a U.S. Holder in advance of a payment of interest. If the claim is accepted by the Irish Revenue, it will normally authorize subsequent payments to that U.S. Holder to be made without withholding for Irish tax.

     Noteholders who are not ordinarily resident in Ireland will not be subject to Irish income tax in respect of interest paid by AerCo on the Notes so long as the interest payments are made by AerCo in the course of carrying on relevant trading operations under its Shannon certificate ("SHANNON CERTIFIED OPERATIONS"). As regards Shannon Certified Operations and their termination in 2005 and factors which might lead to their earlier termination see "Irish Taxation of the AerCo Group" below. After December 2005 or on earlier termination of AerCo Shannon Certified Operations, the exemption from Irish tax described above currently enjoyed by Noteholders who are not ordinarily resident in Ireland will terminate, absent a change in law in the intervening period.

     Interest payments made by AerCo have an Irish source and whether or not paid gross are, under existing Irish tax law, chargeable to Irish income tax by self-assessment, subject, however, to such relief as may be afforded by the provisions of any applicable double tax treaty. However, as a matter of practice, the Irish tax authorities do not pursue collection of any such liability to Irish tax in respect of persons who are regarded as not being resident in Ireland except where such persons:

     (a) receive payments of interest through a person (including a trustee) or in the name of an agent or branch in Ireland having the management and control of the interest; or

     (b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

     (c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

     The termination of the legislative provisions dealing with Shannon Certified Operations on December 31, 2005 will not affect the aforementioned exemption from Irish withholding tax described above.

     TAXATION OF CAPITAL GAINS

     Capital gains tax is chargeable at the rate of 20% on taxable capital gains with allowance being made for inflation adjusted acquisition costs and enhancement expenditure. The Notes are chargeable assets for Irish capital gains tax purposes. However, non-resident holders are only liable for capital gains tax on the disposal of the Notes where the Notes are unquoted and derive their value or the greater part of their value from land and buildings or mineral rights situated in Ireland.

     IRISH CAPITAL ACQUISITION TAX

     Irish capital acquisitions tax ("CAT") on individuals applies to gifts and inheritances (i) where the person making the gift or inheritance is domiciled in Ireland at the date of the gift or inheritance or (ii) to the extent that the property of which the gift or inheritance consists is situated in Ireland at the date of the gift or inheritance. The person by whom CAT is primarily payable is the person who receives the gift or inheritance. Persons who are secondarily liable include the donor, his personal representative and an agent, trustee or other person in whose care the property constituting the gift or inheritance or the income therefrom is placed. All taxable gifts and inheritances received by an individual since June 2, 1982 are aggregated and only the excess over a certain tax-free threshold is taxed. The tax-free threshold is dependent on the relationship between the donor and donee and the aggregation of all previous gifts and inheritances. The tax-free threshold amounts currently in force are:
(a) IRL12,560 in the case of persons who are not related to one another, (b) IRL25,120 in the case of gifts and inheritances received from a brother, sister or from a brother or sister of a parent or from a grandparent, and (c) IRL188,400 in the case of gifts and inheritances received from a parent. Gifts and inheritances passing between spouses are exempt from CAT. CAT is charged at progressive rates ranging in the case of gifts from 15% to 30% and in the case of inheritances from 20% to 40%. The Notes may constitute property situated in Ireland for CAT purposes. There is no gift and inheritance tax convention between the United States and Ireland. Although an estate tax convention between the two countries was ratified in 1951, estate duty was abolished in Ireland in 1975, and it is not clear whether the estate tax convention is applicable to Irish gift and inheritance taxes that replaced the former estate duty.

     PROBATE TAX

     A 2% Irish probate tax is payable on the value of any Notes passing under the will or intestacy of a deceased individual. No probate tax is payable on inheritances from spouses. Since probate tax was only introduced in 1993, it is not clear whether credit relief would be available under the estate tax convention discussed above.

     IRISH STAMP DUTY

     No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively "IRISH STAMP DUTY") will be payable by Noteholders on the creation, initial issue or delivery of Notes.

     Any transfer of Notes which is effected by the delivery of such Notes will not be chargeable with Irish stamp duty, by reason of the Notes being bearer securities. Any transfer of Notes which is effected by an instrument in writing will be exempt from Irish Stamp duty under section 106 of the Finance Act, 1993; if that exemption was not applicable and in the absence of any other applicable exemption such instrument in writing would be chargeable with Irish stamp duty if either the instrument was executed in Ireland or, wherever executed, related to any property situated in Ireland (which would include Notes physically located in Ireland) or any matter or thing done or to be done in Ireland. Any Irish stamp duty chargeable on such an instrument would be at the rate of one per cent on the amount of the consideration for the transfer or, if greater, the market value of the Notes.

IRISH TAXATION OF THE AERCO GROUP

     The following discussion of the Irish taxation of the AerCo Group is based on the advice of KPMG, tax advisor to the Company.

     AerCo, AerCo Ireland and AerCo Ireland II will be entitled to certain corporate tax benefits for Shannon, Ireland certified companies including a preferential corporate taxation rate of 10% through December 2005. If GPA Group were to be liquidated or were to cease to hold its 5% shareholding in AerCo or GPA Group or GECAS were to reduce or relocate their respective operations for any reason such that either party failed to maintain, among other things, certain employment levels at Shannon, Ireland or GPA Administrative Services Limited or GPA Cash Manager II Limited were to resign or be terminated as Administrative Agent or Cash Manager, respectively, of AerCo Group, then AerCo, AerCo Ireland, and AerCo Ireland II may become subject to Irish corporate taxation at general Irish statutory rates (currently 32%).

     Upon the scheduled termination of the Irish preferential 10% tax rate on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group would become subject to Irish corporate tax on their net trading income at a 12.50% rate as announced by the Minister for Finance of Ireland on December 3, 1997. According to such announcement non-trading income will be taxed at 25%. There can be no assurance that the announced rates will be adopted as law in Ireland or that, if adopted, such rates will not thereafter be changed.

     A company will not be subject to Irish income tax provided that it is not Irish tax resident, has no branch or agency in Ireland and has no Irish-source income. ALPS 94-1 and AerCo USA have adopted certain operational provisions in their respective organizational documents regarding the management and operation of their businesses designed to minimize the likelihood of Irish taxation of their income. In the opinion of KPMG, Irish tax advisor to the Company, neither ALPS 94-1 nor AerCo USA will be subject to Irish income tax on their non-Irish source income. However, there can be no assurance that ALPS 94-1 or AerCo USA will not be subject to Irish tax on some or all of their income.

     IRISH VALUE-ADDED TAX

     Ireland generally imposes Value Added Tax (VAT) on the supply of goods and services. Any Irish VAT that may become payable by an AerCo Group company in connection with any management services performed by Servicer will be eligible to be reclaimed by that company on the assumption that invoices addressed to any AerCo Group company relate to costs attributable to a business activity of that company which is considered to be a supply of goods or services by that company (regardless of whether such supply of goods or services has an Irish place of supply for VAT purposes) and that business activity is not one which would be considered VAT exempt under Irish VAT law.

     Some or all of the services provided to AerCo Group by the Cash Manager may be exempt from Irish VAT. To the extent that any Irish VAT is payable on services provided to an AerCo Group company by the Cash Manager or by the Administrative Agent such VAT will be eligible to be reclaimed by that company on the same assumption as set out in the preceding paragraph.

     Payments by the Lessees to AerCo and its Irish-resident subsidiary companies will not be subject to Irish VAT in any case where the Aircraft are used or to be used by a transport undertaking operating for reward chiefly on international routes.

CERTAIN JERSEY TAX CONSIDERATIONS

     The following summary is based upon the opinion of Mourant du Feu & Jeune ("JERSEY TAX COUNSEL") as to the tax treatment under Jersey law of AerCo and ALPS 94-1 and the tax treatment under Jersey law in relation to the purchase, ownership and disposition of the Notes. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including certain letters from the Comptroller of Income Tax in Jersey and the Director of the Jersey Financial Services Department (the functions of which were taken over by the Jersey Financial Services Commission with effect from July 1, 1998), all of which are currently in effect and are subject to change. Any such change may be applied retroactively and may adversely affect the Jersey tax consequences described herein. Unless otherwise noted, the term "Note" refers to both the actual Global Notes and the interest in the Global Notes held indirectly through DTC, Cedel or Euroclear.

     INCOME TAXES

     AerCo will qualify as an "exempt company" under Article 123A of the Income Tax (Jersey) Law 1961 as amended (the "1961 LAW") as long as it makes the returns of information and pays the fees (currently L600 per annum) as required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in AerCo. As an exempt company, AerCo will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey. For purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has: (i) granted a concession to the effect that the holders of AerCo Notes will not be regarded as having a beneficial interest (for the purposes of Article 123A of the 1961 Law) in AerCo (ii) confirmed that the holding of the shares in the capital of AerCo by or on behalf of the Charitable Trust Trustee and GPA Group will not prejudice the exempt company status of AerCo; (iii) confirmed that the income generated by the activities undertaken by AerCo as described herein will not be treated as income arising in Jersey; and (iv) confirmed that the administration in and from Jersey of the business undertaken by AerCo as described herein will not constitute the carrying on of a trade through an established place of business in Jersey. Accordingly, based upon the foregoing, in the opinion of Jersey Tax Counsel, AerCo will not be subject to Jersey income tax.

     WITHHOLDING TAXES

     In general, Jersey imposes a withholding tax at the rate of 20% on interest and other amounts paid to non-residents of Jersey with respect to a debt obligation of a company resident in Jersey. However, no such withholding tax is imposed with respect to an exempt company (as defined above). Accordingly, based upon AerCo's qualification as an exempt company, in the opinion of Jersey Tax Counsel, no withholding tax will be deducted from interest and other amounts paid on the Notes on account of Jersey taxes.

     In the event that any Jersey withholding tax is imposed, Noteholders should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate such withholding. Noteholders should note further that AerCo will not be obligated under the terms of the Notes to make any additional payments in respect of any such withholding tax. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to Noteholders may be less than those which would be made on the Notes in the absence of any such withholding tax.

     OTHER TAXES

     There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, the capital gains of AerCo on its investments and the capital gains of Noteholders on a sale or transfer of their Notes will not be subject to taxation in Jersey. There is no value added tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any governmental department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer inter vivos of the Notes.

     In the event that on the death of a sole individual holder of Notes who is a non-resident of Jersey, such Notes are situated in Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1% of the value of the assets of the deceased situated in Jersey would be payable.

     ALPS 94-1

     ALPS 94-1 will qualify as an exempt company under the 1961 Law as long as AerCo also qualifies as an exempt company and as long as ALPS 94-1 makes the returns of information and pays the fees as required by Article 123A of the 1961 Law (as described above). As an exempt company, ALPS 94-1 will be treated for the purposes of the 1961 Law in the same way as AerCo. Accordingly, in the opinion of Jersey Tax Counsel, no withholding tax will be deducted from any amounts paid by ALPS 94-1 to AerCo as described herein on account of Jersey taxes.

UNITED STATES TAXATION

     In the opinion of Davis, Polk & Wardwell, the following discussion sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of Notes. This discussion deals only with Notes held as capital assets by United States Holders (defined below) who purchased Notes in the Offering at their "issue" price (which will be the price at which a substantial amount of the Notes is sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and not with special classes of holders, including without limitation, dealers in securities or currencies, banks, tax-exempt organisations, life insurance companies, financial institutions, broker-dealers, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle or conversion transaction, certain U.S. expatriates, persons that are not United States Holders or persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. United States Holders who purchased Notes at a price other than the issue price should consult their tax advisors as to the possible applicability to them of the amortizable bond premium or market discount rules. Further, this discussion does not address the effect of any U.S. state or local tax laws on a United States Holder of Notes. The discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

     Purchasers of the Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. federal income tax laws and the laws of any relevant state, local or other foreign taxing jurisdiction, of ownership of the Notes.

     For purposes of this discussion, a "UNITED STATES HOLDER" means a beneficial owner of Notes that is for U.S. federal income tax purposes a citizen or resident of the United States, a U.S. Corporation, or an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

     PAYMENTS OF INTEREST

     The gross amount of interest paid on a Note will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the Holder's method of accounting for U.S. federal income tax purposes. Interest paid by AerCo on the Notes will be income from sources outside the United States, and, with certain exceptions, will be treated separately, together with other items of "passive" income or, in certain cases, "financial services" income, for purposes of computing the foreign tax credit allowable under U.S. federal income tax laws.

     SALE, RETIREMENT AND OTHER DISPOSITION OF THE NOTES

     Except as noted below, upon the sale, exchange or retirement of a Note, a United States Holder will generally recognise taxable gain or loss equal to the difference between the amount realised (not including any amounts received that are attributable to accrued and unpaid interest but not taken into income, which will be taxable as ordinary interest income in accordance with the United States Holder's method of accounting as described above) and the United States Holder's tax basis in the Note. A United States Holder's tax basis in a Note generally will be its cost. Such gain or loss recognized on the sale or retirement of a Note will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     AerCo, in satisfaction of its registration requirements, intends to offer registered Exchange Notes for Notes. See "Description of the Notes -- Registration Requirements". An exchange of Exchange Notes for Notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, United States Holders who exchange their Notes for Exchange Notes will not recognize income, gain or loss for United States federal income tax purposes. A United States Holder's tax basis in the Exchange Notes will be equal to its adjusted basis in the Notes and its holding period will include the period during which it held the Notes.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of principal and interest on the Notes held by certain non-corporate holders and the proceeds of a disposition of such Notes may be subject to U.S. information reporting requirements. Such payments also may be subject to U.S. backup withholding at a rate of 31% if the holder does not provide a taxpayer identification number or otherwise establish an exemption. The holder may credit the amounts withheld against its U.S. federal income tax liability and claim a refund for amounts withheld in excess of its tax liability. Recently finalized regulations which are applicable to payments made after December 31, 1999 will change the requirements for establishing an exemption from information reporting and backup withholding.

                              ERISA CONSIDERATIONS

     Any Plan that proposes to purchase Notes should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to such Plans. A person who exercises discretionary authority or control with respect to the management or assets of a Plan will be considered a fiduciary of the Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the Notes. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("PARTIES IN INTEREST" within the meaning of ERISA or "DISQUALIFIED PERSONS" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption might be applicable to such investment.

     Any prohibited transaction could be treated as exempt under ERISA and the Code if the Notes were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers (such as an Underwriter), reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in-house asset managers).

     ERISA also prohibits a fiduciary of a Plan from maintaining the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a Note, a Plan fiduciary should consider whether its acquisition and holding of a Note would satisfy such indicia of ownership rules.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING UNDER WHAT CIRCUMSTANCES THE ASSETS OF THE TRUST WOULD BE CONSIDERED PLAN ASSETS, THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. AerCo has agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     AerCo will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, AerCo will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. AerCo has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters relating to the New Notes offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York, special United States counsel for the Company and Mourant du Feu & Jeune, special Jersey counsel to the Company.

     In accordance with the rules of the Luxembourg Stock Exchange, AerCo states that there has been no material adverse change in the financial position of the Company since the date of its formation. The Company is not a party to any material legal proceedings.

                                    EXPERTS

     The financial statements of ALPS 94-1 included in this Prospectus as at June 30, 1997 and 1996 and for each of the years in the three year period ended June 30, 1997 and the financial statements of the Nine Transferring Aircraft included in this Prospectus as at June 30, 1997 and for the year ended June 30, 1997 have been audited by Arthur Andersen -- Forum House, Grenville Street, St. Helier, Jersey, Channel Islands, independent public accountants, as indicated in their report thereon included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. On September 9, 1998 the Company appointed KPMG, Chartered Accountants, 1 Stokes Place, St. Stephen's Green, Dublin 2, Ireland, as new independent auditors for the fiscal year ending June 30, 1998 and subsequent periods.

     With respect to certain matters, AerCo and GPA are not represented by separate counsel and are not expected to be unless it is agreed that separate representation is required to satisfy the professional responsibilities of counsel. Also, certain professionals, appraisers and experts who perform services for AerCo have performed services for Babcock & Brown and GPA and certain of their respective affiliates in the past and may do so again in the future.

     Valuations of the Aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this Prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                                  AERCO GROUP

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
A.  HISTORICAL FINANCIAL STATEMENTS FOR ALPS 94-1
     Independent auditors' report...........................     F-2
     Consolidated balance sheet.............................     F-4
     Consolidated statement of operations...................     F-5
     Consolidated statement of cash flows...................     F-6
     Statement of changes in shareholders' equity...........     F-7
     Statement of accounting policies.......................     F-8
     Notes to the consolidated financial statements.........    F-11
     Unaudited consolidated interim financial statements....    F-23
B.  HISTORICAL FINANCIAL STATEMENTS FOR NINE TRANSFERRING
  AIRCRAFT
     Independent auditors' report...........................    F-30
     Statement of net assets................................    F-31
     Statement of operations................................    F-32
     Statement of cashflows.................................    F-33
     Statement of changes in net assets.....................    F-34
     Statement of accounting policies.......................    F-35
     Notes to the financial statements......................    F-37
     Unaudited interim financial statements.................    F-44

     COMPANY DEFINITIONS

     "AerCo" AerCo Limited, a special purpose limited liability company incorporated under the laws of Jersey with its registered office located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands.

     "ALPS 94-1"             Aircraft Lease Portfolio Securitization 94-1
                             Limited, a special purpose limited liability company incorporated under the laws of Jersey in 1994 to purchase 27 aircraft from GPA.

     "GPA"                   GPA Group plc and its subsidiary undertakings.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED (ALPS 94-1)

     We have audited the consolidated financial statements on pages F-4 to F-22 of this Prospectus which have been prepared under the historical cost convention and the accounting policies set out on pages F-8 to F-10 of this Prospectus.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The directors are required to prepare consolidated financial statements for each financial period which give a true and fair view of the state of affairs of the company and its consolidated subsidiaries and of the income and cash flows of the company and its consolidated subsidiaries for that period. In preparing those consolidated financial statements, the directors are required to select suitable accounting policies and apply them consistently, make judgements and estimates that are prudent and reasonable and to prepare the consolidated financial statements on the going concern basis unless it is not appropriate to assume that the company and group will continue in business. The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and its consolidated subsidiaries and which enable them to ensure that the annual statutory financial statements comply with the Companies (Jersey) Law 1991. They are also responsible for safeguarding the assets of ALPS 94-1 Limited and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

     It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the U.K. Auditing Practices Board which do not differ significantly from U.S. generally accepted auditing standards.

     An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the consolidated financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the consolidated financial statements and of whether the accounting policies are appropriate to the circumstances of the company and its consolidated subsidiaries, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the consolidated financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the consolidated financial statements.

OPINION

     In our opinion the consolidated financial statements give a true and fair view of the state of affairs of the company and its consolidated subsidiaries as at June 30, 1996 and 1997 and of the income and cash flows for the period ended June 30, 1995 and the years ended June 30, 1996 and 1997 of the company and its consolidated subsidiaries and have been properly prepared in accordance with U.K. generally accepted accounting principles.

     Generally accepted accounting principles in the United Kingdom ("U.K. GAAP") vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the years ended June 30, 1997 and 1996, and the period ended June 30, 1995 and the shareholders' equity and aircraft value as of June 30, 1997 and 1996, to the extent summarized in Notes 20 to 23 of the consolidated financial statements.

ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS
Forum House
Grenville Street
St. Helier
Jersey JE2 4UF
Channel Islands

December 2, 1997

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                              NOTES    JUNE 30, 1997    JUNE 30, 1996
                                                              -----    -------------    -------------
                                                                       U.S.$'000          U.S.$'000
ASSETS
CURRENT ASSETS
Cash........................................................               51,474            54,360
Commercial paper............................................               39,821            35,310
Accounts receivable.........................................    1           3,142             2,958
                                                                          -------         ---------
TOTAL CURRENT ASSETS........................................               94,437            92,628
FIXED ASSETS
Aircraft....................................................    2         854,596           927,043
                                                                          -------         ---------
TOTAL ASSETS................................................              949,033         1,019,671
                                                                          =======         =========
LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Accrued expenses and other liabilities......................    4          16,089            14,721
Indebtedness................................................    5         871,495           946,729
Provision for maintenance...................................    6          46,247            39,544
Security deposits...........................................    7          15,202            18,677
                                                                          -------         ---------
TOTAL LIABILITIES...........................................              949,033         1,019,671
Share capital...............................................    8              --                --
Accumulated profit..........................................                   --                --
                                                                          -------         ---------
Shareholders' equity........................................                   --                --
                                                                          -------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................              949,033         1,019,671
                                                                          =======         =========

The accompanying notes, including the statement of accounting policies on pages F-8 to F-10, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                           PERIOD FROM
                                                          YEAR ENDED      YEAR ENDED       2 JUNE 1994
                                                 NOTES   JUNE 30, 1997   JUNE 30, 1996   TO JUNE 30, 1995
                                                 -----   -------------   -------------   ----------------
                                                           U.S.$'000       U.S.$'000        U.S.$'000
REVENUES
Aircraft leasing...............................    9        102,121         102,022            86,803
EXPENSES
Depreciation...................................    2        (38,062)        (17,978)          (18,158)
Exceptional item -- additional depreciation....    2        (34,385)             --                --
Provision for permanent diminution in value of
  aircraft.....................................    2             --         (12,000)               --
Net interest expense...........................   10        (71,037)        (73,576)          (64,206)
Other expenses.................................   11         (5,053)         (5,581)           (3,702)
                                                           --------        --------          --------
                                                           (148,537)       (109,135)          (86,066)
                                                           --------        --------          --------
NET (LOSS)/INCOME FROM OPERATIONS..............             (46,416)         (7,113)              737
Reduction in indebtedness......................    5         46,273           6,647                --
                                                           --------        --------          --------
NET (LOSS)/INCOME BEFORE PROVISION FOR TAXES...   12           (143)           (466)              737
Benefit/(provision) for taxes..................   13            143            (200)              (69)
                                                           --------        --------          --------
NET (LOSS)/INCOME FOR THE PERIOD...............                  --            (666)              668
Dividends......................................   17             --              --                (2)
                                                           --------        --------          --------
(LOSS)/INCOME FOR THE PERIOD...................                  --            (666)              666
RETAINED INCOME BROUGHT FORWARD................                  --             666                --
                                                           --------        --------          --------
RETAINED INCOME CARRIED FORWARD................                  --              --               666
BASIC (LOSS)/INCOME PER ORDINARY SHARE.........   14             --           (66.6)             66.6
                                                           --------        --------          --------
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
  OUTSTANDING..................................   14             10              10                10
                                                           ========        ========          ========

All recognised gains and losses are included in the consolidated statement of operations above.

There is no material difference between the net income/(loss) for the period and prior periods, and the historical cost equivalent.

The results for the period are derived from continuing operations.

The accompanying notes, including the statement of accounting policies on pages F-8 to F-10, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                         PERIOD FROM
                                                      YEAR ENDED       YEAR ENDED        JUNE 2, 1994
                                                     JUNE 30, 1997    JUNE 30, 1996    TO JUNE 30, 1995
                                                     -------------    -------------    ----------------
                                                     U.S.$'000          U.S.$'000         U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss)/income for the period.....................            --             (666)               666
ADJUSTMENTS TO RECONCILE (LOSS)/INCOME TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES
  Depreciation charge for the period.............        38,062           17,978             18,158
  Exceptional item: additional depreciation
     charge......................................        34,385               --                 --
  Provision for permanent diminution in value of
     aircraft....................................            --           12,000                 --
  Changes in operating assets and liabilities
     Accounts receivable and other assets........          (184)          (1,451)            (1,507)
     Accrued interest on E Note..................        14,532           12,907              8,998
     Accrued expenses and other liabilities......         1,369            2,383             12,338
     Reduction in indebtedness...................       (46,273)          (6,647)                --
Net maintenance received.........................         6,703            9,694             29,405
Net security deposits (paid)/received............        (3,475)            (666)            19,788
Rental income and interest payable on
  non-delivered aircraft.........................            --               --            (21,320)
                                                       --------         --------           --------
NET CASH PROVIDED BY OPERATING ACTIVITIES........        45,119           45,532             66,526
                                                       --------         --------           --------
INVESTING ACTIVITIES
Purchase of aircraft.............................            --               --           (907,992)
Cash in Aircraft Purchase Account................            --               --            (45,867)
                                                       --------         --------           --------
MANAGEMENT OF LIQUID RESOURCES
Net purchase of commercial paper.................        (4,511)         (35,310)                --
                                                       --------         --------           --------
NET CASH OUTFLOW FROM MANAGEMENT OF LIQUID
  RESOURCES......................................        (4,511)         (35,310)                --
                                                       --------         --------           --------
FINANCING ACTIVITIES
Debt issued......................................            --               --            998,151
Indebtedness repaid..............................       (43,494)         (36,025)           (30,655)
                                                       --------         --------           --------
NET CASH (OUTFLOW)/ INFLOW FROM FINANCING
  ACTIVITIES.....................................       (43,494)         (36,025)           967,496
                                                       --------         --------           --------
NET (DECREASE)/ INCREASE IN CASH.................        (2,886)         (25,803)            80,163
CASH AT BEGINNING OF PERIOD......................        54,360           80,163                 --
                                                       --------         --------           --------
CASH AT END OF PERIOD............................        51,474           54,360             80,163
                                                       ========         ========           ========

Supplemental disclosure of cash flow information is set out in Note 18.

The accompanying notes, including the statement of accounting policies on pages F-8 to F-10, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                        ISSUE OF SHARES    RETAINED PROFIT      TOTAL
                                                        ---------------    ---------------    ---------
                                                        U.S.$'000             U.S.$'000       U.S.$'000
Issue of 10 ordinary shares at $1 each.......     10           --                 --              --
NET INCOME FOR THE PERIOD....................     --           --                668             668
Dividends....................................     --           --                 (2)             (2)
                                                 ---         ----               ----            ----
Balance at June 30, 1995.....................     10           --                666             666
NET LOSS FOR THE YEAR........................     --           --               (666)           (666)
                                                 ---         ----               ----            ----
Balance at June 30, 1996.....................     10           --                 --              --
NET INCOME FOR THE YEAR......................     --           --                 --              --
                                                 ---         ----               ----            ----
Balance at June 30, 1997.....................     10           --                 --              --
                                                 ===         ====               ====            ====

The accompanying notes, including the statement of accounting policies on pages F-8 to F-10, are an integral part of the consolidated financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                        STATEMENT OF ACCOUNTING POLICIES

     Incorporation

     ALPS 94-1 (the 'company') was incorporated in Jersey, Channel Islands on 2 June 1994. The initial accounting period was from 2 June 1994 to June 30, 1995.

     Basis of preparation

     The accounting policies followed in the preparation of the accompanying consolidated financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales, other than as explained in 'Indebtedness' below.

     The consolidated financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the company and of the aviation industry.

     Basis of consolidation

     The consolidated financial statements include the results of the company and all subsidiaries. All intercompany profits, transactions and account balances have been eliminated.

     Revenue recognition

     Revenue from aircraft on operating leases is recognised as income as it accrues over the period of the leases. This includes rental income earned on aircraft for the period prior to delivery (see Accounting policies -- Aircraft). When future rental increases are contracted under the terms of the leases, the company accrues income on the basis of the current rental rate rather than on a basis that averages the lease rentals over the total lease term, unless receipt of such future rental increases is reasonably assured.

     Interest income

     Interest earned during the period has been credited to the statement of operations.

     Provision for maintenance

     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a fund held by the company from which maintenance expenditures for major checks are disbursed. The balance of these funds is included in the provision for maintenance.

     Taxation

     The company has been granted exempt company status by the Jersey taxation authorities. It pays an exempt company fee of L500 per annum. Taxation is provided on the profits of the subsidiaries at the current rates.

     Aircraft

     In the period ended June 30, 1995 the company committed to purchase and GPA Group plc and its subsidiaries ('GPA') committed to sell, subject to certain conditions, 27 aircraft on operating leases. The company agreed to purchase the aircraft on August 24, 1994 (the Closing Date) for a price equal to the Initial

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

Appraised Value of the aircraft. It was agreed that the aircraft would be delivered to the company at agreed dates (the Delivery Dates) at which time the purchase price was paid.

     In the period from the Closing Date to the Delivery Date the company received full credit for the rental income receivable under each operating lease and GPA received full credit for the investment earnings on the purchase price of the aircraft. The amounts were settled through an adjustment in the funds paid by the company to GPA at the time of aircraft delivery. The net effect is that at the time the aircraft were delivered both the company and GPA were in the same financial position as they would have been had the aircraft been delivered on the Closing Date.

     The purchase of the aircraft was deemed to occur at the Closing Date rather than on the Delivery Date when the change in legal ownership took place reflecting the commercial substance of this transaction outlined above. Under U.S. GAAP the purchase of the aircraft is deemed to occur on Delivery Date when the change in legal ownership takes place (see Notes 20 to 23 for the reconciliation between U.K. and U.S. GAAP).

     Aircraft are stated at cost less accumulated depreciation less permanent diminutions in value. Cost comprises the net purchase price of the aircraft acquired by the company.

     Under U.S. GAAP, GPA as holder of the Class E Notes is regarded as a related party and as a result the aircraft is recorded at GPA's amortised cost at the Delivery Date (Amortised Cost). The difference between purchase cost and Amortised Cost is treated as a distribution to GPA.

     In the year ended June 30, 1997 the company's depreciation rates have been amended to more accurately reflect the allocation of the cost of the asset purchases over the estimated useful economic life of these assets. In prior periods, aircraft were depreciated at rates calculated to write-off the cost of the assets to the company to a Nil residual value over their estimated economic useful lives of 25 years from the Closing Date. Depreciation rates for aircraft of 2% for the first 15 years and 7% thereafter were applied. The revised method of calculating depreciation is to depreciate aircraft at rates calculated to write off the cost of the assets to the company to a residual value of 15%, on a straight line basis, over their estimated economic useful lives of 25 years from the date of manufacture.

     The directors have also made provision for additional depreciation in 1997 in order to reflect the impact of adopting the revised estimates of accumulated depreciation in respect of prior periods. In the opinion of the directors, the omission of this exceptional charge would materially distort the future results of the company.

     Prior to fiscal 1997, under U.S. GAAP, the aircraft were depreciated on a straight-line basis so as to write off the cost of the assets over 25 years from the date of delivery. In the year ended June 30, 1997, the method of calculating depreciation has changed and aircraft are depreciated on a straight line basis so as to write off the cost of the assets to a residual value of approximately 15% over a period of 25 years from the date of manufacture. Under U.S. GAAP, the impact of the revision of the depreciation method is taken over the remaining life of the aircraft and therefore there is no provision for additional depreciation in 1997 (See notes 20 to 23 for the reconciliation between U.K. and U.S. GAAP).

     Where purchase option agreements exist to the benefit of the lessee, aircraft are depreciated to the purchase option price on a straight-line basis provided that this would result in a higher depreciation charge than that arrived at by applying the standard method.

     Additional charges are made to reduce the book value of specific assets to fair market value where a permanent diminution in value is considered to have occurred. Where fair market value is greater than book value no adjustment is made.

     Fair market value is assessed by the directors and reflects the underlying economic value of aircraft and engines in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. In forming their assessment of fair market value the directors have taken into consideration independent valuations of aircraft in the portfolio, together with the directors' assessment of aircrafts' current maintenance status and maintenance reserves.

     The company adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognised. The application of this statement did not materially change the carrying value of the company's assets in the current or previous periods.

     Indebtedness

     Repayment of principal amounts of the Class E Note and accrued interest thereon are dependent upon funds being available to meet such liabilities as they fall due. In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by the company. Any losses are borne by the Noteholders and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. Such amounts are included as contingent liabilities (see Note 27).

     Under Jersey company law, the financial statements are required to present a true and fair view in accordance with generally accepted accounting principles. The Foreword to accounting standards used by the United Kingdom Accounting Standards Board states that the requirements of an accounting standard should be departed from to the extent necessary to give a true and fair view.

     Under Financial Reporting Standard 4 (FRS4), the company would be required to maintain the liabilities for the principal and interest contingently payable until such time as the obligation is extinguished. The directors of the company believe that the adoption of FRS4 would result in the financial statements not presenting a true and fair view. The capital structure of the company incorporates various levels of debt with a minimal equity share capital, the intention being from the outset that the equity shareholders would not bear any of the losses which the company may suffer on sales of the aircraft and other assets, these losses being borne by the various debt holders. The financial effect of this departure is as detailed in Note 5 and Note 27.

     Under U.S. GAAP, the liability for principal and interest remains until such time as the obligation is extinguished. (See Notes 20 to 23 for the reconciliation between U.K. and U.S. GAAP.)

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1  ACCOUNTS RECEIVABLE

                                                                30 JUNE, 1997    30 JUNE, 1996
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
Trade receivables...........................................        2,405            2,443
Non-trade receivables.......................................          737              515
                                                                    -----            -----
                                                                    3,142            2,958
                                                                    =====            =====

     Trade receivables comprise amounts in respect of rent and maintenance payments due from lessees.

     Non-trade receivables comprise prepayments.

2  AIRCRAFT

                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
COST
Beginning of year...........................................       975,179          975,179
                                                                  --------         --------
End of year.................................................       975,179          975,179
                                                                  --------         --------
DEPRECIATION
Beginning of year...........................................       (36,136)         (18,158)
Charge for the year.........................................       (38,062)         (17,978)
Additional charge in the year...............................       (34,385)              --
                                                                  --------         --------
End of year.................................................      (108,583)         (36,136)
                                                                  --------         --------
Provision for permanent diminution in value.................       (12,000)         (12,000)
                                                                  --------         --------
NET BOOK VALUE
Beginning of year...........................................       927,043          957,021
                                                                  --------         --------
End of year.................................................       854,596          927,043
                                                                  --------         --------
Average independent base value at the end of the year.......       849,677          884,430
                                                                  ========         ========

     Cost represents the purchase price of aircraft acquired by the company which was based on the independent appraisal values of the portfolio of 27 aircraft at August 24, 1994.

     The directors of the company decide on an annual basis whether to include a provision for permanent diminution in value. The provision is based upon base value appraisals of the individual aircraft prepared by three professional appraisal firms, together with other factors such as maintenance reserves held by the company, the creditworthiness of particular lessees, current rental values compared to open market and the length of remaining lease term.

     In the year ended June 30, 1996, the directors made a provision of $12 million to reflect a permanent diminution in value against a particular aircraft type.

     The company's aircraft, along with the company's other assets, have charges attached to them such that they represent security for the Notes issued (see
Note 5).

3  OPERATING LEASES

     All the aircraft are leased on operating leases to 19 lessees as at June 30, 1997. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

3  OPERATING LEASES (CONTINUED)
     The following is a schedule of contracted future rentals, by years, on operating leases as of June 30, 1997. The interest rates prevailing at June 30, 1997 have been applied in determining rentals that are variable in accordance with prevailing interest rates.

                    YEAR ENDING JUNE 30                       U.S.$'000
                    -------------------                       ---------
1998........................................................    97,590
1999........................................................    85,377
2000........................................................    53,475
2001........................................................    31,829
2002........................................................    24,404
Thereafter..................................................    19,568
                                                               -------
                                                               312,243
                                                               =======

     There are no contingent rentals.

     The leases have charges attached to them such that they represent security for the Notes issued.

     Projected revenue for the year ended 30 June 1997 was $94,741,000. Actual revenue earned was $102,121,000. The principal reason for the surplus was caused by the re-leasing of aircraft at the expiry of their leases.

4  ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
                                                                U.S.$'000            U.S.$'000
Accrued expenses and other liabilities comprise:
Deferred income.............................................        5,382            5,024
Interest on Notes...........................................        5,574            6,003
Taxation....................................................          (50)              93
Other accruals..............................................        5,183            3,601
                                                                   ------           ------
                                                                   16,089           14,721
                                                                   ======           ======

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

5  INDEBTEDNESS

     a) Principal

     The purchase of the aircraft was funded by the sale of Trust Notes and the sale of Subordinated Notes (together the 'Notes'). The Notes are secured by a first priority security interest in the company's assets, which consist of the aircraft, the leases and amounts on deposit in certain accounts.

                                                          JUNE 30, 1997    JUNE 30, 1996    AT ISSUE
                                                          -------------    -------------    ---------
                                                           U.S.$'000           U.S.$'000    U.S.$'000
TRUST NOTES
  Class A-1 Notes.....................................       121,944          142,036        172,000
  Class A-2 Notes.....................................       101,372          112,442        139,404
  Class A-3 Notes.....................................       156,167          156,167        156,167
  Class A-4 Notes.....................................       140,122          140,122        140,122
  Class B-1 Notes.....................................        43,770           43,770         44,106
  Class B-2 Notes.....................................        43,994           43,994         44,106
  Class C Notes.......................................        86,171           86,171         86,610
SUBORDINATED NOTES
  Class D Note........................................        49,988           62,319         71,185
  Class E Note and capitalised E note interest........       180,887          166,355        144,451
  Less: restricted by income availability.............       (47,662)          (6,647)            --
  Less: extinguished by a permanent loss..............        (5,258)              --             --
                                                             -------          -------        -------
  Net Class E Note Principal..........................       127,967          159,708        144,451
                                                             -------          -------        -------
                                                             871,495          946,729        998,151
                                                             =======          =======        =======

     Repayments of principal on the Trust Notes and Class D Note principal are made monthly and commenced in October 1994. The outstanding principal balance on each Trust Note is due on September 15, 2004 (the Final Maturity Date). However, as a consequence of the refinancing proposal disclosed below (Note 28) the directors believe that the Notes will be redeemed in full by June 30, 1998. On this basis, the Notes have been reclassified as repayable within one year.

     The repayment of principal on the Trust Notes and the Class D Note is dependent upon the cash available at the monthly payment date and is governed by the Deed of Charge of Assignment and Priorities entered into by ALPS 94-1 Limited on the Closing Date (the 'Deed of Charge').

     The repayment of Class E Note principal is not due until the Trust Notes and Class D Note have been fully repaid.

     In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by the company. Consequently, the equity shareholders will not participate in any losses of the company beyond the share capital, and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. In addition, the provision for a permanent diminution in value in aircraft values is treated as a permanent loss under the Deed of Charge and a proportion of the Class E Note principal is extinguished based upon the terms of the Deed of Charge.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

5  INDEBTEDNESS (CONTINUED)
     b) Interest

     Class A-1 Notes bear interest at LIBOR plus 0.48%, payable monthly in arrears.

    Class A-2 Notes bear interest at 7.15%, payable monthly in arrears.

    Class A-3 Notes bear interest at LIBOR plus 0.45%, payable monthly in arrears.

     Class A-4 Notes bear interest at 7.80%, payable monthly in arrears.

     Class B-1 Notes bear interest at LIBOR plus 1.15%, payable monthly in arrears.

     Class B-2 Notes bear interest at 8.20%, payable monthly in arrears.

     Class C Notes bear interest at 9.35%, payable monthly in arrears.

     The Class D Note bears interest at LIBOR plus 5.50%. Interest is payable monthly in arrears and commenced in October 1994, subject to available cash. Interest accrued but not paid will be added to the principal outstanding and will accrue interest until paid.

     The Class E Note bears interest at 10.00%. The interest accrues monthly in arrears. With the exception of certain circumstances the Class E permitted interest amount will not be paid until the payment date following the fourth anniversary of the Closing Date.

     c) Debt maturity

     Upon the Final Maturity Date, the cash available will be applied to principal in the following order:

     1. Class A Notes principal

     2. Class B Notes principal

     3. Class C Notes principal

     4. Class D Note principal

     5. Class E Note principal

6  PROVISION FOR MAINTENANCE

                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
Opening balance.............................................       39,544           29,405
Acquired with aircraft......................................           --            2,742
Receivable during year......................................       12,558           10,017
Expenditure.................................................       (5,855)          (2,620)
                                                                   ------           ------
Closing balance.............................................       46,247           39,544
                                                                   ------           ------
Due within one year.........................................        1,604            4,375
Due after one year..........................................       44,643           35,169
                                                                   ------           ------
                                                                   46,247           39,544
                                                                   ======           ======

     All of the lessees are responsible under the terms of their respective leases to maintain the aircraft. As at June 30, 1997, 18 of the lessees provide security for such maintenance obligations by contribution of funds to

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

6 PROVISION FOR MAINTENANCE (CONTINUED) the company. The company may incur maintenance costs on the re-leasing of the aircraft due to the restoration to an acceptable condition prior to leasing.

7  SECURITY DEPOSITS

     Security deposits of U.S.$15,202,000 (1996 -- U.S.$18,677,000) are held as security for obligations in accordance with the terms of certain leases. The deposits are held as cash and are included within the cash balance.

8  SHARE CAPITAL

     Called up share capital comprises:

                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
                                                                    U.S.$            U.S.$
AUTHORISED
15,000 ordinary shares of U.S.$1 each.......................       15,000           15,000
                                                                   ------           ------
ISSUED AND FULLY PAID
10 ordinary shares of U.S.$1 each...........................           10               10
                                                                   ------           ------

     The company issued 10 ordinary shares at $1 each on June 3, 1994.

9  REVENUES AND CONCENTRATION OF CREDIT RISK

     a) Distribution of revenues by geographic area

                                                                                      PERIOD FROM
                                            YEAR ENDED           YEAR ENDED         2 JUNE 1994 TO
                                           JUNE 30, 1997        JUNE 30, 1996        JUNE 30, 1995
                                         -----------------    -----------------    -----------------
                                         U.S.$'000     %      U.S.$'000     %      U.S.$'000     %
Europe...............................      44,927     43.9      46,164     45.2      41,268     47.5
North America........................       3,693      3.6       3,673      3.6       3,189      3.7
South/Central America................      19,296     18.9      14,324     14.0      11,347     13.1
Asia/Pacific.........................      34,205     33.6      37,861     37.2      30,999     35.7
                                          -------     ----     -------     ----     -------     ----
                                          102,121      100     102,022      100      86,803      100
                                          =======     ====     =======     ====     =======     ====

     All revenues are derived from aircraft leasing.

     b) Concentration of credit risk

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     The company manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition the company maintains Political Risk Insurance in respect of certain lessees.

     The company continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

9  REVENUES AND CONCENTRATION OF CREDIT RISK (CONTINUED)
     As at June 30, 1997, one lessee accounted for 12% of the company's lease revenues and another accounted for 11% of lease revenues. No other lessee accounted for greater than 10% of the company's lease revenues for the year ended June 30, 1997. One lessee accounted for 12% of the company's lease revenues in both the period and year ended June 30, 1995 and June 30, 1996. No other lessee accounted for greater than 10% of the company's lease revenues for the period and year ended 30 June, 1995 and 30 June, 1996.

10  NET INTEREST EXPENSE

                                                                                          PERIOD FROM
                                                       YEAR ENDED       YEAR ENDED      2 JUNE 1994 TO
                                                      JUNE 30, 1997    JUNE 30, 1996     JUNE 30, 1995
                                                      -------------    -------------    ---------------
                                                      U.S.$'000          U.S.$'000         U.S.$'000
Interest payable on Notes.........................       73,975           76,587            66,468
Net interest income...............................       (2,938)          (3,011)           (2,262)
                                                         ------           ------            ------
                                                         71,037           73,576            64,206
                                                         ======           ======            ======

11  OTHER EXPENSES

                                                                                          PERIOD FROM
                                                       YEAR ENDED       YEAR ENDED      2 JUNE 1994 TO
                                                      JUNE 30, 1997    JUNE 30, 1996     JUNE 30, 1995
                                                      -------------    -------------    ---------------
                                                      U.S.$'000          U.S.$'000         U.S.$'000
Servicer's fees...................................        2,899            2,893             1,483
Political Risk Insurance..........................          737            1,210               527
Administration fees...............................          441              503               331
Legal and professional fees.......................          402              323               411
Directors' and Officers' Insurance................          350              391               426
Directors' fees and expenses......................          122              150               141
Cash manager's fees...............................           66               41               201
Audit and tax fees................................           36               70               182
                                                         ------           ------            ------
                                                          5,053            5,581             3,702
                                                         ======           ======            ======

12  NET (LOSS)/INCOME BEFORE PROVISION FOR TAXES

     a) Net (loss)/income before provision for taxes is stated after charging:

                                                        YEAR ENDED       YEAR ENDED      PERIOD ENDED
                                                       JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Directors' remuneration............................         100              100              100
                                                            ---              ---              ---
                                                            100              100              100
                                                            ===              ===              ===

     b) Directors and Officers' Insurance

     As approved at an Extraordinary General Meeting of the company, Directors' and Officers' Insurance has been implemented. Directors also have the protection of an unsecured indemnity from the company in respect of claims relating to them in their capacity as directors.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

13  BENEFIT/(PROVISION) FOR TAXES

                                                        YEAR ENDED       YEAR ENDED      PERIOD ENDED
                                                       JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Corporation tax....................................         143             (200)             (69)
Other taxes........................................          --               --               --
                                                            ---             ----              ---
                                                            143             (200)             (69)
                                                            ===             ====              ===

     Taxation provisions shown relate to the activities of subsidiaries, levied by local jurisdictions. The current writeback relates to a subsequent approval of lower prior period tax charges levied by one jurisdiction.

14  BASIC (LOSS)/INCOME PER ORDINARY SHARE

     The calculation of basic (loss)/income per ordinary share has been computed by dividing the profit or loss for the period of U.S.$Nil (1996 -- loss of U.S.$666,000, 1995 -- income of U.S.$666,000) by the weighted average number of ordinary shares outstanding during the year -- 10 (1996 -- 10, 1995 -- 10).

15  STAFF COSTS AND NUMBERS

     The company has no employees.

16  SUBSIDIARY COMPANIES

     The company has the following subsidiary companies:

                                  COUNTRY OF                                             % OF SHARES
NAME                              INCORPORATION                    BUSINESS                 HELD
----                              -------------                    --------              -----------
Pergola Limited................   Ireland              Aircraft leasing and sub-leasing     100%
ALPS 94-1 (Belgium) N.V........   Belgium              Aircraft leasing and sub-leasing     100%
ALPS 94-1 (France) S.A.R.L. ...   France               Dormant                              100%

17  DIVIDENDS

     Under the Articles of Association, the shareholders are entitled to receive a fixed cumulative preferential dividend of U.S.$1,500 per annum out of the profits of the company. This dividend has not been declared in the current year.

18  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                        YEAR ENDED       YEAR ENDED      PERIOD ENDED
                                                       JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Cash paid in respect of:
Interest -- Trust Notes............................       50,574           53,558           44,769
Interest -- Subordinated Notes.....................        9,298           10,444            6,378
Income taxes.......................................           --              174               --
                                                          ------           ------           ------
                                                          59,872           64,176           51,147
                                                          ======           ======           ======

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

19  COMMITMENTS

     The company has no long-term contracts other than those with its service providers (see Note 26).

20 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements are prepared in accordance with U.K. GAAP which differ significantly in certain respects from U.S. GAAP. These significant differences are described below:

     a) Aircraft

     The consolidated financial statements are prepared applying Financial Reporting Standard No. 5 'Reporting the Substance of Transactions'. This accounting standard defines assets as the right or other access to future economic benefits controlled by an entity arising as a result of transactions or events. The company has rights to access future economic benefits arising from the aircraft at the Closing Date even though it does not become the legal owner of the aircraft until they are delivered. Therefore the aircraft are included at their initial valuation or purchase price at the Closing Date and depreciated from that date. Similarly, rental income has been recognised as receivable from the Closing Date.

     The accounting treatment under U.S. GAAP would be to record the cost of the aircraft at GPA's Amortised Cost at the Delivery Date and to depreciate the aircraft and recognize rental income from the Delivery Date. Any writeback of depreciation would be taken over the useful life of the asset. Effective from 1 July 1996 the method of depreciation is the same for both U.K. and U.S. GAAP. Prior to that date under U.K. GAAP, depreciation was provided at 2% for the first 15 years and 7% thereafter whereas under U.S. GAAP prior to 1997, the aircraft are depreciated on a straight-line basis so as to write-off the cost of the assets over a period of 25 years. Under U.K. GAAP, a provision for additional depreciation has been made in 1997 to reflect the impact of adopting the revised estimates of accumulated depreciation in respect of prior periods. Under U.S. GAAP, no additional depreciation is made, the impact is spread over the remaining lives of the assets.

     The differences between income recorded under U.K. GAAP and U.S. GAAP therefore relate to:

     1. Depreciation from the Closing Date to Delivery Date.

     2. Rental income from the Closing Date to Delivery Date.

     3. Investment income earned from the Closing Date to Delivery Date.

     4. Difference in depreciation of Amortised Cost of aircraft under U.S. GAAP and initial appraised value under U.K. GAAP.

     5. Difference in writeback of depreciation under U.S. GAAP and U.K. GAAP.

     6. Difference in additional depreciation resulting from the change in the depreciation method.

     b) Cash and commercial paper balances

     Included in cash and commercial paper balances at June 30, 1997 of U.S.$91,295,000 (1996: $89,670,000) are security deposits of U.S.$15,202,000
(1996: $18,677,000). Under U.S. GAAP, these security deposits would be separately identified as restricted cash.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

20 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
     c) Indebtedness

     The principal repayment of the Class E Note and accrued interest thereon is dependent upon cash available. In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by the company and consequently, the equity shareholders will not participate in any losses of the company beyond the share capital. Such losses are borne by the Noteholders and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. Such amounts are included as contingent liabilities (see Note 27). Under U.S. GAAP the liability for the principal amount remains until such time as the obligation is extinguished.

     d) Shareholders' equity

     The differences between shareholders' equity under U.K. GAAP and U.S. GAAP relate to the recording of the aircraft at Amortised Cost. The difference between the Initial Appraised Value and the Amortised Cost is deemed a distribution to GPA on the Closing Date, which results in a negative charge to shareholders' equity.

21 RECONCILIATION OF INCOME AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET INCOME IN ACCORDANCE WITH U.S. GAAP

                                                                                         PERIOD FROM
                                                       YEAR ENDED       YEAR ENDED      2 JUNE 1994 TO
                                                      JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                      -------------    -------------    --------------
                                                       U.S.$'000           U.S.$'000         U.S.$'000
Retained (loss) / income in accordance with U.K.
  GAAP............................................            --             (666)              666
ITEMS HAVING THE EFFECT OF INCREASING REPORTED
  INCOME
  Depreciation from the Closing Date to the
     Delivery Date................................            --              141             7,276
  Investment income earned from the Closing Date
     to Delivery Date.............................            --              374            17,017
  Exceptional item: additional depreciation
     charge.......................................        34,385               --                --
  Difference in depreciation of amortised cost of
     aircraft.....................................         5,723          (14,501)           (5,560)
ITEMS HAVING THE EFFECT OF DECREASING REPORTED
  INCOME
  Rental from the Closing Date to the Delivery
     Date.........................................            --             (729)          (34,249)
  Reduction in indebtedness.......................       (41,015)          (6,647)               --
                                                         -------         --------          --------
Net loss in accordance with U.S. GAAP.............          (907)         (22,028)          (14,850)
Net loss brought forward..........................       (36,878)         (14,850)               --
                                                         -------         --------          --------
Net loss carried forward..........................       (37,785)         (36,878)          (14,850)
Loss per ordinary share for the year as so
  adjusted........................................         (90.7)        (2,202.8)         (1,485.0)
                                                         -------         --------          --------
Weighted average number of ordinary shares
  outstanding.....................................            10               10                10
                                                         -------         --------          --------

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

22 RECONCILIATION OF SHAREHOLDERS' EQUITY AS STATED IN ACCORDANCE WITH U.K. GAAP TO SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP

                                                                                         PERIOD FROM
                                                       YEAR ENDED       YEAR ENDED      2 JUNE 1994 TO
                                                      JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                      -------------    -------------    --------------
                                                       U.S.$'000           U.S.$'000         U.S.$'000
Shareholders' equity in accordance with U.K.
  GAAP............................................            --               --               666
ITEMS HAVING THE EFFECT OF AMENDING SHAREHOLDERS'
  EQUITY
  Distribution to GPA at Closing Date.............      (147,588)        (147,588)         (147,588)
  Cumulative difference in net income between U.K.
     GAAP and U.S. GAAP (see Note 21).............       (37,785)         (36,878)          (15,516)
                                                        --------         --------          --------
Shareholders' equity in accordance with U.S.
  GAAP............................................      (185,373)        (184,466)         (162,438)
                                                        --------         --------          --------

23 RECONCILIATION OF AIRCRAFT STATED IN ACCORDANCE WITH U.K. GAAP TO AIRCRAFT STATED IN ACCORDANCE WITH U.S. GAAP

                                                    U.S. GAAP                         U.K. GAAP
                                          ------------------------------    ------------------------------
                                          JUNE 30, 1997    JUNE 30, 1996    JUNE 30, 1997    JUNE 30, 1996
                                          -------------    -------------    -------------    -------------
                                          U.S.$'000          U.S.$'000        U.S.$'000        U.S.$'000
COST
Cost..................................       975,179          975,179          975,179          975,179
Step Up Cost..........................      (147,588)        (147,588)              --               --
Beginning of period...................       827,591          827,591          975,179          975,179
                                            --------         --------         --------         --------
End of period.........................       827,591          827,591          975,179          975,179
                                            --------         --------         --------         --------
DEPRECIATION
Beginning of period...................       (48,780)         (16,442)         (36,136)         (18,158)
Provision in period...................       (32,339)         (32,338)         (38,062)         (17,978)
Additional charge in period...........            --               --          (34,385)              --
                                            --------         --------         --------         --------
End of period.........................       (81,119)         (48,780)        (108,583)         (36,136)
                                            --------         --------         --------         --------
Provision for permanent diminution in
  value...............................       (12,000)         (12,000)         (12,000)         (12,000)
                                            --------         --------         --------         --------
NET BOOK VALUE
Beginning of period...................       766,811          811,149          927,043          957,021
                                            --------         --------         --------         --------
End of period.........................       734,472          766,811          854,596          927,043
                                            --------         --------         --------         --------

24  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The company estimates that the fair value of its cash and cash equivalents and other receivables and payables at June 30, 1997 approximate to the amounts at which these items are reflected in the company's balance sheet. This is due to the relatively short-term nature of the instruments and the frequency at which they reprice.

25  FOREIGN CURRENCY TRANSACTIONS

     The company's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

26  RELATED PARTY TRANSACTIONS

     a) GE Capital Aviation Services Limited (GECAS)

     GECAS acts as lease manager to the company. In addition to managing the company's aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including GPA from whom the company's aircraft were purchased. GECAS may from time to time have conflicts of interest in performing its obligations to the company and other entities to which it provides management, marketing and other services.

     GECAS receives an annual fee as lease manager which amounted to U.S.$2,899,000 (1996 -- U.S.$2,893,000; 1995 -- U.S.$1,483,000) for the year ended June 30, 1997. GECAS is an affiliate of GE Capital which holds the Class D Note and has a right to appoint a representative to the board. GE Capital has not yet indicated any intention to make such an appointment.

     b) Mr. E.J. Hansom (Director)

     Mr. E.J. Hansom is the Chief Financial Officer of GPA and is one of the representatives on the board appointed by GPA, as holder of the Class E Note. The company purchased its aircraft from GPA.

     c) Ms. R. Hynes (Director)

     Ms. R. Hynes is the (          ) of GPA and is one of the representatives
on the board appointed by GPA, as holder of the Class E Note. The Company purchased its aircraft from GPA.

     d) Mr. G.A. Robinson (Director)

     Mr. G.A. Robinson performs consulting services from time to time for Air 2000, one of the lessees.

27  CONTINGENT LIABILITIES

     Principal

     As detailed in Note 5, certain principal amounts are restricted by available cash. At the year end certain amounts were restricted by cash and the liability has been reduced. The amounts represent contingent liabilities which will become due dependent upon future cashflows.

                                                                JUNE 30, 1997    JUNE 30, 1996
                                                                -------------    -------------
                                                                  U.S.$'000        U.S.$'000
Class E Note................................................       47,662            6,647
                                                                   ------           ------

28  SUBSEQUENT EVENTS

     The directors have approved in principle to proceed with efforts to refinance the company. There is an early redemption of the Notes planned prior to June 30, 1998. A new company, AerCo Limited, will be incorporated which will issue its shares to AerCo Trust in consideration for all the issued ordinary shares in ALPS 94-1. The New Notes will be issued by AerCo Limited and the proceeds loaned to ALPS 94-1 to enable ALPS 94-1 to repay the principal and interest outstanding on Class A, B, C and D Notes. The Class E Note principal and interest will be exchanged for a new Class E Note.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

28  SUBSEQUENT EVENTS (CONTINUED)
     Upon receipt of the proceeds of the New Notes, the mortgages over the aircraft and the security in respect of the leases and certain other property in favor of the Security Trustee, will be released and transferred to the Security Trustee for the benefit of the holders of the New Notes.

     No costs have been accrued for in the financial statements in relation to this refinancing as the directors approval did not occur prior to 30 June 1997.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                  UNAUDITED CONSOLIDATED INTERIM BALANCE SHEET

                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                  U.S.$'000         U.S.$'000
ASSETS
CURRENT ASSETS
Cash........................................................        52,500            47,552
Commercial paper............................................        38,081            39,580
Accounts receivable.........................................         2,501             3,750
                                                                   -------           -------
TOTAL CURRENT ASSETS........................................        93,082            90,882
FIXED ASSETS
AIRCRAFT....................................................       818,440           864,089
                                                                   -------           -------
TOTAL ASSETS................................................       911,522           954,971
                                                                   =======           =======
LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Accrued expenses and other liabilities......................        21,131            15,048
Indebtedness................................................       830,321           881,257
Provision for maintenance...................................        46,516            39,714
Security deposits...........................................        13,554            18,952
                                                                   -------           -------
TOTAL LIABILITIES...........................................       911,522           954,971
Share capital...............................................            --                --
Accumulated profit..........................................            --                --
                                                                   -------           -------
Shareholders' equity........................................            --                --
                                                                   -------           -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................       911,522           954,971
                                                                   =======           =======

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

             UNAUDITED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS

                                                                 NINE MONTHS       NINE MONTHS
                                                                    ENDED             ENDED
                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                 U.S.$'000          U.S.$'000
REVENUES
Aircraft leasing............................................         76,098            76,263
EXPENSES
Depreciation................................................        (28,569)          (28,569)
Exceptional item -- additional depreciation.................             --           (34,385)
Provision for permanent diminution in value of aircraft.....         (8,720)               --
Net interest expense........................................        (52,340)          (53,816)
Other expenses..............................................         (4,278)           (4,123)
                                                                   --------          --------
                                                                    (93,907)         (120,893)
                                                                   --------          --------
NET LOSS FROM OPERATIONS....................................        (17,809)          (44,630)
Reduction in indebtedness...................................         17,824            44,630
                                                                   --------          --------
NET INCOME BEFORE PROVISION FOR TAXES.......................             15                --
Provision for taxes.........................................            (15)               --
                                                                   --------          --------
NET INCOME FOR THE PERIOD...................................             --                --
RETAINED INCOME BROUGHT FORWARD.............................             --                --
                                                                   --------          --------
RETAINED INCOME CARRIED FORWARD.............................             --                --
BASIC INCOME PER ORDINARY SHARE.............................             --                --
                                                                   --------          --------
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING......             10                10
                                                                   ========          ========

All recognised gains and losses are included in the unaudited consolidated interim statement of operations above.

There is no material difference between the net income for the period and prior periods, and their historical cost equivalent.

The results for the period are derived from continuing operations.

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

             UNAUDITED CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS

                                                                 NINE MONTHS       NINE MONTHS
                                                                    ENDED             ENDED
                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                     U.S.$'000         U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period...................................            --                --
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
Depreciation charge for the period..........................        28,569            28,569
Exceptional item: additional depreciation charge............            --            34,385
Provision for permanent diminution in value of aircraft.....         8,720                --
Changes in operating assets and liabilities
  Accounts receivable and other assets......................           651              (791)
  Accrued interest on E Note................................        12,340            11,067
  Accrued expenses and other liabilities....................         5,032               326
  Reduction in indebtedness.................................       (17,824)          (44,630)
Net maintenance received....................................           269               170
Net security deposits (paid)/received.......................        (1,648)              275
                                                                   -------           -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................        36,109            29,371
INVESTING ACTIVITIES
Capitalised expenditure on aircraft.........................        (1,133)               --
                                                                   -------           -------
MANAGEMENT OF LIQUID RESOURCES
Net sale/(purchase) of commercial paper.....................         1,740            (4,270)
                                                                   -------           -------
NET CASH INFLOW/(OUTFLOW) FROM MANAGEMENT OF LIQUID
  RESOURCES.................................................         1,740            (4,270)
                                                                   -------           -------
FINANCING ACTIVITIES
Indebtedness repaid.........................................       (35,690)          (31,909)
                                                                   -------           -------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES..................       (35,690)          (31,909)
                                                                   -------           -------
NET INCREASE/(DECREASE) INCREASE IN CASH....................         1,026            (6,808)
CASH AT BEGINNING OF PERIOD.................................        51,474            54,360
                                                                   -------           -------
CASH AT END OF PERIOD.......................................        52,500            47,552
                                                                   =======           =======

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

         UNAUDITED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                        ISSUE OF SHARES    RETAINED PROFIT      TOTAL
                                                        ---------------    ---------------    ---------
                                                           U.S.$'000          U.S.$'000       U.S.$'000
Balance at June 30, 1996.....................    10            0                  0               0
NET INCOME FOR THE PERIOD....................     0            0                  0               0
                                                 --           --                 --              --
Balance at March 31, 1997....................    10            0                  0               0
                                                 --           --                 --              --
Balance at June 30, 1997.....................    10            0                  0               0
NET INCOME FOR THE PERIOD....................     0            0                  0               0
                                                 --           --                 --              --
Balance at March 31, 1998....................    10            0                  0               0
                                                 --           --                 --              --

The accompanying notes are an integral part of the unaudited consolidated interim financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                        STATEMENT OF ACCOUNTING POLICIES

     Basis of preparation

     The accounting policies followed in the preparation of the accompanying unaudited consolidated interim financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales, other than as explained in 'Indebtedness' in the financial statements of the company for the year ended June 30, 1997.

     The unaudited consolidated interim financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the Company and of the aviation industry.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

        NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1 RECONCILIATION OF INCOME AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET INCOME IN ACCORDANCE WITH U.S. GAAP.

                                                            NINE MONTHS ENDED    NINE MONTHS ENDED
                                                             MARCH 31, 1998       MARCH 31, 1997
                                                            -----------------    -----------------
                                                             U.S.$'000               U.S.$'000
Retained income in accordance with U.K. GAAP............              --                   --
ITEMS HAVING THE EFFECT OF INCREASING REPORTED INCOME
  Exceptional item: additional depreciation charge......              --               34,385
  Difference in depreciation of amortised cost of
     aircraft...........................................           4,315                4,315
  Difference in permanent dimunition in value of
     aircraft...........................................           8,200                   --
ITEMS HAVING THE EFFECT OF DECREASING REPORTED INCOME
  Reduction in indebtedness.............................         (17,824)             (39,372)
                                                                 -------              -------
Net loss in accordance with U.S. GAAP...................          (5,309)                (672)
Net loss brought forward................................         (37,785)             (36,878)
                                                                 -------              -------
Net loss carried forward................................         (43,094)             (37,550)
Loss per ordinary share for the period as so adjusted...          (530.9)               (67.2)
                                                                 -------              -------
Weighted average number of ordinary shares
  outstanding...........................................              10                   10
                                                                 -------              -------

2 RECONCILIATION OF SHAREHOLDERS' EQUITY AS STATED IN ACCORDANCE WITH U.K. GAAP TO SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP

                                                            NINE MONTHS ENDED    NINE MONTHS ENDED
                                                             MARCH 31, 1998       MARCH 31, 1997
                                                            -----------------    -----------------
                                                             U.S.$'000               U.S.$'000
Shareholders' equity in accordance with U.K. GAAP.......              --                   --
ITEMS HAVING THE EFFECT OF AMENDING SHAREHOLDERS' EQUITY
  Distribution to GPA at Closing Date...................        (147,588)            (147,588)
  Cumulative difference in net income between U.K. GAAP
     and U.S. GAAP (see Note 1).........................         (43,094)             (37,550)
                                                                --------             --------
Shareholders' equity in accordance with U.S. GAAP.......        (190,682)            (185,138)
                                                                --------             --------

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

3 RECONCILIATION OF AIRCRAFT STATED IN ACCORDANCE WITH U.K. GAAP TO AIRCRAFT STATED IN ACCORDANCE WITH U.S. GAAP

                                                     U.S. GAAP                         U.K. GAAP
                                          -------------------------------   -------------------------------
                                          MARCH 31, 1998   MARCH 31, 1997   MARCH 31, 1998   MARCH 31, 1997
                                          --------------   --------------   --------------   --------------
                                           U.S.$'000         U.S.$'000        U.S.$'000        U.S.$'000
COST
Cost....................................      975,179          975,179          975,179          975,179
Step Up Cost............................     (147,588)        (147,588)              --               --
                                             --------         --------         --------         --------
Beginning of period.....................      827,591          827,591          975,179          975,179
Additions...............................        1,133               --            1,133               --
                                             --------         --------         --------         --------
End of period...........................      828,724          827,591          976,312          975,179
                                             --------         --------         --------         --------
DEPRECIATION
Beginning of period.....................      (81,119)         (48,780)        (108,583)         (36,136)
Provision in period.....................      (24,254)         (24,254)         (28,569)         (28,569)
Additional charge in period.............           --               --               --          (34,385)
                                             --------         --------         --------         --------
End of period...........................     (105,373)         (73,034)        (137,152)         (99,090)
                                             --------         --------         --------         --------
PROVISION FOR PERMANENT DIMINUTION IN
  VALUE
Beginning of period.....................      (12,000)         (12,000)         (12,000)         (12,000)
Provision in period.....................         (520)              --           (8,720)              --
                                             --------         --------         --------         --------
End of period...........................      (12,520)         (12,000)         (20,720)         (12,000)
                                             --------         --------         --------         --------
NET BOOK VALUE
Beginning of period.....................      734,472          766,811          854,596          927,043
                                             --------         --------         --------         --------
End of period...........................      710,831          742,557          818,440          864,089
                                             --------         --------         --------         --------

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF AERCO LIMITED

     We have audited the financial statements on pages F-31 to F-43 of this Prospectus which have been prepared under the historical cost convention and the accounting policies set out on pages F-35 to F-36 of this Prospectus.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The directors are required to prepare financial statements for each financial period which give a true and fair view of the statement of net assets of the entity and of the income and cash flows of the entity for that period. In preparing the financial statements, the directors are required to select suitable accounting policies and apply them consistently, make judgements and estimates that are prudent and reasonable and to prepare the financial statements on the going concern basis unless it is not appropriate to assume that the entity will continue in business.

     It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the U.K. Auditing Practices Board which do not differ significantly from U.S. generally accepted auditing standards.

     An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the entity, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements present fairly the statement of net assets of the entity as at June 30, 1997 and of the income and cash flows for the year ended June 30, 1997 of the entity and have been properly prepared in accordance with U.K. generally accepted accounting principles.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have no significant effect on the statement of operations for the year ended June 30, 1997 and the statement of net assets as at June 30, 1997.

ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS
Forum House
Grenville Street
St. Helier
Jersey JE2 4UF
Channel Islands
          1998

                           NINE TRANSFERRING AIRCRAFT

                            STATEMENT OF NET ASSETS

                                                              NOTES    JUNE 30, 1997
                                                              -----    -------------
                                                                       U.S.$'000
ASSETS
CURRENT ASSETS
Due from GPA Group plc......................................               27,294
Accounts receivable.........................................    2             814
                                                                          -------
TOTAL CURRENT ASSETS........................................               28,108
FIXED ASSETS
Aircraft....................................................    3         177,850
                                                                          -------
TOTAL ASSETS................................................              205,958
                                                                          =======
LIABILITIES
Accrued expenses and other liabilities......................    5           7,037
Indebtedness................................................    6         115,044
Provision for maintenance...................................    7          12,946
Security deposits...........................................    8           2,930
Deferred income tax.........................................   12           5,654
                                                                          -------
TOTAL LIABILITIES...........................................              143,611
NET ASSETS..................................................               62,347
                                                                          =======

The accompanying notes, including the statement of accounting policies on pages F-35 to F-36, are an integral part of the financial statements.

                           NINE TRANSFERRING AIRCRAFT

                            STATEMENT OF OPERATIONS

                                                                       YEAR ENDED
                                                              NOTES   JUNE 30, 1997
                                                              -----   -------------
                                                                      U.S.$'000
REVENUES
Aircraft leasing............................................    9         22,216
EXPENSES
Depreciation................................................    3         (9,261)
Provision for permanent diminution in value of aircraft.....    3         (4,000)
Net interest expense........................................   10        (10,144)
Other expenses..............................................   11         (9,032)
                                                                        --------
                                                                         (32,437)
                                                                        --------
NET LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES.........             (10,221)
Benefit for taxes...........................................   12          1,176
                                                                        --------
NET LOSS FOR THE YEAR.......................................              (9,045)
                                                                        ========

All recognised gains and losses are included in the statement of operations above.

There is no material difference between the net loss for the year, and its historical cost equivalent.

The results for the year are derived from continuing operations.

The accompanying notes, including the statement of accounting policies on pages F-35 to F-36, are an integral part of the financial statements.

                           NINE TRANSFERRING AIRCRAFT

                             STATEMENT OF CASHFLOWS

                                                               YEAR ENDED
                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year.......................................      (9,045)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
Depreciation charge for the year............................       9,261
Provision for permanent diminution in value of aircraft.....       4,000
Amortisation................................................         603
Deferred income tax.........................................      (1,176)
Changes in operating assets and liabilities
  Accounts receivable and other assets......................       2,115
  Accrued expenses and other liabilities....................       5,288
  Net maintenance paid......................................      (2,702)
  Net security deposits received............................       1,080
                                                                 -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................       9,424
                                                                 -------
INVESTING ACTIVITIES
Capitalised expenditure on aircraft.........................        (203)
                                                                 -------
FINANCING ACTIVITIES
Contributions from GPA......................................      28,456
Reduction in Indebtedness...................................     (37,677)
                                                                 -------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES..................      (9,221)
                                                                 -------
NET INCREASE IN CASH........................................          --
CASH AT BEGINNING OF YEAR...................................          --
                                                                 -------
CASH AT END OF YEAR.........................................          --
                                                                 =======

Supplemental disclosure of cash flow information is set out in Note 14. The accompanying notes, including the statement of accounting policies on pages F-35 to F-36, are an integral part of the financial statements.

                           NINE TRANSFERRING AIRCRAFT

                       STATEMENT OF CHANGES IN NET ASSETS

                                                                  TOTAL
                                                                ---------
                                                                U.S.$'000
Balance at June 30, 1996....................................     42,936
Net contributions from GPA..................................     28,456
NET LOSS FOR THE YEAR.......................................     (9,045)
                                                                 ------
Balance at June 30, 1997....................................     62,347
                                                                 ======

The accompanying notes, including the statement of accounting policies on pages F-35 to F-36, are an integral part of the financial statements.

                           NINE TRANSFERRING AIRCRAFT

                        STATEMENT OF ACCOUNTING POLICIES

     Securitization transaction and basis of preparation

     These financial statements present the statement of operations and the cashflows for the year ended June 30, 1997 and the statement of net assets at that date of the Nine Transferring Aircraft to be acquired by AerCo from GPA pursuant to a securitization and financing transaction.

     Under the proposed transaction AerCo will acquire 100% of the capital stock of ALPS 94-1, a company which owns 25 aircraft and the related leases, and will also acquire ten aircraft and the related leases from GPA . The further details of the proposed Transaction and of the basis of preparation of these financial statements for the Nine Transferring Aircraft are set out in Note 1.

     The accounting policies followed in the preparation of the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales.

     The financial statements are prepared on the going concern basis and under the historic cost convention and are stated in US dollars, which is the principal operating currency of the entity and of the aviation industry.

     Revenue recognition

     Revenue from aircraft on operating leases is recognised as income as it accrues over the period of the leases. When future rental increases are contracted under the terms of the leases, the entity accrues income on the basis of the current rental rate rather than on a basis which averages the lease rentals over the total lease term, unless receipt of such future rental increases is reasonably assured.

     Interest income

     Interest earned during the period has been credited to the statement of operations.

     Provision for maintenance

     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a fund held by the entity from which maintenance expenditures for major checks are disbursed. The balance of these funds is included in the provision for maintenance.

     Taxation

     Corporation tax is provided based on the results for the year. Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     Aircraft

     Aircraft are stated at cost less accumulated depreciation less permanent diminutions in value. Cost comprises the net purchase price of the aircraft when originally acquired by GPA.

                           NINE TRANSFERRING AIRCRAFT

     Cost comprises the invoiced cost net of manufacturer's discounts. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost and for useful lives are as follows:

                                                                YEARS           FROM
                                                                -----           ----
Refurbished and upgraded aircraft -- converted to
  freighters................................................     20      Conversion Date
All other aircraft..........................................     25      Manufacture Date

     Where purchase option agreements exist to the benefit of the lessee, aircraft are depreciated to the purchase option price on a straight-line basis provided that this would result in a higher depreciation charge than that arrived at by applying the standard method.

     Additional charges are made to reduce the book value of specific assets to fair market value where a permanent diminution in value is considered to have occurred. Where fair market value is greater than book value no adjustment is made.

     Fair market value is assessed by the directors consistent with the going concern basis of preparation of the financial statements and reflects the underlying economic value of aircraft and engines in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. In forming their assessment of fair market value the directors have taken into consideration independent valuations of aircraft in the portfolio, together with the directors' assessment of aircrafts' current maintenance status and maintenance reserves.

     The entity adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The application of this statement did not materially change the carrying value of the entity's assets in the current or previous periods.

                           NINE TRANSFERRING AIRCRAFT

                       NOTES TO THE FINANCIAL STATEMENTS

1  SECURITIZATION TRANSACTION AND BASIS OF PREPARATION

     Under a proposed securitization transaction AerCo has agreed to acquire 100% of the capital stock of ALPS 94-1 and thereby will indirectly acquire a portfolio of 25 aircraft and the related leases and will acquire directly or indirectly ten aircraft (the Nine Transferring Aircraft and one Transferring Aircraft that was sold by ALPS 94-1 to GPA on April 28, 1998) and the related leases from GPA (collectively the "Transferring Aircraft"). The Transaction will be effected by transferring ALPS 94-1 and subsidiaries and the existing GPA subsidiaries that own the Transferring Aircraft to AerCo Group.

     Simultaneously with such transfers, it is proposed that AerCo will issue approximately $800 million in aggregate principal amount of Notes in four subclasses: Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 ("Notes"). It is proposed that AerCo will issue two additional subclasses of notes, the Subclass D-1 Notes and the Subclass E-1 Notes, which will initially be held by GPA Group or its subsidiaries. In addition, as part of the Transaction GPA will surrender its holding of its existing Class E Note in ALPS 94-1, which is currently held by a subsidiary of GPA Group. AerCo will use the proceeds of the issuance of the Notes, the Subclass D-1 Notes and Subclass E-1 Notes to finance the repayment of all of ALPS 94-1's existing financial indebtedness and to acquire or to finance the acquisition by the Transferring Companies of the Transferring Aircraft from GPA.

     These financial statements reflect, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to the Nine Transferring Aircraft to be transferred to AerCo from GPA.

     (i) The financial statements are presented on a historical cost basis as if the Nine Transferring Aircraft had been organized as single economic entity for the year ended June 30, 1997.

     (ii) The Transaction is approved as planned and is completed such that AerCo is a going concern with adequate capital and finance in place.

     (iii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of GPA to the Nine Transferring Aircraft has been made. The most significant element of these costs relate to aircraft management fees, substantially all of which are asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. The balance of such costs have been calculated based on GPA's estimate of the other overhead costs incurred in managing a fleet of nine aircraft for the year. Management believes that the basis for these allocations are reasonable.

     (iv) During the year two of the nine aircraft were financed by finance leases to GPA and one aircraft was financed by Notes issued by GPA. For these aircraft the financial lease obligations, the liabilities under the Notes and related cash flows and interest costs are reflected in these financial statements.

     In the case of the remaining six aircraft, no separate identifiable financing was in place. These aircraft are assumed to have been financed by intercompany indebtedness to GPA at levels based on the ratio of GPA's overall net debt to aircraft net book value of 74.9% at July 1, 1996 and 51.87% at June 30, 1997 and repayments to GPA are assumed to have been made accordingly during the year.

     (v) The interest charged on the assumed indebtedness to GPA is based on GPA's average cost of debt of 10.06% for the year ended June 30, 1997.

     (vi) Cash generated from or absorbed by the activities of the Nine Transferring Aircraft during the year is reflected through the intercompany account as distributions to or transfers from GPA. This includes

                           NINE TRANSFERRING AIRCRAFT

1 SECURITIZATION TRANSACTION AND BASIS OF PREPARATION (CONTINUED) restricted cash held by GPA with respect to the Nine Transferring Aircraft. No separate cash balances existed for the Nine Transferring Aircraft.

     (vii) The tax provisions and deferred income tax assets and liabilities of the Nine Transferring Aircraft have been determined as if the nine aircraft had been owned by taxable entities separate from GPA.

2  ACCOUNTS RECEIVABLE

                                                              30 JUNE 1997
                                                              ------------
                                                              U.S.$'000
Trade receivables...........................................      401
Non-trade receivables.......................................      413
                                                                  ---
                                                                  814
                                                                  ===

     Trade receivables comprise amounts in respect of rent and maintenance payments due from lessees.

     Non-trade receivables comprise prepayments.

3  AIRCRAFT

                                                              30 JUNE 1997
                                                              ------------
                                                               U.S.$'000
COST
Beginning of year...........................................     271,925
Additions...................................................         203
                                                                --------
End of year.................................................     272,128
                                                                --------
DEPRECIATION
Beginning of year...........................................     (81,017)
Charge for the year.........................................      (9,261)
                                                                --------
End of year.................................................     (90,278)
                                                                --------
Provision for permanent diminution in value.................      (4,000)
                                                                --------
NET BOOK VALUE
Beginning of year...........................................     190,908
                                                                --------
End of year.................................................     177,850
                                                                --------
Average independent base value at end of year...............     199,960
                                                                ========

     Cost represents the net purchase price of the aircraft when originally acquired by GPA.

     The directors of the entity decide on an annual basis whether to include a provision for permanent diminution in value. The provision is based upon base value appraisals of the individual aircraft prepared by three professional appraisal firms, together with other factors such as maintenance reserves held by the entity, the creditworthiness of particular lessees, current rental values compared to open market and the length of remaining lease term.

     In the year ended June 30, 1997, the directors made a provision of $4 million to reflect a permanent diminution in value against a particular aircraft type.

                           NINE TRANSFERRING AIRCRAFT

4  OPERATING LEASES

     All the aircraft are held for operating lease. Rentals on certain of the leases are variable in accordance with prevailing interest rates.

     The following is a schedule of contracted future rentals, by years, on operating leases as of June 30, 1997. The interest rates prevailing at June 30, 1997 have been applied in determining rentals that are variable in accordance with prevailing interest rates.

YEAR ENDING JUNE 30                                             U.S.$'000
-------------------                                             ---------
1998........................................................     19,040
1999........................................................     16,460
2000........................................................     14,063
2001........................................................     13,465
2002........................................................      8,450
Thereafter..................................................      1,218
                                                                 ------
                                                                 72,696
                                                                 ======

5  ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                JUNE 30, 1997
                                                                -------------
                                                                  U.S.$'000
Accrued expenses and other liabilities comprise:
Deferred income.............................................          925
Interest....................................................           54
Other accruals..............................................        6,058
                                                                    -----
                                                                    7,037
                                                                    =====

6  INDEBTEDNESS

                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
Finance lease obligations(i)................................      34,822
GPA Notes(i)................................................      22,577
Due to GPA(ii)..............................................      57,645
                                                                 -------
                                                                 115,044
                                                                 =======

     The basis and assumptions under which indebtedness has been reflected in these financial statements is set out in Note 1.

     (i) The finance lease obligations and the GPA Notes issued comprise the amounts raised by GPA to finance three of the Nine Transferring Aircraft. As part of the completion of the proposed Transaction these amounts will be repaid in full (and accordingly no future maturity analysis is presented). The GPA Notes are secured on one of the aircraft which has a net book value of $26.2 million and the Notes carried interest at a rate of 7.21% during the financial year.

     (ii) As explained in Note 1 it has been assumed that the remaining six aircraft had been financed with indebtedness due to GPA.

                           NINE TRANSFERRING AIRCRAFT

6  INDEBTEDNESS (CONTINUED)
     (iii) Repayments of principal during the year on the finance lease obligations and the GPA Notes were in accordance with their respective contractual terms. The repayments of principal on the six aircraft which were assumed to be financed by GPA were assumed to be made in accordance with changes in GPA's aircraft net book value to net debt ratio during the financial year.

7  PROVISION FOR MAINTENANCE

                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
Opening balance.............................................     15,647
Receivable during year......................................      3,694
Expenditure.................................................     (6,395)
                                                                 ------
Closing Balance.............................................     12,946
                                                                 ======
Due within one year.........................................      6,575
Due after one year..........................................      6,371
                                                                 ------
                                                                 12,946
                                                                 ======

     As at June 30, 1997, four of the lessees provide security for maintenance obligations by contribution of funds to the entity. The entity may incur maintenance costs on the re-leasing of the aircraft due to the restoration to an acceptable condition prior to leasing.

8  SECURITY DEPOSITS

     Security deposits received from lessees of US$2,930,000 (1996 -- US$1,850,000) are held as security for obligations in accordance with the terms of certain leases.

9  REVENUES AND CONCENTRATION OF CREDIT RISK

     a) Distribution of revenues by geographic area

                                                                    YEAR ENDED
                                                                  JUNE 30, 1997
                                                                ------------------
                                                                U.S.$'000      %
                                                                ---------    -----
Europe......................................................     13,845      62.32
North America...............................................      4,449      20.03
South/Central America.......................................      2,042       9.19
Asia/Pacific................................................      1,880       8.46
                                                                 ------      -----
                                                                 22,216        100
                                                                 ======      =====

     All revenues are derived from aircraft leasing.

     b) Concentration of credit risk

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

                           NINE TRANSFERRING AIRCRAFT

9  REVENUES AND CONCENTRATION OF CREDIT RISK (CONTINUED)
     The entity manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition the entity maintains Political Risk Insurance in respect of certain lessees.

     The entity continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

     As at June 30, 1997, four lessees accounted for 16%, 15%, 14% and 11% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the year ended June 30, 1997.

10  NET INTEREST EXPENSE

                                                               YEAR ENDED
                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
Interest payable on finance lease obligations...............      2,149
Interest payable on GPA Notes...............................      1,665
Interest payable on indebtedness due to GPA.................      7,461
Net interest income on amounts due from GPA.................     (1,131)
                                                                 ------
                                                                 10,144
                                                                 ======

11  OTHER EXPENSES

                                                               YEAR ENDED
                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
Servicer's fees.............................................      1,175
Aircraft leasing costs......................................      6,723
Political risk insurance....................................        130
Administration fees.........................................         40
Legal and professional fees.................................        100
Deferred expenditure........................................        604
Cash manager's fees.........................................        210
Audit and tax fees..........................................         50
                                                                  -----
                                                                  9,032
                                                                  =====

12  BENEFIT FOR TAXES

                                                               YEAR ENDED
                                                              JUNE 30, 1997
                                                              -------------
                                                                U.S.$'000
Tax benefit of AerCo consists of the following:
Current income tax..........................................         --
Deferred income tax benefit.................................      1,176
                                                                  -----
                                                                  1,176
                                                                  =====

                           NINE TRANSFERRING AIRCRAFT

12  BENEFIT FOR TAXES (CONTINUED)

                                                                 YEAR ENDED
                                                                JUNE 30, 1997
                                                                -------------
                                                                U.S.$'000
Deferred tax assets and liabilities of AerCo
Deferred tax assets relating to losses......................       (2,665)
Deferred tax liability relating to aircraft.................        8,319
                                                                   ------
                                                                    5,654
                                                                   ======

     AerCo's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005. US Federal and State tax is provided at a rate of 35%.

     Two aircraft owned by AerCo, for tax purposes, are treated as being leased from third parties under US "safe harbour lease" tax rules. Under existing laws, certain events could reverse the cumulative effect of this tax treatment, in which case AerCo would be required to make payments to third parties under the tax indemnification clauses included in the lease agreements. As of June 30, 1997 the maximum potential exposure under this provision is $1.4 million. AerCo believes that no events have taken place which would cause such payments to become due.

13  STAFF COSTS AND NUMBERS

     The entity has no employees.

14  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                 YEAR ENDED
                                                                JUNE 30, 1997
                                                                -------------
                                                                U.S.$'000
Cash paid in respect of:
Interest -- Individual financings...........................        7,461
Interest -- GPA Notes.......................................        1,667
Interest -- Indebtedness to GPA.............................        2,310
                                                                   ------
                                                                   11,438
                                                                   ======

15  COMMITMENTS

     The entity has no long-term contracts other than those with its service providers (see Note 19).

16 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ('U.K. GAAP') which differ significantly in certain respects from those generally accepted in the United States ('U.S. GAAP'). There were no significant differences arising in respect of the Nine Transferring Aircraft for the year to June 30, 1997.

17  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The entity estimates that the fair value of its cash and cash equivalents and other receivables and payables at June 30, 1997 approximate to the amounts at which these items are reflected in the entity's

                           NINE TRANSFERRING AIRCRAFT

17 FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) statement of net assets. This is due to the relatively short-term nature of the instruments and the frequency at which they reprice.

18  FOREIGN CURRENCY TRANSACTIONS

     The entity's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

19  RELATED PARTY TRANSACTIONS

     GE Capital Aviation Services Limited (GECAS)

     During the year GECAS acted as lease manager for the Nine Transferring Aircraft. In addition to managing the entity's aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including GPA. GECAS may from time to time have conflicts of interest in performing its obligations to the entity and other entities to which it provides management, marketing and other services.

     GECAS receives an annual fee from GPA as lease manager of certain of its aircraft -- US$1,175,000 of this fee is attributed to the Nine Transferring Aircraft for the year ended June 30, 1997.

                           NINE TRANSFERRING AIRCRAFT

                   UNAUDITED INTERIM STATEMENT OF NET ASSETS

                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                  U.S.$'000         U.S.$'000
ASSETS
CURRENT ASSETS
Due from GPA Group plc......................................        27,294            28,229
Accounts receivable.........................................           838               710
                                                                   -------           -------
TOTAL CURRENT ASSETS........................................        28,132            28,939
FIXED ASSETS
Aircraft....................................................       170,316           179,961
                                                                   -------           -------
TOTAL ASSETS................................................       198,448           208,900
                                                                   =======           =======
LIABILITIES
ACCRUED EXPENSES AND OTHER LIABILITIES......................        11,931             2,242
Indebtedness................................................       107,323           117,935
Provision for maintenance...................................         5,620            14,054
Security deposits...........................................         2,414             2,660
Deferred income tax.........................................         5,094             6,189
                                                                   -------           -------
TOTAL LIABILITIES...........................................       132,382           143,080
NET ASSETS..................................................        66,066            65,820
                                                                   =======           =======

The accompanying notes are an integral part of the unaudited interim financial statements.

                           NINE TRANSFERRING AIRCRAFT

                   UNAUDITED INTERIM STATEMENT OF OPERATIONS

                                                                 NINE MONTHS       NINE MONTHS
                                                                    ENDED             ENDED
                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                  U.S.$'000         U.S.$'000
REVENUES
Aircraft leasing............................................        15,499            16,964
EXPENSES
Depreciation................................................        (7,599)           (6,945)
Provision for permanent diminution in value of aircraft.....            --            (4,000)
Net interest expense........................................        (5,808)           (7,587)
Other expenses..............................................        (3,766)           (3,180)
                                                                   -------           -------
                                                                   (17,173)          (21,712)
                                                                   -------           -------
NET LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES.........        (1,674)           (4,748)
Benefit for taxes...........................................           560               641
                                                                   -------           -------
NET LOSS FOR THE PERIOD.....................................        (1,114)           (4,107)
RETAINED LOSS BROUGHT FORWARD...............................        (9,045)               --
                                                                   -------           -------
RETAINED LOSS CARRIED FORWARD...............................       (10,159)           (4,107)
                                                                   =======           =======

All recognised gains and losses are included in the unaudited interim statement of operations above.

There is no material difference between the net loss for the period and prior periods, and the historical cost equivalent.

The results for the period are derived from continuing operations.

The accompanying notes are an integral part of the unaudited interim financial statements.

                           NINE TRANSFERRING AIRCRAFT

                   UNAUDITED INTERIM STATEMENT OF CASH FLOWS

                                                                 NINE MONTHS       NINE MONTHS
                                                                    ENDED             ENDED
                                                                MARCH 31, 1998    MARCH 31, 1997
                                                                --------------    --------------
                                                                  U.S.$'000         U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period.....................................        (1,114)           (4,107)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
Depreciation charge for the period..........................         7,599             6,945
Provision for permanent diminution in value of aircraft.....            --             4,000
Amortisation................................................            --               603
Deferred income tax.........................................          (560)             (641)
Changes in operating assets and liabilities
  Accounts receivable and other assets......................           (24)            1,284
  Accrued expenses and other liabilities....................         4,894               494
  Net maintenance paid......................................        (7,326)           (1,593)
  Net security deposits (paid)/received.....................          (516)              810
                                                                   -------           -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................         2,953             7,795
                                                                   -------           -------
INVESTING ACTIVITIES
Capitalised expenditure on aircraft.........................           (65)               --
                                                                   -------           -------
FINANCING ACTIVITIES
Contributions from GPA......................................         4,833            26,991
Reduction in indebtedness...................................        (7,721)          (34,786)
                                                                   -------           -------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES..................        (2,888)           (7,795)
                                                                   -------           -------
NET INCREASE IN CASH........................................            --                --
CASH AT BEGINNING OF PERIOD.................................            --                --
                                                                   -------           -------
CASH AT END OF PERIOD.......................................            --                --
                                                                   =======           =======

The accompanying notes are an integral part of the unaudited interim financial statements.

                           NINE TRANSFERRING AIRCRAFT

              UNAUDITED INTERIM STATEMENT OF CHANGES IN NET ASSETS

                                                                TOTAL
                                                               -------
                                                               U.S.$'000
Balance at June 30, 1996....................................    42,936
Contributions from GPA......................................    26,991
NET LOSS FOR THE PERIOD.....................................    (4,107)
                                                               -------
Balance at March 31, 1997...................................    65,820
                                                               -------
Balance at June 30, 1997....................................    62,347
Contributions from GPA......................................     4,833
NET LOSS FOR THE PERIOD.....................................    (1,114)
                                                               -------
Balance at March 31, 1998...................................    66,066
                                                               -------

The accompanying notes are an integral part of the unaudited interim financial statements.

                           NINE TRANSFERRING AIRCRAFT

                        STATEMENT OF ACCOUNTING POLICIES

     Basis of preparation

     The accounting policies followed in the preparation of the accompanying unaudited interim financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales.

     The unaudited interim financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of the entity and of the aviation industry.

                           NINE TRANSFERRING AIRCRAFT

              NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

1  SECURITIZATION TRANSACTION AND BASIS OF PREPARATION

     Under a proposed securitization transaction AerCo has agreed to acquire 100% of the capital stock of ALPS 94-1 and thereby will indirectly acquire a portfolio of 25 aircraft and the related leases and will acquire directly or indirectly ten aircraft (the Nine Transferring Aircraft and one Transferring Aircraft that was sold by ALPS 94-1 to GPA on April 28, 1998) and the related leases from GPA (collectively the "Transferring Aircraft"). The Transaction will be effected by transferring ALPS 94-1 and subsidiaries and the existing GPA subsidiaries that own the Transferring Aircraft to AerCo Group.

     Simultaneously with such transfers, it is proposed that AerCo will issue approximately $800 million in aggregate principal amount of Notes in four subclasses: Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 ("Notes"). It is proposed that AerCo will issue two additional subclasses of notes, the Subclass D-1 Notes and the Subclass E-1 Notes, which will initially be held by GPA Group or its subsidiaries. In addition, as part of the Transaction GPA will surrender its holding of its existing Class E Note in ALPS 94-1, which is currently held by a subsidiary of GPA Group. AerCo will use the proceeds of the issuance of the Notes, the Subclass D-1 Notes and the Subclass E-1 Notes to finance the repayment of all of ALPS 94-1's existing financial indebtedness and to acquire or to finance the acquisition by the Transferring Company of the Transferring Aircraft from GPA.

     These financial statements reflect, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to the Nine Transferring Aircraft to be transferred to AerCo from GPA.

     (i) The financial statements are presented on a historical cost basis as if the Nine Transferring Aircraft had been organized as single economic entity for the period ended March 31, 1998.

     (ii) The Transaction is approved as planned and is completed such that AerCo is a going concern with adequate capital and finance in place.

     (iii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of GPA to the Nine Transferring Aircraft has been made. The most significant element of these costs relate to aircraft management fees, substantially all of which are asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. The balance of such costs have been calculated based on GPA's estimate of the other overhead costs incurred in managing a fleet of nine aircraft for the period. Management believes that the basis for these allocations are reasonable.

     (iv) During the interim period two of the nine aircraft were financed by finance leases to GPA and one aircraft was financed by Notes issued by GPA. For these aircraft the financial lease obligations, the liabilities under the Notes and related cash flows and interest costs are reflected in these financial statements.

     In the case of the remaining six aircraft, no separate identifiable financing was in place. These aircraft are assumed to have been financed by intercompany indebtedness to GPA at levels based on the ratio of GPA's overall net debt to aircraft net book value of 51.87% at June 30, 1997 and 49.65% at March 31, 1998 and repayments to GPA are assumed to have been made accordingly during the period.

     (v) The interest charged on the assumed indebtedness to GPA is based on GPA's average cost of debt of 9.54% for the nine months ended March 31, 1998 and 10.06% for the nine months ended March 31, 1997.

                           NINE TRANSFERRING AIRCRAFT

1  SECURITIZATION TRANSACTION AND BASIS OF PREPARATION (CONTINUED)
     (vi) Cash generated from or absorbed by the activities of the Nine Transferring Aircraft during the period is reflected through the intercompany account as distributions to or transfers from GPA. This includes restricted cash held by GPA with respect to the Nine Transferring Aircraft. No separate cash balances existed for the Nine Transferring Aircraft.

     (vii) The tax provisions and deferred income tax assets and liabilities of the Nine Transferring Aircraft have been determined as if the nine aircraft had been owned by taxable entities separate from GPA.

                                   APPENDIX 1

                             INDEX OF DEFINED TERMS

                                      PAGE
                                     -------
$..................................        3
1958 Order.........................        4
1961 Law...........................      171
Accounts...........................      151
Additional Aircraft................        6
Additional Fee.....................       88
Additional Leases..................        6
Additional Notes...................        7
Additional Servicer................      145
Adjusted Base Value................      127
Adjusted Portfolio Value...........      127
Administrative Agency Agreement....       23
Administrative Agent...............       23
Administrative Agent's Conflict
  Duties...........................       34
Administrative Agent's Services
  Standard.........................       34
Administrative Fee.................       88
ADs................................       39
AerCo..............................    Cover
AerCo Group........................    Cover
AerCo Ireland......................        6
AerCo Ireland II...................        6
AerCo Notes........................        7
AerCo USA..........................        6
Aer Lingus.........................       60
affiliate..........................      135
Agent's Message....................       52
Air 2000...........................       60
Aircraft...........................        6
Aircraft Agreement.................      140
Aircraft-Owning Subsidiaries.......       30
Aircraft Purchase Account..........       20
Air Inter..........................       60
Air Pacific........................       60
Airplanes Group....................       33
Airtours...........................       60
Allowed Restructuring..............      137
ALPS Aircraft......................        6
ALPS 94-1..........................        6
ALPS 94-1 Audited Consolidated
  Financial Statements.............       27
ALPS 94-1 Consolidated Financial
  Statements.......................       27
ALPS 94-1 Interim Consolidated
  Financial Statements.............       27
ALPS 94-1 Selected Consolidated
  Financial Data...................       90
ALPS 94-1 Summary Consolidated
  Financial Data...................       27
ALPS 96-1..........................       53

                                      PAGE
                                     -------
AOG................................      117
Appraisals.........................       21
Appraisers.........................       21
ARE................................      117
Asiana.............................       60
Assumed Debt Service Coverage
  Ratio............................        9
Assumed First Year's Net Revenue...        9
Assumed Interest Coverage Ratio....        9
Assumed Maturity...................      119
Assumed Portfolio Value............      126
Assumptions........................       17
ATOP...............................       54
Available Collections..............       15
Avg................................      119
Avianca............................       60
Babcock & Brown....................    Cover
Babcock & Brown Conflicts
  Standard.........................       32
Babcock & Brown Group..............       31
Babcock & Brown Services
  Standard.........................       32
Base Value.........................       21
Basic Terms Modification...........      149
BAX Global.........................       60
Board..............................       79
Book-Entry Confirmation............       52
Book-Entry Depositary..............        2
Book-Entry Interests...............       16
Book-Entry Transfer Facility.......       53
British Midland....................       60
Business Day.......................       14
Calculation Date...................       14
Call Right.........................        7
Canadian...........................       60
Capital Stock......................       19
Cash Management Agreement..........       23
Cash Manager.......................       23
CAT................................      169
CCN................................      160
CDIs...............................        2
Cedel Bank.........................        3
Cedel Participants.................      158
Charitable Trust...................       20
Charitable Trust Trustee...........       80
Chicago Convention.................       59
China Southwest....................       60
Class E Note Accrued Interest
  Amount...........................       19
Class E Note Primary Interest
  Amount...........................       19
Closing Date.......................       14
Code...............................       26
Collection Account.................       22
Collections........................      152

                                      PAGE
                                     -------
Commission.........................    Cover
Committee..........................        4
Company............................    Cover
Company Secretary..................       89
Concentration Default..............      140
Concentration Limits...............      143
control............................      136
covenant defeasance................      131
DCR................................       15
default............................      148
defeasance trust...................      131
Definitive Notes...................      111
Deposit Agreement..................       16
Depositaries.......................      158
Depreciation Factor................      126
disqualified persons...............      167
DTC................................        2
DTC Participants...................      157
Eligible Credit Facilities.........      153
Eligible Institutions..............       53
Encumbrance........................      135
Engines............................      139
ERISA..............................       26
EU.................................       40
Euroclear..........................        3
Euroclear Participants.............      158
Event of Default...................      147
Excess Amortization Date...........      128
Exchange Act.......................        5
Exchange Offer.....................    Cover
Exp................................      119
Expected Final Payment Date........        9
Expected Useful Life...............      115
Expense Account....................       23
Expenses...........................       18
Extension Amount...................      128
FEAT...............................       60
Final Maturity Date................        9
First Collection Account Top-Up....      132
First Year's Interest..............        9
First Year's Interest and Minimum
  and Scheduled Principle..........        9
Foreign Purchasers.................      171
Future AerCo Entities..............       50
Future Lease Rate..................      115
Future Leases......................        6
Future Lessee......................       32
GE Capital.........................        7
GECAS..............................        7
General Offer......................        7
Global Notes.......................      111
GPA................................    Cover
GPA Administrative Services........       23
GPA Cash Manager II................       23

                                      PAGE
                                     -------
GPA Group..........................    Cover
Gross Revenue......................      116
guarantee..........................      139
Holders............................    Cover
H.15 (519).........................      130
incur..............................      138
Indebtedness.......................      138
Indenture..........................       14
Independent Directors..............       50
Indian.............................       60
Indirect Participants..............      159
Initial Aircraft...................        6
Initial Appraised Value............       22
Initial Leases.....................        6
Initial Lessees....................       22
Initial Loan.......................        8
Initial Loan to Assumed First
  Year's Net Revenue...............        8
Initial Loan to Value..............        8
Initial Principal Balance..........      128
Initial Purchasers.................      168
Intercompany Loan..................      139
Interest Accrual Period............       15
investment.........................      136
Irish stamp duty...................      169
ISIN...............................      160
Jersey Tax Counsel.................      170
Lan Chile..........................       60
Leases.............................        6
legal defeasance...................      131
Lessees............................       22
Lessor.............................       64
Letter of Transmittal..............    Cover
LIBOR..............................    Cover
Liens..............................       39
Liquidity Reserve Amount...........        8
Listing Agent......................        5
Losses.............................       32
Malev..............................       60
Minimum Class Percentage...........      126
Minimum Liquidity Reserve Amount...       23
Minimum Principal Payment Amount...      126
Minimum Target Principal Balance...      126
Modification Payment...............      141
Monarch............................       60
Monthly Report.....................        2
Moody's............................       15
Morgan Guaranty....................      158
Morgan Stanley.....................      170
MOU................................        7
MSCI...............................      143
NBB................................       31
Net Sale Proceeds..................      140
New GE Option......................       51

                                      PAGE
                                     -------
New Notes..........................    Cover
Nine Transferring Aircraft.........       27
1998 Restructuring.................        7
Nominees...........................       19
Nomura.............................       55
Noteholders........................       15
Notes..............................    Cover
Note Target Price..................      140
Notice of Redemption...............      131
Notice of Refinancing..............      129
NYSE...............................       54
Offering...........................        6
Old Notes..........................    Cover
Omnibus Agreement..................        7
Original ALPS 94-1 Aircraft........       27
Aircraft...........................        6
Outstanding Principal Balance......       18
PAL................................       22
Participating Broker-Dealer........      113
parties in interest................      167
Parts..............................      139
Payment Date.......................       14
Pegasus............................       60
Permitted Account Investments......       88
Permitted Accruals.................      153
Permitted Additional Aircraft
  Acquisition......................      140
Permitted Encumbrance..............      136
Permitted Tax-Related
  Disposition......................      138
Plans..............................      167
Portfolio..........................        6
Portugalia.........................       60
Precedent Lease....................      145
PRI................................      146
Primary Eligible Credit Facility...      153
PTCE...............................      167
Purchase Agreement.................      168
Purchase Price.....................       58
QIB................................        2
qualified institutional buyer......        2
Quarterly Report...................        2
Rating Agencies....................       16
recession..........................      121
Recession Scenarios................      120
Record Date........................       14
Redemption Date....................      129
Redemption Price...................       18
Reference Agent....................      124
Reference Banks....................      125
Reference Date.....................       14
Refinancing........................      128
Refinancing Date...................      128
Refinancing Notes..................       17
Registration Agreement.............    Cover

                                      PAGE
                                     -------
Registration Statement.............        5
Regulation S.......................    Cover
Regulation S Global Note...........      111
Related Collateral.................       22
Related Documents..................      110
Re-Leasing Guidelines..............       26
Relevant Appraisal.................      127
Remaining Aircraft.................       20
Renewal Lease......................      145
Rental Payments....................      123
Required Expense Amount............       15
restricted securities..............        2
Retainer Fee.......................       84
RPMs...............................       74
Rule 144A..........................    Cover
Rule 144A Global Note..............      111
Rules..............................      159
Scheduled Class Percentage.........      127
Scheduled Principal Payment
  Amount...........................      127
Scheduled Target Principal
  Balance..........................      127
Second Collection Account Top-Up...      133
Secondary Eligible Credit
  Facility.........................      154
Securities Act.....................    Cover
Security Deposits..................       21
Security Trust Agreement...........       17
Security Trustee...................       16
Servicer...........................    Cover
Servicer Managed Portfolio.........       32
Services...........................        6
Servicer's Pro Forma Lease.........      145
Servicing Agreement................        6
Shannon Certified Operations.......      164
Shareholders Undertaking...........       80
Shelf Registration Statement.......      113
Significant Subsidiary.............      147
Singapore Companies Act............      169
Spanair............................       60
Stage 3 aircraft...................       59
Standard & Poor's..................       15
Step-Up Interest...................       17
Stock..............................      135
Stock Purchase Agreement...........        6
Stresses...........................      117
Subordinated Swap Payments.........      134
Subordinated Tax-Related
  Disposition Payments.............      134
Substitute Aircraft................       20
Sun Express........................       60
Supplemental Class Percentage......      127
Supplemental Principal Payment
  Amount...........................      127
Supplemental Target Principal
  Balance..........................      127
Swap Agreements....................       69
Swap Providers.....................       19

                                      PAGE
                                     -------
Swaptions..........................      102
TAM................................       60
Tax-Related Dispositions...........       25
Terms and Conditions...............      160
Third Party Event..................      144
THY................................       60
Tower..............................       60
Transaction........................      103
Transferring Aircraft..............        6
Transferring Companies.............        6
Treasury Yield.....................      130

                                      PAGE
                                     -------
Treaty.............................       49
Trustee............................       14
U.K. GAAP..........................       27
Unaudited Pro-Forma Combined
  Financial Information............      103
U.S. GAAP..........................       27
United States Holder...............      172
Weighted Average Life..............      118
Year 2000..........................       36
Yunnan.............................       60

                                   APPENDIX 2

                             AIRCRAFT TYPES DATA(1)

                                                               NO. &       STAGE 3
                                 NARROW/                      MFR. OF       NOISE                    CURRENT    ON       NO. OF
TYPE & VARIANT                   WIDEBODY   TYPICAL SEATS     ENGINES     COMPLIANCE   PROD. YEARS    FLEET    ORDER   OPERATORS
--------------                   --------   -------------   ------------  ----------   -----------   -------   -----   ----------
Airbus A300-B4.................   Wide        250            2 X GE/PW     Yes           1975-88       129        0        30
Airbus A320-200................  Narrow       150           2 X CFM/IAE    Yes            1988-        553      166        60
Boeing 737-300.................  Narrow       130             2 X CFM      Yes            1984-        971       54        89
Boeing 737-400.................  Narrow       150             2 X CFM      Yes            1988-        421       28        53
Boeing 737-500.................  Narrow       110             2 X CFM      Yes            1990-        330       37        36
Boeing 747-200.................   Wide        370           4 X GE/PW/RR   Yes           1970-89       397        0        69
Boeing 757-200.................  Narrow       180            2 X RR/PW     Yes            1982-        758       91        68
Boeing 767-300ER...............   Wide        250           2 X GE/PW/RR   Yes            1988-        340       61        51
MDC MD83(2)....................  Narrow       150              2 X PW      Yes            1984-        246        0        31
MDC DC8-70F....................  Narrow        --             4 X CFM      Yes         Conversions     101        0        12
Fokker 100.....................  Narrow       100              2 X RR      Yes           1988-96       258        0        26

---------------

(1) Data is at April 30, 1998.

(2) Boeing has announced that production of these aircraft types is expected to end in 1999.

                                   APPENDIX 3

                MONTHLY GROSS REVENUES BASED ON THE ASSUMPTIONS

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
August 1998..............   8,266,830
September 1998...........   9,570,151
October 1998.............  10,352,892
November 1998............   9,571,995
December 1998............   9,560,995
January 1999.............  10,217,795
February 1999............   9,452,240
March 1999...............  10,295,540
April 1999...............  10,218,280
May 1999.................   9,484,193
June 1999................   9,534,193
July 1999................  10,299,993
August 1999..............   9,534,068
September 1999...........   9,553,596
October 1999.............  10,319,638
November 1999............   9,531,369
December 1999............   9,531,369
January 2000.............   9,788,333
February 2000............   9,788,333
March 2000...............   9,788,333
April 2000...............   9,788,036
May 2000.................   9,789,642
June 2000................   9,779,642
July 2000................   9,779,642
August 2000..............   9,779,642
September 2000...........   9,779,642
October 2000.............   9,779,642
November 2000............   9,781,245
December 2000............   9,781,245
January 2001.............   9,780,252
February 2001............   9,780,252
March 2001...............   9,780,252
April 2001...............   9,780,252
May 2001.................   9,781,854
June 2001................   9,767,665
July 2001................   9,767,665
August 2001..............   9,767,665
September 2001...........   9,767,665
October 2001.............   9,767,665
November 2001............   9,769,272
December 2001............   9,769,272
January 2002.............   9,769,272
February 2002............   9,769,272
March 2002...............   9,769,272
April 2002...............   9,769,272
May 2002.................   9,770,875
June 2002................   9,770,875
July 2002................   9,770,875
August 2002..............   9,770,875
September 2002...........   9,765,060
October 2002.............   9,765,060
November 2002............   9,766,662
December 2002............   9,766,662
January 2003.............   9,766,662
February 2003............   9,766,662

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
March 2003...............   9,766,662
April 2003...............   9,759,239
May 2003.................   9,759,239
June 2003................   9,759,239
July 2003................   9,759,239
August 2003..............   9,669,650
September 2003...........   9,669,650
October 2003.............   9,669,650
November 2003............   9,669,650
December 2003............   9,669,650
January 2004.............   9,669,650
February 2004............   9,669,650
March 2004...............   9,669,650
April 2004...............   9,553,544
May 2004.................   9,552,272
June 2004................   9,552,272
July 2004................   9,552,272
August 2004..............   9,551,836
September 2004...........   9,551,836
October 2004.............   9,551,836
November 2004............   9,550,505
December 2004............   9,550,505
January 2005.............   9,550,505
February 2005............   9,550,505
March 2005...............   9,550,505
April 2005...............   9,548,787
May 2005.................   9,548,787
June 2005................   9,548,787
July 2005................   9,548,787
August 2005..............   9,548,787
September 2005...........   9,548,787
October 2005.............   9,548,787
November 2005............   9,548,787
December 2005............   9,548,787
January 2006.............   9,536,623
February 2006............   9,536,623
March 2006...............   9,534,823
April 2006...............   9,527,527
May 2006.................   9,489,093
June 2006................   9,448,220
July 2006................   9,448,220
August 2006..............   9,448,220
September 2006...........   9,448,220
October 2006.............   9,448,220
November 2006............   9,448,220
December 2006............   9,448,220
January 2007.............   9,448,220
February 2007............   9,448,220
March 2007...............   9,448,220
April 2007...............   9,448,220
May 2007.................   9,448,220
June 2007................   9,440,120
July 2007................   9,438,444
August 2007..............   9,438,444
September 2007...........   9,435,575


                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
October 2007.............   9,435,575
November 2007............   9,364,232
December 2007............   9,347,271
January 2008.............   9,334,624
February 2008............   9,334,624
March 2008...............   9,334,624
April 2008...............   9,329,576
May 2008.................   9,329,576
June 2008................   9,308,134
July 2008................   9,308,134
August 2008..............   9,022,681
September 2008...........   8,996,014
October 2008.............   8,980,884
November 2008............   8,980,884
December 2008............   8,980,884
January 2009.............   8,953,777
February 2009............   8,950,139
March 2009...............   8,950,139
April 2009...............   8,646,352
May 2009.................   8,589,123
June 2009................   8,589,123
July 2009................   8,549,622
August 2009..............   8,471,080
September 2009...........   8,391,928
October 2009.............   8,391,928
November 2009............   8,259,471
December 2009............   8,259,471
January 2010.............   8,219,213
February 2010............   8,219,213
March 2010...............   8,219,213
April 2010...............   7,912,796
May 2010.................   7,873,573
June 2010................   7,873,573
July 2010................   7,873,573
August 2010..............   7,873,573
September 2010...........   7,873,573
October 2010.............   7,873,573
November 2010............   7,873,573
December 2010............   7,873,573
January 2011.............   7,818,835
February 2011............   7,818,835
March 2011...............   7,737,835
April 2011...............   7,550,213
May 2011.................   7,468,824
June 2011................   7,398,886
July 2011................   7,398,886
August 2011..............   7,398,886
September 2011...........   7,398,886
October 2011.............   7,398,886
November 2011............   7,398,886
December 2011............   7,398,886
January 2012.............   7,398,886
February 2012............   7,398,886
March 2012...............   7,398,886
April 2012...............   7,398,886

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
May 2012.................   7,398,886
June 2012................   7,346,814
July 2012................   7,271,394
August 2012..............   7,271,394
September 2012...........   7,142,264
October 2012.............   7,142,264
November 2012............   7,055,496
December 2012............   6,972,980
January 2013.............   6,891,680
February 2013............   6,891,680
March 2013...............   6,891,680
April 2013...............   6,761,879
May 2013.................   6,761,879
June 2013................   6,704,272
July 2013................   6,704,272
August 2013..............   6,704,272
September 2013...........   6,584,272
October 2013.............   6,504,172
November 2013............   6,504,172
December 2013............   6,504,172
January 2014.............   6,439,972
February 2014............   6,346,426
March 2014...............   6,346,426
April 2014...............   6,181,480
May 2014.................   6,049,220
June 2014................   6,049,220
July 2014................   5,951,818
August 2014..............   5,768,990
September 2014...........   5,591,769
October 2014.............   5,591,769
November 2014............   5,373,241
December 2014............   5,373,241
January 2015.............   5,296,152
February 2015............   5,296,152
March 2015...............   5,296,152
April 2015...............   4,838,833
May 2015.................   4,752,733
June 2015................   4,752,733
July 2015................   4,752,733
August 2015..............   4,752,733
September 2015...........   4,752,733
October 2015.............   4,752,733
November 2015............   4,752,733
December 2015............   4,752,733
January 2016.............   4,637,175

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
February 2016............   4,637,175
March 2016...............   4,449,975
April 2016...............   4,019,487
May 2016.................   3,868,014
June 2016................   3,868,014
July 2016................   3,868,014
August 2016..............   3,868,014
September 2016...........   3,868,014
October 2016.............   3,868,014
November 2016............   3,868,014
December 2016............   3,868,014
January 2017.............   3,868,014
February 2017............   3,868,014
March 2017...............   3,868,014
April 2017...............   3,868,014
May 2017.................   3,868,014
June 2017................   3,754,612
July 2017................   3,580,308
August 2017..............   3,580,308
September 2017...........   3,281,874
October 2017.............   3,281,874
November 2017............   3,150,758
December 2017............   2,975,183
January 2018.............   2,798,130
February 2018............   2,798,130
March 2018...............   2,798,130
April 2018...............   2,500,307
May 2018.................   2,500,307
June 2018................   2,387,333
July 2018................   2,387,333
August 2018..............   2,387,333
September 2018...........   2,134,000
October 2018.............   1,962,230
November 2018............   1,962,230
December 2018............   1,962,230
January 2019.............   1,839,537
February 2019............   1,624,901
March 2019...............   1,624,901
April 2019...............   1,358,922
May 2019.................   1,358,922
June 2019................   1,358,922
July 2019................   1,171,153
August 2019..............   1,171,153
September 2019...........     836,791
October 2019.............     836,791

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
November 2019............     722,349
December 2019............     722,349
January 2020.............     582,732
February 2020............     582,732
March 2020...............     582,732
April 2020...............     161,677
May 2020.................           0
June 2020................           0
July 2020................           0
August 2020..............           0
September 2020...........           0
October 2020.............           0
November 2020............           0
December 2020............           0
January 2021.............           0
February 2021............           0
March 2021...............           0
April 2021...............           0
May 2021.................           0
June 2021................           0
July 2021................           0
August 2021..............           0
September 2021...........           0
October 2021.............           0
November 2021............           0
December 2021............           0
January 2022.............           0
February 2022............           0
March 2022...............           0
April 2022...............           0
May 2022.................           0
June 2022................           0
July 2022................           0
August 2022..............           0
September 2022...........           0
October 2022.............           0
November 2022............           0
December 2022............           0
January 2023.............           0
February 2023............           0
March 2023...............           0
April 2023...............           0
May 2023.................           0
June 2023................           0
July 2023................           0

                                   APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
Closing...............       951.97
August 1998...........       949.16
September 1998........       945.90
October 1998..........       942.63
November 1998.........       939.35
December 1998.........       936.05
January 1999..........       932.74
February 1999.........       929.41
March 1999............       926.07
April 1999............       922.72
May 1999..............       919.35
June 1999.............       915.97
July 1999.............       912.58
August 1999...........       909.17
September 1999........       905.75
October 1999..........       902.32
November 1999.........       898.87
December 1999.........       895.41
January 2000..........       891.93
February 2000.........       888.44
March 2000............       884.94
April 2000............       881.42
May 2000..............       877.89
June 2000.............       874.34
July 2000.............       870.78
August 2000...........       867.21
September 2000........       863.62
October 2000..........       860.02
November 2000.........       856.40
December 2000.........       852.77
January 2001..........       849.13
February 2001.........       845.47
March 2001............       841.79
April 2001............       838.10
May 2001..............       834.40
June 2001.............       830.68
July 2001.............       826.95
August 2001...........       823.20
September 2001........       819.44
October 2001..........       815.67
November 2001.........       811.87
December 2001.........       808.07
January 2002..........       804.25
February 2002.........       800.41
March 2002............       796.56
April 2002............       792.70
May 2002..............       788.82
June 2002.............       784.92
July 2002.............       781.01
August 2002...........       777.09
September 2002........       773.15
October 2002..........       769.19
November 2002.........       765.22
December 2002.........       761.24
January 2003..........       757.24

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
February 2003.........       753.22
March 2003............       749.19
April 2003............       745.14
May 2003..............       741.08
June 2003.............       737.00
July 2003.............       732.91
August 2003...........       728.80
September 2003........       724.68
October 2003..........       720.54
November 2003.........       716.38
December 2003.........       712.21
January 2004..........       708.02
February 2004.........       703.82
March 2004............       699.60
April 2004............       695.37
May 2004..............       691.12
June 2004.............       686.85
July 2004.............       682.57
August 2004...........       678.27
September 2004........       673.96
October 2004..........       669.63
November 2004.........       665.28
December 2004.........       660.92
January 2005..........       656.54
February 2005.........       652.14
March 2005............       647.73
April 2005............       643.30
May 2005..............       638.86
June 2005.............       634.40
July 2005.............       629.92
August 2005...........       625.43
September 2005........       620.92
October 2005..........       616.39
November 2005.........       611.85
December 2005.........       607.29
January 2006..........       602.71
February 2006.........       598.12
March 2006............       593.57
April 2006............       589.15
May 2006..............       584.71
June 2006.............       580.25
July 2006.............       575.78
August 2006...........       571.29
September 2006........       566.79
October 2006..........       562.39
November 2006.........       558.23
December 2006.........       554.05
January 2007..........       549.85
February 2007.........       545.64
March 2007............       541.42
April 2007............       537.18
May 2007..............       532.92
June 2007.............       528.65
July 2007.............       524.36
August 2007...........       520.06

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
September 2007........       515.74
October 2007..........       511.41
November 2007.........       507.06
December 2007.........       502.69
January 2008..........       498.31
February 2008.........       493.92
March 2008............       489.50
April 2008............       485.13
May 2008..............       480.90
June 2008.............       476.74
July 2008.............       472.57
August 2008...........       468.39
September 2008........       464.19
October 2008..........       459.97
November 2008.........       455.74
December 2008.........       451.49
January 2009..........       447.23
February 2009.........       442.96
March 2009............       438.66
April 2009............       434.36
May 2009..............       430.03
June 2009.............       425.69
July 2009.............       421.34
August 2009...........       416.97
September 2009........       412.59
October 2009..........       408.19
November 2009.........       403.77
December 2009.........       399.34
January 2010..........       394.89
February 2010.........       390.43
March 2010............       385.95
April 2010............       381.45
May 2010..............       376.94
June 2010.............       372.41
July 2010.............       367.87
August 2010...........       363.31
September 2010........       358.74
October 2010..........       354.15
November 2010.........       349.54
December 2010.........       344.92
January 2011..........       340.28
February 2011.........       335.62
March 2011............       330.95
April 2011............       326.26
May 2011..............       321.55
June 2011.............       316.83
July 2011.............       312.10
August 2011...........       307.34
September 2011........       302.57
October 2011..........       297.78
November 2011.........       292.98
December 2011.........       288.16
January 2012..........       283.32
February 2012.........       278.47
March 2012............       273.59

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
April 2012............       268.71
May 2012..............       263.80
June 2012.............       258.88
July 2012.............       253.94
August 2012...........       248.99
September 2012........       244.01
October 2012..........       239.02
November 2012.........       234.02
December 2012.........       228.99
January 2013..........       223.95
February 2013.........       218.89
March 2013............       213.81
April 2013............       208.72
May 2013..............       203.61
June 2013.............       198.48
July 2013.............       193.34
August 2013...........       188.17
September 2013........       182.99
October 2013..........       177.85
November 2013.........       172.82
December 2013.........       167.76
January 2014..........       162.75
February 2014.........       157.84
March 2014............       152.92
April 2014............       148.03
May 2014..............       143.23
June 2014.............       138.41
July 2014.............       133.58
August 2014...........       128.78
September 2014........       124.07
October 2014..........       119.39
November 2014.........       114.79
December 2014.........       110.22
January 2015..........       105.69
February 2015.........       101.21
March 2015............        96.90
April 2015............        92.67
May 2015..............        88.48
June 2015.............        84.40
July 2015.............        80.31
August 2015...........        76.20
September 2015........        72.08
October 2015..........        67.94
November 2015.........        63.80
December 2015.........        59.63
January 2016..........        55.46

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
February 2016.........        51.47
March 2016............        48.06
April 2016............        45.08
May 2016..............        42.21
June 2016.............        39.32
July 2016.............        36.42
August 2016...........        33.59
September 2016........        30.92
October 2016..........        28.32
November 2016.........        25.71
December 2016.........        23.14
January 2017..........        20.66
February 2017.........        18.17
March 2017............        15.68
April 2017............        13.28
May 2017..............        11.08
June 2017.............         9.03
July 2017.............         7.41
August 2017...........         6.21
September 2017........         5.35
October 2017..........         4.50
November 2017.........         3.70
December 2017.........         3.04
January 2018..........         2.38
February 2018.........         1.87
March 2018............         1.68
April 2018............         1.49
May 2018..............         1.30
June 2018.............         1.10
July 2018.............         0.91
August 2018...........         0.72
September 2018........         0.52
October 2018..........         0.33
November 2018.........         0.13
December 2018.........         0.00
January 2019..........         0.00
February 2019.........         0.00
March 2019............         0.00
April 2019............         0.00
May 2019..............         0.00
June 2019.............         0.00
July 2019.............         0.00
August 2019...........         0.00
September 2019........         0.00
October 2019..........         0.00

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
November 2019.........         0.00
December 2019.........         0.00
January 2020..........         0.00
February 2020.........         0.00
March 2020............         0.00
April 2020............         0.00
May 2020..............         0.00
June 2020.............         0.00
July 2020.............         0.00
August 2020...........         0.00
September 2020........         0.00
October 2020..........         0.00
November 2020.........         0.00
December 2020.........         0.00
January 2021..........         0.00
February 2021.........         0.00
March 2021............         0.00
April 2021............         0.00
May 2021..............         0.00
June 2021.............         0.00
July 2021.............         0.00
August 2021...........         0.00
September 2021........         0.00
October 2021..........         0.00
November 2021.........         0.00
December 2021.........         0.00
January 2022..........         0.00
February 2022.........         0.00
March 2022............         0.00
April 2022............         0.00
May 2022..............         0.00
June 2022.............         0.00
July 2022.............         0.00
August 2022...........         0.00
September 2022........         0.00
October 2022..........         0.00
November 2022.........         0.00
December 2022.........         0.00
January 2023..........         0.00
February 2023.........         0.00
March 2023............         0.00
April 2023............         0.00
May 2023..............         0.00
June 2023.............         0.00
July 2023.............         0.00

                                   APPENDIX 5

                           CLASS A CLASS PERCENTAGES

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
Closing..............    66.31%       66.31%        66.31%
August 1998..........    66.31%       66.31%        65.69%
September 1998.......    66.31%       66.31%        65.64%
October 1998.........    66.31%       66.31%        65.50%
November 1998........    66.31%       66.31%        65.45%
December 1998........    66.31%       66.31%        65.39%
January 1999.........    66.31%       66.31%        65.27%
February 1999........    66.31%       66.31%        65.22%
March 1999...........    66.30%       66.30%        65.05%
April 1999...........    66.30%       66.30%        64.93%
May 1999.............    66.30%       66.30%        64.96%
June 1999............    66.30%       66.30%        64.90%
July 1999............    66.30%       66.29%        64.76%
August 1999..........    66.29%       66.29%        64.70%
September 1999.......    66.29%       66.29%        64.64%
October 1999.........    66.28%       66.28%        64.49%
November 1999........    66.28%       66.28%        64.44%
December 1999........    66.27%       66.27%        64.36%
January 2000.........    66.27%       66.27%        64.28%
February 2000........    66.26%       66.26%        64.19%
March 2000...........    66.26%       66.25%        64.07%
April 2000...........    66.25%       66.24%        63.99%
May 2000.............    66.24%       66.23%        64.01%
June 2000............    66.23%       66.22%        63.92%
July 2000............    66.22%       66.21%        63.82%
August 2000..........    66.21%       66.20%        63.72%
September 2000.......    66.20%       66.19%        63.63%
October 2000.........    66.19%       66.18%        63.53%
November 2000........    66.18%       66.16%        63.44%
December 2000........    66.16%       66.15%        63.33%
January 2001.........    66.15%       66.13%        63.23%
February 2001........    66.13%       66.11%        63.14%
March 2001...........    66.12%       66.09%        63.00%
April 2001...........    66.10%       66.07%        62.90%
May 2001.............    66.08%       66.05%        62.92%
June 2001............    66.06%       66.03%        62.82%
July 2001............    66.04%       66.01%        62.72%
August 2001..........    66.02%       65.99%        62.62%
September 2001.......    66.00%       65.96%        62.52%
October 2001.........    65.98%       65.93%        62.40%
November 2001........    65.95%       65.90%        62.30%
December 2001........    65.93%       65.88%        62.18%
January 2002.........    65.90%       65.84%        62.08%
February 2002........    65.87%       65.81%        61.97%
March 2002...........    65.85%       65.78%        61.82%
April 2002...........    65.82%       65.74%        61.70%
May 2002.............    65.78%       65.71%        61.71%
June 2002............    65.75%       65.67%        61.60%
July 2002............    65.72%       65.63%        61.46%
August 2002..........    65.68%       65.59%        61.35%
September 2002.......    65.65%       65.55%        61.23%
October 2002.........    65.61%       65.50%        61.10%
November 2002........    65.57%       65.46%        60.98%
December 2002........    65.53%       65.41%        60.84%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2003.........    65.49%       65.36%        60.72%
February 2003........    65.45%       65.31%        60.59%
March 2003...........    65.41%       65.26%        60.42%
April 2003...........    65.36%       65.20%        60.30%
May 2003.............    65.31%       65.15%        60.30%
June 2003............    65.27%       65.09%        60.17%
July 2003............    65.22%       65.03%        60.03%
August 2003..........    65.16%       64.97%        59.90%
September 2003.......    65.11%       64.90%        59.78%
October 2003.........    65.06%       64.84%        59.64%
November 2003........    65.00%       64.77%        59.50%
December 2003........    64.94%       64.70%        59.36%
January 2004.........    64.89%       64.63%        59.23%
February 2004........    64.82%       64.56%        59.09%
March 2004...........    64.76%       64.48%        58.92%
April 2004...........    64.70%       64.40%        58.79%
May 2004.............    64.63%       64.32%        58.80%
June 2004............    64.57%       64.24%        58.67%
July 2004............    64.50%       64.16%        58.52%
August 2004..........    64.43%       64.07%        58.38%
September 2004.......    64.35%       63.98%        58.25%
October 2004.........    64.28%       63.89%        58.09%
November 2004........    64.20%       63.80%        57.94%
December 2004........    64.13%       63.70%        57.79%
January 2005.........    64.05%       63.61%        57.64%
February 2005........    63.97%       63.51%        57.49%
March 2005...........    63.88%       63.41%        57.30%
April 2005...........    63.80%       63.30%        57.14%
May 2005.............    63.71%       63.19%        57.12%
June 2005............    63.62%       63.08%        56.96%
July 2005............    63.53%       62.97%        56.78%
August 2005..........    63.44%       62.86%        56.61%
September 2005.......    63.35%       62.74%        56.44%
October 2005.........    63.25%       62.62%        56.24%
November 2005........    63.15%       62.50%        56.05%
December 2005........    63.05%       62.38%        55.84%
January 2006.........    62.95%       62.25%        55.65%
February 2006........    62.84%       62.12%        55.45%
March 2006...........    62.74%       61.99%        55.21%
April 2006...........    62.63%       61.85%        54.98%
May 2006.............    62.52%       61.71%        54.91%
June 2006............    62.40%       61.57%        54.69%
July 2006............    62.29%       61.43%        54.45%
August 2006..........    62.17%       61.28%        54.21%
September 2006.......    62.05%       61.13%        53.97%
October 2006.........    61.93%       60.98%        53.70%
November 2006........    61.81%       60.83%        53.40%
December 2006........    61.68%       60.67%        50.87%
January 2007.........    61.55%       60.51%        50.55%
February 2007........    61.42%       60.35%        50.22%
March 2007...........    61.29%       60.18%        49.89%
April 2007...........    61.16%       60.01%        49.56%
May 2007.............    61.02%       59.84%        49.22%
June 2007............    60.88%       59.66%        48.88%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
July 2007............    60.74%       59.48%        48.54%
August 2007..........    60.59%       59.30%        48.19%
September 2007.......    60.45%       59.12%        47.83%
October 2007.........    60.30%       58.93%        47.48%
November 2007........    60.15%       58.74%        47.12%
December 2007........    59.99%       58.55%        46.75%
January 2008.........    59.84%       58.35%        46.39%
February 2008........    59.68%       58.15%        46.02%
March 2008...........    59.52%       57.94%        45.64%
April 2008...........    59.36%       57.74%        45.26%
May 2008.............    59.19%       57.53%        44.88%
June 2008............    59.02%       57.31%        44.49%
July 2008............    58.85%       57.10%        44.10%
August 2008..........    58.68%       56.88%        43.71%
September 2008.......    58.50%       56.65%        43.31%
October 2008.........    58.32%       56.43%        42.91%
November 2008........    58.14%       56.20%        42.50%
December 2008........    57.96%       55.96%        42.09%
January 2009.........    57.77%       55.72%        41.68%
February 2009........    57.58%       55.48%        41.26%
March 2009...........    57.39%       55.24%        40.84%
April 2009...........    57.19%       54.99%        40.41%
May 2009.............    57.00%       54.74%        39.98%
June 2009............    56.80%       54.48%        39.55%
July 2009............    56.60%       54.22%        39.11%
August 2009..........    56.39%       53.96%        38.67%
September 2009.......    56.18%       53.70%        38.23%
October 2009.........    55.97%       53.43%        37.78%
November 2009........    55.76%       53.15%        37.32%
December 2009........    55.54%       52.88%        36.87%
January 2010.........    55.32%       52.59%        36.41%
February 2010........    55.10%       52.31%        35.94%
March 2010...........    54.88%       52.02%        35.48%
April 2010...........    54.65%       51.73%        35.00%
May 2010.............    54.42%       51.43%        34.53%
June 2010............    54.18%       51.13%        34.05%
July 2010............    53.95%       50.83%        33.56%
August 2010..........    53.71%       50.52%        33.07%
September 2010.......    53.47%       50.21%        32.58%
October 2010.........    53.22%       49.89%        32.09%
November 2010........    52.97%       49.57%        31.59%
December 2010........    52.72%       49.25%        31.08%
January 2011.........    52.47%       48.92%        30.57%
February 2011........    52.21%       48.59%        30.06%
March 2011...........    51.95%       48.25%        29.55%
April 2011...........    51.69%       47.91%        29.03%
May 2011.............    51.42%       47.57%        28.50%
June 2011............    51.15%       47.22%        27.97%
July 2011............    50.88%       46.86%        27.44%
August 2011..........    50.60%       46.51%        26.91%
September 2011.......    50.32%       46.15%        26.37%
October 2011.........    50.04%       45.78%        25.82%
November 2011........    49.76%       45.41%        25.27%
December 2011........    49.47%       45.04%        24.72%
January 2012.........    49.18%       44.66%        24.17%
February 2012........    48.88%       44.27%        23.61%
March 2012...........    48.58%       43.89%        23.04%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
April 2012...........    48.28%       43.50%        22.47%
May 2012.............    47.98%       43.10%        21.90%
June 2012............    47.67%       42.70%        21.32%
July 2012............    47.36%       42.30%        20.74%
August 2012..........    47.04%       41.89%        20.16%
September 2012.......    46.73%       41.47%        19.57%
October 2012.........    46.41%       41.05%        18.98%
November 2012........    46.08%       40.63%        18.38%
December 2012........    45.75%       40.20%        17.78%
January 2013.........    45.42%       39.77%        17.18%
February 2013........    45.09%       39.33%        16.57%
March 2013...........    44.75%       38.89%        15.95%
April 2013...........    44.41%       38.45%        15.34%
May 2013.............    44.07%       38.00%        14.71%
June 2013............    43.72%       37.54%        14.09%
July 2013............    43.37%       37.08%        13.46%
August 2013..........    43.01%       36.62%        12.83%
September 2013.......    42.65%       36.15%        12.19%
October 2013.........    42.29%       35.67%        11.25%
November 2013........    41.93%       35.19%         9.85%
December 2013........    41.56%       34.71%         8.37%
January 2014.........    41.18%       34.22%         6.81%
February 2014........    40.81%       33.73%         5.18%
March 2014...........    40.43%       33.23%         3.43%
April 2014...........    40.05%       32.73%         1.65%
May 2014.............    39.66%       32.22%         0.00%
June 2014............    39.27%       31.70%         0.00%
July 2014............    38.87%       31.19%         0.00%
August 2014..........    38.48%       30.66%         0.00%
September 2014.......    38.07%       30.13%         0.00%
October 2014.........    37.67%       29.60%         0.00%
November 2014........    37.26%       29.06%         0.00%
December 2014........    36.85%       28.52%         0.00%
January 2015.........    36.43%       27.97%         0.00%
February 2015........    36.01%       27.41%         0.00%
March 2015...........    35.59%       26.86%         0.00%
April 2015...........    35.16%       26.29%         0.00%
May 2015.............    34.73%       25.72%         0.00%
June 2015............    34.29%       25.15%         0.00%
July 2015............    33.85%       24.57%         0.00%
August 2015..........    33.41%       23.98%         0.00%
September 2015.......    32.97%       23.39%         0.00%
October 2015.........    32.51%       22.79%         0.00%
November 2015........    32.06%       22.19%         0.00%
December 2015........    31.60%       21.59%         0.00%
January 2016.........    31.14%       20.97%         0.00%
February 2016........    30.67%       20.36%         0.00%
March 2016...........    30.20%       19.73%         0.00%
April 2016...........    29.73%       19.11%         0.00%
May 2016.............    29.25%       18.47%         0.00%
June 2016............    28.77%       17.83%         0.00%
July 2016............    28.28%       17.19%         0.00%
August 2016..........    27.79%       16.54%         0.00%
September 2016.......    27.30%       15.88%         0.00%
October 2016.........    26.80%       15.22%         0.00%
November 2016........    26.30%       14.55%         0.00%
December 2016........    25.80%       13.88%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2017.........    25.29%       13.20%         0.00%
February 2017........    24.77%       12.52%         0.00%
March 2017...........    24.25%       11.83%         0.00%
April 2017...........    23.73%       11.13%         0.00%
May 2017.............    23.20%       10.43%         0.00%
June 2017............    22.67%        9.72%         0.00%
July 2017............    22.14%        9.01%         0.00%
August 2017..........    21.60%        8.29%         0.00%
September 2017.......    21.06%        7.57%         0.00%
October 2017.........    20.51%        6.84%         0.00%
November 2017........    19.96%        6.10%         0.00%
December 2017........    19.40%        5.36%         0.00%
January 2018.........    18.84%        4.61%         0.00%
February 2018........    18.28%        3.86%         0.00%
March 2018...........    17.71%        3.10%         0.00%
April 2018...........    17.14%        2.33%         0.00%
May 2018.............    16.56%        1.56%         0.00%
June 2018............    15.98%        0.78%         0.00%
July 2018............    15.39%        0.00%         0.00%
August 2018..........    14.80%        0.00%         0.00%
September 2018.......    14.21%        0.00%         0.00%
October 2018.........    13.61%        0.00%         0.00%
November 2018........    13.01%        0.00%         0.00%
December 2018........    12.40%        0.00%         0.00%
January 2019.........    11.79%        0.00%         0.00%
February 2019........    11.17%        0.00%         0.00%
March 2019...........    10.55%        0.00%         0.00%
April 2019...........     9.92%        0.00%         0.00%
May 2019.............     9.29%        0.00%         0.00%
June 2019............     8.66%        0.00%         0.00%
July 2019............     8.02%        0.00%         0.00%
August 2019..........     7.38%        0.00%         0.00%
September 2019.......     6.73%        0.00%         0.00%
October 2019.........     6.08%        0.00%         0.00%
November 2019........     5.42%        0.00%         0.00%
December 2019........     4.76%        0.00%         0.00%
January 2020.........     4.09%        0.00%         0.00%
February 2020........     3.42%        0.00%         0.00%
March 2020...........     2.75%        0.00%         0.00%
April 2020...........     2.07%        0.00%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
May 2020.............     1.38%        0.00%         0.00%
June 2020............     0.69%        0.00%         0.00%
July 2020............     0.00%        0.00%         0.00%
August 2020..........     0.00%        0.00%         0.00%
September 2020.......     0.00%        0.00%         0.00%
October 2020.........     0.00%        0.00%         0.00%
November 2020........     0.00%        0.00%         0.00%
December 2020........     0.00%        0.00%         0.00%
January 2021.........     0.00%        0.00%         0.00%
February 2021........     0.00%        0.00%         0.00%
March 2021...........     0.00%        0.00%         0.00%
April 2021...........     0.00%        0.00%         0.00%
May 2021.............     0.00%        0.00%         0.00%
June 2021............     0.00%        0.00%         0.00%
July 2021............     0.00%        0.00%         0.00%
August 2021..........     0.00%        0.00%         0.00%
September 2021.......     0.00%        0.00%         0.00%
October 2021.........     0.00%        0.00%         0.00%
November 2021........     0.00%        0.00%         0.00%
December 2021........     0.00%        0.00%         0.00%
January 2022.........     0.00%        0.00%         0.00%
February 2022........     0.00%        0.00%         0.00%
March 2022...........     0.00%        0.00%         0.00%
April 2022...........     0.00%        0.00%         0.00%
May 2022.............     0.00%        0.00%         0.00%
June 2022............     0.00%        0.00%         0.00%
July 2022............     0.00%        0.00%         0.00%
August 2022..........     0.00%        0.00%         0.00%
September 2022.......     0.00%        0.00%         0.00%
October 2022.........     0.00%        0.00%         0.00%
November 2022........     0.00%        0.00%         0.00%
December 2022........     0.00%        0.00%         0.00%
January 2023.........     0.00%        0.00%         0.00%
February 2023........     0.00%        0.00%         0.00%
March 2023...........     0.00%        0.00%         0.00%
April 2023...........     0.00%        0.00%         0.00%
May 2023.............     0.00%        0.00%         0.00%
June 2023............     0.00%        0.00%         0.00%
July 2023............     0.00%        0.00%         0.00%

                                   APPENDIX 6

                           CLASS B CLASS PERCENTAGES

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
Closing..............    8.95%        8.95%         8.95%
August 1998..........    8.95%        8.95%         8.95%
September 1998.......    8.95%        8.95%         8.95%
October 1998.........    8.95%        8.95%         8.94%
November 1998........    8.95%        8.95%         8.94%
December 1998........    8.95%        8.94%         8.94%
January 1999.........    8.95%        8.94%         8.94%
February 1999........    8.95%        8.94%         8.94%
March 1999...........    8.95%        8.94%         8.93%
April 1999...........    8.95%        8.94%         8.93%
May 1999.............    8.95%        8.94%         8.92%
June 1999............    8.95%        8.94%         8.92%
July 1999............    8.95%        8.93%         8.91%
August 1999..........    8.95%        8.93%         8.91%
September 1999.......    8.95%        8.93%         8.90%
October 1999.........    8.95%        8.93%         8.89%
November 1999........    8.95%        8.92%         8.88%
December 1999........    8.95%        8.92%         8.87%
January 2000.........    8.94%        8.91%         8.86%
February 2000........    8.94%        8.91%         8.85%
March 2000...........    8.94%        8.91%         8.84%
April 2000...........    8.94%        8.90%         8.83%
May 2000.............    8.94%        8.89%         8.82%
June 2000............    8.94%        8.89%         8.80%
July 2000............    8.94%        8.88%         8.79%
August 2000..........    8.94%        8.88%         8.78%
September 2000.......    8.94%        8.87%         8.76%
October 2000.........    8.94%        8.86%         8.74%
November 2000........    8.94%        8.85%         8.73%
December 2000........    8.94%        8.84%         8.71%
January 2001.........    8.94%        8.84%         8.69%
February 2001........    8.94%        8.83%         8.67%
March 2001...........    8.94%        8.82%         8.65%
April 2001...........    8.93%        8.81%         8.63%
May 2001.............    8.93%        8.80%         8.60%
June 2001............    8.93%        8.79%         8.58%
July 2001............    8.93%        8.77%         8.56%
August 2001..........    8.93%        8.76%         8.53%
September 2001.......    8.93%        8.75%         8.51%
October 2001.........    8.93%        8.74%         8.48%
November 2001........    8.92%        8.72%         8.45%
December 2001........    8.92%        8.71%         8.42%
January 2002.........    8.92%        8.69%         8.39%
February 2002........    8.92%        8.68%         8.36%
March 2002...........    8.91%        8.66%         8.33%
April 2002...........    8.91%        8.65%         8.30%
May 2002.............    8.91%        8.63%         8.27%
June 2002............    8.91%        8.61%         8.23%
July 2002............    8.90%        8.60%         8.20%
August 2002..........    8.90%        8.58%         8.16%
September 2002.......    8.90%        8.56%         8.13%
October 2002.........    8.89%        8.54%         8.09%
November 2002........    8.89%        8.52%         8.05%
December 2002........    8.89%        8.50%         8.01%
January 2003.........    8.88%        8.48%         7.97%
February 2003........    8.88%        8.46%         7.93%
March 2003...........    8.87%        8.44%         7.89%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
April 2003...........    8.87%        8.41%         7.84%
May 2003.............    8.86%        8.39%         7.80%
June 2003............    8.86%        8.37%         7.76%
July 2003............    8.85%        8.34%         7.71%
August 2003..........    8.85%        8.32%         7.66%
September 2003.......    8.84%        8.29%         7.61%
October 2003.........    8.84%        8.26%         7.56%
November 2003........    8.83%        8.24%         7.51%
December 2003........    8.82%        8.21%         7.46%
January 2004.........    8.82%        8.18%         7.41%
February 2004........    8.81%        8.15%         7.36%
March 2004...........    8.80%        8.12%         7.30%
April 2004...........    8.79%        8.09%         7.25%
May 2004.............    8.79%        8.06%         7.19%
June 2004............    8.78%        8.03%         7.14%
July 2004............    8.77%        8.00%         7.08%
August 2004..........    8.76%        7.97%         7.02%
September 2004.......    8.75%        7.93%         6.96%
October 2004.........    8.74%        7.90%         6.90%
November 2004........    8.73%        7.87%         6.84%
December 2004........    8.72%        7.83%         6.77%
January 2005.........    8.71%        7.80%         6.71%
February 2005........    8.70%        7.76%         6.64%
March 2005...........    8.69%        7.72%         6.58%
April 2005...........    8.68%        7.68%         6.51%
May 2005.............    8.67%        7.65%         6.44%
June 2005............    8.66%        7.61%         6.37%
July 2005............    8.65%        7.57%         6.30%
August 2005..........    8.63%        7.53%         6.23%
September 2005.......    8.62%        7.48%         6.16%
October 2005.........    8.61%        7.44%         6.08%
November 2005........    8.59%        7.40%         6.01%
December 2005........    8.58%        7.36%         5.93%
January 2006.........    8.56%        7.31%         5.85%
February 2006........    8.55%        7.27%         5.78%
March 2006...........    8.53%        7.22%         5.70%
April 2006...........    8.52%        7.17%         5.62%
May 2006.............    8.50%        7.13%         5.53%
June 2006............    8.48%        7.08%         5.45%
July 2006............    8.47%        7.03%         5.37%
August 2006..........    8.45%        6.98%         5.28%
September 2006.......    8.43%        6.93%         5.20%
October 2006.........    8.41%        6.88%         5.11%
November 2006........    8.39%        6.83%         5.02%
December 2006........    8.37%        6.78%         4.93%
January 2007.........    8.35%        6.72%         4.84%
February 2007........    8.33%        6.67%         4.75%
March 2007...........    8.31%        6.62%         4.66%
April 2007...........    8.29%        6.56%         4.56%
May 2007.............    8.27%        6.50%         4.47%
June 2007............    8.25%        6.45%         4.37%
July 2007............    8.22%        6.39%         4.28%
August 2007..........    8.20%        6.33%         4.18%
September 2007.......    8.18%        6.27%         4.08%
October 2007.........    8.15%        6.21%         3.98%
November 2007........    8.13%        6.15%         3.88%
December 2007........    8.10%        6.09%         3.77%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2008.........    8.07%        6.03%         3.67%
February 2008........    8.05%        5.96%         3.56%
March 2008...........    8.02%        5.90%         3.46%
April 2008...........    7.99%        5.84%         3.35%
May 2008.............    7.96%        5.77%         3.24%
June 2008............    7.93%        5.70%         3.13%
July 2008............    7.90%        5.64%         3.02%
August 2008..........    7.87%        5.57%         2.91%
September 2008.......    7.84%        5.50%         2.80%
October 2008.........    7.81%        5.43%         2.68%
November 2008........    7.77%        5.36%         2.57%
December 2008........    7.74%        5.29%         2.45%
January 2009.........    7.71%        5.22%         2.33%
February 2009........    7.67%        5.14%         2.21%
March 2009...........    7.64%        5.07%         2.09%
April 2009...........    7.60%        4.99%         1.97%
May 2009.............    7.56%        4.92%         1.85%
June 2009............    7.53%        4.84%         1.72%
July 2009............    7.49%        4.76%         1.60%
August 2009..........    7.45%        4.69%         1.47%
September 2009.......    7.41%        4.61%         1.34%
October 2009.........    7.37%        4.53%         1.21%
November 2009........    7.33%        4.45%         1.08%
December 2009........    7.29%        4.37%         0.95%
January 2010.........    7.24%        4.28%         0.82%
February 2010........    7.20%        4.20%         0.69%
March 2010...........    7.16%        4.12%         0.55%
April 2010...........    7.11%        4.03%         0.42%
May 2010.............    7.07%        3.94%         0.28%
June 2010............    7.02%        3.86%         0.14%
July 2010............    6.97%        3.77%         0.00%
August 2010..........    6.92%        3.68%         0.00%
September 2010.......    6.87%        3.59%         0.00%
October 2010.........    6.82%        3.50%         0.00%
November 2010........    6.77%        3.41%         0.00%
December 2010........    6.72%        3.32%         0.00%
January 2011.........    6.67%        3.23%         0.00%
February 2011........    6.62%        3.13%         0.00%
March 2011...........    6.56%        3.04%         0.00%
April 2011...........    6.51%        2.94%         0.00%
May 2011.............    6.45%        2.84%         0.00%
June 2011............    6.39%        2.75%         0.00%
July 2011............    6.34%        2.65%         0.00%
August 2011..........    6.28%        2.55%         0.00%
September 2011.......    6.22%        2.45%         0.00%
October 2011.........    6.16%        2.35%         0.00%
November 2011........    6.09%        2.24%         0.00%
December 2011........    6.03%        2.14%         0.00%
January 2012.........    5.97%        2.04%         0.00%
February 2012........    5.90%        1.93%         0.00%
March 2012...........    5.84%        1.83%         0.00%
April 2012...........    5.77%        1.72%         0.00%
May 2012.............    5.70%        1.61%         0.00%
June 2012............    5.63%        1.50%         0.00%
July 2012............    5.56%        1.39%         0.00%
August 2012..........    5.49%        1.28%         0.00%
September 2012.......    5.42%        1.17%         0.00%
October 2012.........    5.35%        1.06%         0.00%
November 2012........    5.28%        0.94%         0.00%
December 2012........    5.20%        0.83%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2013.........    5.12%        0.71%         0.00%
February 2013........    5.05%        0.60%         0.00%
March 2013...........    4.97%        0.48%         0.00%
April 2013...........    4.89%        0.36%         0.00%
May 2013.............    4.81%        0.24%         0.00%
June 2013............    4.73%        0.12%         0.00%
July 2013............    4.64%        0.00%         0.00%
August 2013..........    4.56%        0.00%         0.00%
September 2013.......    4.47%        0.00%         0.00%
October 2013.........    4.39%        0.00%         0.00%
November 2013........    4.30%        0.00%         0.00%
December 2013........    4.21%        0.00%         0.00%
January 2014.........    4.12%        0.00%         0.00%
February 2014........    4.03%        0.00%         0.00%
March 2014...........    3.94%        0.00%         0.00%
April 2014...........    3.85%        0.00%         0.00%
May 2014.............    3.75%        0.00%         0.00%
June 2014............    3.65%        0.00%         0.00%
July 2014............    3.56%        0.00%         0.00%
August 2014..........    3.46%        0.00%         0.00%
September 2014.......    3.36%        0.00%         0.00%
October 2014.........    3.26%        0.00%         0.00%
November 2014........    3.15%        0.00%         0.00%
December 2014........    3.05%        0.00%         0.00%
January 2015.........    2.95%        0.00%         0.00%
February 2015........    2.84%        0.00%         0.00%
March 2015...........    2.73%        0.00%         0.00%
April 2015...........    2.62%        0.00%         0.00%
May 2015.............    2.51%        0.00%         0.00%
June 2015............    2.40%        0.00%         0.00%
July 2015............    2.29%        0.00%         0.00%
August 2015..........    2.17%        0.00%         0.00%
September 2015.......    2.06%        0.00%         0.00%
October 2015.........    1.94%        0.00%         0.00%
November 2015........    1.82%        0.00%         0.00%
December 2015........    1.70%        0.00%         0.00%
January 2016.........    1.58%        0.00%         0.00%
February 2016........    1.45%        0.00%         0.00%
March 2016...........    1.33%        0.00%         0.00%
April 2016...........    1.20%        0.00%         0.00%
May 2016.............    1.08%        0.00%         0.00%
June 2016............    0.95%        0.00%         0.00%
July 2016............    0.82%        0.00%         0.00%
August 2016..........    0.68%        0.00%         0.00%
September 2016.......    0.55%        0.00%         0.00%
October 2016.........    0.41%        0.00%         0.00%
November 2016........    0.28%        0.00%         0.00%
December 2016........    0.14%        0.00%         0.00%
January 2017.........    0.00%        0.00%         0.00%
February 2017........    0.00%        0.00%         0.00%
March 2017...........    0.00%        0.00%         0.00%
April 2017...........    0.00%        0.00%         0.00%
May 2017.............    0.00%        0.00%         0.00%
June 2017............    0.00%        0.00%         0.00%
July 2017............    0.00%        0.00%         0.00%
August 2017..........    0.00%        0.00%         0.00%
September 2017.......    0.00%        0.00%         0.00%
October 2017.........    0.00%        0.00%         0.00%
November 2017........    0.00%        0.00%         0.00%
December 2017........    0.00%        0.00%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2018.........    0.00%        0.00%         0.00%
February 2018........    0.00%        0.00%         0.00%
March 2018...........    0.00%        0.00%         0.00%
April 2018...........    0.00%        0.00%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
May 2018.............    0.00%        0.00%         0.00%
June 2018............    0.00%        0.00%         0.00%
July 2018............    0.00%        0.00%         0.00%

                                   APPENDIX 7

                       CLASS C TARGET PRINCIPAL BALANCES

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
Closing..........................  85,000,000   85,000,000
August 1998......................  84,999,964   84,999,416
September 1998...................  84,999,771   84,997,144
October 1998.....................  84,999,323   84,992,775
November 1998....................  84,998,536   84,986,041
December 1998....................  84,997,339   84,976,736
January 1999.....................  84,995,662   84,964,685
February 1999....................  84,993,444   84,949,741
March 1999.......................  84,990,625   84,931,771
April 1999.......................  84,987,146   84,910,655
May 1999.........................  84,982,954   84,886,285
June 1999........................  84,977,996   84,858,559
July 1999........................  84,972,219   84,827,383
August 1999......................  84,965,574   84,792,671
September 1999...................  84,958,013   84,754,338
October 1999.....................  84,949,488   84,712,306
November 1999....................  84,939,954   84,666,501
December 1999....................  84,929,364   84,616,851
January 2000.....................  84,917,675   84,563,288
February 2000....................  84,904,843   84,505,748
March 2000.......................  84,890,826   84,444,168
April 2000.......................  84,875,580   84,378,486
May 2000.........................  84,859,065   84,308,645
June 2000........................  84,841,240   84,234,589
July 2000........................  84,822,065   84,156,262
August 2000......................  84,801,501   84,073,613
September 2000...................  84,779,508   83,986,589
October 2000.....................  84,756,047   83,895,140
November 2000....................  84,731,081   83,799,219
December 2000....................  84,704,572   83,698,778
January 2001.....................  84,676,483   83,593,770
February 2001....................  84,646,776   83,484,152
March 2001.......................  84,615,416   83,369,877
April 2001.......................  84,582,367   83,250,905
May 2001.........................  84,547,592   83,127,193
June 2001........................  84,511,057   82,998,699
July 2001........................  84,472,726   82,865,384
August 2001......................  84,432,564   82,727,207
September 2001...................  84,390,539   82,584,131
October 2001.....................  84,346,614   82,436,118
November 2001....................  84,300,757   82,283,129
December 2001....................  84,252,934   82,125,129
January 2002.....................  84,203,111   81,962,082
February 2002....................  84,151,257   81,793,952
March 2002.......................  84,097,337   81,620,705
April 2002.......................  84,041,319   81,442,306
May 2002.........................  83,983,172   81,258,722
June 2002........................  83,922,863   81,069,920
July 2002........................  83,860,361   80,875,867
August 2002......................  83,795,633   80,676,532
September 2002...................  83,728,649   80,471,882
October 2002.....................  83,659,377   80,261,886
November 2002....................  83,587,786   80,046,514
December 2002....................  83,513,846   79,825,736
January 2003.....................  83,437,525   79,599,522
February 2003....................  83,358,794   79,367,841

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
March 2003.......................  83,277,622   79,130,666
April 2003.......................  83,193,980   78,887,966
May 2003.........................  83,107,836   78,639,715
June 2003........................  83,019,163   78,385,884
July 2003........................  82,927,929   78,126,445
August 2003......................  82,834,106   77,861,372
September 2003...................  82,737,664   77,590,636
October 2003.....................  82,638,575   77,314,211
November 2003....................  82,536,809   77,032,072
December 2003....................  82,432,338   76,744,191
January 2004.....................  82,325,133   76,450,543
February 2004....................  82,215,165   76,151,103
March 2004.......................  82,102,407   75,845,845
April 2004.......................  81,986,829   75,534,744
May 2004.........................  81,868,404   75,217,776
June 2004........................  81,747,104   74,894,916
July 2004........................  81,622,901   74,566,140
August 2004......................  81,495,768   74,231,423
September 2004...................  81,365,676   73,890,743
October 2004.....................  81,232,598   73,544,076
November 2004....................  81,096,508   73,191,397
December 2004....................  80,957,377   72,832,685
January 2005.....................  80,815,178   72,467,917
February 2005....................  80,669,886   72,097,069
March 2005.......................  80,521,472   71,720,119
April 2005.......................  80,369,909   71,337,046
May 2005.........................  80,215,173   70,947,826
June 2005........................  80,057,234   70,552,439
July 2005........................  79,896,069   70,150,862
August 2005......................  79,731,649   69,743,075
September 2005...................  79,563,948   69,329,055
October 2005.....................  79,392,941   68,908,782
November 2005....................  79,218,601   68,482,234
December 2005....................  79,040,903   68,049,391
January 2006.....................  78,859,821   67,610,233
February 2006....................  78,675,328   67,164,738
March 2006.......................  78,487,399   66,712,887
April 2006.......................  78,296,008   66,254,660
May 2006.........................  78,101,131   65,790,036
June 2006........................  77,902,741   65,318,996
July 2006........................  77,700,813   64,841,519
August 2006......................  77,495,323   64,357,587
September 2006...................  77,286,244   63,867,181
October 2006.....................  77,073,552   63,370,280
November 2006....................  76,857,221   62,866,866
December 2006....................  76,637,227   62,356,919
January 2007.....................  76,413,546   61,840,422
February 2007....................  76,186,151   61,317,355
March 2007.......................  75,955,019   60,787,699
April 2007.......................  75,720,125   60,251,437
May 2007.........................  75,481,444   59,708,550
June 2007........................  75,238,952   59,159,020
July 2007........................  74,992,625   58,602,829
August 2007......................  74,742,437   58,039,958
September 2007...................  74,488,366   57,470,390
October 2007.....................  74,230,387   56,894,107

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
November 2007....................  73,968,475   56,311,092
December 2007....................  73,702,607   55,721,328
January 2008.....................  73,432,759   55,124,795
February 2008....................  73,158,907   54,521,479
March 2008.......................  72,881,027   53,911,361
April 2008.......................  72,599,095   53,294,424
May 2008.........................  72,313,087   52,670,651
June 2008........................  72,022,981   52,040,026
July 2008........................  71,728,752   51,402,532
August 2008......................  71,430,377   50,758,152
September 2008...................  71,127,832   50,106,869
October 2008.....................  70,821,094   49,448,668
November 2008....................  70,510,141   48,783,531
December 2008....................  70,194,947   48,111,443
January 2009.....................  69,875,491   47,432,387
February 2009....................  69,551,750   46,746,347
March 2009.......................  69,223,699   46,053,307
April 2009.......................  68,891,317   45,353,252
May 2009.........................  68,554,580   44,646,166
June 2009........................  68,213,465   43,932,032
July 2009........................  67,867,949   43,210,836
August 2009......................  67,518,010   42,482,561
September 2009...................  67,163,626   41,747,192
October 2009.....................  66,804,772   41,004,714
November 2009....................  66,441,427   40,255,112
December 2009....................  66,073,568   39,498,370
January 2010.....................  65,701,172   38,734,473
February 2010....................  65,324,218   37,963,406
March 2010.......................  64,942,682   37,185,154
April 2010.......................  64,556,543   36,399,702
May 2010.........................  64,165,777   35,607,036
June 2010........................  63,770,364   34,807,140
July 2010........................  63,370,280   34,000,000
August 2010......................  62,965,503   33,185,601
September 2010...................  62,556,011   32,363,929
October 2010.....................  62,141,783   31,534,970
November 2010....................  61,722,796   30,698,708
December 2010....................  61,299,028   29,855,129
January 2011.....................  60,870,458   29,004,220
February 2011....................  60,437,063   28,145,966
March 2011.......................  59,998,821   27,280,353
April 2011.......................  59,555,712   26,407,366
May 2011.........................  59,107,712   25,526,993
June 2011........................  58,654,801   24,639,218
July 2011........................  58,196,957   23,744,029
August 2011......................  57,734,158   22,841,410
September 2011...................  57,266,383   21,931,349
October 2011.....................  56,793,609   21,013,832
November 2011....................  56,315,817   20,088,846
December 2011....................  55,832,984   19,156,376
January 2012.....................  55,345,088   18,216,409
February 2012....................  54,852,110   17,268,931
March 2012.......................  54,354,026   16,313,931
April 2012.......................  53,850,817   15,351,393
May 2012.........................  53,342,460   14,381,305
June 2012........................  52,828,936   13,403,653
July 2012........................  52,310,221   12,418,425
August 2012......................  51,786,296   11,425,607
September 2012...................  51,257,140   10,425,186

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
October 2012.....................  50,722,731    9,417,150
November 2012....................  50,183,048    8,401,485
December 2012....................  49,638,071    7,378,179
January 2013.....................  49,087,778    6,347,218
February 2013....................  48,532,150    5,308,590
March 2013.......................  47,971,164    4,262,282
April 2013.......................  47,404,800    3,208,282
May 2013.........................  46,833,038    2,146,576
June 2013........................  46,255,857    1,077,153
July 2013........................  45,673,236            0
August 2013......................  45,085,154            0
September 2013...................  44,491,591            0
October 2013.....................  43,892,527            0
November 2013....................  43,287,940            0
December 2013....................  42,677,811            0
January 2014.....................  42,062,119            0
February 2014....................  41,440,843            0
March 2014.......................  40,813,963            0
April 2014.......................  40,181,459            0
May 2014.........................  39,543,311            0
June 2014........................  38,899,498            0
July 2014........................  38,250,000            0
August 2014......................  37,594,797            0
September 2014...................  36,933,868            0
October 2014.....................  36,267,194            0
November 2014....................  35,594,755            0
December 2014....................  34,916,529            0
January 2015.....................  34,232,499            0
February 2015....................  33,542,642            0
March 2015.......................  32,846,940            0
April 2015.......................  32,145,372            0
May 2015.........................  31,437,919            0
June 2015........................  30,724,560            0
July 2015........................  30,005,277            0
August 2015......................  29,280,048            0
September 2015...................  28,548,854            0
October 2015.....................  27,811,676            0
November 2015....................  27,068,494            0
December 2015....................  26,319,288            0
January 2016.....................  25,564,038            0
February 2016....................  24,802,726            0
March 2016.......................  24,035,330            0
April 2016.......................  23,261,832            0
May 2016.........................  22,482,212            0
June 2016........................  21,696,451            0
July 2016........................  20,904,529            0
August 2016......................  20,106,427            0
September 2016...................  19,302,124            0
October 2016.....................  18,491,603            0
November 2016....................  17,674,843            0
December 2016....................  16,851,826            0
January 2017.....................  16,022,531            0
February 2017....................  15,186,940            0
March 2017.......................  14,345,034            0
April 2017.......................  13,496,792            0
May 2017.........................  12,642,197            0
June 2017........................  11,781,228            0
July 2017........................  10,913,867            0
August 2017......................  10,040,094            0

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
September 2017...................  9,159,891             0
October 2017.....................  8,273,238             0
November 2017....................  7,380,117             0
December 2017....................  6,480,508             0
January 2018.....................  5,574,392             0
February 2018....................  4,661,751             0

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
March 2018.......................  3,742,566             0
April 2018.......................  2,816,816             0
May 2018.........................  1,884,485             0
June 2018........................    945,552             0
July 2018........................          0             0

                                   APPENDIX 8

                       CLASS D TARGET PRINCIPAL BALANCES

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
Closing..........................  80,000,000   80,000,000
August 1998......................  80,000,000   80,000,000
September 1998...................  80,000,000   80,000,000
October 1998.....................  80,000,000   80,000,000
November 1998....................  80,000,000   80,000,000
December 1998....................  80,000,000   80,000,000
January 1999.....................  80,000,000   80,000,000
February 1999....................  80,000,000   80,000,000
March 1999.......................  80,000,000   80,000,000
April 1999.......................  80,000,000   80,000,000
May 1999.........................  80,000,000   80,000,000
June 1999........................  80,000,000   80,000,000
July 1999........................  80,000,000   80,000,000
August 1999......................  80,000,000   80,000,000
September 1999...................  80,000,000   80,000,000
October 1999.....................  80,000,000   80,000,000
November 1999....................  80,000,000   80,000,000
December 1999....................  80,000,000   80,000,000
January 2000.....................  80,000,000   80,000,000
February 2000....................  80,000,000   80,000,000
March 2000.......................  80,000,000   80,000,000
April 2000.......................  80,000,000   80,000,000
May 2000.........................  80,000,000   80,000,000
June 2000........................  80,000,000   80,000,000
July 2000........................  80,000,000   80,000,000
August 2000......................  80,000,000   80,000,000
September 2000...................  80,000,000   80,000,000
October 2000.....................  80,000,000   80,000,000
November 2000....................  80,000,000   80,000,000
December 2000....................  80,000,000   80,000,000
January 2001.....................  80,000,000   80,000,000
February 2001....................  80,000,000   80,000,000
March 2001.......................  80,000,000   80,000,000
April 2001.......................  80,000,000   80,000,000
May 2001.........................  80,000,000   80,000,000
June 2001........................  80,000,000   80,000,000
July 2001........................  80,000,000   80,000,000
August 2001......................  80,000,000   80,000,000
September 2001...................  80,000,000   80,000,000
October 2001.....................  80,000,000   80,000,000
November 2001....................  80,000,000   80,000,000
December 2001....................  80,000,000   80,000,000
January 2002.....................  80,000,000   80,000,000
February 2002....................  80,000,000   80,000,000
March 2002.......................  80,000,000   80,000,000
April 2002.......................  80,000,000   80,000,000
May 2002.........................  80,000,000   80,000,000
June 2002........................  80,000,000   80,000,000
July 2002........................  80,000,000   80,000,000
August 2002......................  80,000,000   80,000,000
September 2002...................  80,000,000   80,000,000
October 2002.....................  80,000,000   80,000,000
November 2002....................  80,000,000   80,000,000
December 2002....................  80,000,000   80,000,000
January 2003.....................  80,000,000   80,000,000

                                       $            $
                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
February 2003....................  80,000,000   80,000,000
March 2003.......................  80,000,000   80,000,000
April 2003.......................  80,000,000   80,000,000
May 2003.........................  80,000,000   80,000,000
June 2003........................  80,000,000   80,000,000
July 2003........................  80,000,000   80,000,000
August 2003......................  80,000,000   80,000,000
September 2003...................  80,000,000   80,000,000
October 2003.....................  80,000,000   80,000,000
November 2003....................  80,000,000   80,000,000
December 2003....................  80,000,000   80,000,000
January 2004.....................  80,000,000   80,000,000
February 2004....................  80,000,000   80,000,000
March 2004.......................  80,000,000   80,000,000
April 2004.......................  80,000,000   80,000,000
May 2004.........................  80,000,000   80,000,000
June 2004........................  80,000,000   80,000,000
July 2004........................  80,000,000   80,000,000
August 2004......................  80,000,000   80,000,000
September 2004...................  80,000,000   80,000,000
October 2004.....................  80,000,000   80,000,000
November 2004....................  80,000,000   80,000,000
December 2004....................  80,000,000   80,000,000
January 2005.....................  80,000,000   80,000,000
February 2005....................  80,000,000   80,000,000
March 2005.......................  80,000,000   80,000,000
April 2005.......................  80,000,000   80,000,000
May 2005.........................  80,000,000   80,000,000
June 2005........................  80,000,000   80,000,000
July 2005........................  80,000,000   80,000,000
August 2005......................  80,000,000   80,000,000
September 2005...................  80,000,000   80,000,000
October 2005.....................  80,000,000   80,000,000
November 2005....................  80,000,000   80,000,000
December 2005....................  80,000,000   80,000,000
January 2006.....................  80,000,000   80,000,000
February 2006....................  80,000,000   80,000,000
March 2006.......................  80,000,000   80,000,000
April 2006.......................  80,000,000   80,000,000
May 2006.........................  80,000,000   80,000,000
June 2006........................  80,000,000   80,000,000
July 2006........................  80,000,000   80,000,000
August 2006......................  80,000,000   80,000,000
September 2006...................  80,000,000   80,000,000
October 2006.....................  80,000,000   80,000,000
November 2006....................  80,000,000   80,000,000
December 2006....................  80,000,000   80,000,000
January 2007.....................  80,000,000   79,774,880
February 2007....................  80,000,000   79,328,760
March 2007.......................  80,000,000   78,873,970
April 2007.......................  80,000,000   78,410,461
May 2007.........................  80,000,000   77,938,186
June 2007........................  80,000,000   77,457,096
July 2007........................  80,000,000   76,967,146
August 2007......................  80,000,000   76,468,290

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
September 2007...................  80,000,000   75,960,480
October 2007.....................  80,000,000   75,443,671
November 2007....................  80,000,000   74,917,819
December 2007....................  80,000,000   74,382,876
January 2008.....................  80,000,000   73,838,800
February 2008....................  80,000,000   73,285,546
March 2008.......................  80,000,000   72,723,068
April 2008.......................  80,000,000   72,151,325
May 2008.........................  80,000,000   71,570,271
June 2008........................  80,000,000   70,979,864
July 2008........................  80,000,000   70,380,061
August 2008......................  80,000,000   69,770,819
September 2008...................  80,000,000   69,152,097
October 2008.....................  80,000,000   68,523,851
November 2008....................  80,000,000   67,886,040
December 2008....................  80,000,000   67,238,622
January 2009.....................  80,000,000   66,581,557
February 2009....................  80,000,000   65,914,803
March 2009.......................  80,000,000   65,238,319
April 2009.......................  80,000,000   64,552,065
May 2009.........................  80,000,000   63,856,000
June 2009........................  80,000,000   63,150,085
July 2009........................  80,000,000   62,434,280
August 2009......................  80,000,000   61,708,545
September 2009...................  80,000,000   60,972,841
October 2009.....................  80,000,000   60,227,129
November 2009....................  80,000,000   59,471,369
December 2009....................  80,000,000   58,705,524
January 2010.....................  80,000,000   57,929,554
February 2010....................  80,000,000   57,143,422
March 2010.......................  80,000,000   56,347,089
April 2010.......................  80,000,000   55,540,518
May 2010.........................  80,000,000   54,723,670
June 2010........................  80,000,000   53,896,510
July 2010........................  80,000,000   53,058,998
August 2010......................  80,000,000   52,211,100
September 2010...................  80,000,000   51,352,776
October 2010.....................  80,000,000   50,483,992
November 2010....................  80,000,000   49,604,710
December 2010....................  80,000,000   48,714,894
January 2011.....................  80,000,000   47,814,508
February 2011....................  80,000,000   46,903,516
March 2011.......................  80,000,000   45,981,883
April 2011.......................  80,000,000   45,049,573
May 2011.........................  80,000,000   44,106,550
June 2011........................  79,765,353   43,152,779
July 2011........................  79,419,181   42,188,226
August 2011......................  79,067,271   41,212,855
September 2011...................  78,709,580   40,226,632
October 2011.....................  78,346,069   39,229,522
November 2011....................  77,976,695   38,221,491
December 2011....................  77,601,419   37,202,504
January 2012.....................  77,220,200   36,172,528
February 2012....................  76,832,996   35,131,528
March 2012.......................  76,439,767   34,079,471
April 2012.......................  76,040,472   33,016,323
May 2012.........................  75,635,072   31,942,051
June 2012........................  75,223,524   30,856,621

                                       $            $
                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
July 2012........................  74,805,790   29,760,000
August 2012......................  74,381,829   28,652,155
September 2012...................  73,951,600   27,533,054
October 2012.....................  73,515,063   26,402,663
November 2012....................  73,072,179   25,260,950
December 2012....................  72,622,907   24,107,883
January 2013.....................  72,167,207   22,943,429
February 2013....................  71,705,040   21,767,555
March 2013.......................  71,236,366   20,580,230
April 2013.......................  70,761,145   19,381,423
May 2013.........................  70,279,337   18,171,100
June 2013........................  69,790,903   16,949,231
July 2013........................  69,295,804   15,715,783
August 2013......................  68,793,999   14,470,726
September 2013...................  68,285,450   13,214,028
October 2013.....................  67,770,118   11,945,658
November 2013....................  67,247,962   10,000,000
December 2013....................  66,718,944    8,000,000
January 2014.....................  66,183,025    6,000,000
February 2014....................  65,640,166    4,000,000
March 2014.......................  65,090,327    2,000,000
April 2014.......................  64,533,470            0
May 2014.........................  63,969,557            0
June 2014........................  63,398,547            0
July 2014........................  62,820,403            0
August 2014......................  62,235,085            0
September 2014...................  61,642,556            0
October 2014.....................  61,042,777            0
November 2014....................  60,435,708            0
December 2014....................  59,821,312            0
January 2015.....................  59,199,551            0
February 2015....................  58,570,385            0
March 2015.......................  57,933,778            0
April 2015.......................  57,289,689            0
May 2015.........................  56,638,083            0
June 2015........................  55,978,919            0
July 2015........................  55,312,161            0
August 2015......................  54,637,770            0
September 2015...................  53,955,709            0
October 2015.....................  53,265,939            0
November 2015....................  52,568,422            0
December 2015....................  51,863,122            0
January 2016.....................  51,150,000            0
February 2016....................  50,429,018            0
March 2016.......................  49,700,140            0
April 2016.......................  48,963,327            0
May 2016.........................  48,218,541            0
June 2016........................  47,465,747            0
July 2016........................  46,704,905            0
August 2016......................  45,935,979            0
September 2016...................  45,158,931            0
October 2016.....................  44,373,724            0
November 2016....................  43,580,322            0
December 2016....................  42,778,686            0
January 2017.....................  41,968,780            0
February 2017....................  41,150,566            0
March 2017.......................  40,324,009            0
April 2017.......................  39,489,069            0

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
May 2017.........................  38,645,712            0
June 2017........................  37,793,899            0
July 2017........................  36,933,595            0
August 2017......................  36,064,762            0
September 2017...................  35,187,363            0
October 2017.....................  34,301,362            0
November 2017....................  33,406,723            0
December 2017....................  32,503,408            0
January 2018.....................  31,591,381            0
February 2018....................  30,670,606            0
March 2018.......................  29,741,046            0
April 2018.......................  28,802,664            0
May 2018.........................  27,855,425            0
June 2018........................  26,899,292            0
July 2018........................  25,934,229            0
August 2018......................  24,960,199            0
September 2018...................  23,977,166            0
October 2018.....................  22,985,094            0
November 2018....................  21,983,948            0
December 2018....................  20,973,690            0
January 2019.....................  19,954,285            0
February 2019....................  18,925,698            0
March 2019.......................  17,887,891            0
April 2019.......................  16,840,829            0
May 2019.........................  15,784,476            0
June 2019........................  14,718,796            0
July 2019........................  13,643,754            0
August 2019......................  12,559,314            0
September 2019...................  11,465,440            0
October 2019.....................  10,362,096            0
November 2019....................  9,249,247             0
December 2019....................  8,126,857             0
January 2020.....................  6,994,890             0
February 2020....................  5,853,312             0
March 2020.......................  4,702,086             0
April 2020.......................  3,541,177             0
May 2020.........................  2,370,550             0
June 2020........................  1,190,170             0

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
July 2020........................          0             0
August 2020......................          0             0
September 2020...................          0             0
October 2020.....................          0             0
November 2020....................          0             0
December 2020....................          0             0
January 2021.....................          0             0
February 2021....................          0             0
March 2021.......................          0             0
April 2021.......................          0             0
May 2021.........................          0             0
June 2021........................          0             0
July 2021........................          0             0
August 2021......................          0             0
September 2021...................          0             0
October 2021.....................          0             0
November 2021....................          0             0
December 2021....................          0             0
January 2022.....................          0             0
February 2022....................          0             0
March 2022.......................          0             0
April 2022.......................          0             0
May 2022.........................          0             0
June 2022........................          0             0
July 2022........................          0             0
August 2022......................          0             0
September 2022...................          0             0
October 2022.....................          0             0
November 2022....................          0             0
December 2022....................          0             0
January 2023.....................          0             0
February 2023....................          0             0
March 2023.......................          0             0
April 2023.......................          0             0
May 2023.........................          0             0
June 2023........................          0             0
July 2023........................          0             0

                                   APPENDIX 9

                                  POOL FACTORS

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
Closing..............  100.00%    100.00%    100.00%    100.00%    100.00%
August 1998..........  100.00%     99.21%     99.94%    100.00%    100.00%
September 1998.......  100.00%     98.10%     99.60%    100.00%    100.00%
October 1998.........  100.00%     96.70%     99.25%     99.99%    100.00%
November 1998........  100.00%     95.58%     98.91%     99.98%    100.00%
December 1998........  100.00%     94.44%     98.45%     99.97%    100.00%
January 1999.........  100.00%     93.11%     98.10%     99.96%    100.00%
February 1999........  100.00%     92.00%     97.75%     99.94%    100.00%
March 1999...........  100.00%     90.50%     97.40%     99.92%    100.00%
April 1999...........  100.00%     89.35%     97.05%     99.89%    100.00%
May 1999.............  100.00%     88.69%     96.69%     99.87%    100.00%
June 1999............  100.00%     87.75%     96.34%     99.83%    100.00%
July 1999............  100.00%     86.55%     95.87%     99.80%    100.00%
August 1999..........  100.00%     85.60%     95.52%     99.76%    100.00%
September 1999.......  100.00%     84.65%     95.16%     99.71%    100.00%
October 1999.........  100.00%     83.42%     94.80%     99.66%    100.00%
November 1999........  100.00%     82.49%     94.33%     99.61%    100.00%
December 1999........  100.00%     81.48%     93.97%     99.55%    100.00%
January 2000.........  100.00%     80.46%     93.50%     99.49%    100.00%
February 2000........  100.00%     79.41%     93.13%     99.42%    100.00%
March 2000...........  100.00%     78.27%     92.76%     99.35%    100.00%
April 2000...........  100.00%     77.25%     92.29%     99.27%    100.00%
May 2000.............  100.00%     76.53%     91.82%     99.19%    100.00%
June 2000............  100.00%     75.48%     91.45%     99.10%    100.00%
July 2000............  100.00%     74.39%     90.97%     99.01%    100.00%
August 2000..........  100.00%     73.31%     90.60%     98.91%    100.00%
September 2000.......  100.00%     72.25%     90.12%     98.81%    100.00%
October 2000.........  100.00%     71.16%     89.64%     98.70%    100.00%
November 2000........  100.00%     70.10%     89.17%     98.59%    100.00%
December 2000........  100.00%     68.99%     88.69%     98.47%    100.00%
January 2001.........  100.00%     67.90%     88.31%     98.35%    100.00%
February 2001........  100.00%     66.84%     87.83%     98.22%    100.00%
March 2001...........  100.00%     65.63%     87.35%     98.08%    100.00%
April 2001...........  100.00%     64.54%     86.87%     97.94%    100.00%
May 2001.............  100.00%     63.79%     86.38%     97.80%    100.00%
June 2001............  100.00%     62.70%     85.90%     97.65%    100.00%
July 2001............  100.00%     61.61%     85.32%     97.49%    100.00%
August 2001..........  100.00%     60.51%     84.84%     97.33%    100.00%
September 2001.......  100.00%     59.42%     84.35%     97.16%    100.00%
October 2001.........  100.00%     58.27%     83.87%     96.98%    100.00%
November 2001........  100.00%     57.17%     83.29%     96.80%    100.00%
December 2001........  100.00%     56.02%     82.80%     96.62%    100.00%
January 2002.........  100.00%     54.92%     82.22%     96.43%    100.00%
February 2002........  100.00%     53.80%     81.74%     96.23%    100.00%
March 2002...........  100.00%     52.56%     81.16%     96.02%    100.00%
April 2002...........  100.00%     51.41%     80.67%     95.81%    100.00%
May 2002.............  100.00%     50.61%     80.09%     95.60%    100.00%
June 2002............  100.00%     49.49%     79.51%     95.38%    100.00%
July 2002............  100.00%     48.28%     79.02%     95.15%    100.00%
August 2002..........  100.00%     47.15%     78.44%     94.91%    100.00%
September 2002.......  100.00%     46.00%     77.86%     94.67%    100.00%
October 2002.........  100.00%     44.82%     77.28%     94.43%    100.00%
November 2002........  100.00%     43.67%     76.70%     94.17%    100.00%
December 2002........  100.00%     42.46%     76.12%     93.91%    100.00%
January 2003.........  100.00%     41.31%     75.55%     93.65%    100.00%
February 2003........  100.00%     40.13%     74.97%     93.37%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
March 2003...........  100.00%     38.85%     74.39%     93.09%    100.00%
April 2003...........  100.00%     37.70%     73.73%     92.81%    100.00%
May 2003.............  100.00%     36.85%     73.15%     92.52%    100.00%
June 2003............  100.00%     35.67%     72.57%     92.22%    100.00%
July 2003............  100.00%     34.47%     71.91%     91.91%    100.00%
August 2003..........  100.00%     33.29%     71.34%     91.60%    100.00%
September 2003.......  100.00%     32.14%     70.68%     91.28%    100.00%
October 2003.........  100.00%     30.94%     70.02%     90.96%    100.00%
November 2003........  100.00%     29.74%     69.45%     90.63%    100.00%
December 2003........  100.00%     28.54%     68.79%     90.29%    100.00%
January 2004.........  100.00%     27.37%     68.14%     89.94%    100.00%
February 2004........  100.00%     26.17%     67.48%     89.59%    100.00%
March 2004...........  100.00%     24.90%     66.83%     89.23%    100.00%
April 2004...........  100.00%     23.73%     66.18%     88.86%    100.00%
May 2004.............  100.00%     22.89%     65.53%     88.49%    100.00%
June 2004............  100.00%     21.72%     64.89%     88.11%    100.00%
July 2004............  100.00%     20.50%     64.24%     87.72%    100.00%
August 2004..........  100.00%     19.30%     63.60%     87.33%    100.00%
September 2004.......  100.00%     18.13%     62.88%     86.93%    100.00%
October 2004.........  100.00%     16.89%     62.24%     86.52%    100.00%
November 2004........  100.00%     15.68%     61.60%     86.11%    100.00%
December 2004........  100.00%     14.46%     60.88%     85.69%    100.00%
January 2005.........  100.00%     13.25%     60.25%     85.26%    100.00%
February 2005........  100.00%     12.04%     59.54%     84.82%    100.00%
March 2005...........  100.00%     10.74%     58.83%     84.38%    100.00%
April 2005...........  100.00%      9.51%     58.12%     83.93%    100.00%
May 2005.............  100.00%      8.59%     57.50%     83.47%    100.00%
June 2005............  100.00%      7.36%     56.80%     83.00%    100.00%
July 2005............  100.00%      6.09%     56.10%     82.53%    100.00%
August 2005..........  100.00%      4.85%     55.41%     82.05%    100.00%
September 2005.......  100.00%      3.60%     54.64%     81.56%    100.00%
October 2005.........  100.00%      2.30%     53.95%     81.07%    100.00%
November 2005........  100.00%      1.01%     53.27%     80.57%    100.00%
December 2005........   99.74%      0.00%     52.58%     80.06%    100.00%
January 2006.........   98.65%      0.00%     51.83%     79.54%    100.00%
February 2006........   97.55%      0.00%     51.16%     79.02%    100.00%
March 2006...........   96.39%      0.00%     50.42%     78.49%    100.00%
April 2006...........   95.27%      0.00%     49.70%     77.95%    100.00%
May 2006.............   94.43%      0.00%     49.05%     77.40%    100.00%
June 2006............   93.34%      0.00%     48.33%     76.85%    100.00%
July 2006............   92.21%      0.00%     47.62%     76.28%    100.00%
August 2006..........   91.09%      0.00%     46.91%     75.71%    100.00%
September 2006.......   89.97%      0.00%     46.21%     75.14%    100.00%
October 2006.........   88.82%      0.00%     45.52%     74.55%    100.00%
November 2006........   87.67%      0.00%     44.86%     73.96%    100.00%
December 2006........   86.32%      0.00%     44.19%     73.36%    100.00%
January 2007.........   85.07%      0.00%     43.47%     72.75%     99.72%
February 2007........   83.85%      0.00%     42.82%     72.14%     99.16%
March 2007...........   82.57%      0.00%     42.17%     71.51%     98.59%
April 2007...........   81.36%      0.00%     41.46%     70.88%     98.01%
May 2007.............   80.43%      0.00%     40.75%     70.25%     97.42%
June 2007............   79.20%      0.00%     40.12%     69.60%     96.82%
July 2007............   77.95%      0.00%     39.42%     68.94%     96.21%
August 2007..........   76.72%      0.00%     38.73%     68.28%     95.59%
September 2007.......   75.48%      0.00%     38.04%     67.61%     94.95%
October 2007.........   74.22%      0.00%     37.36%     66.93%     94.30%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2007........   72.99%      0.00%     36.69%     66.25%     93.65%
December 2007........   71.74%      0.00%     36.02%     65.55%     92.98%
January 2008.........   70.50%      0.00%     35.35%     64.85%     92.30%
February 2008........   69.27%      0.00%     34.63%     64.14%     91.61%
March 2008...........   67.99%      0.00%     33.98%     63.43%     90.90%
April 2008...........   66.73%      0.00%     33.33%     62.70%     90.19%
May 2008.............   65.77%      0.00%     32.64%     61.97%     89.46%
June 2008............   64.52%      0.00%     31.97%     61.22%     88.72%
July 2008............   63.23%      0.00%     31.36%     60.47%     87.98%
August 2008..........   62.04%      0.00%     30.69%     59.72%     87.21%
September 2008.......   60.85%      0.00%     30.04%     58.95%     86.44%
October 2008.........   59.64%      0.00%     29.38%     58.17%     85.65%
November 2008........   58.44%      0.00%     28.74%     57.39%     84.86%
December 2008........   57.22%      0.00%     28.10%     56.60%     84.05%
January 2009.........   56.01%      0.00%     27.47%     55.80%     83.23%
February 2009........   54.82%      0.00%     26.79%     55.00%     82.39%
March 2009...........   53.56%      0.00%     26.16%     54.18%     81.55%
April 2009...........   52.43%      0.00%     25.50%     53.36%     80.69%
May 2009.............   51.57%      0.00%     24.89%     52.52%     79.82%
June 2009............   50.44%      0.00%     24.24%     51.68%     78.94%
July 2009............   49.30%      0.00%     23.60%     50.84%     78.04%
August 2009..........   48.18%      0.00%     23.01%     49.98%     77.14%
September 2009.......   47.08%      0.00%     22.38%     49.11%     76.22%
October 2009.........   45.97%      0.00%     21.75%     48.24%     75.28%
November 2009........   44.89%      0.00%     21.14%     47.36%     74.34%
December 2009........   43.80%      0.00%     20.53%     46.47%     73.38%
January 2010.........   42.73%      0.00%     19.88%     45.57%     72.41%
February 2010........   41.65%      0.00%     19.29%     44.66%     71.43%
March 2010...........   40.53%      0.00%     18.71%     43.75%     70.43%
April 2010...........   39.52%      0.00%     18.09%     42.82%     69.43%
May 2010.............   38.78%      0.00%     17.47%     41.89%     68.40%
June 2010............   37.76%      0.00%     16.91%     40.95%     67.37%
July 2010............   36.74%      0.00%     16.32%     40.00%     66.32%
August 2010..........   35.72%      0.00%     15.73%     39.04%     65.26%
September 2010.......   34.69%      0.00%     15.15%     38.08%     64.19%
October 2010.........   33.65%      0.00%     14.58%     37.10%     63.10%
November 2010........   32.61%      0.00%     14.02%     36.12%     62.01%
December 2010........   31.56%      0.00%     13.47%     35.12%     60.89%
January 2011.........   30.59%      0.00%     12.93%     34.12%     59.77%
February 2011........   29.67%      0.00%     12.36%     33.11%     58.63%
March 2011...........   28.76%      0.00%     11.84%     32.09%     57.48%
April 2011...........   27.86%      0.00%     11.28%     31.07%     56.31%
May 2011.............   27.14%      0.00%     10.74%     30.03%     55.13%
June 2011............   26.18%      0.00%     10.25%     28.99%     53.94%
July 2011............   25.22%      0.00%      9.73%     27.93%     52.74%
August 2011..........   24.33%      0.00%      9.22%     26.87%     51.52%
September 2011.......   23.47%      0.00%      8.72%     25.80%     50.28%
October 2011.........   22.61%      0.00%      8.23%     24.72%     49.04%
November 2011........   21.78%      0.00%      7.72%     23.63%     47.78%
December 2011........   20.95%      0.00%      7.25%     22.54%     46.50%
January 2012.........   20.14%      0.00%      6.80%     21.43%     45.22%
February 2012........   19.34%      0.00%      6.32%     20.32%     43.91%
March 2012...........   18.54%      0.00%      5.89%     19.19%     42.60%
April 2012...........   17.76%      0.00%      5.44%     18.06%     41.27%
May 2012.............   16.99%      0.00%      5.00%     16.92%     39.93%
June 2012............   16.23%      0.00%      4.57%     15.77%     38.57%
July 2012............   15.49%      0.00%      4.15%     14.61%     37.20%
August 2012..........   14.76%      0.00%      3.75%     13.44%     35.82%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
September 2012.......   14.05%      0.00%      3.36%     12.26%     34.42%
October 2012.........   13.34%      0.00%      2.98%     11.08%     33.00%
November 2012........   12.65%      0.00%      2.59%      9.88%     31.58%
December 2012........   11.97%      0.00%      2.24%      8.68%     30.13%
January 2013.........   11.32%      0.00%      1.87%      7.47%     28.68%
February 2013........   10.67%      0.00%      1.55%      6.25%     27.21%
March 2013...........   10.03%      0.00%      1.21%      5.01%     25.73%
April 2013...........    9.42%      0.00%      0.88%      3.77%     24.23%
May 2013.............    8.81%      0.00%      0.57%      2.53%     22.71%
June 2013............    8.23%      0.00%      0.28%      1.27%     21.19%
July 2013............    7.65%      0.00%      0.00%      0.00%     19.64%
August 2013..........    6.76%      0.00%      0.00%      0.00%     18.09%
September 2013.......    5.90%      0.00%      0.00%      0.00%     16.52%
October 2013.........    5.05%      0.00%      0.00%      0.00%     14.93%
November 2013........    4.39%      0.00%      0.00%      0.00%     12.50%
December 2013........    3.74%      0.00%      0.00%      0.00%     10.00%
January 2014.........    3.11%      0.00%      0.00%      0.00%      7.50%
February 2014........    2.40%      0.00%      0.00%      0.00%      5.00%
March 2014...........    1.54%      0.00%      0.00%      0.00%      2.50%
April 2014...........    0.72%      0.00%      0.00%      0.00%      0.00%
May 2014.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2014............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2014............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2014..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2014.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2014.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2014........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2014........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2015...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2015...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2015.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2015............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2015............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2015..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2015.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2016.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2016...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2016...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2016.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2016............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2016............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2016..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2016.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2016.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2017.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2017...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2017...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2017.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2017............    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2017............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2017..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2017.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2017.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2018.........    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
February 2018........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2018...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2018...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2018.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2018............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2018............    0.00%      0.00%      0.00%      0.00%      0.00%

                                  APPENDIX 10

                             EXTENDED POOL FACTORS

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
Closing..............  100.00%    100.43%    100.00%    100.00%    100.00%
August 1998..........  100.00%     99.79%    100.00%    100.00%    100.00%
September 1998.......  100.00%     99.04%    100.00%    100.00%    100.00%
October 1998.........  100.00%     98.30%    100.00%    100.00%    100.00%
November 1998........  100.00%     97.54%    100.00%    100.00%    100.00%
December 1998........  100.00%     96.79%    100.00%    100.00%    100.00%
January 1999.........  100.00%     96.03%    100.00%    100.00%    100.00%
February 1999........  100.00%     95.27%    100.00%    100.00%    100.00%
March 1999...........  100.00%     94.48%    100.00%    100.00%    100.00%
April 1999...........  100.00%     93.71%    100.00%    100.00%    100.00%
May 1999.............  100.00%     92.94%    100.00%    100.00%    100.00%
June 1999............  100.00%     92.17%    100.00%    100.00%    100.00%
July 1999............  100.00%     91.39%    100.00%    100.00%    100.00%
August 1999..........  100.00%     90.58%     99.94%    100.00%    100.00%
September 1999.......  100.00%     89.80%     99.60%    100.00%    100.00%
October 1999.........  100.00%     88.99%     99.25%    100.00%    100.00%
November 1999........  100.00%     88.20%     98.91%    100.00%    100.00%
December 1999........  100.00%     87.38%     98.45%    100.00%    100.00%
January 2000.........  100.00%     86.58%     98.10%    100.00%    100.00%
February 2000........  100.00%     85.75%     97.75%    100.00%    100.00%
March 2000...........  100.00%     84.95%     97.40%    100.00%    100.00%
April 2000...........  100.00%     84.12%     97.05%    100.00%    100.00%
May 2000.............  100.00%     83.28%     96.69%    100.00%    100.00%
June 2000............  100.00%     82.44%     96.34%    100.00%    100.00%
July 2000............  100.00%     81.60%     95.87%    100.00%    100.00%
August 2000..........  100.00%     80.75%     95.52%    100.00%    100.00%
September 2000.......  100.00%     79.90%     95.16%    100.00%    100.00%
October 2000.........  100.00%     79.05%     94.80%     99.99%    100.00%
November 2000........  100.00%     78.20%     94.33%     99.98%    100.00%
December 2000........  100.00%     77.31%     93.97%     99.97%    100.00%
January 2001.........  100.00%     76.45%     93.50%     99.96%    100.00%
February 2001........  100.00%     75.55%     93.13%     99.94%    100.00%
March 2001...........  100.00%     74.69%     92.76%     99.92%    100.00%
April 2001...........  100.00%     73.79%     92.29%     99.89%    100.00%
May 2001.............  100.00%     72.89%     91.82%     99.87%    100.00%
June 2001............  100.00%     71.98%     91.45%     99.83%    100.00%
July 2001............  100.00%     71.07%     90.97%     99.80%    100.00%
August 2001..........  100.00%     70.16%     90.60%     99.76%    100.00%
September 2001.......  100.00%     69.25%     90.12%     99.71%    100.00%
October 2001.........  100.00%     68.34%     89.64%     99.66%    100.00%
November 2001........  100.00%     67.39%     89.17%     99.61%    100.00%
December 2001........  100.00%     66.47%     88.69%     99.55%    100.00%
January 2002.........  100.00%     65.52%     88.31%     99.49%    100.00%
February 2002........  100.00%     64.56%     87.83%     99.42%    100.00%
March 2002...........  100.00%     63.63%     87.35%     99.35%    100.00%
April 2002...........  100.00%     62.67%     86.87%     99.27%    100.00%
May 2002.............  100.00%     61.68%     86.38%     99.19%    100.00%
June 2002............  100.00%     60.72%     85.90%     99.10%    100.00%
July 2002............  100.00%     59.75%     85.32%     99.01%    100.00%
August 2002..........  100.00%     58.76%     84.84%     98.91%    100.00%
September 2002.......  100.00%     57.78%     84.35%     98.81%    100.00%
October 2002.........  100.00%     56.78%     83.87%     98.70%    100.00%
November 2002........  100.00%     55.78%     83.29%     98.59%    100.00%
December 2002........  100.00%     54.77%     82.80%     98.47%    100.00%
January 2003.........  100.00%     53.76%     82.22%     98.35%    100.00%
February 2003........  100.00%     52.75%     81.74%     98.22%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
March 2003...........  100.00%     51.74%     81.16%     98.08%    100.00%
April 2003...........  100.00%     50.70%     80.67%     97.94%    100.00%
May 2003.............  100.00%     49.65%     80.09%     97.80%    100.00%
June 2003............  100.00%     48.63%     79.51%     97.65%    100.00%
July 2003............  100.00%     47.59%     79.02%     97.49%    100.00%
August 2003..........  100.00%     46.51%     78.44%     97.33%    100.00%
September 2003.......  100.00%     45.46%     77.86%     97.16%    100.00%
October 2003.........  100.00%     44.41%     77.28%     96.98%    100.00%
November 2003........  100.00%     43.33%     76.70%     96.80%    100.00%
December 2003........  100.00%     42.24%     76.12%     96.62%    100.00%
January 2004.........  100.00%     41.18%     75.55%     96.43%    100.00%
February 2004........  100.00%     40.07%     74.97%     96.23%    100.00%
March 2004...........  100.00%     38.99%     74.39%     96.02%    100.00%
April 2004...........  100.00%     37.90%     73.73%     95.81%    100.00%
May 2004.............  100.00%     36.78%     73.15%     95.60%    100.00%
June 2004............  100.00%     35.69%     72.57%     95.38%    100.00%
July 2004............  100.00%     34.57%     71.91%     95.15%    100.00%
August 2004..........  100.00%     33.45%     71.34%     94.91%    100.00%
September 2004.......  100.00%     32.31%     70.68%     94.67%    100.00%
October 2004.........  100.00%     31.18%     70.02%     94.43%    100.00%
November 2004........  100.00%     30.04%     69.45%     94.17%    100.00%
December 2004........  100.00%     28.91%     68.79%     93.91%    100.00%
January 2005.........  100.00%     27.76%     68.14%     93.65%    100.00%
February 2005........  100.00%     26.61%     67.48%     93.37%    100.00%
March 2005...........  100.00%     25.44%     66.83%     93.09%    100.00%
April 2005...........  100.00%     24.29%     66.18%     92.81%    100.00%
May 2005.............  100.00%     23.11%     65.53%     92.52%    100.00%
June 2005............  100.00%     21.93%     64.89%     92.22%    100.00%
July 2005............  100.00%     20.75%     64.24%     91.91%    100.00%
August 2005..........  100.00%     19.58%     63.60%     91.60%    100.00%
September 2005.......  100.00%     18.40%     62.88%     91.28%    100.00%
October 2005.........  100.00%     17.20%     62.24%     90.96%    100.00%
November 2005........  100.00%     15.99%     61.60%     90.63%    100.00%
December 2005........  100.00%     14.79%     60.88%     90.29%    100.00%
January 2006.........  100.00%     13.59%     60.25%     89.94%    100.00%
February 2006........  100.00%     12.36%     59.54%     89.59%    100.00%
March 2006...........  100.00%     11.18%     58.83%     89.23%    100.00%
April 2006...........  100.00%      9.99%     58.12%     88.86%    100.00%
May 2006.............  100.00%      8.81%     57.50%     88.49%    100.00%
June 2006............  100.00%      7.61%     56.80%     88.11%    100.00%
July 2006............  100.00%      6.43%     56.10%     87.72%    100.00%
August 2006..........  100.00%      5.23%     55.41%     87.33%    100.00%
September 2006.......  100.00%      4.03%     54.64%     86.93%    100.00%
October 2006.........  100.00%      2.86%     53.95%     86.52%    100.00%
November 2006........  100.00%      1.74%     53.27%     86.11%    100.00%
December 2006........  100.00%      0.60%     52.58%     85.69%    100.00%
January 2007.........   99.54%      0.00%     51.83%     85.26%    100.00%
February 2007........   98.57%      0.00%     51.16%     84.82%    100.00%
March 2007...........   97.60%      0.00%     50.42%     84.38%    100.00%
April 2007...........   96.63%      0.00%     49.70%     83.93%    100.00%
May 2007.............   95.64%      0.00%     49.05%     83.47%    100.00%
June 2007............   94.66%      0.00%     48.33%     83.00%    100.00%
July 2007............   93.68%      0.00%     47.62%     82.53%    100.00%
August 2007..........   92.68%      0.00%     46.91%     82.05%    100.00%
September 2007.......   91.70%      0.00%     46.21%     81.56%    100.00%
October 2007.........   90.70%      0.00%     45.52%     81.07%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2007........   89.70%      0.00%     44.86%     80.57%    100.00%
December 2007........   88.70%      0.00%     44.19%     80.06%    100.00%
January 2008.........   87.70%      0.00%     43.47%     79.54%    100.00%
February 2008........   86.70%      0.00%     42.82%     79.02%    100.00%
March 2008...........   85.69%      0.00%     42.17%     78.49%    100.00%
April 2008...........   84.70%      0.00%     41.46%     77.95%    100.00%
May 2008.............   83.72%      0.00%     40.75%     77.40%    100.00%
June 2008............   82.76%      0.00%     40.12%     76.85%    100.00%
July 2008............   81.80%      0.00%     39.42%     76.28%    100.00%
August 2008..........   80.84%      0.00%     38.73%     75.71%    100.00%
September 2008.......   79.87%      0.00%     38.04%     75.14%    100.00%
October 2008.........   78.90%      0.00%     37.36%     74.55%    100.00%
November 2008........   77.93%      0.00%     36.69%     73.96%    100.00%
December 2008........   76.97%      0.00%     36.02%     73.36%    100.00%
January 2009.........   75.99%      0.00%     35.35%     72.75%     99.72%
February 2009........   75.02%      0.00%     34.63%     72.14%     99.16%
March 2009...........   74.04%      0.00%     33.98%     71.51%     98.59%
April 2009...........   73.06%      0.00%     33.33%     70.88%     98.01%
May 2009.............   72.09%      0.00%     32.64%     70.25%     97.42%
June 2009............   71.12%      0.00%     31.97%     69.60%     96.82%
July 2009............   70.14%      0.00%     31.36%     68.94%     96.21%
August 2009..........   69.16%      0.00%     30.69%     68.28%     95.59%
September 2009.......   68.17%      0.00%     30.04%     67.61%     94.95%
October 2009.........   67.19%      0.00%     29.38%     66.93%     94.30%
November 2009........   66.22%      0.00%     28.74%     66.25%     93.65%
December 2009........   65.23%      0.00%     28.10%     65.55%     92.98%
January 2010.........   64.25%      0.00%     27.47%     64.85%     92.30%
February 2010........   63.27%      0.00%     26.79%     64.14%     91.61%
March 2010...........   62.30%      0.00%     26.16%     63.43%     90.90%
April 2010...........   61.31%      0.00%     25.50%     62.70%     90.19%
May 2010.............   60.33%      0.00%     24.89%     61.97%     89.46%
June 2010............   59.35%      0.00%     24.24%     61.22%     88.72%
July 2010............   58.37%      0.00%     23.60%     60.47%     87.98%
August 2010..........   57.39%      0.00%     23.01%     59.72%     87.21%
September 2010.......   56.42%      0.00%     22.38%     58.95%     86.44%
October 2010.........   55.43%      0.00%     21.75%     58.17%     85.65%
November 2010........   54.46%      0.00%     21.14%     57.39%     84.86%
December 2010........   53.48%      0.00%     20.53%     56.60%     84.05%
January 2011.........   52.51%      0.00%     19.88%     55.80%     83.23%
February 2011........   51.54%      0.00%     19.29%     55.00%     82.39%
March 2011...........   50.57%      0.00%     18.71%     54.18%     81.55%
April 2011...........   49.60%      0.00%     18.09%     53.36%     80.69%
May 2011.............   48.63%      0.00%     17.47%     52.52%     79.82%
June 2011............   47.66%      0.00%     16.91%     51.68%     78.94%
July 2011............   46.70%      0.00%     16.32%     50.84%     78.04%
August 2011..........   45.74%      0.00%     15.73%     49.98%     77.14%
September 2011.......   44.78%      0.00%     15.15%     49.11%     76.22%
October 2011.........   43.83%      0.00%     14.58%     48.24%     75.28%
November 2011........   42.88%      0.00%     14.02%     47.36%     74.34%
December 2011........   41.93%      0.00%     13.47%     46.47%     73.38%
January 2012.........   40.98%      0.00%     12.93%     45.57%     72.41%
February 2012........   40.03%      0.00%     12.36%     44.66%     71.43%
March 2012...........   39.09%      0.00%     11.84%     43.75%     70.43%
April 2012...........   38.16%      0.00%     11.28%     42.82%     69.43%
May 2012.............   37.23%      0.00%     10.74%     41.89%     68.40%
June 2012............   36.30%      0.00%     10.25%     40.95%     67.37%
July 2012............   35.37%      0.00%      9.73%     40.00%     66.32%
August 2012..........   34.45%      0.00%      9.22%     39.04%     65.26%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
September 2012.......   33.54%      0.00%      8.72%     38.08%     64.19%
October 2012.........   32.63%      0.00%      8.23%     37.10%     63.10%
November 2012........   31.72%      0.00%      7.72%     36.12%     62.01%
December 2012........   30.81%      0.00%      7.25%     35.12%     60.89%
January 2013.........   29.92%      0.00%      6.80%     34.12%     59.77%
February 2013........   29.03%      0.00%      6.32%     33.11%     58.63%
March 2013...........   28.14%      0.00%      5.89%     32.09%     57.48%
April 2013...........   27.26%      0.00%      5.44%     31.07%     56.31%
May 2013.............   26.39%      0.00%      5.00%     30.03%     55.13%
June 2013............   25.52%      0.00%      4.57%     28.99%     53.94%
July 2013............   24.66%      0.00%      4.15%     27.93%     52.74%
August 2013..........   23.80%      0.00%      3.75%     26.87%     51.52%
September 2013.......   22.95%      0.00%      3.36%     25.80%     50.28%
October 2013.........   22.12%      0.00%      2.98%     24.72%     49.04%
November 2013........   21.31%      0.00%      2.59%     23.63%     47.78%
December 2013........   20.51%      0.00%      2.24%     22.54%     46.50%
January 2014.........   19.71%      0.00%      1.87%     21.43%     45.22%
February 2014........   18.95%      0.00%      1.55%     20.32%     43.91%
March 2014...........   18.18%      0.00%      1.21%     19.19%     42.60%
April 2014...........   17.44%      0.00%      0.88%     18.06%     41.27%
May 2014.............   16.71%      0.00%      0.57%     16.92%     39.93%
June 2014............   15.99%      0.00%      0.28%     15.77%     38.57%
July 2014............   15.27%      0.00%      0.00%     14.61%     37.20%
August 2014..........   14.57%      0.00%      0.00%     13.44%     35.82%
September 2014.......   13.89%      0.00%      0.00%     12.26%     34.42%
October 2014.........   13.23%      0.00%      0.00%     11.08%     33.00%
November 2014........   12.58%      0.00%      0.00%      9.88%     31.58%
December 2014........   11.95%      0.00%      0.00%      8.68%     30.13%
January 2015.........   11.32%      0.00%      0.00%      7.47%     28.68%
February 2015........   10.72%      0.00%      0.00%      6.25%     27.21%
March 2015...........   10.14%      0.00%      0.00%      5.01%     25.73%
April 2015...........    9.58%      0.00%      0.00%      3.77%     24.23%
May 2015.............    9.04%      0.00%      0.00%      2.53%     22.71%
June 2015............    8.51%      0.00%      0.00%      1.27%     21.19%
July 2015............    8.00%      0.00%      0.00%      0.00%     19.64%
August 2015..........    7.49%      0.00%      0.00%      0.00%     18.09%
September 2015.......    6.99%      0.00%      0.00%      0.00%     16.52%
October 2015.........    6.50%      0.00%      0.00%      0.00%     14.93%
November 2015........    6.02%      0.00%      0.00%      0.00%     12.50%
December 2015........    5.54%      0.00%      0.00%      0.00%     10.00%
January 2016.........    5.08%      0.00%      0.00%      0.00%      7.50%
February 2016........    4.64%      0.00%      0.00%      0.00%      5.00%
March 2016...........    4.27%      0.00%      0.00%      0.00%      2.50%
April 2016...........    3.94%      0.00%      0.00%      0.00%      0.00%
May 2016.............    3.63%      0.00%      0.00%      0.00%      0.00%
June 2016............    3.33%      0.00%      0.00%      0.00%      0.00%
July 2016............    3.03%      0.00%      0.00%      0.00%      0.00%
August 2016..........    2.75%      0.00%      0.00%      0.00%      0.00%
September 2016.......    2.48%      0.00%      0.00%      0.00%      0.00%
October 2016.........    2.23%      0.00%      0.00%      0.00%      0.00%
November 2016........    1.99%      0.00%      0.00%      0.00%      0.00%
December 2016........    1.76%      0.00%      0.00%      0.00%      0.00%
January 2017.........    1.54%      0.00%      0.00%      0.00%      0.00%
February 2017........    1.32%      0.00%      0.00%      0.00%      0.00%
March 2017...........    1.12%      0.00%      0.00%      0.00%      0.00%
April 2017...........    0.93%      0.00%      0.00%      0.00%      0.00%
May 2017.............    0.76%      0.00%      0.00%      0.00%      0.00%
June 2017............    0.60%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2017............    0.48%      0.00%      0.00%      0.00%      0.00%
August 2017..........    0.39%      0.00%      0.00%      0.00%      0.00%
September 2017.......    0.33%      0.00%      0.00%      0.00%      0.00%
October 2017.........    0.27%      0.00%      0.00%      0.00%      0.00%
November 2017........    0.22%      0.00%      0.00%      0.00%      0.00%
December 2017........    0.17%      0.00%      0.00%      0.00%      0.00%
January 2018.........    0.13%      0.00%      0.00%      0.00%      0.00%
February 2018........    0.10%      0.00%      0.00%      0.00%      0.00%
March 2018...........    0.09%      0.00%      0.00%      0.00%      0.00%
April 2018...........    0.07%      0.00%      0.00%      0.00%      0.00%
May 2018.............    0.06%      0.00%      0.00%      0.00%      0.00%
June 2018............    0.05%      0.00%      0.00%      0.00%      0.00%
July 2018............    0.04%      0.00%      0.00%      0.00%      0.00%
August 2018..........    0.03%      0.00%      0.00%      0.00%      0.00%
September 2018.......    0.02%      0.00%      0.00%      0.00%      0.00%
October 2018.........    0.01%      0.00%      0.00%      0.00%      0.00%
November 2018........    0.01%      0.00%      0.00%      0.00%      0.00%
December 2018........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2019.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2019...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2019...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2019.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2019............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2019............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2019..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2019.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2019.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2020.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2020.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2020............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2020............    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
August 2020..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2020.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2020.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2021.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2021...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2021...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2021.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2021............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2021............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2021..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2021.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2021.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2022.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2022...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2022...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2022.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2022............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2022............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2022..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2022.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2022.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2023.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2023........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2023...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2023...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2023.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2023............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2023............    0.00%      0.00%      0.00%      0.00%      0.00%

                                 AERCO LIMITED

                             c/o GPA Administrative
                                Services Limited
                                   GPA House
                                    Shannon
                                    Ireland

                                      and
                              22 Grenville Street
                                   St. Helier
                                 Jersey JE4 8PX
                                Channel Islands

              BOOK-ENTRY DEPOSITARY,
            TRUSTEE, SECURITY TRUSTEE,                                PAYING AGENT
    CASH MANAGER REFERENCE AND EXCHANGE AGENT                        AND REGISTRAR
              BANKERS TRUST COMPANY                              BANKERS TRUST COMPANY
                Four Albany Street                                 Four Albany Street
                  Mail Stop 5091                                     Mail Stop 5091
             New York, New York 10006                           New York, New York 10006
                       USA                                                USA
               ADMINISTRATIVE AGENT                                     SERVICER
                GPA ADMINISTRATIVE                              BABCOCK & BROWN LIMITED
                 SERVICES LIMITED                                     Oracle House
                    GPA House                                        Herbert Street
                     Shannon                                            Dublin 2
                     Ireland                                            Ireland

                            LUXEMBOURG PAYING AGENT
                                AND CO-REGISTRAR
                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                 LEGAL ADVISORS

               To AerCo Group as to                               To AerCo Group as to
                United States law                                      Jersey law
              DAVIS POLK & WARDWELL                              MOURANT DU FEU & JEUNE
               1 Frederick's Place                                22 Grenville Street
                 London EC2R 8AB                                       St. Helier
                     England                                         Jersey JE4 8PX
                                                                    Channel Islands
               To AerCo Group as to
                    Irish law
                MCCANN FITZGERALD
              2 Harbourmaster Place
                Custom House Dock
                     Dublin 1
                     Ireland

                                 LISTING AGENT

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                        (LOGO) Printed in London X38927

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except as hereinafter set forth, there is no provision of AerCo Limited's Memorandum and Articles of Association, or of any contract, arrangement or statute under which any director, trustee or officer of AerCo Limited is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     AerCo Limited's Articles of Association provide that AerCo Limited shall indemnify every present and former director of AerCo Limited against any loss or liability incurred by reason of being or having been a director of AerCo Limited to the fullest extent permitted by Jersey law. Article 77 of the Companies (Jersey) Law 1991 ("Article 77") permits a Jersey company to indemnify each director of that company against, among others, any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director was substantially successful on the merits in this resistance to the proceedings.

     AerCo Limited may purchase and maintain, in the name of and at the expense of AerCo Limited, insurance for the benefit of any person who is or was a director or officer of AerCo Limited or is or was serving at the request of AerCo Limited as a director or officer in another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not AerCo Limited would have the power to indemnify him or her against such liability under Article 77.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:

     3.1  Memorandum and Articles of Association of AerCo
     4.1 Indenture dated as of July 15, 1998 by and among AerCo and Bankers Trust Company, as Trustee with respect to the Notes
     4.2  Form of Global Note (included in Exhibit 4.1)
     4.3 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International Limited
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby*
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)*
     8.2  Opinion of KPMG as to certain Irish tax matters*
     8.3 Opinion of McCann FitzGerald as to certain Irish tax matters*
     8.4 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters*
     9.1  AerCo Charitable Trust Instrument
     9.2  Shareholders Undertaking between Mourant & Co. Trustees
          Limited as trustee of AerCo Holding Trusts the Nominees, GPA
          Group, AerCo and the Trustee
    10.1 Administrative Agency Agreement dated as of July 15, 1998 among AerCo, GPA Administrative Services Limited, as
          Administrative Agent, Bankers Trust Company, as Security
          Trustee and each subsidiary of AerCo

    10.2  Cash Management Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee, GPA Cash
          Manager II Limited, as Cash Manager and each subsidiary of AerCo
    10.3  Security Trust Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee and as
          Trustee, GPA Cash Manager II Limited, as Cash Manager, GPA
          Administrative Services Limited, as Administrative Agent and each subsidiary of AerCo
    10.4  Reference Agency Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Reference Agent and as
          Trustee and GPA Administrative Services Limited, as
          Administrative Agent
    10.5  Servicing Agreement dated as of July 15, 1998 among AerCo,
          Babcock & Brown Limited as Administrative Agent and each subsidiary of AerCo
    10.6  Share Purchase Agreement dated July 15, 1998 between AerCo,
          GPA and Skyscape Limited
    10.7 Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary
    21.1  Subsidiaries of AerCo
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.2  Consent of Aircraft Information Services, Inc.
    23.3  Consent of BK Associates, Inc.
    23.4  Consent of Airclaims Limited
    23.5  Consent of Arthur Andersen, Chartered Accountants
    23.6  Consent of KPMG (included in Exhibit 8.5)*
    23.7  Consent of McCann FitzGerald (included in Exhibit 8.3)*
    23.8  Consent of Mourant du Feu & Jeune (included in Exhibit 8.4)*
    24.1  Directors' Power of Attorney (included in signature pages)
    25.1  Statement of Eligibility of Bankers Trust Company, as
          Trustee, under the Indenture to be qualified under the Trust
          Indenture Act of 1939**
    99.1  Form of Letter of Transmittal
    99.2  Form of Notice of Guaranteed Delivery
    99.3  Form of Letters to DTC Participants
    99.4  Form of Letter to Clients and Form of Instruction to
          Book-Entry Transfer Participant
    99.5 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft
    99.6  Appraisal of BK Associates, Inc. relating to the Aircraft
    99.7  Appraisal of Airclaims Limited relating to the Aircraft

*   To be filed by amendment.

**  To be filed separately.

(b) Financial Statement Schedules

     Independent Auditors' Report on Schedule

     Schedule II -- Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, AerCo Limited, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 9, 1998.

                                          AERCO LIMITED

                                          By: /s/ FREDERICK W. BRADLEY, JR.
                                            ------------------------------------
                                            Independent Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Bradley, Jr., Kenneth N. Peters, G. Adrian Robinson, Edward Hansom and Rose Hynes his/her true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his/her said attorneys-in-fact and agents or any of them or his/her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.

                      SIGNATURE                                    TITLE                      DATE
                      ---------                                    -----                      ----

            /s/ FREDERICK W. BRADLEY, JR.                Independent Director            November 9, 1998
-----------------------------------------------------    (principal executive
              Frederick W. Bradley, Jr.                  officer)

                /s/ KENNETH N. PETERS                    Independent Director            November 9, 1998
-----------------------------------------------------    (principal accounting
                  Kenneth N. Peters                      officer)

               /s/ G. ADRIAN ROBINSON                    Independent Director            November 9, 1998
-----------------------------------------------------    (principal financial
                 G. Adrian Robinson                      officer)

                  /s/ EDWARD HANSOM                      Director                        November 9, 1998
-----------------------------------------------------
                    Edward Hansom

                   /s/ ROSE HYNES                        Director                        November 9, 1998
-----------------------------------------------------
                     Rose Hynes

                             Authorized Representative in the United States

            /s/ FREDERICK W. BRADLEY, JR.
-----------------------------------------------------
           Name: Frederick W. Bradley, Jr.

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

TO THE BOARD OF DIRECTORS
OF AERCO LIMITED (THE "COMPANY")

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Aircraft Lease Portfolio Securitization 94-1 Limited (ALPS 94-1) and the financial statements appearing under the heading "Nine Transferring Aircraft" included in this registration statement and have issued our reports thereon dated December 2, 1997. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole.

     The schedule included within the registration statement on S-2 is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commissions rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN
Chartered Accountants
St Helier, Jersey

/s/  ARTHUR ANDERSEN

November 9, 1998

                  ALPS 94-1 LIMITED/NINE TRANSFERRING AIRCRAFT

                       VALUATION AND QUALIFYING ACCOUNTS

                              ACCOUNTS RECEIVABLE

                                  SCHEDULE II

ALPS 94-1 LIMITED

                                       BALANCE AT      CHARGED/(RELEASED)     DEDUCTIONS       BALANCE AT
                                       BEGINNING          TO COSTS AND       (WRITE-OFFS/         END
                                     OF YEAR/PERIOD         EXPENSES          TRANSFERS)     OF YEAR/PERIOD
                                     --------------    ------------------    ------------    --------------
                                                                    ($'000)
Year ended June 30,
     1995........................           0                   0                  0                0
     1996........................           0                   0                  0                0
     1997........................           0                   0                  0                0

NINE TRANSFERRING AIRCRAFT

                                       BALANCE AT      CHARGED/(RELEASED)     DEDUCTIONS       BALANCE AT
                                       BEGINNING          TO COSTS AND       (WRITE-OFFS/         END
                                     OF YEAR/PERIOD         EXPENSES          TRANSFERS)     OF YEAR/PERIOD
                                     --------------    ------------------    ------------    --------------
                                                                    ($'000)
Year ended June 30,
     1997........................           0                 212                  0              212

                                EXHIBIT INDEX
                                -------------

   Exhibit
     No.                         Description
   -------                       -----------

     3.1       Memorandum and Articles of Association of AerCo
     4.1 Indenture dated as of July 15, 1998 by and among AerCo and Bankers Trust Company, as Trustee with respect to the Notes
     4.2       Form of Global Note (included in Exhibit 4.1)
     4.3 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International Limited
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby*
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)*
     8.2       Opinion of KPMG as to certain Irish tax matters*
     8.3 Opinion of McCann FitzGerald as to certain Irish tax matters*
     8.4 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters*
     9.1       AerCo Charitable Trust Instrument
     9.2 Shareholders Undertaking between Mourant & Co. Trustees Limited as trustee of AerCo Holding Trusts the Nominees, GPA Group, AerCo and the Trustee
    10.1 Administrative Agency Agreement dated as of July 15, 1998 among AerCo, GPA Administrative Services Limited, as Administrative Agent, Bankers Trust Company, as Security Trustee and each subsidiary of AerCo
    10.2 Cash Management Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as Security Trustee, GPA Cash Manager II Limited, as Cash Manager and each subsidiary of AerCo
    10.3 Security Trust Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as Security Trustee and as Trustee, GPA Cash Manager II Limited, as Cash Manager, GPA Administrative Services Limited, as Administrative Agent and each subsidiary of AerCo
    10.4 Reference Agency Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as Reference Agent and as Trustee and GPA Administrative Services Limited, as Administrative Agent
    10.5 Servicing Agreement dated as of July 15, 1998 among AerCo, Babcock & Brown Limited as Administrative Agent and each subsidiary of AerCo
    10.6 Share Purchase Agreement dated July 15, 1998 between AerCo, GPA and Skyscape Limited
    10.7 Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary
    21.1       Subsidiaries of AerCo
    23.1       Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.2       Consent of Aircraft Information Services, Inc.
    23.3       Consent of BK Associates, Inc.
    23.4       Consent of Airclaims Limited
    23.5       Consent of Arthur Andersen, Chartered Accountants
    23.6       Consent of KPMG (included in Exhibit 8.5)*
    23.7       Consent of McCann FitzGerald (included in Exhibit 8.3)*
    23.8       Consent of Mourant du Feu & Jeune (included in Exhibit 8.4)*
    24.1       Directors' Power of Attorney (included in signature pages)
    25.1 Statement of Eligibility of Bankers Trust Company, as Trustee, under the Indenture to be qualified under the Trust Indenture Act of 1939**
    99.1       Form of Letter of Transmittal
    99.2       Form of Notice of Guaranteed Delivery
    99.3       Form of Letters to DTC Participants
    99.4 Form of Letter to Clients and Form of Instruction to Book-Entry Transfer Participant
    99.5 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft
    99.6       Appraisal of BK Associates, Inc. relating to the Aircraft
    99.7       Appraisal of Airclaims Limited relating to the Aircraft

*   To be filed by amendment.

**  To be filed separately.